Exhibit 99.2

PRO FORMA VALUATION REPORT MUTUAL HOLDING COMPANY STOCK OFFERING MUTUAL FEDERAL BANCORP, INC. CHICAGO, ILLINOIS Dated As of: November 4, 2005

Prepared By:
RP® Financial, LC.
1700 North Moore Street
Suite 221
Arlington, Virginia 22209

RP® FINANCIAL, LC.
Financial Services Industry Consultants

November 4, 2005

Boards of Directors
Mutual Federal Bancorp, MHC
Mutual Federal Bancorp, Inc.
Mutual Federal Savings and Loan Association of Chicago
2212 W. Cermak Road
Chicago, Illinois 60608-3999

Members of the Boards of Directors:

At your request, we have completed and hereby provide an independent appraisal (“Appraisal”) of the estimated pro forma market value of the common stock which is to be offered in connection with the Stock Issuance Plan (the “Plan”) described below.

This Appraisal is furnished pursuant to the requirements of 563b.7 and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the Office of Thrift Supervision (“OTS”), including the most recent revisions as of October 21, 1994, and applicable interpretations thereof.

Description of Stock Issuance Plan

Mutual Federal Bancorp, MHC (the “MHC” or “Mutual MHC”) is a federally chartered mutual holding company regulated by the OTS. The MHC was formed in November 2001 in conjunction with the mutual holding company reorganization of Mutual Federal Savings and Loan Association of Chicago, Chicago, Illinois, (“Mutual Federal” or the “Association”), whereby the Association became a 100% wholly owned stock subsidiary of the MHC. No stock was issued publicly in the mutual holding company reorganization. Pursuant to the Plan, a wholly-owned mid-tier stock holding company will be formed, to be known as Mutual Federal Bancorp, Inc. (“Mutual Bancorp” or the “Company”) and Mutual Federal will become a wholly-owned subsidiary of the Company. The Company will offer for sale up to 30.0% of its common stock (the “Minority Stock Issuance”) to the Association’s Eligible Account Holders, Qualified Tax-Exempt Employee Plans, Supplemental Eligible Account Holders and Voting Members. Any shares that are not sold in the Subscription Offering may be offered for sale in a Community Offering and subsequently, if appropriate, to the public in a Syndicated Community Offering. The remaining 70% of the shares of the Company will be issued to the MHC.

Washington Headquarters
Rosslyn Center                                                                                Telephone: (703) 528-1700
1700 North Moore Street, Suite 2210                                                               Fax No.: (703) 528-1788
Arlington, VA 22209

Boards of Directors
November 4, 2005

Concurrent with the completion of the public stock offering, the Company will retain up to 50% of the net stock proceeds. The MHC will own a controlling interest in the Company and the Company will be the sole subsidiary of the MHC. The Company will own 100% of the outstanding stock of Mutual Federal. The Company’s initial activity will be ownership of its subsidiary, Mutual Federal, investment of the net cash proceeds retained at the holding company level and extending a loan to the ESOP.

RP Financial, LC.

RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal, we are independent of the Association, the Company and the MHC and the other parties engaged by the Association to assist in the stock issuance process.

Valuation Methodology

In preparing our appraisal, we have reviewed the Association’s, the Company’s and the MHC’s regulatory applications, including the prospectus as filed with the OTS and the Securities and Exchange Commission ("SEC"). We have conducted a financial analysis of the Association that has included a review of its audited financial information for the years ended December 31, 2000 through December 31, 2004 and for the nine months ended September 30, 2005, various unaudited information and internal financial reports through September 30, 2005 and due diligence related discussions with the Association’s management; Crowe Chizek and Company LLC, the Company’s independent auditor; Vedder, Price, Kaufman & Kammholz, P.C., the Company’s counsel in connection with the plan of stock issuance; and Sandler O”Neill & Partners, L.P., the Company’s financial and marketing advisor in connection with the stock offering. All conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have investigated the competitive environment within which the Association operates and have assessed the Association’s relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on the Association and the industry as a whole. We have analyzed the potential effects of the minority stock offering on the Association’s operating characteristics and financial performance as they relate to the pro forma market value. We have reviewed the economy in the Association’s primary market area and have compared the Association’s financial performance and condition with publicly-traded thrifts in mutual holding company form, as well as all publicly-traded thrifts. We have reviewed market conditions for stocks in general and market conditions for thrift stocks in particular, including the market for existing thrift issues and the

Boards of Directors
November 4, 2005

market for initial public offerings by thrifts. We have considered the market for the stocks of all publicly-traded mutual holding companies. We have also considered the expected market for the Company’s public shares. We have excluded from such analyses thrifts subject to announced or rumored acquisition, mutual holding company institutions that have announced their intent to pursue second-step conversions, and/or those institutions that exhibit other unusual characteristics.

Our Appraisal is based on the Association’s representation that the information contained in the regulatory applications and additional information furnished to us by the Association, its independent auditors, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Association, its independent auditors, legal counsel and other authorized agents nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the Association’s liquidation value.

Our appraised value is predicated on a continuation of the current operating environment for the Association, the MHC and the Company and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Company’s value alone. It is our understanding that there are no current plans for pursuing a second-step conversion or for selling control of the Company or the Association following the offering. To the extent that such factors can be foreseen, they have been factored into our analysis.

Pro forma market value is defined as the price at which the Company’s stock, immediately upon completion of the offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

It is our opinion that, as of November 4, 2005, the aggregate market value of the Company’s common stock at the midpoint of the valuation range, assuming a full conversion offering, is $27,500,000. Based on the foregoing valuation, the Board has determined to offer 30.0% of the full value for sale in the minority stock offering. The offering and reorganization will thus incorporate the following range of value of stock issuance:

Boards of Directors
November 4, 2005

	Total Shares	MHC Shares	Shares Sold in the Offering
Shares(1)
Supermaximum	3,636,875	2,545,812	1,091,063
Maximum	3,162,500	2,213,750	948,750
Midpoint	2,750,000	1,925,000	825,000
Minimum	2,337,500	1,636,250	701,250
Distribution of Shares(2)
Supermaximum	100.00%	70.00%	30.00%
Maximum	100.00%	70.00%	30.00%
Midpoint	100.00%	70.00%	30.00%
Minimum	100.00%	70.00%	30.00%
Aggregate Market Value
Supermaximum	$36,368,750	$25,458,120	$10,910,630
Maximum	$31,625,000	$22,137,750	$9,487,500
Midpoint	$27,500,000	$19,250,000	$8,250,000
Minimum	$23,375,000	$16,362,500	$7,012,500

(1)  Based on offering price of $10.00 per share.
(2)   Assumes that 30.0% of the total shares issued are sold to the public.

Limiting Factors and Considerations

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

RP Financial's valuation was determined based on the financial condition and operations of Mutual Federal as of September 30, 2005, the date of the financial data included in the regulatory applications and prospectus.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

Boards of Directors
November 4, 2005

The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Association's financial performance and condition, management policies, and current conditions in the equity markets for thrift stocks. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

Respectfully submitted,
RP FINANCIAL, LC.

William E. Pommerening
CEO and Managing Director

James J. Oren
Senior Vice President

RP Financial, LC.

TABLE OF CONTENTS
MUTUAL FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHICAGO
Chicago, Illinois

DESCRIPTION	PAGE NUMBER
CHAPTER ONE	OVERVIEW AND FINANCIAL ANALYSIS
Introduction	1.1
Current Organizational Structure	1.1
Stock Issuance Plan	1.2
Strategic Overview	1.2
Balance Sheet Trends	1.4
Income and Expense Trends	1.8
Interest Rate Risk Management	1.12
Lending Activities and Strategy	1.13
Asset Quality	1.14
Funding Composition and Strategy	1.15
Subsidiaries and Other Activities	1.16
Legal Proceedings	1.16
CHAPTER TWO	MARKET AREA
Introduction	2.1
National Economic Factors	2.2
Economic and Interest Rate Environment	2.3
Market Area Demographics	2.4
Local Economy	2.6
Competition	2.7
Summary	2.9
CHAPTER THREE	PEER GROUP ANALYSIS
Peer Group Selection	3.1
Basis of Comparison	3.2
Mutual Federal Peer Group	3.3
Financial Condition	3.6
Income and Expense Components	3.9
Loan Composition	3.13
Credit Risk	3.15
Interest Rate Risk	3.15
Summary	3.18

RP Financial, LC.

TABLE OF CONTENTS
MUTUAL FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHICAGO
Chicago, Illinois
(continued)

DESCRIPTION			PAGE NUMBER
CHAPTER FOUR	VALUATION ANALYSIS
Introduction			4.1
Appraisal Guidelines			4.1
RP Financial Approach to the Valuation			4.1
Valuation Analysis			4.3
1.	Financial Condition		4.3
2.	Profitability, Growth and Viability of Earnings		4.5
3.	Asset Growth		4.7
4.	Primary Market Area		4.7
5.	Dividends		4.8
6.	Liquidity of the Shares		4.9
7.	Marketing of the Issue		4.10
	A.	The Public Market	4.10
	B.	The New Issue Market	4.15
	C.	The Acquisition Market	4.18
8.	Management		4.19
9.	Effect of Government Regulation and Regulatory Reform		4.19
Summary of Adjustments			4.20
Basis of Valuation - Fully-Converted Pricing Ratios			4.20
Valuation Approaches: Fully-Converted Basis			4.21
1.	Price-to-Earnings ("P/E")		4.24
2.	Price-to-Book ("P/B")		4.25
3.	Price-to-Assets ("P/A")		4.28
Comparison to Recent Offerings			4.29
Valuation Conclusion			4.29

RP Financial, LC.

LIST OF TABLES
MUTUAL FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHICAGO
Chicago, Illinois

TABLE NUMBER	DESCRIPTION	PAGE
1.1	Historical Balance Sheets	1.5
1.2	Historical Income Statements	1.9
2.1	Summary Demographic Data	2.5
2.2	Primary Market Area Employment Sectors	2.6
2.3	Market Area Unemployment Trends	2.7
2.4	Deposit Summary	2.8
3.1	Peer Group of Publicly-Traded Thrifts	3.5
3.2	Balance Sheet Composition and Growth Rates	3.7
3.3	Income as a Percent of Average Assets and Yields, Costs, Spreads	3.10
3.4	Loan Portfolio Composition Comparative Analysis	3.14
3.5	Credit Risk Measures and Related Information	3.16
3.6	Interest Rate Risk Measures and Net Interest Income Volatility	3.17
4.1	Market Area Unemployment Rates	4.8
4.2	Recent Conversion Pricing Characteristics	4.17
4.3	Recent OTC Listed Thrift Conversions	4.18
4.4	Valuation Adjustments	4.20
4.5	Calculation of Implied Per Share Data	4.22
4.6	Derivation of Estimated Core Net Income	4.25
4.7	MHC Institutions - Implied Pricing Ratios, Full Conversion Basis	4.26
4.8	Pricing Table: MHC Public Market Pricing	4.27

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I. OVERVIEW AND FINANCIAL ANALYSIS

Introduction

The Association operates from a single office location in the central portion of Cook County, Chicago, Illinois. A map of the MHC’s branch office is provided in Exhibit I-1. The Association is currently 100% owned by the MHC. After completion of the stock offering, the MHC is expected to own 70% of the outstanding shares of common stock of Mutual Bancorp, which will be the federally chartered mid-tier stock holding company for the Association. Upon completion of the offering, Mutual Bancorp will own 100% of the common stock of the Association. At September 30, 2005, Mutual Federal had $65.3 million in assets, $45.4 million in deposits and consolidated equity of $18.2 million, equal to 28.6% of total assets, all of which was tangible capital. Mutual Federal’s audited financial statements are included by reference as Exhibit I-2.

Current Organizational Structure

The Association was originally founded in 1905 as a state-chartered mutual savings and loan association and today is a federally chartered mutual savings and loan association. In November 2001, the Association reorganized into the two-tier mutual holding company structure. In conjunction with the reorganization, the MHC was formed and concurrently was issued all the capital stock of the Association. At the same time, the Association converted to a capital stock savings and loan association and became a wholly owned subsidiary of the MHC.  No stock was issued publicly pursuant to the reorganization. The Association transferred $251,000 of retained earnings to the MHC as an initial capitalization, of which $1,000 was used to purchase 100% of the common stock of the Association and the remaining $250,000 was held as cash. Cash dividends were paid by the Association to the MHC in the amount of $1.0 million in 2004 and again in the nine months ended September 30, 2005, for $300,000. The MHC is a federally chartered mutual holding company and conducts its operations primarily through the Association. Operations of the MHC have been minimal to date, except for owning the common stock of the Association, and will continue to be after the stock offering.

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Stock Issuance Plan

In July of 2005, the Board of Directors of Mutual Federal adopted a stock issuance plan (the “plan”). Pursuant to the plan, Mutual Bancorp will issue a majority of its common stock to the MHC and sell a minority of its common stock to the public. In connection with the offering Mutual Federal Bancorp, the MHC will form Mutual Federal Bancorp, Inc., as a federally chartered corporation. Concurrent with the completion of the public stock offering, Mutual Bancorp will retain up to 50% of the net stock proceeds and will contribute 50% of the net offering proceeds to the Association.

The MHC will own a controlling interest in Mutual Bancorp of at least 50%, and Mutual Bancorp will be the sole subsidiary of the MHC. Mutual Bancorp will own 100% of the Association’s outstanding stock. Mutual Bancorp’s initial activity will be ownership of its subsidiary, the Association, extending a loan to the employee stock ownership plan (“ESOP”), and contributing additional capital to the Association. Subsequent activities of the Company may include investing in securities, financing possible acquisitions of other financial institutions, acquisitions of other financial service providers and/or stock repurchases.

Strategic Overview

The primary aspects of the Association’s business strategy includes operating as a community oriented financial institution, with Mutual Federal striving to meet the banking and personal financial services needs of the communities in which it operates. The Association’s operating strategy includes the goal of expanding the branch office network. Currently operating from only one office, the Association intends to continue to evaluate new branch opportunities, which could be gained through either acquisition of other financial institutions or through de novo branching. This would permit expansion of the primary market area and allow for a higher level of service to current and new customers. Mutual Federal also intends to continue a strategy to maintain emphasis on one-to four- family residential mortgage lending, while continuing to originate multi-family real estate loans on properties in the local market area. The additional capital raised as part of the offering will also permit the Association to originate larger balance loans and service borrowers with larger lending needs.

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Page 1.3

The Association’s strategies also include expanding and strengthening Mutual Federal’s customer base by offering new products and services to current and potential customers, which can be supported by the additional capital. There will also be continued emphasis on maintaining low levels of non-performing assets through adequate lending policies and procedures, along with sufficient dedication to asset management and collection efforts. Furthermore, the capital raised will enable the Association to establish stock benefit plans for management and employees, which will permit the Association to attract and retain qualified personnel. Finally, Mutual Federal intends to continue increasing and diversifying the sources of non-interest income.

Over the past several years, while total assets have remained relatively stable, the Association has been successful in expanding the balance of loans receivable, funded with available liquid funds. Net income has been supported by gains on the sale of Freddie Mac stock, while the operating expense ratio has trended upward due to the lack of asset growth and inflationary pressures on expenses. The sole branch retail deposit office contains $45 million of deposits, providing a beneficial economy of scale in terms of operating costs. A relatively moderate loans-to-assets ratio of 52% has to some extent limited revenue. In recent periods, the Company’s net interest income ratio has remained relatively strong, as the balance of fixed rate loans in portfolio has maintained asset yields, and the high capital ratio has limited the level of interest expense. Non-interest income has remained relatively low in comparison to industry averages, reflecting the limited diversification of operations, and the lack of a substantial balance of retail customer transaction account deposits that would provide additional fee income.

The Association’s Board of Directors has elected to complete a public stock offering to improve the competitive position of the Association. The capital realized from the minority stock offering will increase the operating flexibility and overall financial strength of Mutual Federal. The additional capital realized from stock proceeds will increase liquidity and leverage capacity to support funding of future loan growth and other interest-earning assets. Mutual Federal’s higher capital position resulting from the infusion of stock proceeds will also serve to reduce interest rate risk, through enhancing the Association’s interest-earning-assets-to-interest-bearing-liabilities ("IEA/IBL") ratio. The additional funds realized from the stock offering will provide an alternative funding source to deposits and borrowings in meeting the Association’s

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Page 1.4

future funding needs, which may facilitate a reduction in the Association’s funding costs. Additionally, Mutual Federal’s higher equity-to-assets ratio will also better position the Association to take advantage of expansion opportunities as they arise. Such expansion would most likely occur through the establishment or acquisition of additional banking offices or customer facilities that would provide for further penetration in the markets currently served by the Association or nearby surrounding markets. The Association will also be positioned better to pursue growth through acquisition of other financial service providers following the stock offering, given its strengthened capital position. At this time, the Association has no specific plans for expansion other than through establishing additional branches and the possibility of an acquisition. The projected use of the proceeds is highlighted below.

o
Mutual Federal Bancorp, Inc. The Company is expected to retain up to 50% of the net offering proceeds. Over time, the funds may be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into the Association, repurchases of common stock, and the payment of regular and/or special cash dividends.

o
Mutual Federal. At least 50% of the net conversion proceeds will be infused into the Association. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Association are anticipated to become part of general operating funds, and are expected to be primarily utilized to fund growth of loans and investments.

Overall, it is the Association's objective to pursue growth that will serve to increase returns, while, at the same time, growth will not be pursued that could potentially compromise the overall risk associated with Mutual Federal’s operations. The Association has acknowledged that it intends to operate with excess capital in the near term, operating with a below market return on equity (“ROE”), until such time as the new capital can be leveraged in a safe and sound manner over an extended period of time.

Balance Sheet Trends

Table 1.1 shows the Association’s historical balance sheet data for the past five fiscal years and through September 30, 2005. From December 31, 2000 to September 30, 2005, Mutual Federal’s assets increased at a minimal 0.06% annual rate. Within the asset base, the balance of loans receivable increased, while investment securities declined. Earning assets are funded with

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Page 1.5

Table 1.1
Mutual Federal Savings & Loan Association
Historical Balance Sheets

	As of December 31,										As of September 30, 2005		12/31/00-9/30/05 Annual. Growth Rate
	2000		2001		2002		2003		2004				
	Amount ($000)	Pct(1) (%)	Amount ($000)	Pct(1) (%)	Amount ($000)	Pct(1) (%)	Amount ($000)	Pct(1) (%)	Amount ($000)	Pct(1) (%)	Amount ($000)	Pct(1) (%)	Pct (%)
Total Amount of:													
Assets	$65,507	100.00%	$65,148	100.00%	$67,839	100.00%	$67,508	100.00%	$64,745	100.00%	$65,324	100.00%	0.06%
Loans Receivable (net)	27,259	41.61%	32,852	50.43%	30,958	45.63%	30,396	45.03%	28,326	43.75%	$34,127	52.24%	0.81%
Cash and Equivalents	1,884	2.88%	2,681	4.12%	4,494	6.62%	4,243	6.29%	3,684	5.69%	$4,812	7.37%	13.10%
Investment Securities	35,562	54.29%	28,981	44.48%	31,674	46.69%	32,163	47.64%	32,073	49.54%	$25,766	39.44%	-2.44%
Fixed Assets	451	0.69%	401	0.62%	418	0.62%	421	0.62%	357	0.55%	$321	0.49%	-4.60%
Other Assets	$350	0.54%	$233	0.36%	$296	0.44%	$285	0.42%	$305	0.47%	$298	0.46%	5.33%
Deposits	44,031	67.22%	44,877	68.88%	47,278	69.69%	47,026	69.66%	44,571	68.84%	$45,373	69.46%	0.23%
FHLB Advances, Other Borrowed Funds	2,000	3.05%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	$0	0.00%	NM
Other Liabilities	$4,159	6.35%	$4,431	6.80%	$3,823	5.64%	$1,646	2.44%	$1,634	2.52%	$1,727	2.64%	-17.99%
Retained Earnings	15,318	23.38%	15,840	24.31%	16,738	24.67%	18,836	27.90%	18,540	28.64%	$18,224	27.90%	3.00%
AFS Adjustment	2,257	3.45%	2,407	3.69%	1,873	2.76%	1,552	2.30%	730	1.13%	$58	0.09%	---
Offices Open	1		1		1		1		1		1		---

(1) Ratios are as a percent of ending assets.

Source: Audited financial statements and RP Financial calculations.

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Page 1.6

deposits and retained earnings. A summary of Mutual Federal’s key operating ratios for the past five fiscal years and through September 30, 2005 is presented in Exhibit I-3.

Mutual Federal’s loans receivable portfolio increased at a 0.81% annual rate from year end 2000 through September 30, 2005 with the highest portion of the growth realized during 2005. The growth for fiscal 2005 was due to increase lending efforts by Association personnel, continued strong demand for loans in the local market area served, given the low interest rate environment, along with the strategy of retaining essentially all loan originations for portfolio. Growth was recorded in all loan types, including multi-family residential mortgage and one-to-four family residential mortgage loans. Overall, the loans receivable balance increased from $27.3 million at year end 2000 to $34.1 million as of September 30, 2005. Mutual Federal’s focus on one- to four-family residential real estate mortgage and multifamily real estate lending is reflected in its loan portfolio composition, as these two loan types totaled 99.78% of total loans receivable at September 30, 2005. Over the same time period, the Association also had a small number of loans secured by deposit accounts as an accommodation to customers.

The intent of the Association’s investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting Mutual Federal’s overall credit and interest rate risk objectives. It is anticipated that proceeds retained at the holding company level will primarily be invested into investments with short-term maturities. Over the past five fiscal years and through September 30, 2005, the Association’s level of cash and equivalents ranged from 7.4% of assets at September 30, 2005 to a low of 2.9% of assets at December 31, 2000. Such assets totaled $4.8 million, or 7.4% of assets at September 30, 2005. Cash and cash equivalents are maintained for liquidity purposes for use in daily business operations. Investment securities (inclusive of FHLB stock) ranged from a high of 54.3% of assets at year end 2000 to a low of 39.4% of assets at September 30, 2005. Mortgage-backed securities (“MBS”) comprise the most significant component of the Association’s investment portfolio, with the portfolio consisting substantially of securities guaranteed or insured by a federal agency or government sponsored enterprises (“GSEs”). As of September 30, 2005, the portfolio consisted of $13.1 million of pass through certificates issued by Fannie Mae, Freddie Mac and Ginnie Mae and included collateralized mortgage obligations. All of the MBS were classified as available-for-sale, and the estimated fair value of such assets was approximately $176,000 (pre-

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tax basis) less than the amortized cost on the Association’s books. At September 30, 2005, 38.9% of the MBS were backed by adjustable rate mortgage loans, while 61.1% were backed by fixed rate mortgage loans. MBS are generally purchased as a means to deploy excess liquidity at more favorable yields than other investment alternatives that are consistent with Mutual Federal’s investment philosophy.

Beyond the Association’s investment in MBS, investment securities held by Mutual Federal at September 30, 2005 consisted of U.S. Government and agency obligations ($9.1 million), mutual funds ($2.2 million), FHLMC stock ($0.9 million), and FHLB stock ($0.5 million). The Association has engaged in periodic sale of the Freddie Mac stock since fiscal 2001 in order to lower the level of investment in this asset and to lock-in unrealized gains in the investment. As such, the fair market value of such investment was relatively minor at September 30, 2005 in comparison to earlier periods. To facilitate management of interest rate risk, the US Government and Agency Securities have a maturity of no more than 10 years. Exhibit I-4 provides historical details of the Association’s investments.

Operating for approximately 40 years from the current single office location, Mutual Federal reported a minimal investment in fixed assets as of September 30, 2005, equal to $321,000, or 0.49% of assets. This low level of investment in fixed asset permits additional investment in earning assets by the Association.

Over the past five fiscal years and through September 30, 2005, Mutual Federal’s funding needs have been substantially met through retail deposits, borrowings, internal cash flows and retained earnings. As shown in Table 1.1, from year end 2000 through September 30, 2005 the Association’s deposits increased at an annual rate of 0.23%. The minimal asset growth rate resulted in an increase in the ratio of deposits-to-assets from 67.2% at year end 2000 to 69.5% at September 30, 2005. Savings accounts equaled 51.4% and certificates of deposit accounts equaled 47.7% of the Association’s total deposits at September 30, 2005, versus a comparable ratio of 52.1% and 47.6% at year end 2003. Certificates of deposits and regular savings accounts have been the largest source of funds for Association activities; however such accounts provide minimal levels of non-interest income. Mutual Federal began offering non-interest bearing checking accounts in 2003, and as of September 30, 2005, non-interest-bearing checking

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accounts equaled only $410,000, or 0.9% of total deposits for the Association. Mutual Federal currently does not offer money market accounts to its customers.

Borrowings serve as an alternative funding source for the Company to address funding needs for growth and to support control of deposit costs. In the recent past, the Company has not used borrowings, although if needed, the Association may obtain advances from the Federal Home Loan Bank of Chicago provided certain standards related to creditworthiness are met.

Since year end 2000, retention of earnings and the adjustment for accumulated other comprehensive income translated into an annual capital growth rate of 3.0% for the Association. Capital growth outpaced the Association’s asset growth rate, as Mutual Federal’s equity-to-assets ratio increased from 23.4% at year end 2000 to 27.9% at September 30, 2005. All of the Association’s equity was tangible. The addition of stock proceeds will serve to strengthen the Association’s capital position and competitive posture within its market area, as well as possibly support expansion into other nearby markets if favorable growth opportunities are presented.

Income and Expense Trends

Table 1.2 shows the Association’s historical income statements for the past five fiscal years and the twelve months ended September 30, 2005. The Association reported positive earnings over that time period, ranging from a high of 2.25% of average assets in fiscal 2004 to a low of 0.74% of average assets during the fiscal year ended December 31, 2001. In general, the Association has reported an increasing level of earnings, on a return on average assets basis, over this time period. This has been largely attributable to significant levels of gains recognized on the sale of Freddie Mac stock, particularly since fiscal year 2002. At the same time, Mutual Federal has maintained the level of net interest income in the low interest rate environment that has existed in the past several years, and has experienced a moderate increase in the level of operating expenses. Net interest income and operating expenses represent the primary components of Mutual Federal’s core earnings.

Mutual Federal maintained a relatively strong, but generally constant net interest income ratio throughout the period shown in Table 1.2, reflecting the yield-cost spreads maintained in the balance sheet (see Exhibit I-5). Over the past five years and the twelve months ended

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Table 1.2
Mutual Federal Savings & Loan Association
Historical Income Statements

	For the Fiscal Year Ended December 31,										12 Months Ended	
	2000		2001		2002		2003		2004		September 30, 2005	
	Amount ($000)	Pct(1) (%)	Amount ($000)	Pct(1) (%)	Amount ($000)	Pct(1) (%)	Amount ($000)	Pct(1) (%)	Amount ($000)	Pct(1) (%)	Amount ($000)	Pct(1) (%)
Interest Income	$4,259	6.47%	$4,144	6.27%	$3,878	5.83%	$3,511	5.09%	$3,193	4.71%	$3,190	4.85%
Interest Expense	(1,951)	-2.97%	(1,855)	-2.80%	(1,384)	-2.08%	(948)	-1.37%	(728)	-1.07%	(742)	-1.13%
Net Interest Income	$2,308	3.51%	$2,290	3.46%	$2,495	3.75%	$2,563	3.72%	$2,465	3.63%	$2,448	3.72%
Provision for Loan Losses	0	0.00%	(15)	-0.02%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Net Interest Income after Provisions	$2,308	3.51%	$2,275	3.44%	$2,495	3.75%	$2,563	3.72%	$2,465	3.63%	$2,448	3.72%
Other Income	$37	0.06%	$40	0.06%	$32	0.05%	$37	0.05%	$32	0.05%	$37	0.06%
Operating Expense	(1,577)	-2.40%	(1,640)	-2.48%	(1,648)	-2.48%	(1,630)	-2.36%	(1,627)	-2.40%	(1,717)	-2.61%
Net Operating Income	$769	1.17%	$675	1.02%	$879	1.32%	$970	1.41%	$870	1.28%	$768	1.17%
Gain(Loss) on Sale of Assets & Securities	$0	0.00%	$128	0.19%	$547	0.82%	$271	0.39%	$1,577	2.33%	$1,451	2.20%
Net Income Before Tax	$769	1.17%	$803	1.21%	$1,426	2.14%	$1,241	1.80%	$2,447	3.61%	$2,219	3.37%
Income Taxes	(258)	-0.39%	(281)	-0.42%	(528)	-0.79%	(448)	-0.65%	(921)	-1.36%	(837)	-1.27%
Net Income (Loss)	$511	0.78%	$522	0.79%	$898	1.35%	$793	1.15%	$1,526	2.25%	$1,382	2.10%
Adjusted Earnings:												
Net Income	$511	0.77%	$522	0.76%	$898	1.35%	$793	1.15%	$1,526	2.25%	$1,382	2.10%
Add(Deduct): Non-Operating (Inc)/Exp	0	0.00%	(128)	-0.19%	(547)	-0.82%	(271)	-0.39%	(1,577)	-2.33%	(1,451)	-2.20%
Tax Effect	0	0.00%	45	0.07%	202	0.30%	98	0.14%	594	0.88%	547	0.83%
Adjusted Earnings:	$511	0.77%	$439	0.64%	$554	0.83%	$620	0.90%	$543	0.80%	$478	0.73%
Expense Coverage Ratio	146.4%		139.6%		151.4%		157.2%		151.5%		142.6%	
Efficiency Ratio	67.2%		70.4%		65.2%		62.7%		65.2%		69.1%	
Effective Tax Rate	33.6%		34.9%		37.0%		36.1%		37.6%		37.7%	

(1) Ratios are as a percent of average assets.
Source: Audited financial statements and RP Financial calculations.

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Page 1.10

September 30, 2005, the Association’s net interest income to average assets ratio ranged from a high of 3.72% during 2003 and for the twelve months ended September 30, 2005 to a low of 3.44% during 2001. The higher net interest income ratio has resulted because of the higher capital position that the Association maintains compared to industry averages, which reduces interest expense levels. The decline in the interest expense ratio was in part attributable to the low interest rate environment of the past several years, notwithstanding that the Federal Reserve began raising interest rates in mid-2003.  The Federal Reserve action has resulted in a flattening of the yield curve, limiting increases in yields earned on longer-term assets. Overall, the Association’s interest income ratio declined from 6.47% of average assets during 2000 to 4.85% of average assets during the most recent twelve month period, a decline of 162 basis points. Comparatively, over the same time period, the Association’s interest expense ratio declined from 2.97% of average assets to 1.13% of average assets, a decline of 184 basis points. The Association’s historical net interest rate spreads and yields and costs are set forth in Exhibits I-3 and I-5.

Non-interest operating income has not been a noticeable earnings contributor for the Association because of the lack of significant balances of checking accounts that would contribute deposit account fee and service charge income. The Association began offering checking accounts approximately two years ago, and maintained approximately $410,000 of such accounts at September 30, 2005. The Association’s limited level of other banking products and services also contribute to the current low level of non-interest income. Over the past five years and the twelve months ended September 30, 2005, non-interest operating income ranged from a low of 0.05% of average assets during 2002 through 2004, to a high of 0.06% of average assets during 2001 and for the twelve months ended September 30, 2005.

Operating expenses represent a major component of the Association’s income statement, ranging from a low of 2.40% of average assets during 2002 to a high of 2.61% of average assets for the twelve months ended September 30, 2005. Expenses have been increasing at a moderate pace from December 31, 2000 to the twelve months ended September 30, 2005 due to the increase in compensation and employee benefits and overall cost of business operations. The moderate increase in operating expenses and the lack of asset growth within the Association has resulted in the operating expense ratio of 2.61% for the twelve months ended September 30,

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Page 1.11

 2005 and ultimately has affected the level of earnings for Mutual Federal. Upward pressure will be placed on the Association’s operating expense ratio following the stock offering, due to expenses associated with operating as a publicly-traded company, including expenses related to the stock benefit plans. At the same time, the increase in capital realized from the stock offering will increase the Association’s capacity to leverage operating expenses through pursuing a more aggressive growth strategy.

Overall, the general trends in the Association’s net interest income ratio and operating expense ratio since fiscal 2000 reflect a slight decline in core earnings, as indicated by the Association’s expense coverage ratio (net interest income divided by operating expenses). Mutual Federal’s expense coverage ratio equaled 146.4 times in 2000, versus a comparable ratio of 142.6 times for the twelve months ended September 30, 2005. The reduction in the expense coverage ratio was the result of an increase in the operating expense ratio, offset in part by a smaller increase in the net interest income ratio. Similarly, Mutual Federal’s efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of net interest income and other operating income) of 69.1% for the twelve months ended September 30, 2005 was less favorable than the 67.2% efficiency ratio maintained for fiscal 2000.

Over the past five fiscal years, maintenance of favorable credit quality measures has served to limit the amount of loss provisions established during the period. Since fiscal 2000, the only loan loss provisions booked by the Association totaled $15,000 in fiscal 2001. As of September 30, 2005, the Association maintained valuation allowances of $150,000, equal to 0.44% of net loans receivable and 79.8% of non-accruing loans. Exhibit I-6 sets forth the Company’s loan loss allowance activity during the past five and three-quarter fiscal years.

Non-operating gains and losses have been a significant factor in the Association’s earnings since 2001 and reached a high of $1.6 million or 2.33% of average assets in 2004. These gains are attributed to Mutual Federal’s periodic sales of Freddie Mac stock, which have been completed in order to realize gains in the value of this investment. However, the gains realized from the sale of investment securities are not considered to be part of the Association’s core earnings, given the volatile and non-recurring nature of such income.

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Page 1.12

The Association recorded an effective tax rate of 37.7% for the twelve months ended September 30, 2005, a rate that was in line with recent historical trends. As set forth in the prospectus, the Association’s effective statutory tax rate equals 39%.

Interest Rate Risk Management

The Association’s balance sheet is liability-sensitive in the short-term (less than one year) and, thus, the net interest margin will typically be adversely affected during periods of rising and higher interest rates. As of June 30, 2005, the Net Portfolio Value (“NPV”) analysis provided by the OTS indicated that a 200 basis point instantaneous and sustained increase in interest rates would result in a 16% decline in the Association’s NPV (see Exhibit I-7). Mutual Federal utilizes the results provided by the OTS of the interest rate sensitivity to provide certain analyses of interest rate risk positions.

The Association implements certain strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate sensitive assets and liabilities. The Association manages interest rate risk by maintaining a high equity-to-assets ratio, maintaining a balance of short term cash and cash equivalents, investing in adjustable rate mortgage-backed securities and diversifying into shorter-term fixed rate residential loans and second mortgage loans. As of September 30, 2005, all of the Association’s total loans due after December 31, 2005 were fixed rate in nature, consisting of balances of 1-4 family residential mortgage loans and loans secured by multi-family property (see Exhibit I-8).

On the liability side of the balance sheet, management of interest rate risk has been pursued through maintaining a significant balance of savings accounts, and offering attractive rates on certain longer term time deposits in low and declining interest rate environments.

The infusion of stock proceeds will serve to reduce the Association’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Association’s capital will lessen the proportion of interest rate sensitive liabilities funding assets.

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Page 1.13

Lending Activities and Strategy

Mutual Federal’s lending activities have traditionally emphasized the origination of first mortgage loans for the purchase or refinancing of 1-4 family residential mortgage loans (including second mortgage loans), and these loans continue to comprise the largest component of the Association’s loan portfolio. Beyond 1-4 family loans, lending diversification by the Association has emphasized multi-family real estate loans and a very small amount of consumer loans. Going forward, the Association’s lending strategy is to pursue further diversification of the loan portfolio, such as home equity loans. However, the origination and purchase of 1-4 family residential mortgage loans is expected to remain as the Association’s most prominent lending activity. Exhibit I-9 provides historical detail of Mutual Federal’s loan portfolio composition over the past two fiscal years and as of September 30, 2005 and Exhibit I-10 provides the contractual maturity of the Association’s loan portfolio by loan type as of December 31, 2004.

Mutual Federal originates fixed rate 1-4 family residential mortgage loans, and the current practice is to retain substantially all originations for its own portfolio. Such loans totaled $21.2 million, or 61.7% of total loans as of September 30, 2005. Included within these 1-4 family loans were $544,000 in second mortgage loans. For residential lending activities, the Association requires a loan-to-value (“LTV”) ratio of 80% or less for 1-4 family loans and second mortgage loans. All of the Association’s 1-4 family and second mortgage lending volume consist of fixed rate loans, as Mutual Federal does not offer adjustable rate mortgage loans. Fixed rate residential loans are generally originated with terms of up to 20 years and for owner occupied 1-4 family residential loans, 30 years. The second mortgage loans are made with maturities of 15 years or less and are secured by the borrower’s property. Loan origination activities are generally obtained through in-house loan representatives, existing or past customers and referrals.

The second largest loan type in Mutual Federal’s loan portfolio consists of multi-family and mixed use real estate loans. These loans are generally secured by small apartment buildings with less than 10 units and may contain commercial units such as storefronts. Multi-family loans totaled $13.1 million, or 38.1% of total loans as of September 30, 2005, an increase from $8.5 million as of December 31, 2003. Mutual Federal originates multi-family loans up to a

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maximum LTV ratio of 75% of the lower of the sale price or the appraised value of the mortgaged property securing the loan and up to 80% if owner occupied. At September 30, 2005, the Association’s largest multi-family loan was a $1.3 million loan. Growth of multi-family loans is expected to continue to be an area of lending emphasis for the Association, in which most of the growth will be realized through continued originations by in-house loan personnel.

Mutual Federal also offers a small number of consumer loans, secured by deposits to the Association’s customers. Consumer loans amounted to $74,000, or 0.2% of Mutual Federal’s total loan portfolio at September 30, 2005. The Association does not engage in lending activities secured by non-residential real estate, commercial business assets or property under construction.

Loan origination activities are primarily concentrated in Cook County. The Association’s loans are all underwritten, processed, and serviced at Mutual Federal’s single office location. Due to adequate lending opportunities in the communities served by the Association, and since the Association retains loans for portfolio Mutual Federal has not engaged in loan purchases in recent years.

Asset Quality

The Association’s conservative lending practices have generally supported favorable credit quality measures. Over the past two fiscal years and at September 30, 2005, Mutual Federal’s balance of non-performing assets ranged from a high of 0.47% of assets at year end 2004 to a low of 0.29% of assets at September 30, 2005. As shown in Exhibit I-11, the Association’s balance of non-performing assets at September 30, 2005 consisted of $0.2 million of non-accruing loans, equal to 0.55% of total assets. The non-accruing loan balance included loans secured by residential real estate.

To track the Association’s asset quality and the adequacy of valuation allowances, Mutual Federal has established detailed asset classification policies and procedures which are consistent with regulatory guidelines. Detailed asset classifications are reviewed quarterly by senior management. Pursuant to these procedures, when needed, the Association establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets, and to replace loan charge-offs. The required level of valuation allowances is based on historical loss experience, the types and amounts of loans in portfolio, adverse situations that may affect

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Page 1.15

borrower’s ability to repay, estimated values of underlying collateral, peer group information and prevailing economic conditions. As of September 30, 2005, the Association maintained valuation allowances of $150,000, equal to 0.44% of net loans receivable and 79.79% of non-performing loans.

Funding Composition and Strategy

Deposits have been the Company’s sole source of interest bearing funds since fiscal 2000. As of September 30, 2005, deposits totaled $45.4 million, which reflects 0.23% compounded annual growth since the end of fiscal 2000. Exhibit I-12 sets forth the Association’s deposit composition for the past two years and at September 30, 2005 and Exhibit I-13 provides the interest rate and maturity composition of the CD portfolio at September 30, 2005. Lower costing savings accounts totaling $23.3 million comprised approximately 51% of the Association’s deposits at September 30, 2005 (see Exhibit I-12). The Association introduced non-interest-bearing or checking accounts in 2003. These accounts contributed only $410,000 or 0.90% to the total deposit base but have been growing since they were introduced to Mutual Federal’s customers in 2003. The transaction and savings accounts are beneficial to the Association in terms of lower cost liabilities and interest rate risk characteristics.

The balance of the deposit base is comprised of CDs, the majority of which have remaining maturities of one year or less. As of September 30, 2005, the CD portfolio totaled $21.6 million or 47.7% of total deposits. A total of $18.8 million or 86.7% of the CDs were scheduled to mature in one year or less. As of September 30, 2005, jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $6.2 million or 28.6% of total CDs. The Association currently does not maintain any brokered CDs.

Borrowings serve as an alternative funding source for the Association to facilitate management of funding costs and interest rate risk. Due to Mutual Federal’s current level of available funds for operations, the Association has not needed to use borrowings. If in time the Association feels borrowings are necessary, such advances would be obtained from the Federal Home Loan Bank of Chicago.

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Subsidiaries and Other Activities

Mutual Federal will be the only subsidiary of Mutual Bancorp. The only subsidiary of Mutual Federal is EMEFES Service Corporation. EMEFES Service Corporation was established to provide insurance brokerage services to the Association’s customers. For the nine months ended September 30, 2005, EMEFES Service Corporation had earned $3,000 in brokerage commissions.

Legal Proceedings

Mutual Federal is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Association.

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Page 2.1

II. MARKET AREA

Introduction

The Association conducts operations in the central portion of Cook County, Illinois, southwest of central Chicago, through its single office location at 2212 West Cermak Road. The Association’s primary lending market, as defined by the CRA delineated area, consists of the area bounded by Interstate 290 to the north, Halsted Street to the east, 55th Street to the south, and Harlem Street to the west. A description of the Association’s single office facility is shown in Exhibit II-1. The remaining business operations are conducted in surrounding areas. The population of Cook County was 5.4 million as of 2005, representing a slight increase from the 2000 census, and thus the Chicago MSA represents one of the largest metropolitan statistical areas in the United States, with a largely diversified economy, employment base, and population base. The Association’s immediate market area is characterized by mostly residential properties and a high proportion of Hispanic residents.

The Association holds only a minor market share of deposits in Cook County (approximately 0.03%), and thus has potential for additional growth if given the opportunity to establish a wider branch office network with greater access to customers. Mutual Federal competes with a large number of national, regional and locally-based financial institutions. The primary larger financial institution competitors include JPMorgan Chase Bank N.A., LaSalle Bank N.A., Harris Trust and Savings Bank, Northern Trust Company, Corus Bank, N.A.., and CitiBank, FSB. In addition, the Association faces competition from mortgage banking companies, consumer finance companies, investment houses, mutual funds, insurance companies and other financial intermediaries. Over the past several years, the competitive factors have intensified with the growth of electronic delivery systems (particularly the Internet).

Future growth opportunities for the Association depend on future performance of the regional and local economy, demographic growth trends and the nature and intensity of the competitive environment. These factors have been briefly examined in the following pages to help determine the growth potential that exists for the Association, the relative economic health of the Association’s market area, and the relative impact on value.

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Page 2.2

National Economic Factors

The business potential of a financial institution is partially dependent on the future operating environment and growth opportunities for the banking industry and the economy as a whole. Trends in the national economy, such as employment and gross national product growth, generally improved during 2005, although there remains uncertainty about the near term future, particularly in the areas of the unknown resolution of the war in Iraq, the impact of the hurricanes that hit the Gulf Coast region, the current unstable price of oil, and the ability of the current presidential administration to push forward agenda items, including a modification to the social security program, all of which have the potential to impact future economic growth. The current and projected size of government spending and deficits also, has the ability to impact the longer-term economic performance of the country. The major stock exchange indices remained relatively stable during the most recent twelve month period, with market concerns consisting primarily of fears over world events, corporate earnings performance and future growth prospects. Various other indicators show a relatively strong economy, such as consumer spending and improving industrial capacity utilization.

As an indication of the changes in the nation's stock markets over the last twelve months, as of September 30, 2005, the Dow Jones Industrial Average closed at 10568.70, an increase of 4.6% from September 30, 2004, while the NASDAQ Composite Index stood at 2151.69, an increase of 11.84% over the same time period. The Standard & Poors 500 Index totaled 1228.81 as of September 30, 2005, an increase of 9.3%.

Regarding factors that most directly impact the banking and financial services industries, in general, the housing market has remained very strong in relation to general economic performance, as housing starts, housing prices and land values have continued to increase at rates far above the inflation rate. While currently there is more uncertainty about the future volumes of financial institution lending activity, due primarily to the recent pattern of rising short-term interest rates, specific regions of the country remain quite strong in terms of both residential and commercial development. This represents a key positive factor for Mutual Federal’s business strategy, as the Association is active in the residential housing market in the local market area.

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Economic and Interest Rate Environment

The future success of Mutual Federal’s operations is partially dependent upon various national and local economic trends. Trends in the national economy have improved during 2005, representing a more positive trend over the slow pace of growth experienced by the nation since the fall of 2000. Inflation has been increasing the last few years because of the effect of energy costs and is now at an annual rate of 4.7% for September 2005. The economic slowdown of 2000 to 2002, the results of the reaction to the September 11 attacks, and other actions by the federal government has eliminated the previous Federal budget surplus and has caused a record budget deficit for fiscal 2004 and 2005. The economic recovery has also kept unemployment rates at relatively low levels, which remained at 5.1% as of September 2005. However, a large number of potential workers have stopped seeking employment and thus were not counted among the unemployed. The unemployment rate is expected to increase somewhat due to the impact of the hurricanes that affected the Gulf Coast. During 2005 the economy has showed signs of recovery, although certain sectors of the economy remain stagnant. The GDP increased by 3.3% in the second quarter of 2005 and a revised 3.8% in the first quarter of 2005, indicating continued strength to the economy.

Short term U.S. Treasury interest rates have increased over the past year. Following a period of time at which the Federal Reserve kept key market interest rates at historical lows not seen since the 1950s, the Fed has begun slowly, but steadily increasing the federal funds and overnight interest rates in order to ward off any possibility of inflation. As of the latest Fed rate increase, effective in September 2005, the Fed Funds rate was 3.75%, up from 1.00% in early 2004, but down from 6.50% at the beginning of 2001, while the Discount Rate stood at 4.75%, up from 2.00% in early 2004, but down from 6.00% at January 1, 2001. Current indication from the Fed leads many analysts to predict that the future direction for interest rates will still be upward, however at a moderate pace. The effect of these interest rate cuts has been most evident in short term rates, which have increased more than longer term rates, resulting in a flatter treasury yield curve. As of September 30, 2005, one- and ten-year U.S. government bonds were yielding 4.09% and 4.39%, respectively, compared to 2.21% and 4.14%, respectively, as of September 30, 2004. See Exhibit II-2 for historical interest rate trends.

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Page 2.4

Market Area Demographics

Table 2.1 presents information regarding the demographic and economic trends for the Association’s market area county and immediate zip code for the office location from 2000 to 2005 and projected through 2010, with additional data provided in Exhibit II-3. Data for the nation and the State of Illinois is included for comparative purposes. While Cook County maintained a population of approximately 5.4 million as of 2005, the Association’s zip code of 60608 contained a total population of approximately 80,000 as of the same date. Cook County reported annual population growth of 0.2% from 2000 to 2005, a rate lower than the statewide rate of 0.7% annually, and the Association’s zip code of 60608 reported a population decline of 0.7% annually, an unfavorable statistic. These trends are projected to continue over the next five years through 2010.

These population trends represent a less than desirable trend for the Association as the market area has revealed relatively weak performance. The larger overall population base of Cook County provides an adequate source of business for financial institutions, although the Association is a smaller institution that faces many competitors in the local market area. As shown in Table 2.1, the number and growth of households performed somewhat better over the same time period, although this reflects a national trend towards a lower average household size and an increase in the number of households overall. In addition, the population and household growth trends described above are forecast to remain relatively constant over the next five years, indicating that the Association’s business prospects are expected to remain stable in the foreseeable future. The unfavorable demographic trends also provide support for the need to seek an acquisition partner that would provide the Association with customers in a different local market area, one with better demographic trends.

Table 2.1 also details the age distribution of the residents of Cook County and the Association’s zip code of 60608, and reveals that, overall the immediate market area zip code has a younger age distribution of residents in comparison to Cook County and the state of Illinois as a whole. In particular, zip code 60608 reported a higher proportion of residents with ages under 34 years, than the comparative areas.

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Table 2.1
Mutual Federal Savings and Loan Association
Summary Demographic/Economic Information

	Year 2000	2005	2010	Growth Rate 2000-2005 (%)	Growth Rate 2005-2010 (%)
Population(000)					
United States	281,422	298,728	317,431	1.2%	1.2%
Illinois	12,419	12,865	13,355	0.7%	0.8%
Cook County	5,377	5,423	5,471	0.2%	0.2%
Zip Code 60608	83	80	80	-0.7%	-0.1%
Households(000)					
United States	105,480	112,449	119,777	1.3%	1.3%
Illinois	4,592	4,754	4,931	0.7%	0.7%
Cook County	1,974	1,983	1,999	0.1%	0.2%
Zip Code 60608	25	24	24	-0.8%	-0.1%
Median Household Income($)					
United States	$42,164	$49,747	$58,384	3.4%	3.3%
Illinois	46,635	53,053	61,259	2.6%	2.9%
Cook County	45,947	52,562	61,184	2.7%	3.1%
Zip Code 60608	28,122	31,242	35,259	2.1%	2.4%
Per Capita Income($)					
United States	$21,586	$26,228	$32,206	4.0%	4.2%
Illinois	23,104	27,097	32,628	3.2%	3.8%
Cook County	23,227	27,159	33,156	3.2%	4.1%
Zip Code 60608	11,460	12,751	14,851	2.2%	3.1%

2005 Age Distribution(%)	0-14 Yrs.	15-34 Yrs.	35-54 Yrs.	55+ Yrs.
United States	21.0%	27.0%	29.0%	23.0%
Illinois	22.0%	28.0%	29.0%	21.0%
Cook County	22.0%	29.0%	28.0%	21.0%
Zip Code 60608	29.0%	35.0%	24.0%	12.0%

2005 HH Income Dist.(%)	Less Than $25,000	$25,000 to 50,000	$50,000+
United States	24.0%	26.0%	50.0%
Illinois	22.0%	25.0%	53.0%
Cook County	23.0%	25.0%	52.0%
Zip Code 60608	40.0%	32.0%	28.0%

Source: ERSI.

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Page 2.6

Examination of another characteristic of the Association’s market area, median household income and per capita income, revealed that the immediate market area zip code had materially lower per capita and household income levels in comparison to Cook County as a whole and the state overall. For example, per capita income in zip code 60608 was less than half of the Cook County and statewide averages. The relatively low income levels indicate the potential for reduced levels of financial institution deposits, deposit growth and overall need for financial institution services. Local household income distribution data also revealed a noticeably lower overall income level in the local zip code served.

Local Economy

Due to the overall large size of the Chicago metropolitan area population base and economy, the Association operates in a very diversified economic and demographic area, where all economic sectors are fully represented. As shown in Table 2.2 below, the State of Illinois and Cook County both reported the largest proportion of employment in services, wholesale/retail trade, and government, indicative of a relatively diversified employment base. The state of Illinois recorded a higher level of manufacturing employment, while Cook County recorded a higher level of finance, insurance, and real estate. Overall, however, the employment base of Cook County was similar to the statewide averages, indicative of the large economy in the Chicago area. See Exhibit II-4 for additional details.

Table 2.2
Primary Market Area Employment Sectors
(Percent of Labor Force)

Employ. Sectors	Illinois	Cook County
Services	40.0%	44.2%
Wholesale/Ret. Trade	14.8	13.0
Government	12.4	11.2
Manufacturing	10.2	8.6
Finance, Ins., Real Estate	9.4	11.1
Transportation/Public Util.	4.2	5.0
Construction	5.3	4.5
Agriculture	1.3	0.2
Other	2.4	2.2
	100.0%	100.0%
Source: REIS DataSource.

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Page 2.7

As shown in Table 2.3, similar to national trends, the unemployment rate in Illinois and Cook County decreased in the last twelve months. Both Illinois and Cook County had unemployment rates above the national average, however, an unfavorable sign as it reflects a certain weakness to the job market for workforce employers.

Table 2.3
Market Area Unemployment Trends

Region	August 2004 Unemployment	August 2005 Unemployment
United States	5.4%	4.9%
Illinois	6.2%	5.7%
Cook County	6.5%	6.4%

Source: U.S. Bureau of Labor Statistics.

Competition

Due to the overall size of the Cook County market in which the Association operates, Mutual Federal holds a minimal market share of deposits of 0.03% (see Table 2.4). With the current market share below 1%, additional deposit growth in the market area is likely achievable, particularly as Mutual Federal competes with a number of regional and super-regional competitors, along with a number of locally-based financial institutions. However, within the specific zip code of 60608, Mutual Federal holds an 8.8% market share of deposits, and is one of 16 financial institutions operating in the zip code. The major deposit competitors in the zip code 60608 areas are Citibank, FSB, Metropolitan Bank and Trust Co., JPMorgan Chase Bank, N.A., and Washington Federal Bank for Savings. This indicates that additional local deposit market share may be more difficult to obtain.

Table 2.4 displays deposit trends for thrifts and commercial banks in Illinois, Cook County and zip code 60608. Since 2001, deposit growth in Illinois has been positive for commercial banks, but recently has been decreasing for savings institutions. Commercial banks continue to maintain the majority of deposit funds in the state of Illinois, approximately 88% of all deposits as of the most recent date.

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Table 2.4
Mutual Federal Savings and Loan Association
Deposit Summary

	As of June 30,						
	2001			2005			Deposit Growth Rate 2001-2005 (%)
	Deposits	Market Share	Number of Branches	Deposits	Market Share	No. of Branches	
	(Dollars In Thousands)						
State of Illinois	$251,947,432	100.0%	4,056	$303,650,917	100.0%	4,646	4.8%
Commercial Banks	211,758,886	84.0%	3,555	269,105,481	88.6%	4,074	6.2%
Savings Institutions	40,188,546	16.0%	501	34,545,436	11.4%	572	-3.7%
Cook County	$137,063,329	100.0%	1,206	$163,208,792	100.0%	1,523	4.5%
Commercial Banks	116,503,802	85.0%	967	148,135,978	90.8%	1,243	6.2%
Savings Institutions	20,559,527	15.0%	239	15,072,814	9.2%	280	-7.5%
Mutual Federal	43,786	0.0%	1	44,996	0.0%	1	0.7%
Zip Code 60608	$514,608	100.0%	14	$512,495	100.0%	16	-0.1%
Commercial Banks	206,173	40.1%	8	289,594	56.5%	11	8.9%
Savings Institutions	308,435	59.9%	6	222,901	43.5%	5	-7.8%
Mutual Federal	43,786	8.5%	1	44,996	8.8%	1	0.7%

Source: FDIC; OTS.

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Page 2.9

Within zip code 60608, the location of the Association’s office, Mutual Federal recorded an increase in the market share of deposits of 0.3% since 2001, representing an annualized growth rate of 0.7%, while the zip code total deposits decreased by an annual rate of 0.1% over the four-year period. This resulted in an increase in Mutual Federal’s deposit market share from 8.5% in 2001 to 8.8% in 2005. Overall, commercial banks increased deposits in zip code 60608 at an annual rate of 8.9%, while savings institutions recorded a decline in deposits at an annual rate of 7.8%. Commercial banks have approximately 56% of deposit funds in zip code 60608. These deposit base characteristics indicate that the local market surrounding the Association’s office is relatively stable, with little growth potential.

Summary

The overall condition of the primary market area can be characterized as stable, with minimal growth potential in the immediate zip code area served and moderate growth potential in the general market area surrounding the Association’s office facility, based on regional population and economic projections. The overall total population base within the Association’s market area does provide the potential for additional banking customers, particularly in light of the current market share of deposits held by the Association. Going forward, in view of the local demographic and economic trends and the numbers and types of competitors in the market area, the competition for deposits is expected to remain substantial, which will result in Mutual Federal having to pay competitive deposit rates, provide high quality service and consider providing electronic banking capabilities to increase local market share. In addition, the Association also will have to engage in sufficient levels of marketing activities.

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III. PEER GROUP ANALYSIS

This chapter presents an analysis of Mutual Federal’s operations’ versus a group of comparable companies (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The primary basis of the pro forma market valuation of Mutual Federal is provided by these public companies. Factors affecting the Association’s pro forma market value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Mutual Federal and the Peer Group, will then be used as a basis for the valuation of the Mutual Federal to-be-issued common stock.

Peer Group Selection

The mutual holding company form of ownership has been in existence in its present form since 1991. As of the date of this appraisal, there were approximately 34 publicly-traded institutions (those traded on the NYSE, AMEX, or NASDAQ), operating as subsidiaries of MHCs. We believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include: (1) lower aftermarket liquidity in the MHC shares since less than 50% of the shares are available for trading; (2) guaranteed minority ownership interest, with no opportunity of exercising voting control of the institution in the MHC form of organization; (3) the potential impact of "second-step" conversions on the pricing of public MHC institutions; (4) the regulatory policies regarding the dividend waiver by MHC institutions; and (5) most MHCs have formed mid-tier holding companies, facilitating the ability for stock repurchases, thus improving the liquidity of the stock on an interim basis. We believe that each of these factors has an impact on the pricing of the shares of MHC institutions, and that such factors are not reflected in the pricing of fully-converted public companies.

Given the unique characteristics of the MHC form of ownership, RP Financial concluded that the appropriate Peer Group for the Mutual Federal valuation should be comprised of subsidiary institutions of mutual holding companies. The selection of publicly-traded mutual

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holding companies for the Association’s Peer Group is consistent with the regulatory guidelines and other recently completed MHC transactions. Further, the Peer Group should be comprised of only those MHC institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed MHC institutions are inappropriate for the Peer Group, since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have excluded from the Peer Group those public MHC institutions that are currently pursuing a second-step conversion and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. MHCs which have recently completed a minority stock offering have been excluded as well, due to the lack of a seasoned trading history and insufficient quarterly financial data that includes the impact of the offering proceeds. The universe of all publicly-traded thrift institutions is included as Exhibit III-1.

Basis of Comparison

This appraisal includes two sets of financial data and ratios for the Peer Group institutions. The first set of financial data reflects the actual book value, earnings, assets and operating results reported by the Peer Group institutions in its public filings inclusive of the minority ownership interest outstanding to the public. The second set of financial data, discussed at length in the following chapter, places the Peer Group institutions on equal footing by restating their financial data and pricing ratios on a "fully-converted" basis through assuming the sale of the majority shares held by the MHCs in public offerings based on their current trading prices and standard assumptions for a thrift conversion offering. Throughout the appraisal, the adjusted figures will be specifically identified as being on a “fully-converted” basis. Unless so noted, the figures referred to in the appraisal will be actual financial data reported by the Peer Group institutions.

Both sets of financial data have their specific use and applicability to the appraisal. The actual financial data, as reported by the Peer Group companies and reflective of the minority interest outstanding, will be used in Chapter III to make financial comparisons between the Peer Group and the Association. The differences between the Peer Group's reported financial data

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and the financial data of Mutual Federal are not significant enough to distort the conclusions of the comparison (in fact, such differences are greater in a standard conversion appraisal). The adjusted financial data (fully-converted basis) will be more fully described and quantified in the pricing analysis discussed in Chapter IV. The fully-converted pricing ratios are considered critical to the valuation analysis in Chapter IV, because they place each Peer Group institution on a fully-converted basis (making their pricing ratios comparable to the pro forma valuation conclusion reached herein), eliminate distortion in pricing ratios between Peer Group institutions that have sold different percentage ownership interests to the public, and reflect the implied pricing ratios being placed on the Peer Group institutions in the market today to reflect the unique trading characteristics of publicly-traded MHC institutions.

Mutual Federal Peer Group

Under ideal circumstances, the Peer Group would be comprised of ten publicly-traded Illinois-based MHC institutions with capital, earnings, credit quality and interest rate risk comparable to Mutual Federal. However, given the limited number of publicly-traded institutions in the MHC form of ownership, the selection criteria was necessarily broad-based and not confined to a particular geographic market area. In light of the asset size of the Association, the selection criteria used for the Peer Group was the ten smallest publicly-traded MHCs in terms of asset size that have been in publicly traded form for at least a year. The asset sizes of the Peer Group companies ranged from $118 million to $447 million. The universe of all publicly-traded MHC institutions, exclusive of institutions that have announced second-step conversions, is included as Exhibit III-2 and Exhibit III-3 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies.

Unlike the universe of fully-converted publicly-traded thrifts, which includes approximately 141 companies, the universe of public MHC institutions is small, thereby reducing the prospects of a highly comparable Peer Group. Nonetheless, because the trading characteristics of public MHC institution shares are significantly different from those of fully-converted companies, public MHC institutions were the most appropriate group to consider as Peer Group candidates for this valuation. Relying solely on full stock public companies for the

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Peer Group would not capture the difference in current market pricing for public MHC institutions and thus could lead to distorted valuation conclusions. The federal regulatory agencies have previously concurred with this selection procedure of the Peer Group for MHC valuations. To account for differences between Mutual Federal and the MHC Peer Group in reaching a valuation conclusion, it will be necessary to make certain valuation adjustments. The following discussion addresses financial similarities and differences between Mutual Federal and the Peer Group.

Table 3.1 on the following page lists key general characteristics of the Peer Group companies. Although there are differences among several of the Peer Group members, by and large they are well-capitalized and profitable institutions and their decision to reorganize in MHC form suggests a commonality of operating philosophy. Importantly, the trading prices of the Peer Group companies reflect the unique operating and other characteristics of public MHC institutions. While the Peer Group is not exactly comparable to Mutual Federal, we believe such companies form a good basis for the valuation of Mutual Federal, subject to certain valuation adjustments.

In aggregate, the Peer Group companies maintain a higher level of capitalization relative to the universe of all public thrifts (14.83% of assets versus 11.29% for the all public average), generate lower earnings on a return on average assets basis (0.70% ROAA versus 0.72% for the all public average), and generate a lower return on equity (4.79% ROE versus 7.40% for the all public average). The summary table below underscores the key differences, particularly in the average pricing ratios between full stock and MHC institutions, both as reported and on a fully-converted basis.

RP Financial, LC.
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RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 3.1
Peer Group of Publicly-Traded Thrifts
November 6, 2005(1)

Ticker	Financial Institution	Exchg.	Primary Market	Operating Strat.(2)	Total Assets	Offices	Fiscal Year	Conv. Date	Stock Price ($)	Market Value ($Mil)
ONFC	Oneida Fincl MHC of NY (43.9) (3)	NASDAQ	Central NY	Thrift	447	9	12-31	12/98	10.60	82
ALLB	Alliance Bank MHC of PA (20.0) (3)	NASDAQ	Southeastern PA	Thrift	387 J	8	12-31	03/95	25.75	89
PSBH	PSB Hldgs Inc MHC of CT (46.3) (3)	NASDAQ	Northeastern CT	Thrift	347	4	06-30	10/04	10.50	73
NVSL	Naug Vlly Fin MHC of CT (45.0)	NASDAQ	Southwestern CT	Thrift	331	5	12-31	10/04	10.30	78
PBHC	Pathfinder BC MHC of NY (35.4) (3)	NASDAQ	Central NY	Thrift	310 J	6	12-31	11/95	13.95	34
GCBC	Green Co Bcrp MHC of NY (44.0) (3)	NASDAQ	Southeast NY	Thrift	291	6	06-30	12/98	18.25	75
CHEV	Cheviot Fin Cp MHC of OH(45.0)	NASDAQ	Cincinnati, OH	Thrift	281 J	4	12-31	01/04	11.50	114
JXSB	Jcksnville Bcp MHC of IL(47.2)	NASDAQ	Central IL	Thrift	256	8	12-31	04/95	14.74	29
FFFS	First Fed Serv MHC of IL(45.0)	NASDAQ	West Central IL	Thrift	139 J	1	12-31	06/04	13.25	52
GOV	Gouverneur Bcp MHC of NY(42.6)	AMEX	Northern NY	Thrift	118 J	2	09-30	03/99	11.85	27

NOTES: (1) Or most recent date available (M=March, S=September, D=December, J=June, E=Estimated, and P=Pro Forma)
(2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
(3) BIF insured savings bank institution.

Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

Date of Last Update: 11/06/05

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Page 3.6

	All Publicly-Traded	Peer Group Reported Basis	Fully Converted Basis (Pro Forma)
Financial Characteristics (Averages)
Assets ($Mil)	$2,689	$291	$325
Equity/Assets (%)	11.29%	14.83%	23.68%
Return on Assets (%)	0.72	0.70	0.74
Return on Equity (%)	7.40	4.79	3.08
Pricing Ratios (Averages)(1)
Price/Earnings (x)	19.57x	29.38x	27.98x
Price/Book (%)	147.61%	165.93%	88.41%
Price/Assets (%)	16.59	23.51	20.86

(1)	Based on market prices as of November 4, 2005.

The following sections present a comparison of the Association’s financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the figures reported by the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

Financial Condition

Table 3.2 shows comparative balance sheet measures for Mutual Federal and the Peer Group. The Mutual Federal and Peer Group ratios reflect balances as of September 30, 2005, unless otherwise indicated for the Peer Group companies. The Mutual Federal net worth base of 27.9% was well above the Peer Group's average net worth ratio of 14.8%. The Association’s pro forma capital position will increase more with the addition of stock proceeds and will continue to be above the Peer Group’s ratio following the stock offering. Tangible equity-to-assets ratios for the Association and the Peer Group equaled 27.9% and 14.2%, respectively, as goodwill and intangibles maintained by the Association and the Peer Group equaled 0.0% and 0.6% of assets, respectively. The increase in the Mutual Federal pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. At the same time, the Association’s higher pro forma capitalization will also result in a relatively lower return on equity. Both the Association’s and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital

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RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 3.2
Balance Sheet Composition and Growth Rates
Comparable Institution Analysis
As of September 30, 2005

Balance Sheet as a Percent of Assets

	Cash & Equivalents	MBS & Invest	Loans	Deposits	Borrowed Funds	Subd. Debt	Net Worth	Goodwill & Intang	Tng Net Worth	MEMO: Pref.Stock
Mutual Federal Bncrp Inc of IL September 30, 2005	7.4	39.4	52.2	69.5	0.0	0.0	27.9	0.0	27.9	0.0
All Public Companies										
Average	3.8	23.4	67.8	66.8	20.1	0.7	11.1	1.0	10.1	0.0
Medians	2.8	20.1	71.0	68.4	19.1	0.0	9.6	0.2	8.6	0.0
State of IL										
Averages	3.6	29.4	62.5	71.6	13.4	0.8	13.2	0.8	12.4	0.0
Medians	3.5	28.1	61.6	68.9	12.0	0.0	11.4	0.5	11.4	0.0
Comparable Group										
Averages	3.9	27.0	63.9	72.0	12.0	0.2	14.8	0.6	14.2	0.0
Medians	3.1	30.1	58.9	71.6	13.5	0.0	13.5	0.0	13.2	0.0
Comparable Group										
ALLB Alliance Bank MHC of PA (20.0)(1)	8.0	31.3	55.4	76.3	13.5	0.0	9.0	0.0	9.0	0.0
CHEV Cheviot Fin Cp MHC of OH(45.0)(1)	3.1	20.1	73.9	64.3	7.5	0.0	27.6	0.0	27.6	0.0
FFFS First Fed Serv MHC of IL(45.0)(1)	2.0	14.6	82.4	72.7	0.0	0.0	27.0	0.0	27.0	0.0
GOV Gouverneur Bcp MHC of NY(42.6)(1)	2.8	11.4	80.5	54.1	27.9	0.0	15.7	0.0	15.7	0.0
GCBC Green Co Bcrp MHC of NY (44.0)	6.6	32.1	57.9	85.8	2.6	0.0	11.3	0.0	11.3	0.0
JXSB Jcksnville Bcp MHC of IL(47.2)	2.8	35.7	55.3	83.2	7.1	0.0	7.9	1.2	6.8	0.0
NVSL Naug Vlly Fin MHC of CT (45.0)	3.8	17.8	71.9	70.0	13.4	0.0	15.8	0.1	15.7	0.0
ONFC Oneida Fincl MHC of NY (43.9)	3.2	34.2	52.3	70.4	16.9	0.0	11.9	3.2	8.6	0.0
PSBH PSB Hldgs Inc MHC of CT (46.3)	2.9	44.4	49.3	66.8	17.4	0.0	15.2	0.0	15.2	0.0
PBHC Pathfinder BC MHC of NY (35.5)(1)	3.3	28.9	59.9	76.4	13.9	1.7	7.0	1.4	5.6	0.0
State of IL										
BFIN BankFinancial Corp. of IL(1)(3)	6.4	28.1	61.6	68.9	12.0	0.0	18.0	1.1	16.9	0.0
EFC EFC Bancorp, Inc of Elgin IL(1)(2)	3.4	11.5	80.2	68.8	21.1	0.0	8.6	0.0	8.6	0.0
FBTC First BancTrust Corp of IL(1)	3.9	36.1	55.2	68.1	17.3	2.6	11.4	0.0	11.4	0.0
FFFS First Fed Serv MHC of IL(45.0)(1)	2.0	14.6	82.4	72.7	0.0	0.0	27.0	0.0	27.0	0.0
FFBI First Federal Bancshares of IL(1)	3.5	44.3	49.5	86.1	4.4	2.2	6.8	0.5	6.3	0.0
JXSB Jcksnville Bcp MHC of IL(47.2)	2.8	35.7	55.3	83.2	7.1	0.0	7.9	1.2	6.8	0.0
MAFB MAF Bancorp, Inc. of IL	2.0	21.0	69.6	59.8	28.3	0.7	9.4	3.1	6.3	0.0
PFED Park Bancorp of Chicago IL(1)	4.7	25.7	63.8	62.2	24.5	0.0	11.9	0.0	11.9	0.0

Balance Sheet Annual Growth Rates / Regulatory Capital

	Assets	MBS, Cash & Investments	Loans	Deposits	Borrows. &Subdebt	Net Worth	Tng Net Worth	Tangible	Core	Reg.Cap.
Mutual Federal Bncrp Inc of IL September 30, 2005	1.19	-18.83	28.20	2.41	0.00	-2.27	-2.27	27.80	27.80	76.63
All Public Companies										
Average	11.83	2.02	14.64	10.22	11.65	5.14	3.54	9.73	9.41	17.24
Medians	7.83	-2.26	12.30	6.26	7.06	4.04	3.88	8.69	8.52	14.45
State of IL										
Averages	13.85	-6.73	9.57	6.93	2.23	3.75	2.07	13.25	12.24	21.52
Medians	5.81	-8.82	10.55	2.82	15.87	3.39	2.90	12.05	11.48	18.73
Comparable Group										
Averages	3.47	-11.57	11.80	4.39	21.40	2.35	2.38	14.92	12.97	24.40
Medians	1.66	-10.65	10.13	2.76	17.13	2.35	2.16	15.30	9.00	16.50
Comparable Group										
ALLB Alliance Bank MHC of PA (20.0)(1)	1.09	-1.24	3.63	4.23	-14.70	-0.81	-0.81	NM	9.00	16.50
CHEV Cheviot Fin Cp MHC of OH(45.0)(1)	0.86	-12.38	3.91	-1.56	22.79	1.36	1.36	21.22	21.22	45.38
FFFS First Fed Serv MHC of IL(45.0)(1)	2.56	-24.57	10.55	2.82	-100.00	4.86	4.86	21.90	21.90	41.60
GOV Gouverneur Bcp MHC of NY(42.6)(1)	20.51	-5.18	27.81	5.64	83.33	4.06	4.06	15.30	15.30	27.60
GCBC Green Co Bcrp MHC of NY (44.0)	2.23	-8.92	9.71	2.01	0.00	6.37	6.37	NM	NM	NM
JXSB Jcksnville Bcp MHC of IL(47.2)	-1.38	-17.00	13.11	-5.77	96.28	-2.00	-1.89	NM	7.23	12.77
NVSL Naug Vlly Fin MHC of CT (45.0)	0.50	-35.70	17.86	18.99	76.92	2.09	2.16	NM	NM	NM
ONFC Oneida Fincl MHC of NY (43.9)	4.53	-3.10	9.40	2.70	15.14	2.35	0.34	8.65	8.65	13.26
PSBH PSB Hldgs Inc MHC of CT (46.3)	0.27	-16.58	21.51	13.37	17.64	NM	NM	NM	NM	NM
PBHC Pathfinder BC MHC of NY (35.5)(1)	3.51	8.99	0.55	1.45	16.62	2.86	5.00	7.52	7.52	13.72
State of IL										
BFIN BankFinancial Corp. of IL(1)(3)	77.89	NM	1.86	44.13	-85.71	NM	NM	12.05	12.05	19.75
EFC EFC Bancorp, Inc of Elgin IL(1)(2)	8.90	9.86	9.14	11.23	-0.90	11.87	11.87	NM	NM	NM
FBTC First BancTrust Corp of IL(1)	5.81	-4.37	15.63	0.32	31.51	3.35	3.35	14.18	14.18	25.87
FFFS First Fed Serv MHC of IL(45.0)(1)	2.56	-24.57	10.55	2.82	-100.00	4.86	4.86	21.90	21.90	41.60
FFBI First Federal Bancshares of IL(1)	7.06	-4.69	22.50	4.34	63.93	4.42	4.98	NM	NM	NM
JXSB Jcksnville Bcp MHC of IL(47.2)	-1.38	-17.00	13.11	-5.77	96.28	-2.00	-1.89	NM	7.23	12.77
MAFB MAF Bancorp, Inc. of IL	10.07	23.19	5.52	8.72	15.87	3.43	-1.37	7.20	7.20	11.42
PFED Park Bancorp of Chicago IL(1)	-5.08	-12.95	-2.20	-6.07	-6.27	2.46	2.46	10.90	10.90	17.70

(1) Financial information is for the quarter ending June 30, 2005.
(2) Excluded from averages due to announced or pending acquisition.
(3) Growth rates have been annualized from available financial information.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2005 by RP Financial, LC.

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Page 3.8

requirements, with the Association’s ratios currently exceeding the Peer Group’s ratios. On a pro forma basis, the differences between the Association’s and the Peer Group’s regulatory capital ratios will be less significant.

The interest-earning asset compositions for the Association and the Peer Group were somewhat similar, with loans constituting the bulk of interest-earning assets for both Mutual Federal and the Peer Group. The Association’s loans-to-assets ratio of 52.2% was lower than the comparable Peer Group ratio of 63.9%. Comparatively, the Association’s cash and investments-to-assets ratio of 46.8% was higher than the comparable ratio for the Peer Group of 30.9%, as the Association reported higher ratios of mortgage-backed and other investment securities and cash and cash equivalents. Overall, the Association’s interest-earning assets amounted to 99.0% of assets, which exceeded the comparable Peer Group ratio of 94.8%. It is important to indicate that a number of the Peer Group companies have invested in bank owned life insurance, which provides a return to the institution, but the asset is not included as an earning asset on the institutions’ financial statements.

The Association’s funding liabilities reflected a funding strategy similar to the Peer Group's funding composition. The Association’s deposits equaled 69.5% of assets, which was below the comparable Peer Group ratio of 72.0%. Comparatively, borrowings accounted for a higher portion of the Peer Group’s interest-bearing funding composition, as indicated by borrowings-to-assets ratios of 0.0% and 12.0% for Mutual Federal and the Peer Group, respectively. Total interest-bearing liabilities maintained by the Association and the Peer Group, as a percent of assets, equaled 69.5% and 84.0%, respectively, with Mutual Federal’s lower ratio a result of the Association’s higher capital ratio. Following the increase in capital provided by the net proceeds of the stock offering, the Association’s ratio of interest-bearing liabilities as a percent of assets will be even lower in comparison to the Peer Group’s ratio.

A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Association maintains a more favorable IEA/IBL ratio than the Peer Group, based on IEA/IBL ratios of 142.5% and 112.9% for the Association and the Peer Group, respectively. The additional capital realized from stock proceeds should serve to provide Mutual Federal with an even higher IEA/IBL ratio, as the increase in capital provided by the infusion of stock

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proceeds will serve to lower the level of interest-bearing liabilities funding assets and will be primarily deployed into interest-earning assets.

The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. The Mutual Federal growth rates are based on growth for the nine months ended September 30, 2005 (annualized), while the Peer Group's growth rates are based on annual growth for the twelve months ended September 30, 2005 or the most recent period available. Mutual Federal recorded a 1.2% increase in assets, versus asset growth for the Peer Group of 3.5%. Asset growth experienced by the Association was the result of an 18.8% decline in cash and investments and a 28.2% increase in loans. The Peer Group’s asset growth was largely realized through an 11.8% increase in loans, offset in part by a decline in cash and investments of 11.6%. Following the stock offering, the Association’s growth capacity will continue to be higher than the Peer Group’s, as the result of the increase in leverage capacity that will be provided by the infusion of the net stock proceeds.

The Association’s asset growth was funded with only a 2.4% increase in deposits, and no use of borrowings. Deposit growth of 4.4% and a 21.4% increase in borrowings funded the Peer Group’s asset growth. The Association reported a decline in capital of 2.3% versus an increase of 2.4% for the Peer Group. Mutual Federal’s capital declined due the payment of dividends to the MHC in the amount of $300,000 during the nine month period, offset in part by net income recorded during the period. The Peer Group’s moderate capital growth was due to capital management factors such as dividend payments and stock repurchases. The increase in capital realized from stock proceeds, as well as possible dividend payments and stock repurchases, will initially depress the Association’s capital growth rate following the stock offering.

Income and Expense Components

Table 3.3 displays comparable statements of operations for the Association and the Peer Group, based on earnings for the twelve months ended September 30, 2005, unless otherwise indicated for the Peer Group companies. Mutual Federal and the Peer Group reported net income to average assets ratios of 2.10% and 0.70%, respectively. A higher level of net interest income, lower loan loss provisions and lower operating expenses, offset by somewhat lower non

RP Financial, LC.
Page 3.10

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 3.3
Income as a Percent of Average Assets and Yields, Costs, Spreads
Comparable Institution Analysis
For the Twelve Months Ended September 30, 2005

		Net Interest Income					Other Income				G&A/Other Exp.		Non-Op. Items		Yields, Costs, and Spreads				
	Net Income	Income	Expense	NII	Loss Provis. on IEA	NII After Provis.	Loan Fees	R.E. Oper.	Other Income	Total Other Income	G&A Expense	Goodwill Amort.	Net Gains	Extrao. Items	Yield On Assets	Cost Of Funds	Yld-Cost Spread	MEMO: Assets/ FTE Emp.	MEMO: Effective Tax Rate
Mutual Federal Bncrp Inc of IL September 30, 2005	2.10	4.85	1.13	3.72	0.00	3.72	0.00	0.00	0.06	0.06	2.61	0.00	2.20	0.00	5.12	1.66	3.46	3,732	37.72
All Public Companies																			
Averages	0.72	5.05	2.10	2.96	0.11	2.85	0.05	0.00	0.64	0.68	2.42	0.05	0.06	0.00	5.32	2.39	2.93	5,672	33.42
Medians	0.77	5.02	2.06	2.98	0.06	2.85	0.00	0.00	0.48	0.49	2.32	0.00	0.01	0.00	5.27	2.40	3.01	4,672	34.24
State of IL																			
Averages	0.77	4.99	1.97	3.02	0.09	2.93	0.08	-0.01	0.54	0.60	2.42	0.02	0.02	0.00	5.22	2.29	2.93	5,103	36.46
Medians	0.69	4.89	1.96	2.99	0.04	2.79	0.06	0.00	0.57	0.63	2.29	0.01	0.04	0.00	5.11	2.26	2.97	4,126	36.08
Comparable Group Average																			
Averages	0.70	4.98	1.71	3.27	0.07	3.21	0.02	0.00	0.70	0.72	2.83	0.01	-0.02	0.00	5.25	2.06	3.19	4,805	28.53
Medians	0.71	4.87	1.80	3.22	0.04	3.17	0.00	0.00	0.51	0.56	2.98	0.00	0.01	0.00	5.20	2.11	3.09	3,694	30.37
Comparable Group																			
ALLB Alliance Bank MHC of PA (20.0)(1)	0.31	5.03	2.13	2.90	0.03	2.87	0.01	-0.05	0.41	0.37	2.88	0.00	-0.04	0.00	5.32	2.37	2.95	4,961	NM
CHEV Cheviot Fin Cp MHC of OH(45.0)(1)	0.90	4.90	1.53	3.37	0.01	3.36	0.00	0.00	0.12	0.12	2.14	0.00	0.01	0.00	5.00	2.14	2.86	6,248	33.64
FFFS First Fed Serv MHC of IL(45.0)(1)	1.48	5.57	1.91	3.65	0.00	3.65	0.00	0.00	0.01	0.01	1.25	0.00	0.00	0.00	5.62	2.63	3.00	13,856	38.44
GOV Gouverneur Bcp MHC of NY(42.6)(1)	0.85	5.62	1.83	3.79	0.14	3.65	0.00	0.01	0.41	0.42	2.76	0.00	0.07	0.00	5.97	2.25	3.71	3,580	38.16
GCBC Green Co Bcrp MHC of NY (44.0)	0.96	4.90	1.15	3.74	0.02	3.72	0.00	0.01	0.96	0.96	3.30	0.00	0.00	0.00	5.06	1.30	3.75	2,881	30.37
JXSB Jcksnville Bcp MHC of IL(47.2)	0.33	4.77	1.85	2.92	0.14	2.79	0.14	-0.04	0.72	0.82	3.08	0.03	0.04	0.00	5.07	2.04	3.03	2,328	37.93
NVSL Naug Vlly Fin MHC of CT (45.0)	0.62	4.85	1.33	3.52	0.01	3.51	0.00	0.01	0.42	0.43	3.16	0.01	0.02	0.00	5.17	1.70	3.47	3,808	20.67
ONFC Oneida Fincl MHC of NY (43.9)	0.79	4.75	1.68	3.07	0.08	2.99	0.00	0.00	2.64	2.64	4.40	0.03	-0.17	0.00	5.28	1.93	3.35	3,145	22.97
PBHK PSB Hldgs Inc MHC of CT (46.3)	0.43	4.61	1.77	2.84	0.04	2.80	0.00	0.00	0.71	0.71	2.29	0.00	-0.29	0.00	4.76	2.17	2.59	4,342	14.10
PBHC Pathfinder BC MHC of NY (35.5)(1)	0.31	4.83	1.92	2.91	0.19	2.72	0.07	0.02	0.60	0.69	3.08	0.07	0.12	0.00	5.24	2.09	3.15	2,902	20.49
State of IL																			
BFIN BankFinancial Corp. of IL(1)(3)	0.69	4.89	1.85	3.04	-0.06	3.11	0.00	0.00	0.49	0.49	2.48	0.10	0.01	0.00	5.11	2.15	2.96	4,126	NM
EFC EFC Bancorp, Inc of Elgin IL(1)(2)	0.65	5.00	2.50	2.49	0.09	2.40	0.00	0.00	0.69	0.69	2.08	0.00	-0.24	0.00	5.26	2.77	2.49	5,785	28.40
FBTC First BancTrust Corp of IL(1)	0.61	5.26	1.98	3.28	0.19	3.09	0.24	-0.03	1.10	1.31	3.80	0.00	0.21	0.00	5.53	2.26	3.28	2,572	25.79
FFFS First Fed Serv MHC of IL(45.0)(1)	1.48	5.57	1.91	3.65	0.00	3.65	0.00	0.00	0.01	0.01	1.25	0.00	0.00	0.00	5.62	2.63	3.00	13,856	38.44
FFBI First Federal Bancshares of IL(1)	0.49	4.65	2.17	2.48	0.04	2.45	0.09	0.00	0.23	0.31	2.15	0.01	0.11	0.00	4.78	2.36	2.42	3,876	33.44
JXSB Jcksnville Bcp MHC of IL(47.2)	0.33	4.77	1.85	2.92	0.14	2.79	0.14	-0.04	0.72	0.82	3.08	0.03	0.04	0.00	5.07	2.04	3.03	2,328	37.93
MAFB MAF Bancorp, Inc. of IL	1.03	4.70	1.96	2.74	0.01	2.73	0.06	0.00	0.57	0.63	1.86	0.03	0.11	0.00	5.06	2.22	2.84	4,750	34.24
PFED Park Bancorp of Chicago IL(1)	0.75	5.09	2.10	2.99	0.31	2.68	0.00	0.00	0.65	0.65	2.29	0.00	-0.36	0.00	5.38	2.41	2.97	4,214	48.94

(1) Financial information is for the quarter ending June 30, 2005.
(2) Excluded from averages due to announced or pending acquisition.
(3) Income and expense information has been annualized from available financial information.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2005 by RP Financial, LC.

RP Financial, LC.
Page 3.11

interest income, accounted for the Association’s higher return. The Association also maintained an earnings disadvantage with respect to its tax position for the twelve month period.

The Association’s stronger net interest income ratio was realized through maintenance of a lower interest expense ratio. Interest expense ratios for the Association and the Peer Group equaled 1.13% and 1.71% of average assets, respectively. The Association’s lower interest expense ratio was supported by a lower cost of funds (1.66% versus 2.06% for the Peer Group), reflecting the Association’s lower utilization of borrowings and lower deposit funding costs, and by a much lower level of interest-bearing liabilities funding assets. The Peer Group reported a somewhat higher interest income ratio that was realized through earning a higher yield on interest-earning assets (5.25% versus 5.12% for the Association), which was supported by the Peer Group’s interest-earning asset composition that reflected a higher concentration of loans than maintained by the Association, and the Peer Group’s loan portfolio composition that reflected a greater degree of diversification into higher yielding types of loans than maintained by the Association. Overall, Mutual Federal and the Peer Group reported net interest income to average assets ratios of 3.72% and 3.27%, respectively.

In another area of core earnings, the Peer Group maintained a higher level of operating expenses than the Association, representing a favorable comparison for Mutual Federal. For the period covered in Table 3.3, the Association and the Peer Group reported operating expense to average assets ratios of 2.61% and 2.83%, respectively. The Association’s lower operating expense ratio was achieved in spite of maintaining a lower ratio of assets per employee in comparison to the Peer Group. Assets per full time equivalent employee equaled $3.7 million for the Association versus $4.8 million for the Peer Group. Operating from a single office location provides a level of efficiency in terms of leveraging operating expenses. On a post-offering basis, the Association’s operating expenses can be expected to increase with the addition of stock benefit plans and certain expenses that result from being a publicly-traded company, with such expenses already impacting the Peer Group's operating expenses. At the same time, the Association’s capacity to leverage operating expenses will be comparable to or greater than the Peer Group’s leverage capacity following the increase in capital realized from the infusion of net stock proceeds.

RP Financial, LC.
Page 3.12

When viewed together, net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Association’s earnings were stronger than the Peer Group’s. Expense coverage ratios posted by Mutual Federal and the Peer Group equaled 1.43x and 1.16x, respectively. An expense coverage ratio of greater than 1.0x indicates that an institution is able to sustain pre-tax profitability without having to rely on non-interest sources of income.

Sources of non-interest operating income provided a higher relative contribution to the Peer Group’s earnings, with such income amounting to 0.06% and 0.72% of the Association’s and the Peer Group’s average assets, respectively. Taking non-interest operating income into account in comparing the Association’s and the Peer Group's earnings, the Mutual Federal efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of non-interest operating income and net interest income) of 69.1% was more favorable than the Peer Group's efficiency ratio of 70.9%. The Association’s more favorable efficiency ratio was realized through earning a higher level of net interest income and a lower operating expense ratio, which more than offset the Association’s lower non-interest income ratio.

Loan loss provisions had a larger impact on the Peer Group’s earnings, with loss provisions established by Mutual Federal and the Peer Group equaling 0.00% and 0.07% of average assets, respectively. The lower level of loss provisions established by Mutual Federal was indicative of the lower degree of diversification into less risky types of lending (see Table 3.4), as well as the Association’s lower ratio of total loans-to-assets.

Net gains realized from the sale of assets and net other non-recurring income or expense items were a large contributor to the Association's earnings, with such gains amounting to 2.20% of average assets, while the Peer Group recorded a net loss on non-recurring items of 0.02% of average asset. The Association’s sale of Freddie Mac common stock largely contributes to Mutual Federal’s net gains. However, given the generally non-recurring nature of gains and losses resulting from the sale of loans, investments and other assets, the net gains reflected in the

RP Financial, LC.
Page 3.13

Association’s and the Peer Group's earnings will be discounted in evaluating the relative strengths and weaknesses of their respective earnings. Extraordinary items were not a factor in either the Association’s or the Peer Group's earnings.

Taxes had a larger impact on the Association’s earnings, as the Association recorded an effective tax rate of 37.72% for the twelve month period. Comparatively, the Peer Group had an effective tax rate of 28.53%.

Loan Composition

Table 3.4 presents data related to the Association’s and the Peer Group’s loan portfolio compositions and investment in mortgage-backed securities. The Association’s loan portfolio composition reflected a lower concentration of 1-4 family permanent mortgage loans and mortgage-backed securities than maintained by the Peer Group (52.2% versus 54.3% for the Peer Group). The Association’s lower ratio was attributable to maintaining a lower concentration of 1-4 family loans relative to the comparable Peer Group ratio. However, the Association had a much higher concentration of MBS of 20.01%, compared to the Peer Group’s level of 9.39%. Loans serviced for others represented a higher off-balance sheet item for the Peer Group, equaling 11.5% of the Peer Group’s assets, while the Association maintained a zero balance of loans serviced for others. The Peer Group’s balance of loans serviced for others translated into modest balances of servicing intangibles.

Diversification into higher risk types of lending was more significant for the Association on average due to the Association’s emphasis on loans secured by multi-family property Such loans represented the most significant area of lending diversification for Mutual Federal (20.15% of assets), followed by consumer loans (0.11% of assets). The Peer Group’s lending diversification also consisted primarily of commercial real estate/multi-family loans and consumer loans, with those portfolios equaling 9.9% and 3.1% of assets, respectively. Overall, the Association maintained a greater degree of lending diversification (20.3% of assets), versus 18.2% of assets for the Peer Group. The Peer Group’s higher loans-to-assets ratio (64%) and only slightly less diversification into higher risk types of loans translated into a higher risk-weighted assets-to-assets ratio of 56.2%, as compared to the Association’s ratio of 37.0%.

RP Financial, LC.
Page 3.14

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 3.4
Loan Portfolio Composition and Related Information
Comparable Institution Analysis
As of September 30, 2005

Institution	MBS (%)	1-4 Family (%)	Constr. & Land (%)	5+Unit Comm RE (%)	Commerc. Business (%)	Consumer (%)	RWA/ Assets (%)	Serviced For Others ($000)	Servicing Assets ($000)
	Portfolio Composition as a Percent Assets								
Mutual Federal Bncrp Inc of IL	20.01	32.20	0.00	20.15	0.00	0.11	36.98	0	0
All Public Companies									
Averages	12.82	37.02	5.83	17.34	2.86	3.83	60.47	931,912	9,207
Medians	11.07	34.98	3.71	14.01	0.93	2.38	61.02	41,696	146
State of IL									
Averages	12.35	36.24	2.31	15.41	3.21	4.01	57.19	616,021	4,155
Medians	12.32	31.50	1.85	12.42	2.69	2.69	58.57	82,473	582
Comparable Group Average									
Averages	9.39	44.87	2.46	9.93	2.70	3.06	56.20	33,338	160
Medians	8.69	44.38	2.25	8.00	1.02	1.62	57.92	8,456	0
Comparable Group									
ALLB Alliance Bank MHC of PA (20.0)(1)	11.07	25.15	1.93	26.76	0.89	1.44	59.17	0	0
CHEV Cheviot Fin Cp MHC of OH(45.0)(1)	9.42	65.01	3.04	6.06	0.05	0.00	47.34	5,506	44
FFFS First Fed Serv MHC of IL(45.0)(1)	0.30	69.05	2.61	10.26	0.87	0.00	51.24	0	0
GOV Gouverneur Bcp MHC of NY(42.6)(1)	7.02	60.83	2.56	6.90	8.54	2.39	57.56	0	0
GCBC Green Co Bcrp MHC of NY (44.0)	21.36	45.14	1.55	6.39	1.45	1.79	49.03	0	0
JXSB Jcksnville Bcp MHC of IL(47.2)	4.07	26.79	1.66	10.12	3.56	9.23	58.57	142,020	1,064
NVSL Naug Vlly Fin MHC of CT (45.0)	4.12	53.55	7.17	6.13	0.30	1.39	60.91	11,405	0
ONFC Oneida Fincl MHC of NY (43.9)	7.95	22.14	0.15	11.78	9.90	7.36	64.89	95,003	335
PBHC PSB Hldgs Inc MHC of CT (46.3)	17.15	37.42	2.97	5.78	0.32	1.40	54.99	26,621	0
PBHC Pathfinder BC MHC of NY (35.5)(1)	11.49	43.63	0.94	9.10	1.14	5.57	58.28	52,027	153
State of IL									
BFIN BankFinancial Corp. of IL(1)	10.38	20.60	4.29	27.55	0.13	9.55	62.78	393,412	2,415
EFC EFC Bancorp, Inc of Elgin IL(1)(2)	0.97	52.78	3.90	18.84	0.73	3.40	72.14	7,442	0
FBTC First BancTrust Corp of IL(1)	24.17	16.83	0.64	17.79	11.10	2.69	56.39	82,473	582
FFFS First Fed Serv MHC of IL(45.0)(1)	0.30	69.05	2.61	10.26	0.87	0.00	51.24	0	0
FFBI First Federal Bancshares of IL(1)	21.11	31.50	1.15	12.41	2.69	2.15	45.83	53,073	0
JXSB Jcksnville Bcp MHC of IL(47.2)	4.07	26.79	1.66	10.12	3.56	9.23	58.57	142,020	1,064
MAFB MAF Bancorp, Inc. of IL	14.08	54.04	1.85	11.40	0.06	1.38	61.70	3,641,169	25,024
PFED Park Bancorp of Chicago IL(1)	12.32	34.86	3.99	18.31	4.08	3.05	63.81	0	0

(1) Financial information is for the quarter ending June 30, 2005.
(2) Excluded from averages due to announced or pending acquisition.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2005 by RP Financial, LC.

RP Financial, LC.
Page 3.15

Credit Risk

Overall, the credit risk associated with the Association’s loan portfolio was considered to be similar to the Peer Group’s, as the Association’s somewhat more favorable credit quality measures for non-performing loans was offset by the Association’s lower reserve coverage ratios. As shown in Table 3.5, the Mutual Federal ratio of non-performing assets and accruing loans that are more than 90 days past due as a percent of assets was less than the comparable Peer Group ratio (0.29% versus 0.41% for the Peer Group). In contrast, Mutual Federal’s non-performing loans-to-loans ratio, which does not include accruing loans that are more than 90 days past due, was higher than the Peer Group's ratio (0.55% versus 0.40% for the Peer Group). The Association maintained a much lower level of loss reserves as a percent of non-performing loans (79.8% versus 376.4% for the Peer Group), while the Peer Group maintained a higher level of reserves as a percent of loans (0.84% versus 0.44% for the Association). The Association did not report any net loan chargeoffs, while the Peer Group reported a minimal amount.

Interest Rate Risk

Table 3.6 reflects various key ratios highlighting the relative interest rate risk exposure of the Association versus the Peer Group companies. In terms of balance sheet composition, the Mutual Federal interest rate risk characteristics were considered to be more favorable than the Peer Group’s. Most notably, the Association’s higher tangible capital position and higher IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. In addition, the Association is currently following a strategy of retaining for portfolio long-term fixed rate mortgage loans secured by 1-4 family residential property. A lower level of non-interest earning assets represented an advantage for the Association with respect to capacity to generate net interest income and, in turn, limit the interest rate risk associated with the balance sheet. On a pro forma basis, the infusion of stock proceeds should provide the Association with balance sheet interest rate risk characteristics that are more favorable to the Peer Group’s measures.

To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Mutual Federal and the Peer Group. In general, the more significant fluctuations in the Association’s ratios implied

RP Financial, LC.
Page 3.16

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 3.5
Credit Risk Measures and Related Information
Comparable Institution Analysis
As of September 30, 2005 or Most Recent Date Available

Institution	REO/ Assets (%)	NPAs & 90+Del/ Assets (%)	NPLs/ Loans (%)	Rsrves/ Loans (%)	Rsrves/ NPLs (%)	Rsrves/ NPAs & 90+Del (%)	Net Loan Chargoffs ($000)	NLCs/ Loans (%)
Mutual Federal Bncrp Inc of IL	0.00	0.29	0.55	0.44	79.79	79.79	0	0.00
All Public Companies								
Averages	0.05	0.48	0.55	0.89	256.04	231.72	339	0.12
Medians	0.01	0.26	0.36	0.85	195.92	161.86	61	0.03
State of IL								
Averages	0.05	0.69	1.02	0.90	242.43	222.99	92	0.04
Medians	0.01	0.52	0.66	0.83	130.49	106.36	63	0.03
Comparable Group Average								
Averages	0.11	0.41	0.40	0.84	375.95	376.40	31	-0.01
Medians	0.01	0.23	0.27	0.85	206.65	258.38	4	0.00
Comparable Group								
ALLB Alliance Bank MHC of PA (20.0)(1)	0.47	1.03	0.69	1.25	180.33	67.98	0	-0.07
CHEV Cheviot Fin Cp MHC of OH(45.0)(1)	0.01	0.08	0.10	0.37	370.87	326.50	0	0.00
FFFS First Fed Serv MHC of IL(45.0)(1)	0.00	0.04	0.04	0.37	873.47	839.22	0	0.00
GOV Gouverneur Bcp MHC of NY(42.6)(1)	0.03	0.37	0.42	0.87	206.65	190.25	1	0.00
GCBC Green Co Bcrp MHC of NY (44.0)	0.00	NA	NA	0.74	NA	NA	17	0.04
JXSB Jcksnville Bcp MHC of IL(47.2)	0.24	0.65	0.70	1.30	185.44	111.64	158	-0.09
NVSL Naug Vlly Fin MHC of CT (45.0)	0.01	0.09	0.11	0.78	722.31	613.73	2	0.00
ONFC Oneida Fincl MHC of NY (43.9)	0.01	0.06	0.08	0.85	NA	797.21	60	0.10
PSBH PSB Hldgs Inc MHC of CT (46.3)	0.00	NA	NA	0.85	NA	NA	5	-0.21
PBHC Pathfinder BC MHC of NY (35.5)(1)	0.28	0.94	1.08	1.00	92.61	64.64	64	0.14
State of IL								
BFIN BankFinancial Corp. of IL(1)	0.00	0.38	0.62	0.95	154.17	154.17	81	0.03
EFC EFC Bancorp, Inc of Elgin IL(1)(2)	0.00	0.32	0.40	0.60	151.21	151.21	51	0.02
FBTC First BancTrust Corp of IL(1)	0.05	1.00	1.68	1.79	106.80	101.07	61	0.19
FFFS First Fed Serv MHC of IL(45.0)(1)	0.00	0.04	0.04	0.37	873.47	839.22	0	0.00
FFBI First Federal Bancshares of IL(1)	0.00	NA	NA	0.54	NA	NA	63	0.15
JXSB Jcksnville Bcp MHC of IL(47.2)	0.24	0.65	0.70	1.30	185.44	111.64	158	-0.09
MAFB MAF Bancorp, Inc. of IL	0.01	0.35	0.49	0.51	102.71	100.47	279	0.02
PFED Park Bancorp of Chicago IL(1)	0.04	1.71	2.60	0.83	31.99	31.34	0	0.00

(1) Financial information is for the quarter ending June 30, 2005.
(2) Excluded from averages due to announced or pending acquisition.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2005 by RP Financial, LC.

RP Financial, LC.
Page 3.17

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
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Table 3.6
Interest Rate Risk Measures and Net Interest Income Volatility
Comparable Institution Analysis
As of September 30, 2005 or Most Recent Date Available

Institution	Balance Sheet Measures: Equity/ Assets (%)	IEA/ IBL (%)	Non-Earn. Assets/ Assets (%)	Quarterly Change in Net Interest Income (change in net interest income is annualized in basis points): 09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04
Mutual Federal Bncrp Inc of IL	27.9	142.4	1.0	63	-10	10	10	13	-42
All Public Companies	9.9	107.0	4.9	-3	-3	-2	-1	3	-0
State of IL	12.4	112.2	4.5	-11	2	-12	6	-0	-1
Comparable Group Average	14.2	113.5	5.2	-8	-2	4	4	-4	3
Comparable Group									
ALLB Alliance Bank MHC of PA (20.0)(1)	9.0	105.5	5.3	NA	6	-5	-2	-26	3
CHEV Cheviot Fin Cp MHC of OH(45.0)(1)	27.6	135.3	2.9	NA	-10	-2	1	14	14
FFFS First Fed Serv MHC of IL(45.0)(1)	27.0	136.2	1.0	NA	-4	-3	13	3	2
GOV Gouverneur Bcp MHC of NY(42.6)(1)	15.7	115.3	5.3	NA	-2	-2	-1	-3	-6
GCBC Green Co Bcrp MHC of NY (44.0)	11.3	109.2	3.5	5	-5	-8	2	7	-6
JXSB Jcksnville Bcp MHC of IL(47.2)	6.8	104.0	6.1	-12	8	1	-9	12	-2
NVSL Naug Vlly Fin MHC of CT (45.0)	15.7	112.2	6.5	-22	-15	32	31	-19	NA
ONFC Oneida Fincl MHC of NY (43.9)	8.6	102.7	10.3	-4	-7	10	11	-9	5
PSBH PSB Hldgs Inc MHC of CT (46.3)	15.2	114.5	3.5	-6	2	19	-0	-4	NA
PBHC Pathfinder BC MHC of NY (35.5)(1)	5.6	100.1	7.9	NA	4	-4	0	-11	12
State of IL									
BFIN BankFinancial Corp. of IL(1)	16.9	118.8	3.9	NA	4	NA	NA	NA	NA
EFC EFC Bancorp, Inc of Elgin IL(1)(2)	8.6	105.7	4.9	NA	5	1	10	-10	-15
FBTC First BancTrust Corp of IL(1)	11.4	108.2	4.8	NA	10	-31	39	-15	14
FFFS First Fed Serv MHC of IL(45.0)(1)	27.0	136.2	1.0	NA	-4	-3	13	3	2
FFBI First Federal Bancshares of IL(1)	6.3	105.1	2.6	NA	-11	-11	-8	-0	6
JXSB Jcksnville Bcp MHC of IL(47.2)	6.8	104.0	6.1	-12	8	1	-9	12	-2
MAFB MAF Bancorp, Inc. of IL	6.3	104.5	7.4	-11	-7	-6	8	-6	0
PFED Park Bancorp of Chicago IL(1)	11.9	108.7	5.8	NA	15	-19	-8	5	-23

(1) Financial information is for the quarter ending June 30, 2005.
(2) Excluded from averages due to announced or pending acquisition.
NA=Change is greater than 100 basis points during the quarter.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2005 by RP Financial, LC.

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there was a greater degree of interest rate risk associated with net interest income compared to the Peer Group’s, based on the interest rate environment that prevailed during the period covered in Table 3.6. The stability of the Association’s net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of the Mutual Federal asset base and the proceeds will be substantially deployed into interest-earning assets.

Summary

Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Mutual Federal. Such general characteristics as asset size, capital position, the composition of interest-earning assets, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

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IV. VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology used to determine the estimated pro forma market value of Mutual Federal for purposes of pricing the minority stock. The valuation incorporates the appraisal methodology promulgated by the OTS and adopted in practice by the FDIC for standard conversions and mutual holding company offerings, particularly regarding selection of the Peer Group, fundamental analysis on both the Association and the Peer Group, and determination of the Association’s pro forma market value utilizing the market value approach.

Appraisal Guidelines

The OTS written appraisal guidelines specify the market value methodology for estimating the pro forma market value of an institution. The FDIC, state banking agencies and other Federal agencies have endorsed the OTS appraisal guidelines as the appropriate guidelines involving mutual-to-stock conversions. As previously noted, the appraisal guidelines for MHC offerings are somewhat different, particularly in the Peer Group selection process. Specifically, the regulatory agencies have indicated that the Peer Group should be based on the pro forma fully-converted pricing characteristics of publicly-traded MHCs, rather than on already fully-converted publicly-traded stock thrifts, given the unique differences in stock pricing of MHCs and fully-converted stock thrifts. Pursuant to this methodology: (1) a peer group of comparable publicly-traded MHC institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) the pro forma market value of the subject company is determined based on the market pricing of the peer group, subject to certain valuation adjustments based on key differences. In addition, the pricing characteristics of recent conversions and MHC offerings must be considered.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in

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Chapter III, which constitutes "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed conversions and stock offerings of comparable MHCs, including closing pricing and aftermarket trading of such offerings. It should be noted that these valuation analyses, based on either the Peer Group or the recent conversions and MHC transactions, cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

The pro forma market value determined herein is a preliminary value for the Association’s to-be-issued stock. Throughout the MHC process, RP Financial will: (1) review changes in the Association’s operations and financial condition; (2) monitor the Association’s operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending MHC offerings, and to a lesser extent, standard conversion offerings, both regionally and nationally. If material changes should occur prior to close of the offering, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

The appraised value determined herein is based on the current market and operating environment for the Association and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including the Mutual Federal value, the market value of the stocks of public MHC institutions, or the Mutual Federal value alone. To the extent a change in factors impacting the Association’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

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Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Association and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Association relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of Mutual Federal coming to market at this time.

1.     Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Association’s and the Peer Group's financial strength are noted as follows:

•
Overall A/L Composition. Loans funded by retail deposits were the primary components of both the Mutual Federal and the Peer Group balance sheets. The Association’s interest-earning asset composition exhibited a lower concentration of loans and the Mutual Federal loan portfolio composition reflected a lower degree of diversification into higher risk and higher yielding types of loans. Overall, in comparison to the Peer Group, the Association’s asset composition provided for a lower yield earned on interest-earning assets and a lower risk weighted assets-to-assets ratio. The Mutual Federal funding composition reflected a lower level of deposits and a lower level of borrowings than the comparable Peer Group ratios, which translated in a lower cost of funds for the Association. Overall, as a percent of assets, the Association maintained a higher level of interest-earning assets and a lower level of interest-bearing liabilities than indicated for the Peer Group, which resulted in a higher IEA/IBL ratio for the Association. The infusion of stock proceeds will increase the Association’s capital position and, in turn, provide Mutual Federal with an IEA/IBL ratio that is higher than the Peer Group’s ratio. At the same time, the composition of the Association’s assets and liabilities will continue to provide for a more favorable interest rate spread than maintained by the Peer Group. For valuation purposes, RP Financial concluded that no adjustment was warranted for the Association’s overall asset/liability composition.

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•
Credit Quality. The Association maintained a lower ratio of non-performing assets-to-assets and a higher ratio of non-performing loans-to-loans. Loss reserves maintained as a percent of non-performing loans were higher for the Peer Group, and the Peer Group maintained higher reserves as a percent of loans. Net loan charge-offs as a percent of loans were lower for the Association than the Peer Group. As noted above, the Association maintained a lower risk weighted assets-to-assets ratio than the Peer Group, reflecting the Association’s lower loans-to-assets ratio and lending diversification which is limited to multi-family residential real estate secured loans, which are risk-weighted at the same rate as 1-4 family residential loans. Overall, in comparison to the Peer Group, the Association’s measures imply a similar degree of credit risk exposure and, thus, RP Financial concluded that no adjustment was warranted for the Association’s credit quality.

•
Balance Sheet Liquidity. The Association operated with a higher level of cash and investment securities relative to the Peer Group (46.8% of assets versus 30.9% for the Peer Group). Following the infusion of the stock proceeds, the Association’s cash and investments ratio is expected to increase as the proceeds will initially be deployed into investments. Mutual Federal’s future borrowing capacity was considered to be greater than the Peer Group's, in light of the lower level of borrowings maintained by the Association in comparison to the Peer Group. Overall, balance sheet liquidity for the Association and the Peer Group was viewed as adequate, even with the higher ratios maintained by the Association, thus, RP Financial concluded that no adjustment was warranted for balance sheet liquidity.

•
Funding Liabilities. The Association’s interest-bearing funding composition reflected a lower level of deposits compared to the Peer Group’s ratio, and no borrowings, versus a level of borrowings for the Peer Group. The Association’s overall funding composition provided for a lower cost of funds than maintained by the Peer Group. In total, the Association maintained a lower level of interest-bearing liabilities than the Peer Group, which was attributable to Mutual Federal’s higher capital position. Following the stock offering, the increase in the Association’s capital position should increase the Association’s advantage in terms of interest-bearing liabilities as maintained by the Peer Group. At the same time, the Association’s funding composition can be expected to result in a lower cost of funds than maintained by the Peer Group. Overall, RP Financial concluded that a slight upward adjustment was warranted for Mutual Federal’s funding composition.

•
Capital. Mutual Federal operates with a higher equity-to-assets ratio than the Peer Group. Following the stock offering, the Association’s pro forma capital position will be significantly higher than the Peer Group's equity-to-assets ratio, resulting in greater leverage potential and reduce the level of interest-bearing liabilities utilized to fund assets. Overall, RP Financial concluded that a slight upward valuation adjustment was warranted for the Association’s pro forma capital position.

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On balance, the Mutual Federal balance sheet strength was considered to be more attractive than the Peer Group's, as implied by the Association’s asset/liability composition, funding composition, liquidity, credit quality and capital ratios. Accordingly, we concluded that a slight upward valuation adjustment was warranted for the Association’s financial condition.

2.     Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple that the investment community will pay for earnings. The major factors considered in the valuation are described below.

•
Reported Earnings. Supported by significant gains on asset sales, the Association reported higher earnings on an ROAA basis (2.10% of average assets versus 0.70% for the Peer Group). Higher levels of net interest income, lower loss provisions, lower operating expenses and higher non-operating gains on sale accounted for the Association’s higher return. Higher non-interest operating income and a lower effective tax rate represented earnings advantages for the Peer Group. Reinvestment and leveraging of the net stock proceeds should enhance returns for Mutual Federal, but the pick-up in earnings will be somewhat offset by the increase in operating expenses that will result from the implementation of the stock benefit plans and expenses related to operating as a publicly-traded company with shareholders. Overall, the Association’s reported earnings were considered to be more attractive than the Peer Group’s and, thus, RP Financial concluded that a slight upward adjustment was appropriate for the Association’s reported earnings.

•
Core Earnings. The Association’s reported earnings were substantially supported by non-operating income in the form of gains on the sale of Freddie Mac stock, while the Peer Group reported a minimal amount of non-operating expense. Excluding the gains on sale, Mutual Federal’s adjusted, or core earnings, approximated $497,000 for the twelve months ended September 30, 2005, or 0.76% of average assets, versus core earnings of 0.71% of average assets for the Peer Group. Notwithstanding the similar core ROA, the Association’s level of net income represents a less favorable financial performance when taking into account Mutual Federal’s much higher equity base. The Association’s higher net interest income ratio and lower level of operating expenses translated into an expense coverage ratio that was more favorable than the Peer Group’s ratio (1.43x versus 1.16x for the Peer Group). The Mutual Federal efficiency ratio of 69.1% was also slightly more favorable than the Peer Group’s efficiency ratio of 70.9%. Overall, these measures, as well as the expected earnings benefits the Association should realize from the redeployment of stock proceeds into interest-earning assets will somewhat be negated by expenses associated with the stock benefit plans and operating as a publicly-traded company, indicate that the

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Association’s earnings are somewhat lower than the Peer Group’s core earnings. Therefore, RP Financial concluded that a slight downward adjustment was warranted for the Association’s core earnings.

•
Interest Rate Risk. Quarterly changes in the Association’s and the Peer Group's net interest income to average assets ratios indicated that a slightly higher degree of volatility was associated with Mutual Federal’s net interest margin. The Peer Group’s higher level of non-interest income implied a lower dependence on the yield-cost spread to sustain net interest income, while the Association benefits from a higher, interest free capital base. On a pro forma basis, the Association’s capital position and IEA/IBL ratio will be enhanced by the infusion of stock proceeds and should lessen the current advantages indicated for the Peer Group’s ratios. Overall, RP Financial concluded that the interest rate risk associated with the Association’s earnings was comparable to the Peer Group’s earnings interest rate risk exposure and no valuation adjustment was necessary for this factor.

•
Credit Risk. Loan loss provisions were a slightly larger factor in the Peer Group’s earnings (0.07% of average assets versus 0.00% of average assets for the Association). Other credit risk measures generally implied the Association’s credit risk exposure was similar to the Peer Group’s, in terms of future exposure to credit quality related losses. Overall, RP Financial concluded that no adjustment was warranted for this factor.

•
Earnings Growth Potential. The infusion of stock proceeds will increase the Association’s earnings growth potential with respect to leverage capacity and provide the Association with additional liquidity for purposes of funding loan growth. Opportunities to increase earnings through loan and deposit growth are considered to be somewhat less favorable in terms of Mutual Federal’s resources and existing products and services, which are more limited than the Peer Group. The Association’s primary market area provides access to a large potential customer base, however the Association lacks a branch network or other delivery systems such as a diverse product line and a website to market its products and services. There are also demographic and economic limitations that are associated with the primary market area zip code served by Mutual Federal. Overall, the Association’s earnings growth potential appears to be less comparable to the Peer Group's, and, thus, we concluded that a slight downward adjustment was warranted for this factor.

•
Return on Equity. The Association’s estimated pro forma return on assets and pro forma equity ratio is expected to result in a pro forma return on equity that is below the Peer Group’s average return on equity. In view of the lower capital growth rate that will be implied by Mutual Federal’s pro forma ROE, we concluded that a moderate downward adjustment was warranted for the Association’s ROE.

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Overall, a moderate downward adjustment was applied for the Association’s profitability, growth and viability of earnings, based on the expected post-conversion structure of the Association’s income statement, reported earnings, core earnings and return on equity.

3.     Asset Growth

Mutual Federal experienced a 1.1% increase in assets during the most recent twelve month period, versus a 3.5% asset growth rate posted by the Peer Group. Asset growth by the Association was channeled into an increase in loans, while cash and investments declined. The Peer Group’s asset growth was mostly realized through loan growth, which was supplemented with a decrease in cash and investments. The Association will realize an increase in its pro forma capital position from the infusion of stock proceeds, which will provide Mutual Federal with substantially greater leverage capacity as currently maintained by the Peer Group. However, the Association currently operates with a more limited product and services line than the overall Peer Group, operates from a single office location, and does not operate a website or maintain other types of delivery systems. The Association has also not expanded its operations or asset size over the past several years, in spite of maintaining a relatively high capital ratio. Accordingly, we believe that a slight downward adjustment was warranted for this factor.

4.     Primary Market Area

The general condition of an institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served. The Association’s primary market area is the west central portion of Cook County, limited to the local area surrounding the single office location. The area served by the office location contains primarily residential real estate properties, with a mixture of commercial property. The moderate economic activity in the primary market area zip code 60608 has resulted in declining population trends and low household and per capita income levels.

In general the Peer Group companies operate in smaller, but faster growing markets than served by the Association. The Peer Group companies maintained a stronger competitive position than Mutual Federal, as indicated by the higher deposit market share that was maintained by the Peer Group companies on average, 16.1% versus 0.03% for the Association,

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however this statistic is affected by the very large Cook County/Chicago area deposit base. Summary demographic, economic and deposit market share data for the Association and the Peer Group companies is provided in Exhibit III-3. As shown in Table 4.1, August 2005 unemployment rates for the markets served by the Peer Group companies were, in general, lower than Cook County’s unemployment rate for August 2005. On balance, we concluded that no adjustment was appropriate for the Association’s market area.

Table 4.1
Market Area Unemployment Rates
Mutual Federal and the Peer Group Companies(1)

	County	August 2005 Unemployment
Mutual Federal - IL	Cook	6.4%
Peer Group		5.2%
Alliance Bank MHC - PA	Delaware	4.6%
Cheviot Financial Corp. MHC of OH	Hamilton	5.4
First Fed Services MHC - IL	Madison	5.5
Gouverneur Bancorp MHC - NY	St. Lawrence	5.3
Greene Co. Bancorp MHC - NY	Greene	4.4
Jacksonville SB MHC - IL	Morgan	5.5
Naugatuck Valley MHC - CT	New Haven	5.8
Oneida Financial MHC - NY	Madison	4.4
PSB Holdings, Inc. MHC - CT	Windham	5.5
Pathfinder Bancorp MHC - NY	Oswego	5.5

(1) Unemployment rates are not seasonally adjusted.
Source: U.S. Bureau of Labor Statistics.

5.     Dividends

At this time the Association has not established a dividend policy. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

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All ten of the Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 1.40% to 3.96%. The average dividend yield on the stocks of the Peer Group institutions equaled 2.40% as of November 4, 2005. As of that same date, approximately 87% of all publicly-traded thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.52%. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends.

Our valuation adjustment for dividends for Mutual Federal also considered the regulatory policy with regard to waiver of dividends by the MHC. Under current policy, any waiver of dividends by an FDIC regulated MHC requires that the minority stockholders’ ownership interest be reduced in a second-step conversion to reflect the cumulative waived dividend account. Comparatively, no adjustment for waived dividends is required for OTS regulated companies in a second-step conversion. As an MHC operating under OTS regulation, the Association will be subject to the same regulatory dividend policy as a large majority of the Peer Group companies (nine of the Peer Group companies operate under OTS regulation for purposes of the dividend waiver). Accordingly, we believe that to the extent Mutual Federal’s pro forma market value would be influenced by the OTS’ dividend policy regarding MHC institutions, it has been sufficiently captured in the pricing of the Peer Group companies.

Overall, the Association’s capacity to pay dividends will be similar to the Peer Group’s, as the result of its pro forma earnings and capital levels. Accordingly, we concluded that no adjustment was warranted for purposes of the Association’s dividend policy.

6.     Liquidity of the Shares

Pursuant to OTS written appraisal guidelines, the Peer Group is by definition composed of companies that are traded in the public markets. Nine of the Peer Group members trade on the NASDAQ system, and one trades on the AMEX. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies, based on the shares issued and outstanding to public shareholders (i.e., excluding the majority ownership interest owned by the respective MHCs) ranged from $11.5 million to $51.3 million as of November 4, 2005, with average and median market values of $26.8 million and $28.3 million, respectively.

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The shares issued and outstanding to the public shareholders of the Peer Group members ranged from 688,000 to 4.5 million, with average and median shares outstanding of 2.2 million and 1.8 million, respectively. The Association’s minority stock offering is expected to have a pro forma market value that is well below the Peer Group average and median, while the number of public shares outstanding for the Association is also expected to be below the mean number of shares outstanding maintained by the individual Peer Group companies. It is anticipated that the Association’s stock will be listed for trading on the OTC Bulletin Board following the stock offering, which generally suggests lower liquidity than on NASDAQ or other exchange listings. Overall, we anticipate that the Association’s public stock will have a less liquid trading market as the Peer Group companies on average and, therefore, concluded a moderate downward adjustment was necessary for this factor.

7.     Marketing of the Issue

Three separate markets exist for thrift stocks: (1) the after-market for public companies, both fully-converted stock companies and MHCs, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of the Association’s to-be-issued stock.

A.     The Public Market

            The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

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In terms of assessing general stock market conditions, the performance of the overall stock market has been mixed over the past year. Higher oil prices and allegations of improprieties in the insurance industry pressured the Dow Jones Industrial Average (“DJIA”) to its lowest level of the year in late-October 2004. Lower oil prices reversed the downward trend in stocks at the close of October. The election outcome, a rise in consumer confidence and a strong jobs report for October extended the stock market rally into mid-November, as the DJIA hit a seven month high. Concerns about the falling dollar and a sharp rise in October producer prices temporarily dampened the stock market rally in late-November, but then stocks recovered in early-December on a sharp decline on oil prices. Some favorable economic data, including a strong report on December consumer confidence and a five-month low in new unemployment claims, helped to extend the rally through the end of the year as the DJIA move to a three and one-half year high.

The broader stock market started 2005 in a downward trend, as investors reacted negatively to some disappointing economic data and indications by the Federal Reserve that it was likely to keep raising rates because of wariness about inflation. Concerns about slowing profit growth, weaker than expected growth in the fourth quarter of 2004 and the elections in Iraq extended the downward trend through mid-January. After three straight weekly declines, the DJIA edged higher in the last week of January on some upbeat earnings reports and a better than expected consumer confidence index. The positive trend in the broader stock market continued during the first half of February, as the Federal Reserve’s quarter-point rate increase contained no surprises, oil prices declined and January retail sale beat expectations. The broader stock market had an uneven performance during the second half of February, reflecting concerns about inflation, higher oil prices and a weak dollar.

Despite surging oil prices, the DJIA moved back into positive territory for the year in early-March 2005. Strong job growth reflected in the February employment data and better than expected retail sales for February were factors that contributed to the positive move in stocks during the first week of March. Higher oil prices and interest rates pressured stocks lower in mid-March, as rising commodity prices rekindled inflation fears. The downturn in stocks continued going into the second half of March, as stocks were weighed down by news of a record U.S. trade deficit in 2004, General Motors’ warning that earnings would be significantly

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below an earlier forecast and record high oil prices. Increased expectations of higher interest rates further depressed stocks in late-March, as the Federal Reserve surprised investors by signaling for the first time in more than four years that it was concerned with inflation. As expected, the Federal Reserve concluded its March meeting by raising its target for the federal funds rate to 2.75% from 2.5%. After dropping to a two-month low, a decline in oil prices helped lift the DJIA to its biggest one-day gain for the year at the end of March 2005. However, the first quarter of 2005 still showed a decline in the DJIA for the third year in a row.

Weaker-than-expected job growth reflected in the March 2005 employment data pushed stocks lower at the start of the second quarter. Following a brief rally in early-April, the broader stock market moved to a five-month low in mid-April. The sell-off was based on concerns of a slowing U.S. economy, higher inflation and rising oil prices. Comparatively, economic data which showed a decline in initial jobless claims, a pick-up in Mid-Atlantic manufacturing activity and strong new home sales combined with some favorable first quarter earnings reports fueled a sharp rise in the stock market heading into late-April. A stronger-than-expected employment report for April, optimism about interest rates and a big planned purchase of General Motors shares helped to lift stocks in early-May. Gains in the broader stock market generally continued through the balance of May, as oil prices dropped and the economy showed signs of sustaining growth with low inflation following an upward revision in GDP growth for the first quarter while an accompanying inflation measure remained unrevised. The positive trend in the broader stock market was sustained through the first half of June, fueled by economic data which showed steady growth and mild inflation. After moving to a three-month high in mid-June, stocks declined at the end of the second quarter on continued worries over oil prices, slowing economic growth and the Federal Reserve’s plans for raising interest rates further.

The broader stock market rebounded at the start of the third quarter of 2005, as investors reacted favorably to falling oil prices and job growth reflected in the June employment data. Favorable inflation data for June and some positive third quarter earnings reports sustained the rally into the latter part of July. Stocks posted further gains in early-August on optimism about the economy, corporate profits and interest rates. Concerns that rising oil prices would reduce consumer spending and hurt corporate earnings produced a downward trend in the stock

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 market during the second half of August, with the DJIA posting a 1.5% loss for the month of August. The stock market showed resiliency in aftermath of Hurricane Katrina, as oil prices fell following the Energy Department’s decision to release some of the Strategic Petroleum Reserve.

Lower oil prices and an upbeat report from the Federal Reserve that showed the economy kept growing in July and August helped to extend the rebound in the stock market heading into mid-September. The rebound in the broader stock market paused in mid-September, as Hurricane Rita, higher oil prices and a quarter point rate increase by the Federal Reserve contributed to the DJIA posting its worst weekly loss in three months for the trading week ending September 23rd. Stocks rebounded mildly at the close of the third quarter, which helped the DJIA to a 2.9% gain for the third quarter. As an indication of the general trends in the nation's stock markets over the past year, as of November 4, 2005, the DJIA closed at 10530.8, an increase of 1.4% from one year ago and a decline of 2.3% year-to-date, and the NASDAQ closed at 2169.4 an increase of 6.4% from one year ago and a decline of 0.3% year-to-date. The Standard & Poors 500 Index closed at 1220.1 on November 4, 2005 an increase of 4.6% from one year ago and an increase of 0.7% year-to-date.

The market for thrift stocks has been mixed during the past twelve months, but, in general, thrift stocks have appreciated and declined in conjunction with the broader market. Thrift stocks followed the broader stock market lower at the close of the third quarter of 2004 and then rebounded in conjunction with the broader stock market rally at the start of the fourth quarter. After trading in a narrow range into mid-October, thrift stocks moved lower on some disappointing third quarter earnings and lower guidance on future earnings due to margin compression resulting from a flatter yield curve. The rally in the boarder stock market and the Federal Reserve’s indication that inflation risks were well contained fueled gains in the thrift sector during the first half of November. Trading activity in thrift stocks was mixed during late-November, as the rally lost steam on some profit taking and higher than expected inflation data for October. Thrift issues followed the broader market higher in early-December and then declined modestly into a narrow trading range through late-December. The year end rally in the broader stock market provided a slight boost to thrift prices as well.

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The market for thrift stocks was mixed at the start of 2005, but, in general, thrift stocks eased lower during January. Fourth quarter earnings for the thrift sector were generally in line with expectations, but concerns about higher interest rates and margin compression hindered thrift stocks throughout most of January. Thrift stocks followed the broader market higher in early-February, but then eased slightly in mid-February as long-term interest rates spiked-up following an unexpected surge in the January 2005 wholesale core inflation rate. Comparatively, tame inflation data reflected in the January consumer price index provided a boost to the thrift sector in late-February. Thrift stocks followed the broader market higher in early-March, as long-term interest rates declined slightly. Likewise, thrift stocks declined in conjunction with broader market during mid-March on the spike-up in long-term interest rates and signals from the Federal Reserve that it was becoming more concerned about inflation. Thrift stocks participated in the broader market rally at the close of the first quarter, with the SNL Thrift Index posting a one-day gain of 1.3% compared to 1.1% gain for the DJIA.

Thrift issues started the second quarter of 2005 trading in a narrow range and then followed the broader market lower in mid-April reflecting concerns that first quarter earnings in the thrift sector would show the negative effects of net interest margin compression resulting from the flattening of the yield curve. Acquisition speculation involving some large thrifts and a strong report on new home sales in March provided a boost to thrift stocks in late-April. Thrift stocks continued to show strength at the beginning of May, as long-term Treasury yields headed higher on news that the U.S. Treasury Department was considering bringing back the 30-year Treasury bond. Surprisingly strong job growth cooled off the thrift rally at the end of the first week of May. Thrift stocks rebounded in mid-May on strength in the broader market and a smaller than expected increase in the April consumer price index, which served to ease inflation concerns. Tame inflation data in the revised first quarter GDP report provided a boost to thrift stocks in late-May.

A weak employment report for May 2005 and concerns of an inverted yield curve provided for a mild pull back in thrift issues in early-June. Thrift stocks strengthened in mid-June, supported by a decline in the May consumer price index which served to calm inflation fears. Stocks in general also moved higher in mid-June on news that consumer confidence was up in June, reflecting the impact of a decline in the national unemployment rate and lower

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gasoline prices. Thrift stocks traded in a narrow range at the end of the second quarter, outperforming the broader market as acquisition activity in the financial services sector largely offset factors that were negatively impacting stocks in general such as higher oil prices.

Strength in the broader stock market and some positive second quarter earnings reports in the thrift sector supported a positive trend in thrift stocks at the beginning of the third quarter of 2005. Thrift stocks settled into a narrow trading range in late-July and early-August, as higher short-term interest rates provided for further flattening of the Treasury yield curve. Weakness in the broader market combined with a flatter yield curved pressured thrift stocks lower in mid- and late-August. Similar to the broader market, the market for thrift issues showed mixed results in early-September amid ongoing concerns about the long-term economic impact of Hurricane Katrina. Strength in the broader market and speculation of the Federal Reserve taking a pause in increasing rates supported a mild rally in thrift stocks going into mid-September. Likewise, thrift issues sold off in conjunction with the broader stock market going into late-September, as investors reacted negatively to the Federal Reserve hiking interest rates by another quarter point and the threat of Hurricane Rita hurting energy production. In contrast to the rebound in the broader stock market, thrift issues continued their slide at the end of the third quarter as a sharp decline in September consumer confidence weighted heavily on the thrift sector. On November 4, 2005, the SNL Index for all publicly-traded thrifts closed at 1,551.1, an increase of 1.6% from one year ago and a decline of 3.4% year-to-date. The SNL MHC Index closed at 2,977.8 on November 4, 2005, an increase of 3.1% from one year ago and an increase of 1.7% year-to-date.

B.     The New Issue Market

            In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Association’s pro forma market value. The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds,

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effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book ("P/B") ratio in that the P/B ratio of a converting mutual thrift will result in a discount to book value whereas in the current market for existing thrifts the P/B ratio often reflects a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

After experiencing a softer market in the first part of 2005, particularly with respect to mutual holding company offerings where a number of new issues traded below their IPO prices, speculative interest in converting thrifts lessened and the new issue market for converting issues has shown signs of stabilizing in recent months. As shown in Table 4.2, one full conversion, one second step conversion of a mutual holding company and two mutual holding company offerings were completed during the past three months. The mutual holding company offerings involved large companies (assets in excess of $1 billion) that are considered to be less relevant for purposes of our analysis. On a fully-converted basis, the average closing pro forma price/tangible book ratio of the two recent MHC offerings equaled 83.1%, and these two companies experienced a moderate run-up in after market trading prices as shown in Table 4.2.

            Perhaps more relevant to the interest in the Association’s offering are the results of the five small MHC offerings completed in 2005. These offering involved smaller companies whose stock were traded on the bulletin boards - like the Association’s will be upon completion of the conversion offering (see Exhibit IV-4). As shown in Table 4.3, the most recent three offerings closed their offering at 92% of the midpoint valuation, were priced at an average fully converted P/B ratio of 73.9% and traded only slightly higher than their initial offering price.

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RP® Financial, LC.

Table 4.2
Pricing Characteristics and After-Market Trends
Recent Conversions Completed (Last Three Months)

Institutional Information				Pre-Conversion Data: Financial Info.		Pre-Conversion Data: Asset Quality		Offering Information				Contribution to Charitable Found.		Insider Purchases: Benefit Plans			Initial	Pro Forma Data: Pricing Ratios(3)			Pro Forma Data: Financial Charac.				Post-IPO Pricing Trends: Closing Price:					
Institution	ST.	Conversion Date	Ticker	Assets ($Mil)	Equity/ Assets (%)	NPAs/ Assets (%)	Res. Cov. (%)	Gross Proc. ($Mil.)	% Offered (%)	% of Mid. (%)	Exp./ Proc. (%)	Form	% of Offering (%)	ESOP (%)	Recog Plans (%)	Mgmt.& Dirs. (%)(2)	Dividend Yield (%)	P/TB (%)	Core P/E (x)	P/A (%)	Core ROA (%)	TE/A (%)	Core ROE (%)	IPO Price ($)	First Trading Day ($)	% Change (%)	After First Week(4) ($)	% Change (%)	After First Month(5) ($)	% Change (%)
Standard Conversions																														
Legacy Bancorp, Inc.(1)	MA	10/26/05	LEGC-NASDAQ	$ 707	8.64%	0.17%	328%	$ 95.5	100%	115%	2.1%	Stk.	8.0%	8.0%	4.0%	4.0%	0.00%	72.6%	24.9x	13.0%	0.5%	18.0%	2.9%	$10.00	$13.03	30.3%	$13.40	34.0%	$13.25	32.5%
Averages - Standard Conversions:				$ 707	8.64%	0.17%	328%	$ 95.5	100%	115%	2.1%	N.A.	N.A.	8.0%	4.0%	4.0%	0.00%	72.6%	24.9x	13.0%	0.5%	18.0%	2.9%	$10.00	$13.03	30.3%	$13.40	34.0%	$13.25	32.5%
Medians - Standard Conversions:				$ 707	8.64%	0.17%	328%	$ 95.5	100%	115%	2.1%	N.A.	N.A.	8.0%	4.0%	4.0%	0.00%	72.6%	24.9x	13.0%	0.5%	18.0%	2.9%	$10.00	$13.03	30.3%	$13.40	34.0%	$13.25	32.5%
Second Step Conversions																														
American Bancorp of New Jersey*	NJ	10/6/05	ABNJ-NASDAQ	$ 443	8.96%	0.23%	168%	$ 99.2	70%	132%	1.7%	N.A	N.A	8.0%	3.6%	3.5%	1.41%	112.7%	57.5x	26.8%	0.5%	23.8%	2.0%	$10.00	$10.16	1.6%	$9.75	-2.5%	$10.01	0.1%
Averages - Second Step Conversions:				$ 443	8.96%	0.23%	168%	$ 99.2	70%	132%	1.7%	NA	NA	8.0%	3.6%	3.5%	1.41%	112.7%	57.5x	26.8%	0.5%	23.8%	2.0%	$10.00	$10.16	1.6%	$ 9.75	-2.5%	$10.01	0.1%
Medians - Second Step Conversions:				$ 443	8.96%	0.23%	168%	$ 99.2	70%	132%	1.7%	NA	NA	8.0%	3.6%	3.5%	1.41%	112.7%	57.5x	26.8%	0.5%	23.8%	2.0%	$10.00	$10.16	1.6%	$ 9.75	-2.5%	$10.01	0.1%
Mutual Holding Company Conversions																														
Investors Bancorp, Inc. (1)	NJ	10/12/05	ISBC-NASDAQ	$4,962	8.20%	0.15%	76%	$ 516.3	44%	132%	1.2%	C/S	1.0%/3.0%	8.0%	4.3%	0.9%	0.00%	83.7%	24.0x	19.6%	0.8%	15.8%	5.1%	$10.00	$10.02	0.2%	$10.10	1.0%	$10.53	5.3%
Wauwatosa Holdings, Inc. (1)*	WI	10/5/05	WAUW-NASDAQ	$1,345	9.67%	1.04%	36%	$ 101.2	30%	132%	2.4%	Stk.	5.5%	8.0%	4.0%	2.2%	0.00%	82.4%	31.2x	20.8%	0.8%	15.2%	4.9%	$10.00	$11.25	12.5%	$10.73	7.3%	$10.95	9.5%
Averages - Mutual Holding Company Conversions:				$3,154	8.94%	0.60%	56%	$ 308.7	37%	132%	1.8%	NA	NA	8.0%	4.1%	1.5%	0.00%	83.1%	27.6x	20.2%	0.8%	15.5%	5.0%	$10.00	$10.64	6.4%	$10.42	4.2%	$10.74	7.4%
Medians - Mutual Holding Company Conversions:				$3,154	8.94%	0.60%	56%	$ 308.7	37%	132%	1.8%	NA	NA	8.0%	4.1%	1.5%	0.00%	83.1%	27.6x	20.2%	0.8%	15.5%	5.0%	$10.00	$10.64	6.4%	$10.42	4.2%	$10.74	7.4%
Averages - All Conversions:				$1,864	8.87%	0.40%	152%	$203.0	61%	128%	1.8%	NA	NA	8.0%	4.0%	2.6%	0.35%	87.9%	34.4x	20.0%	0.6%	18.2%	3.7%	$10.00	$11.12	11.2%	$11.00	10.0%	$11.19	11.9%
Medians - All Conversions:				$1,026	8.80%	0.20%	122%	$100.2	57%	132%	1.9%	NA	NA	8.0%	4.0%	2.9%	0.00%	83.1%	28.1x	20.2%	0.6%	16.9%	3.9%	$10.00	$10.71	7.1%	$10.42	4.2%	$10.74	7.4%

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available; C/S-Cash/Stock.

(1) Non-OTS regulated thrift.
(2) As a percent of MHC offering for MHC transactions.
(3) Does not take into account the adoption of SOP 93-6.
(4) Latest price if offering is less than one week old.
(5) Latest price if offering is more than one week but less than one month old.
(6) Mutual holding company pro forma data on full conversion basis.
(7) Simultaneously completed acquisition of another financial institution.
(8) Simultaneously converted to a commercial bank charter.
(9) Former credit union.

November 4, 2005

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Table 4.3
Mutual Federal Savings and Loan Association of Chicago
Recent OTC Listed Thrift Conversions

Comp. Date	Company	Gross Proceeds	% of Midpt.	Valuation P/B	1 Mnth Trading
7/14/05	Ottawa Svgs Bncrp, IL	$10.0	86%	75.9%	7.0%
6/2/05	North Penn Bancorp, PA	6.4	85%	73.6%	1.5%
1/21/05	Home Federal, LA	14.7	105%	72.4%	(0.8%)
	Averages	$10.4	92%	73.9%	2.6%

            Based on these results, we concluded that smaller MHC offerings that will be listed on the OTC Bulletin Board have greatly diminished in attractiveness to the market. Lack of liquidity, the MHC structure, and uncertainty regarding long term prospects have combined to limit the marketability of IPO shares for smaller size offerings like the Association.

C.     The Acquisition Market

            Also considered in the valuation was the potential impact on the Mutual Federal stock price of recently completed and pending acquisitions of other savings institutions operating in Illinois. As shown in Exhibit IV-5, there were ten Illinois thrift acquisitions completed from June 1, 2003 through year-to-date 2005, and there are currently two pending acquisitions of Illinois savings institutions. To the extent that acquisition speculation may impact the Association’s valuation, we have largely taken this into account in selecting companies which operate in the MHC form of ownership. Accordingly, the Peer Group companies are considered to be subject to the same type of acquisition speculation that may influence the Mutual Federal trading price.

* * * * * * * * * * *

            In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for MHC shares and the local acquisition market for thrift stocks. Taking these factors and trends into account, RP Financial concluded that a moderate downward adjustment was appropriate in

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the valuation analysis for purposes of marketing of the issue. This adjustment is due to recent data suggesting lack of investor interest in smaller sized offerings.

8.     Management

The Mutual Federal management team appears to have experience and expertise in all of the key areas of the Association’s operations. Exhibit IV-6 provides summary resumes of the Mutual Federal Board of Directors and senior management. The financial characteristics of the Association suggest that the Board and management team have been effective in implementing an operating strategy that can be well managed by the Association’s present organizational structure. The Association currently does not have any senior management positions that are vacant.

Similarly, the returns, capital positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.     Effect of Government Regulation and Regulatory Reform

In summary, as a federally-insured savings and loan association operating in the MHC form of ownership, the Association will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-7 reflects the Association’s pro forma regulatory capital ratios. There was one difference noted between Mutual Federal and one Peer Group company operating under the FDIC regulatory policy. This difference relates to the treatment of dividend waivers (see the discussion above for "Dividends"). Since this factor was already accounted for in the "Dividends" section of this appraisal, no further adjustment has been applied for the effect of government regulation and regulatory reform.

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Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Association’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Table 4.4
Mutual Federal Savings and Loan Association of Chicago
Valuation Adjustments

Key Valuation Parameters:	Valuation Adjustment
Financial Condition	Slight Upward
Profitability, Growth and Viability of Earnings	Moderate Downward
Asset Growth	Slight Downward
Primary Market Area	No Adjustment
Dividends	No Adjustment
Liquidity of the Shares	Moderate Downward
Marketing of the Issue	Moderate Downward
Management	No Adjustment
Effect of Government Regulations and Regulatory Reform	No Adjustment

Basis of Valuation - Fully-Converted Pricing Ratios

As indicated in Chapter III, the valuation analysis included in this section places the Peer Group institutions on equal footing by restating their financial data and pricing ratios on a "fully-converted" basis. We believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include: (1) lower aftermarket liquidity in the MHC shares since less than 50% of the shares are available for trading; (2) no opportunity for public shareholders to exercise voting control; (3) the potential pro forma impact of second-step conversions on the pricing of MHC institutions; (4) the regulatory policies regarding the dividend waiver policy by MHC institutions; and (5) the middle-tier structure maintained by most MHCs that facilitates the ability for stock repurchases. The above characteristics of MHC shares have provided MHC shares with different trading characteristics versus fully-converted companies. To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the Peer Group on a fully-converted basis to make them comparable for valuation purposes.

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Using the per-share and pricing information of the Peer Group on a fully-converted basis accomplishes a number of objectives. First, such figures eliminate distortions that result when trying to compare institutions that have different public ownership interests outstanding. Secondly, such an analysis provides ratios that are comparable to the pricing information of fully-converted public companies, and more importantly, are directly applicable to determining the pro forma market value range of the 100% ownership interest in Mutual Federal as an MHC. Lastly, such an analysis allows for consideration of the potential dilutive impact of dividend waiver policies adopted by the Federal agencies. This technique is validated by the investment community's evaluation of MHC pricing, which also incorporates the pro forma impact of a second-step conversion based on the current market price.

To calculate the fully-converted pricing information for MHCs, the reported financial information for the public MHCs must incorporate the following assumptions, based on completed second step conversions to date: (1) all shares owned by the MHC are assumed to be sold at the current trading price in a second step-conversion; (2) the gross proceeds from such a sale were adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a second-step conversion of MHC institutions; (3) net proceeds are assumed to be reinvested at market rates on a tax effected basis; and (4) the public ownership interest is adjusted to reflect the pro forma impact of the waived dividends pursuant to applicable regulatory policy. Book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step-conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis. Table 4.5 on the following page shows the calculation of per share financial data (fully-converted basis) for each of the ten public MHC institutions that form the Peer Group.

Valuation Approaches: Fully-Converted Basis

In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, including the fully-converted analysis described above, we considered the three key pricing ratios in valuing the Mutual Federal to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the stock proceeds. In computing the

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RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 4.5

Calculation of Implied Per Share Data -- Incorporating MHC Second Step Conversion
Comparable Institution Analysis
For the Twelve Months Ended September 30, 2005

	Current Ownership			Current Per Share Data (MHC Ratios)					Impact of Second Step Conversion (4)				Pro Forma Per Share Data (Fully Converted)(4)					Pro Forma(5)	
	Total Shares (000)	Public Shares (000)	MHC Shares (000)	EPS ($)	Core EPS ($)	Book Value ($)	Tangible Book ($)	Assets ($)	Share Price ($)	Gross Procds(1) ($000)	Net Incr. Capital(2) ($000)	Net Incr. Income(3) ($000)	EPS ($)	Core EPS ($)	Book Value ($)	Tangible Book ($)	Assets ($)	Public Pct. (%)	Dilution (%)
Publicly-Traded MHC Institutions																			
ALLB Alliance Bank MHC of PA (20.0)	3,441	688	2,753	0.35	0.38	10.10	10.10	112.45	25.75	77,619	73,006	867	0.56	0.59	29.11	29.11	124.23	18.6	-1.4
CHEV Cheviot Fin Cp MHC of OH(45.0)	9,919	4,463	5,456	0.25	0.25	7.83	7.83	28.35	11.50	62,744	53,960	584	0.31	0.31	13.27	13.27	33.79	45.0	0.0
FFFS First Fed Serv MHC of IL(45.0)	3,920	1,764	2,156	0.52	0.52	9.53	9.53	35.35	13.25	28,567	24,568	266	0.59	0.59	15.88	15.88	41.62	45.0	0.0
GCBC Green Co Bcrp MHC of NY (44.0)	4,132	1,825	2,307	0.68	0.68	7.97	7.97	70.43	18.25	42,103	36,208	392	0.77	0.77	16.73	16.73	79.19	44.2	0.0
GOV Gouverneur Bcp MHC of NY(42.6)	2,284	973	1,311	0.41	0.38	8.13	8.13	51.72	11.85	15,535	13,360	145	0.47	0.44	13.98	13.98	57.57	42.6	0.0
JXSB Jcksnville Bcp MHC of IL(47.2)	1,968	928	1,040	0.43	0.40	10.32	8.83	130.14	14.74	15,330	13,183	143	0.50	0.47	17.02	15.53	136.84	47.2	0.0
NVSL Naug Vlly Fin MHC of CT (45.0)	7,604	3,422	4,182	0.25	0.24	6.87	6.84	43.57	10.30	43,075	37,044	401	0.30	0.29	11.74	11.71	48.44	45.0	0.0
ONFC Oneida Fincl MHC of NY (43.9)	7,693	3,371	4,322	0.44	0.51	6.88	5.01	58.05	10.60	45,813	39,399	426	0.50	0.57	12.00	10.13	63.17	43.8	0.0
PBHC Pathfinder BC MHC of NY (35.5)	2,463	870	1,593	0.38	0.28	8.80	7.03	126.05	13.95	22,222	19,111	207	0.46	0.36	16.56	14.79	133.81	35.3	0.0
PSBH PSB Hldgs Inc MHC of CT (46.3)	6,943	3,213	3,730	0.21	0.30	7.59	7.59	50.03	10.50	39,165	33,682	364	0.26	0.35	12.44	12.44	54.88	46.3	0.0

(1) Gross proceeds calculated as stock price multiplied by the number of shares owned by the mutual holding company (i.e., non-public shares).
(2) Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and deferred compensation account for restricted stock plan. For institutions with assets at the MHC level, the net increase in capital also includes consolidation of MHC assets with the capital of the institution concurrent with hypothetical second step.

Offering expense percent	2.00
ESOP percent purchase	8.00
Recognition plan percent	4.00

(3) Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and recognition plan do not generate reinvestment income), less after-tax ESOP amortization and recognition plan vesting:

After-tax reinvestment	2.31
ESOP loan term (years)	10
Recog. plan vesting (yrs)	5
Effective tax rate	34.00

(4) Figures reflect adjustments to "non-grandfathered" companies to reflect dilutive impact of cumulative dividends waived by the MHC (reflect FDIC policy regarding waived dividends).
(5) Reflects pro forma ownership position of minority stockholders after taking into account the OTS and FDIC policies regarding waived dividends assuming a hypothetical second step. For OTS "grandfathered" companies, dilution reflects excess waived dividends and MHC assets. For all other companies, dilution reflects all waived dividends and MHC assets.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2005 by RP Financial, LC.

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pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Mutual Federal prospectus for the reinvestment rate, effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-8 and IV-9). Pursuant to the minority stock offering, we have also incorporated the valuation parameters disclosed in the Mutual Federal prospectus for offering expenses. The assumptions utilized in the pro forma analysis in calculating the Association’s full conversion value were consistent with the assumptions utilized for the minority stock offering, except expenses were assumed to include the sale of all shares by the marketing firm.

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group, recent conversions and MHC offerings.

RP Financial's valuation placed an emphasis on the following:

•
P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Given the similarities between the Association’s and the Peer Group's earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation. At the same time, recognizing that (1) the earnings multiples will be evaluated on a pro forma fully-converted basis for the Association as well as for the Peer Group; and (2) the Peer Group on average has had the opportunity to realize the benefit of reinvesting the minority offering proceeds, we also gave weight to the other valuation approaches.

•
P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of an initial public offering, as the earnings approach involves assumptions regarding the use of proceeds. RP Financial considered the P/B approach to be a valuable indicator of pro forma value, taking into account the pricing ratios under the P/E and P/A approaches. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

•
P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low.

RP Financial, LC.
Page 4.24

The Association will adopt Statement of Position ("SOP") 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that as of November 4, 2005, the pro forma market value of Mutual Federal’s full conversion offering equaled $27,500,000 at the midpoint, equal to 2,750,000 shares at $10.00 per share.

1.     Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Association’s pro forma market value by applying a valuation P/E multiple (fully-converted basis) to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. The Association’s reported earnings equaled $1,382,000 for the twelve months ended September 30, 2005. In deriving Mutual Federal’s core earnings, the adjustment made to reported earnings including eliminating net gains on the sale of Freddie Mac stock, which equaled $885,000 on an after tax basis for the twelve months ended September 30, 2005. As shown in Table 4.6, on a tax affected basis, assuming an effective marginal tax rate of 39% for the gains or losses eliminated, the Association’s core earnings were determined to equal $497,000 for the twelve months ended September 30, 2005. (Note: see Exhibit IV-10 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings).

RP Financial, LC.
Page 4.25

Table 4.6
Mutual Federal Savings and Loan Association of Chicago
Derivation of Estimated Core Net Income

Amount
($000)
Net income - Twelve Months Ended Sept. 30, 2005	$1,382
Deduct: Gains on sale of Freddie Mac Stock	(1,451)
Addback: Tax benefit @39%	566
Estimated core net income	$497
(1) Tax effected at 40%.

Based on the Association’s reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Association’s pro forma reported and core P/E multiples (fully-converted basis) at the $27.5 million midpoint value equaled 17.59 times and 40.56 times, respectively, which provided for a discount of 37.1% on a reported earnings basis and a 38.1% premium on a core earnings basis relative to the Peer Group's average reported and core P/E multiples (fully-converted basis) of 27.98 times and 29.38 times, respectively (see Table 4.7). The implied discount and premium reflected in the Association’s pro forma P/E multiples take into consideration the pro forma P/B and P/A ratios.

On an MHC reported basis, Mutual Federal’s reported and core P/E multiples at the midpoint value of $27.5 million and the indicated minority stock offering equaled 20.22 times and 57.91 times, respectively. The Association’s reported and core P/E multiples provided for a discount of 31.2% on a reported earnings basis and a 97.24% premium on a core earnings basis relative to the Peer Group’s average reported and core P/E multiples of 29.38 times and 29.36 times, respectively. The Association’s implied MHC pricing ratios relative to the MHC pricing ratios for the Peer Group are shown in Table 4.8, and the pro forma calculations are detailed in Exhibits IV-11 and Exhibit IV-12.

2.     Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating the Association’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio (fully-converted basis), to the Mutual Federal pro forma book value (fully-converted basis). Based on the $27.5 million midpoint valuation, the Mutual Federal pro forma P/B and P/TB ratios equaled 66.29%. In comparison to the average P/B and

RP Financial, LC.
Page 4.26

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 4.7
MHC INSTITUTIONS -- IMPLIED PRICING RATIOS FULL CONVERSION BASIS
Mutual Federal Bncrp Inc of IL and the Comparables
As of November 4, 2005

	Fully Converted Implied Value		Per Share (8)		Pricing Ratios(3)					Dividends(4)			Financial Characteristics(6)						
																Reported		Core	
	Price/ Share(1) ($)	Implied Market Val(8) ($Mil)	Core 12-Mth EPS(2) ($)	Book Value/ Share ($)	P/E (X)	P/B (%)	P/A (%)	P/TB (%)	P/CORE (X)	Amount/ Share ($)	Yield (%)	Payout Ratio(5) (%)	Total Assets ($Mil)	Equity/ Assets (%)	NPAs/ Assets (%)	ROA (%)	ROE (%)	ROA (%)	ROE (%)
Mutual Federal Bncrp Inc of IL																			
Superrange	$10.00	$36.37	$0.45	$13.52	22.36	73.95	37.77	73.95	49.08	$0.00	0.00	0.00	$96	51.08	0.20	1.69	3.31	0.77	1.51
Range Maximum	10.00	31.63	0.50	14.25	19.86	70.18	34.31	70.18	44.71	$0.00	0.00	0.00	92	48.90	0.20	1.73	3.53	0.77	1.57
Range Midpoint	10.00	27.50	0.57	15.09	17.59	66.29	31.04	66.29	40.56	$0.00	0.00	0.00	89	46.83	0.21	1.76	3.77	0.77	1.63
Range Minimum	10.00	23.38	0.66	16.22	15.24	61.67	27.50	61.67	36.04	$0.00	0.00	0.00	85	44.59	0.22	1.80	4.05	0.76	1.71
All Public Companies(7)																			
Averages	19.02	401.33	0.94	13.33	19.57	147.61	16.59	165.52	20.53	0.44	2.24	32.60	2,689	11.29	0.48	0.72	7.40	0.69	6.94
Medians	16.16	86.47	0.77	12.32	17.03	138.69	14.00	155.47	19.18	0.40	2.20	19.06	769	10.17	0.26	0.76	6.54	0.73	6.19
All Non-MHC State of IL(7)																			
Averages	23.77	359.51	1.43	19.94	21.55	116.36	13.26	133.06	22.83	0.47	1.78	32.38	2,573	11.51	0.86	0.68	6.64	0.67	6.46
Medians	19.41	33.69	1.06	18.07	16.85	110.09	13.11	115.28	18.31	0.48	2.17	31.19	329	11.37	0.69	0.60	6.54	0.54	5.73
Publicly-Traded MHC Institutions, Full Conversion Basis																			
Averages	14.07	65.99	0.47	15.87	27.98	88.41	20.86	91.91	29.38	0.33	2.40	63.28	325	23.68	0.41	0.74	3.08	0.75	3.12
Medians	12.55	74.16	0.46	14.89	27.35	86.63	20.66	88.21	30.00	0.33	2.22	30.83	332	23.05	0.23	0.74	2.86	0.74	2.89
Publicly-Traded MHC Institutions, Full Conversion Basis																			
ALLB Alliance Bank MHC of PA (20.0)	25.75	95.33	0.59	29.11	NM	88.46	20.73	88.46	NM	0.36	1.40	61.02	460	23.43	1.03	0.45	1.92	0.48	2.02
CHEV Cheviot Fin Cp MHC of OH(45.0)	11.50	114.07	0.31	13.27	37.10	86.66	34.03	86.66	37.10	0.24	2.09	NM	335	39.27	0.08	0.92	2.34	0.92	2.34
FFFS First Fed Serv MHC of IL(45.0)	13.25	51.94	0.59	15.80	22.46	83.86	31.84	83.86	22.46	0.44	3.32	74.58	163	37.96	0.04	1.44	3.78	1.44	3.78
GOV Gouverneur Bcp MHC of NY(42.6)	11.85	27.07	0.44	13.98	25.21	84.76	20.58	84.76	26.93	0.28	2.36	63.64	131	24.28	0.37	0.88	3.40	0.82	3.19
GCBC Green Co Bcrp MHC of NY (44.0)	18.25	75.41	0.77	16.73	23.70	109.09	23.05	109.09	23.70	0.44	2.41	57.14	327	21.13	NA	0.97	4.67	0.97	4.67
JXSB Jcksnville Bcp MHC of IL(47.2)	14.74	29.01	0.47	17.02	29.48	86.60	10.77	94.91	31.36	0.30	2.04	63.83	269	12.44	0.65	0.37	2.93	0.34	2.75
NVSL Naug Vlly Fin MHC of CT (45.0)	10.30	78.32	0.29	11.74	34.33	87.73	21.26	87.96	35.52	0.16	1.55	55.17	368	24.24	0.09	0.67	2.57	0.65	2.48
ONFC Oneida Fincl MHC of NY (43.9)	10.60	81.55	0.57	12.00	21.20	88.33	16.78	104.64	18.60	0.42	3.96	73.68	486	19.00	0.06	0.82	4.19	0.93	4.77
PSBH PSB Hldgs Inc MHC of CT (46.3)	10.50	72.90	0.35	12.44	NM	84.41	19.13	84.41	30.00	0.20	1.90	57.14	381	22.67	NA	0.49	2.24	0.65	3.02
PBHC Pathfinder BC MHC of NY (35.5)	13.95	34.36	0.36	16.56	30.33	84.24	10.43	94.32	38.75	0.41	2.94	NM	330	12.38	0.94	0.35	2.79	0.27	2.18

(1) Current stock price of minority stock. Average of High/Low or Bid/Ask price per share.
(2) EPS (estimated core earnings) is based on reported trailing twelve month data, adjusted to omit non-operating gains and losses on a tax effected basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings (earnings adjusted to reflect second step conversion).
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Figures estimated by RP Financial to reflect a second step conversion of the MHC to full stock form.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2005 by RP Financial, LC.

RP Financial, LC.
Page 4.27

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 4.8
Public Market Pricing
Mutual Federal Bncrp Inc of IL and the Comparables
As of November 4, 2005

	Market Capitalization: Price/ Share(1) ($)	Market Capitalization: Market Value ($Mil)	Per Share Data: Core 12-Mth EPS(2) ($)	Per Share Data: Book Value/ Share ($)	Pricing Ratios(3): P/E (X)	Pricing Ratios(3): P/B (%)	Pricing Ratios(3): P/A (%)	Pricing Ratios(3): P/TB (%)	Pricing Ratios(3): P/CORE (X)	Dividends(4): Amount/ Share ($)	Dividends(4): Yield (%)	Dividends(4): Payout Ratio(5) (%)	Financial Characteristics(6): Total Assets ($Mil)	Equity/ Assets (%)	NPAs/ Assets (%)	Reported ROA (%)	Reported ROE (%)	Core ROA (%)	Core ROE (%)
Mutual Federal Bncrp Inc of IL																			
Superrange	$10.00	$10.91	$0.37	$7.37	28.79	135.62	49.20	135.62	76.97	$0.00	0.00	0.00	$74	36.28	0.25	1.84	5.08	0.64	1.76
Range Maximum	10.00	9.49	0.43	8.10	23.27	123.45	43.49	123.45	66.75	$0.00	0.00	0.00	73	35.23	0.26	1.87	5.30	0.65	1.85
Range Midpoint	10.00	8.25	0.49	8.94	20.22	111.90	38.37	111.90	57.91	$0.00	0.00	0.00	72	34.29	0.26	1.90	5.53	0.66	1.93
Range Minimum	10.00	7.01	0.58	10.07	17.17	99.33	33.09	99.33	49.11	$0.00	0.00	0.00	71	33.32	0.27	1.93	5.78	0.67	2.02
All Public Companies(7)																			
Averages	19.02	401.33	0.94	13.33	19.57	147.61	16.59	165.52	20.53	0.44	2.24	32.60	2,689	11.29	0.48	0.72	7.40	0.69	6.94
Medians	16.16	86.47	0.77	12.32	17.03	138.69	14.00	155.47	19.18	0.40	2.20	19.06	769	10.17	0.26	0.76	6.54	0.73	6.19
All Non-MHC State of IL(7)																			
Averages	23.77	359.51	1.43	19.94	21.55	116.36	13.26	133.06	22.03	0.47	1.78	32.38	2,573	11.51	0.86	0.68	6.64	0.67	6.46
Medians	19.41	33.69	1.06	18.07	16.85	110.09	13.11	115.28	18.31	0.48	2.17	31.19	329	11.37	0.69	0.60	6.54	0.54	5.73
Comparable Group Averages																			
Averages	14.07	26.78	0.39	8.40	29.38	165.93	23.51	178.15	29.36	0.33	2.40	31.24	291	14.83	0.41	0.70	4.79	0.72	4.86
Medians	12.55	28.34	0.38	8.05	27.07	148.40	22.91	150.76	29.01	0.33	2.22	46.67	301	13.51	0.23	0.71	4.25	0.71	4.15
State of IL																			
BFIN BankFinancial Corp. of IL	14.25	348.64	0.36	13.17	39.58	108.20	19.51	115.38	39.58	0.00	0.00	0.00	1,787	18.03	0.38	0.54	4.18	0.54	4.18
EFC EFC Bancorp, Inc of Elgin IL(7)	34.16	165.37	1.67	18.43	25.49	185.35	15.96	185.35	20.46	0.65	1.90	38.92	1,036	8.61	0.32	0.65	7.45	0.81	9.53
FBTC First BancTrust Corp of IL	12.75	30.69	0.44	11.06	22.37	115.28	13.11	115.28	28.98	0.24	1.88	54.55	234	11.37	1.00	0.60	5.10	0.46	3.94
FFBI First Federal Bancshares of IL	19.41	24.15	1.06	18.07	15.53	107.42	7.33	115.47	18.31	0.48	2.47	45.28	329	6.82	NA	0.49	6.75	0.42	5.73
MAFB MAF Bancorp, Inc. of IL	42.44	1360.37	2.95	30.14	13.43	140.81	13.26	209.06	14.39	0.92	2.17	31.19	10,259	9.42	0.35	1.03	10.40	0.96	9.90
PFED Park Bancorp of Chicago IL	30.00	33.69	2.33	27.25	16.85	110.09	13.11	110.09	12.88	0.72	2.40	30.90	257	11.91	1.71	0.75	6.54	0.99	8.57
Comparable Group																			
ALLB Alliance Bank MHC of PA (20.0)	25.75	17.72	0.38	10.10	NM	254.95	22.90	254.95	NM	0.36	1.40	NM	387	8.98	1.03	0.31	3.44	0.34	3.73
CHEV Cheviot Fin Cp MHC of OH(45.0)	11.50	51.32	0.25	7.83	NM	146.87	40.56	146.87	NM	0.24	2.09	NM	281	27.62	0.08	0.89	3.20	0.89	3.20
FFFS First Fed Serv MHC of IL(45.0)	13.25	23.37	0.52	9.53	25.48	139.03	37.48	139.03	25.48	0.44	3.32	NM	139	26.96	0.04	1.49	5.58	1.49	5.58
GOV Gouverneur Bcp MHC of NY(42.6)	11.85	11.53	0.38	8.13	28.90	145.76	22.91	145.76	31.18	0.28	2.36	31.39	118	15.72	0.37	0.86	5.15	0.80	4.77
GCBC Green Co Bcrp MHC of NY (44.0)	18.25	33.31	0.68	7.97	26.84	228.98	25.91	228.98	26.84	0.44	2.41	28.58	291	11.32	NA	0.97	8.79	0.97	8.79
JXSB Jcksnville Bcp MHC of IL(47.2)	14.74	13.68	0.40	10.32	34.28	142.83	11.33	166.93	36.85	0.30	2.04	35.37	256	7.93	0.65	0.33	4.15	0.31	3.86
NVSL Naug Vlly Fin MHC of CT (45.0)	10.30	35.25	0.24	6.87	NM	149.93	23.64	150.58	NM	0.16	1.55	30.00	331	15.77	0.09	0.63	3.67	0.60	3.52
ONFC Oneida Fincl MHC of NY (43.9)	10.60	35.73	0.51	6.88	24.09	154.07	18.26	211.58	20.78	0.42	3.96	NM	447	11.85	0.06	0.78	6.45	0.91	7.48
PSBH PSB Hldgs Inc MHC of CT (46.3)	10.50	33.74	0.30	7.59	NM	138.34	20.99	138.34	35.00	0.20	1.90	30.85	347	15.17	NA	0.43	3.11	0.42	4.44
PBHC Pathfinder BC MHC of NY (35.3)	13.95	12.14	0.28	8.80	36.71	158.53	11.07	158.44	NM	0.41	2.94	NM	310	6.98	0.94	0.31	4.35	0.23	3.21

(1) Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2005 by RP Financial, LC.

RP Financial, LC.
Page 4.28

P/TB ratios for the Peer Group of 88.41% and 91.91%, these pro forma ratios reflected a discount of 25.0% on a P/B basis and a discount of 27.9% on a P/TB basis. RP Financial considered the discounts under the P/B approach to be reasonable, in light of the previously referenced valuation adjustments and the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value. Moreover, should the offering close at the supermaximum valuation, the resulting discount under the P/TB approach would narrow to 16.4% and under the core P/E approach the discount would equal 19.5%. In light of recent trends in the new issue market, where most recent offerings have closed at the super range maximums and recent aftermarket trades have been relatively muted, we concluded that the resulting discounts under the P/TB and core P/E approaches were appropriate measures of value should the offering indeed oversubscribe.

On an MHC reported basis, the Association’s P/B and P/TB ratios at the $27.5 million midpoint value and the indicated minority stock offering equaled 111.90%, respectively. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 165.93% and 178.15%, respectively, the Mutual Federal ratios were discounted by 32.6% on a P/B basis and 37.2% on a P/TB basis. At the supermaximum valuation of $36.4 million, the Association’s P/B and P/TB ratios on an MHC reported basis equaled 135.62%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Association’s P/B and P/TB ratios at the top of the supermaximum valuation reflected discounts of 18.3% and 23.9%, respectively.

3.     Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio (fully-converted basis) to the Association’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, the Mutual Federal full conversion value equaled 31.04% of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio (fully-converted basis) of 20.86%, which implies a premium of 48.8% has been applied to the Association’s pro forma P/A ratio (fully-converted basis).

RP Financial, LC.
Page 4.29

On an MHC reported basis, the Mutual Federal pro forma P/A ratio at the $27.5 million midpoint value and the minority stock offering equaled 38.37%. In comparison to the Peer Group's average P/A ratio of 23.51%, the pro forma P/A ratio indicated a premium of 63.2%.

Comparison to Recent Offerings

As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion and MHC offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings can not be a primary determinate of value. Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals). The two recently completed MHC offerings closed at an average price/tangible book ratio of 83.1% (fully-converted basis) and, on average, appreciated 10.0% during the first week of trading. In comparison, the Association’s P/TB ratio of 66.29% at the midpoint value reflects an implied discount of 20.2% relative to the average closing P/TB ratio of the recent MHC offerings. At the top of the super range, the Association’s P/TB ratio of 74.0% reflected an implied discount of 11.0% relative to the average closing P/TB ratio of the recent MHC offerings. The current average fully-converted P/TB ratio of the two recent MHC offerings that are quoted on NASDAQ (Investors Bancorp of NJ and Wauwatosa Holdings of WI) equaled 85.4%, based on closing market prices as of November 4, 2005. In comparison to the current P/TB ratio of these publicly-traded MHC offerings, the Association’s P/TB ratio at the midpoint value reflects an implied discount of 22.4% and at the top of the supermaximum valuation the discount narrows to 13.4%.

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of November 4, 2005, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, including shares issued publicly as well as to the MHC, equaled $27,500,000 at the midpoint, equal to 2,750,000 shares offered at a per share value of $10.00.

Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $23,375,000 and a maximum value of $31,625,000. Based on the $10.00 per share offering price

RP Financial, LC.
Page 4.30

determined by the Board, this valuation range equates to total shares outstanding of 2,337,500 at the minimum and 3,162,500 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a supermaximum value of $36,368,750 without a resolicitation. Based on the $10.00 per share offering price, the supermaximum value would result in total shares outstanding of 3,636,875. The Board of Directors has established a public offering range such that the public ownership of the Association will constitute a 30.00% ownership interest. Accordingly, the offering to the public of the minority stock will equal $7,012,500 at the minimum, $8,250,000 at the midpoint, $9,487,500 at the maximum and $10,910,630 at the supermaximum of the valuation range. Based on the public offering range, the public ownership of shares will represent 30.00% of the shares issued throughout the valuation range. The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 4.7 and are detailed in Exhibit IV-8 and Exhibit IV-9; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 4.8 and are detailed in Exhibits IV-11 and IV-12.

EXHIBITS

RP Financial, LC.

LIST OF EXHIBITS

Exhibit Number	Description
I-1	Map of Office Locations
I-2	Audited Financial Statements
I-3	Key Operating Ratios
I-4	Investment Portfolio Composition
I-5	Yields and Costs
I-6	Loan Loss Allowance Activity
I-7	NPV Table
I-8	Fixed Rate and Adjustable Rate Loans
I-9	Loan Portfolio Composition
I-10	Contractual Maturity By Loan Type
I-11	Non-Performing Assets
I-12	Deposit Composition
I-13	CD Interest Rates and Maturity Schedule
II-1	Description of Office Facilities
II-2	Historical Interest Rates
II-3	Demographic Data in the Primary Market Area
II-4	Economic Data in the Primary Market Area

RP Financial, LC.

LIST OF EXHIBITS(continued)

III-1	General Characteristics of Publicly-Traded Institutions
III-2	Public Market Pricing of MHC Institutions
III-3	Peer Group Market Area Comparative Analysis
IV-1	Stock Prices: As of March 4, 2005
IV-2	Historical Stock Price Indices
IV-3	Historical Thrift Stock Indices
IV-4	Recent Bulletin Board Conversion Data
IV-5	Market Area Acquisition Activity
IV-6	Director and Senior Management Summary Resumes
IV-7	Pro Forma Regulatory Capital Ratios
IV-8	Pro Forma Analysis Sheets - Full Conversion Basis
IV-9	Pro Forma Effect of Conversion Proceeds - Full Conversion Basis
IV-10	Peer Group Core Earnings Analysis
IV-11	Pro Forma Analysis Sheets - MHC Conversion Basis
IV-12	Pro Forma Effect of Conversion Proceeds - MHC Conversion Basis
V-1	Firm Qualifications Statement

EXHIBIT I-1
Mutual Federal Savings and Loan Association of Chicago
Map of Office Locations

0 5 10 15 20 Miles
0 5 10 15 20 25 Kilometers
WI
MCHENRY
LAKE
KANE
COOK
DU PAGE
KENDALL
WILL
Explanation of Symbols
State Capital
County Seat
Population Key
Under 250
250-499
500-999
1,000-2,499
2,500-4,999
5,000-9,999
10,000-19,999
20,000-24,999
25,000-49,999
50,000-99,999
100,000-249,999
250,000-999,999
1,000,000 +
Woodstock
Crystal Lake
Mundelein
Libertyville
Northbrook
Palatine
Arlington Heights
Mount Prospect
Glenview
Des Plaines
Skokie
Hoffman Estates
Schaumburg
Elgin
Hanover Park
Elk Grove Village
Park Ridge
Addison
Lombard
Wheaton
Oak Park
Chicago
Cicero
Naperville
Downers Grove
Aurora
Bolingbrook
Burbank
Oak Lawn
Orland Park
Oak Forest
Harvey
Tinley Park
Chicago Heights
Joliet
Calumet City

EXHIBIT I-2
Mutual Federal Savings and Loan Association of Chicago
Audited Financial Statements
[Incorporated by Reference]

	At or for the Nine Months Ended September 30,		At or for the Years Ended December 31,	
	2005	2004	2004	2003
	(unaudited)			
Selected Financial Ratios and Other Data:				
Performance Ratios:				
Return on average assets	1.35%	1.56%	2.25%	1.15%
Return on average equity	4.77	5.65	8.08	4.30
Average interest rate spread(1)	3.49	3.46	3.44	3.52
Net interest margin(2)	3.97	3.85	3.85	4.00
Efficiency ratio(3)	69.79	64.56	65.16	62.69
Non-interest expense to average total assets	2.68	2.37	2.39	2.37
Average interest-earning assets to average interest-bearing liabilities	139.08	134.87	135.80	132.53
Asset Quality Ratios:				
Non-performing assets to total assets	0.29%	0.32%	0.47%	0.30%
Non-performing loans to total loans	0.55	0.72	1.07	0.66
Allowance for loan losses to non-performing loans	0.80x	0.70x	0.49x	0.75x
Allowance for loan losses to total loans	0.44%	0.51%	0.53%	0.49%
Capital Ratios:				
Equity to total assets	27.90%	28.31%	28.64%	27.90%
Tangible capital	27.85	27.31	28.02	26.60
Tier 1 (core) capital	27.85	27.31	28.02	26.60
Tier 1 risk-based ratio(4)	75.20	71.05	76.91	67.60

(1) The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2) The net interest margin represents other net interest income as a percent of average interest-earning assets for the period.
(3) The efficiency ratio represents other expense as a percent of net interest income plus other income less securities gains.
(4) Tier 1 risk-based ratio represents Tier 1 capital of the Bank divided by its risk-weighted assets as defined in federal regulations on required capital.

Source: Mutual Federal Savings and Loan Association of Chicago's prospectus.

EXHIBIT I-4
Mutual Federal Savings and Loan Association of Chicago
Investment Portfolio Composition

	At September 30, 2005		At December 31,			
			2004		2003	
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
			(in thousands)			
Investment Securities:						
U.S. government and agency obligations	$ 9,194	$ 9,082	$13,186	$13,152	$15,971	$16,077
Mutual funds	2,227	2,181	2,165	2,151	2,098	2,103
FHLMC stock	508	936	515	1,686	539	2,878
Mortgage-backed Securities:						
GNMA	2,373	2,356	2,931	2,939	945	986
FNMA	6,094	6,009	6,388	6,427	5,476	5,519
FHLMC	4,009	3,947	4,222	4,208	3,133	3,133
Collateralized mortgage obligations	771	759	996	1,033	1,011	1,018
Total securities available for sale	$25,176	$25,270	$30,403	$31,596	$29,173	$31,714

Source: Mutual Federal Savings and Loan Association of Chicago's prospectus.

EXHIBIT I-5
Mutual Federal Savings and Loan Association of Chicago
Yields and Costs

	At September 30, 2005	For the Nine Months Ended September 30, 2005			2004		
	Yield/Rate	Average Outstanding Balance	Interest	Yield/Rate	Average Outstanding Balance	Interest	Yield/Rate
		(dollars in thousands)					
Interest-earning assets:							
Loans	6.28%	$31,074	$1,536	6.59%	$29,816	$1,490	6.66%
Securities available for sale	4.16	27,377	791	3.85	27,709	853	4.10
Federal Home Loan Bank Stock	5.00	486	19	5.21	459	21	6.10
Interest earning deposits	3.76	2,889	60	2.77	6,291	45	0.95
Total interest-earning assets	5.30%	61,826	$2,406	5.19%	64,275	$2,409	5.00%
Non-interest-earning assets		2,995			4,093		
Total assets		$64,821			$68,368		
Interest-Bearing Liabilities(1)							
Savings deposits	1.19%	$22,760	199	1.17%	$24,810	$ 201	1.08%
Certificates of deposit	2.66	21,694	367	2.26	22,847	351	2.05
Total interest-bearing liabilities	1.88%	44,454	$ 566	1.70%	47,657	$ 552	1.54%
Non-interest-bearing liabilities		2,030			1,846		
Total liabilities		46,484			49,503		
Stockholders' equity		18,337			18,865		
Total liabilities and stockholders' equity		$64,821			$68,368		
Net interest income			$1,840			$1,857	
Net interest rate spread(2)				3.49%			3.46%
Net interest-earning assets(3)		$17,372			$16,618		
Net interest margin(4)				3.97%			3.85%
Ratio of interest-earning assets to interest-bearing liabilities				139.08%			134.87%

(1) Non interest-bearing checking deposits are included in non-interest-bearing liabilities.
(2) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.

Source: Mutual Federal Savings and Loan Association of Chicago's prospectus.

EXHIBIT I-5(continued)
Mutual Federal Savings and Loan Association of Chicago
Yields and Costs

	At December 31, 2004	For the Years Ended December 31,					
		2004			2003		
	Yield/Rate	Average Outstanding Balance	Interest	Yield/Rate	Average Outstanding Balance	Interest	Yield/Rate
		(dollars in thousands)					
Interest-earning assets:							
Loans	6.37%	$29,582	$1,963	6.64%	$30,173	$2,136	7.08%
Securities available for sale	4.14	28,152	1,136	4.04	29,292	1,304	4.45
Federal Home Loan Bank Stock	5.50	462	28	6.06	434	33	7.60
Interest-earning deposits	2.02	5,893	66	1.12	4,138	38	0.92
Total interest-earning assets	5.09%	64,089	$3,193	4.98%	64,037	$3,511	5.48%
Non-interest-earning assets		3,874			4,646		
Total assets		$67,963			$68,683		
Interest-Bearing Liabilities:[1]							
Savings deposits	1.15%	24,582	$ 265	1.08%	$24,730	$ 342	1.38%
Certificates of deposit	2.03	22,611	463	2.05%	23,589	606	2.57%
Total interest-bearing liabilities	1.58%	47,193	$ 728	1.54%	48,319	$ 948	1.96%
Non-interest-bearing liabilities		1,875			1,931		
Total liabilities		49,068			50,250		
Stockholders' equity		18,895			18,433		
Total liabilities and stockholders' equity		$67,963			$68,683		
Net interest income			$2,465			$2,563	
Net interest rate spread[2]				3.44%			3.52%
Net interest-earning assets[3]		$16,896			$15,718		
Net interest margin[4]				3.85%			4.00%
Ratio of interest-earning assets to interest-bearing liabilities				135.80%			132.53%

(1) Non interest-bearing checking deposits are included in non-interest-bearing liabilities.
(2) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.

Source: Mutual Federal Savings and Loan Association of Chicago's prospectus.

EXHIBIT I-6
Mutual Federal Savings and Loan Association of Chicago
Loan Loss Allowance Activity

	At or for the Nine Months Ended September 30,		At or for the Years Ended December 31,	
	2005	2004	2004	2003
	(dollars in thousands)			
Balance at beginning of year	$150	$150	$150	$150
Charge-offs:				
One- to four-family	—	—	—	—
Multi-family	—	—	—	—
Consumer	—	—	—	—
Total charge-offs	—	—	—	—
Recoveries:				
One- to four-family	—	—	—	—
Multi-family	—	—	—	—
Consumer	—	—	—	—
Total recoveries	—	—	—	—
Net (charge-offs) recoveries	—	—	—	—
Provision for loan losses	—	—	—	—
Balance at end of year	$150	$150	$150	$150
Ratios:				
Net charge-offs to average loans outstanding	—	—	—	—
Allowance for loan losses to non-performing loans	0.80x	0.70x	0.49x	0.75x
Allowance for loan losses to total loans	0.44%	0.51%	0.53%	0.49%

Source: Mutual Federal Savings and Loan Association of Chicago's prospectus.

Change In Interest Rates (Basis Points)	NPV			Net Portfolio Value as a Percentage of Present Value of Assets	
	Estimated NPV	Amount of Change	Percent of Change	NPV Ratio	Change in Basis Points
	(dollars in thousands)				
+300	$16,476	$(5,307)	-24%	26.49%	-569bp
+200	18,334	(3,449)	-16	28.59	-359
+100	20,169	(1,614)	-7	30.55	-163
Unchanged	21,783	—	—	32.18	—
-100	22,842	1,058	+5	33.18	+100
-200	23,602	1,819	+8	33.85	+167

Source: Mutual Federal Savings and Loan Association of Chicago's prospectus.

EXHIBIT I-8
Mutual Federal Savings and Loan Association of Chicago
Fixed Rate and Adjustable Rate Loans

	Due After December 31, 2005	
	Fixed	Total
	(dollars in thousands)	
One- to four-family residential mortgage loans	$19,769	$19,769
Multi-family	8,772	8,772
Total mortgage loans	28,541	28,541
Total loans	$28,541	$28,541

Source: Mutual Federal Savings and Loan Association of Chicago's prospectus.

EXHIBIT I-9
Mutual Federal Savings and Loan Association of Chicago
Loan Portfolio Composition

	At September 30,		At December 31,			
	2005		2004		2003	
	Amount	Percent	Amount	Percent	Amount	Percent
			(dollars in thousands)			
One- to four-family residential mortgage	$21,227	61.73%	$19,772	69.21%	$22,174	72.37%
Multi-family	13,084	38.05	8,772	30.71	8,459	27.61
Total mortgage loans	34,311	99.78	28,544	99.92	30,633	99.98
Consumer loans	74	0.22	24	0.08	5	0.02
Total loans	34,385	100.00%	28,568	100.00%	30,638	100.00%
Less:						
Deferred loan origination fees, net	89		89		89	
Undisbursed portion of loans	19		3		3	
Allowance for loan losses	150		150		150	
Total loans, net	$34,127		$28,326		$30,396	

Source: Mutual Federal Savings and Loan Association of Chicago's prospectus.

EXHIBIT I-10
Mutual Federal Savings and Loan Association of Chicago
Contractual Maturity By Loan Type

	One- to Four-Family		Multi Family		Consumer		Total	
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(dollars in thousands)							
Due during the years ending								
December 31, 2005	$ 3	6.81%	$ —	—	$24	2.62%	$ 27	3.17%
2006 to 2007	92	6.88	—	—	—	—	92	6.88
2008 to 2009	308	7.21	18	11.50%	—	—	326	7.45
2010 to 2014	2,882	6.60	867	6.85	—	—	3,749	6.66
2015 to 2024	10,920	6.07	7,667	6.65	—	—	18,587	6.31
2025 and beyond	5,567	6.36	220	6.15	—	—	5,787	6.35
Total	$19,772	6.25%	$8,772	6.67%	$24	2.62%	$28,568	6.37%

Source: Mutual Federal Savings and Loan Association of Chicago's prospectus.

EXHIBIT I-11
Mutual Federal Savings and Loan Association of Chicago
Non-Performing Assets

	At September 30, 2005	At December 31, 2004	At December 31, 2003
	(dollars in thousands)		
Non-accrual loans:			
One- to four-family	$188	$306	$201
Multi-family	—	—	—
Consumer	—	—	—
Total non-accrual loans	$188	$306	$201
Accruing loans delinquent 90 days or more:			
One- to four-family	—	—	—
Multi-family	—	—	—
Consumer	—	—	—
Total non-performing loans	$188	$306	$201
Real estate owned:			
One- to four-family	—	—	—
Multi-family	—	—	—
Consumer	—	—	—
Total real estate owned	—	—	—
Total non-performing assets	$188	$306	$201
Allowance for loan losses attributable to non-performing loans	—	—	—
Ratios:			
Non-performing loans to total loans	0.55%	1.07%	0.66%
Non-performing assets to total assets	0.29	0.47	0.30

Source: Mutual Federal Savings and Loan Association of Chicago's prospectus.

EXHIBIT I-12
Mutual Federal Savings and Loan Association of Chicago
Deposit Composition

	At September 30, 2005			At December 31, 2004			At December 31, 2003		
	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate
				(dollars in thousands)					
Savings deposits	$23,333	51.43%	1.19%	$22,552	50.60%	1.15%	$24,496	52.09%	1.09%
Certificates of deposit	21,630	47.67	2.66	21,936	49.21	2.03	22,402	47.64	2.18
Non-interest-bearing checking accounts	410	0.90	—	83	0.19	—	128	0.27	—
Total deposits	$45,373	100.00%	1.88%	$44,571	100.00%	1.58%	$47,026	100.00%	1.60%

Source: Mutual Federal Savings and Loan Association of Chicago's prospectus.

EXHIBIT I-13
Mutual Federal Savings and Loan Association of Chicago
CD Portfolio Rate and Maturity Schedule

	At September 30, 2005					
	Period to Maturity					
	Less Than One Year	One to Two Years	Two to Three Years	More Than Three Years	Total	Percent of Total
	(dollars in thousands)					
Interest Rate Range:						
1.99% and below..........	$ 1,182	$ —	$ —	$ —	$ 1,182	5.46%
2.00% to 2.99%............	15,635	628	180	—	16,443	76.02%
3.00% to 3.99%............	1,612	427	725	202	2,966	13.71
4.00% to 4.99%............	332	58	303	—	693	3.20
5.00% to 5.99%............	—	—	—	346	346	1.60
Total..........................	$18,761	$1,113	$1,208	$548	$21,630	100.00%

Source: Mutual Federal Savings and Loan Association of Chicago's prospectus.

EXHIBIT II-1
Description of Office Facilities

Location	Leased or Owned	Year Acquired	Net Book Value of Real Property
2212 West Cermak Road Chicago, Illinois 60608	Owned	1964	$216,000

Source: Mutual Federal Savings and Loan Association of Chicago's prospectus.

Exhibit II-2
Historical Interest Rates(1)

Year/Qtr. Ended		Prime Rate	90 Day T-Bill	One Year T-Bill	10 Year T-Bond
1997:	Quarter 1	8.50%	5.35%	6.02%	6.92%
	Quarter 2	8.50%	5.25%	5.67%	6.51%
	Quarter 3	8.50%	5.06%	5.47%	6.12%
	Quarter 4	8.50%	5.36%	5.51%	5.75%
1998:	Quarter 1	8.50%	5.16%	5.41%	5.67%
	Quarter 2	8.50%	5.10%	5.38%	5.44%
	Quarter 3	8.25%	4.37%	4.41%	4.44%
	Quarter 4	7.75%	4.48%	4.53%	4.65%
1999:	Quarter 1	7.75%	4.49%	4.72%	5.25%
	Quarter 2	7.75%	4.78%	5.07%	5.81%
	Quarter 3	8.25%	4.88%	5.22%	5.90%
	Quarter 4	8.50%	5.33%	5.98%	6.45%
2000:	Quarter 1	9.00%	5.88%	6.28%	6.03%
	Quarter 2	9.50%	5.88%	6.08%	6.03%
	Quarter 3	9.50%	6.23%	6.07%	5.80%
	Quarter 4	9.50%	5.89%	5.32%	5.12%
2001:	Quarter 1	8.00%	4.30%	4.09%	4.93%
	Quarter 2	6.75%	3.65%	3.72%	5.42%
	Quarter 3	6.00%	2.40%	2.49%	4.60%
	Quarter 4	4.75%	1.74%	2.17%	5.07%
2002:	Quarter 1	4.75%	1.79%	2.70%	5.42%
	Quarter 2	4.75%	1.70%	2.06%	4.86%
	Quarter 3	4.75%	1.57%	1.53%	3.63%
	Quarter 4	4.25%	1.22%	1.32%	3.83%
2003:	Quarter 1	4.25%	1.14%	1.19%	3.83%
	Quarter 2	4.00%	0.90%	1.09%	3.54%
	Quarter 3	4.00%	0.95%	1.15%	3.96%
	Quarter 4	4.00%	0.95%	1.26%	4.27%
2004:	Quarter 1	4.00%	0.95%	1.20%	3.86%
	Quarter 2	4.00%	1.33%	2.09%	4.62%
	Quarter 3	4.75%	1.70%	2.16%	4.12%
	Quarter 4	5.25%	2.22%	2.75%	4.24%
2005:	Quarter 1	5.75%	2.80%	3.43%	4.51%
	Quarter 2	6.00%	3.12%	3.51%	3.98%
	Quarter 3	6.75%	3.55%	4.01%	4.34%
As of November 4, 2005		7.00%	3.98%	4.34%	4.66%

(1) End of period data.

Sources: Federal Reserve.

Demographic Totals by State: United States

Source: ESRI

	Base 2000	Current 2005	Projected 2010	% Change 2000-2005	% Change 2005-2010
Total Population:	281,421,906	298,727,898	317,430,845	6.15	6.26
0-14 Age Group (%):	21	21	20	2.70	2.08
15-34 Age Group (%):	28	27	27	3.75	5.21
35-54 Age Group (%):	29	29	28	5.42	3.56
55+ Age Group (%):	21	23	24	13.87	14.88
Total Households:	105,480,101	112,448,901	119,777,029	6.61	6.52
$0-24K Households (%):	29	24	20	-11.64	-11.23
$25-50K Households (%):	29	26	23	-3.97	-7.03
$50K+ Households (%):	42	50	57	26.31	22.19
Average Household Income:	56,644	68,694	84,333	21.27	22.77
Median Household Income:	42,164	49,747	58,384	17.98	17.36
Per Capita Income:	21,586	26,228	32,206	21.50	22.79

Source: SNL Financial, Charlottesville, VA Page 2 10/28/2005

Demographic Totals by State: Illinois

Source: ESRI

	Base 2000	Current 2005	Projected 2010	% Change 2000-2005	% Change 2005-2010
Total Population:	12,419,293	12,864,963	13,354,850	3.59	3.81
0-14 Age Group (%):	22	22	21	2.12	0.05
15-34 Age Group (%):	29	28	28	0.58	2.86
35-54 Age Group (%):	29	29	28	3.37	1.91
55+ Age Group (%):	20	22	23	9.67	11.31
Total Households:	4,591,779	4,753,685	4,931,022	3.53	3.73
$0-24K Households (%):	25	22	18	-11.03	-11.96
$25-50K Households (%):	28	25	22	-6.64	-9.69
$50K+ Households (%):	47	53	60	17.40	16.53
Average Household Income:	61,544	72,317	87,287	17.50	20.70
Median Household Income:	46,635	53,053	61,259	13.76	15.47
Per Capita Income:	23,104	27,097	32,628	17.28	20.41

Source: SNL Financial, Charlottesville, VA   Page 2   10/28/2005

Demographic Totals by County: Cook, IL
Source: ESRI

	Base 2000	Current 2005	Projected 2010	% Change 2000-2005	% Change 2005-2010
Total Population:	5,376,741	5,422,805	5,470,639	0.86	0.88
0-14 Age Group (%):	22	22	21	0.06	-4.32
15-34 Age Group (%):	30	29	29	-2.42	0.63
35-54 Age Group (%):	28	28	28	0.86	-0.37
55+ Age Group (%):	20	21	23	6.71	8.27
Total Households:	1,974,181	1,983,196	1,998,625	0.46	0.78
$0-24K Households (%):	26	23	19	-12.92	-13.92
$25-50K Households (%):	28	25	22	-9.87	-12.71
$50K+ Households (%):	46	52	59	14.19	13.52
Average Household Income:	62,488	73,536	89,959	17.68	22.33
Median Household Income:	45,947	52,562	61,184	14.40	16.40
Per Capita Income:	23,227	27,159	33,156	16.93	22.08

Source: SNL Financial, Charlottesville, VA Page 2 10/28/2005

Demographic Totals by Zip Code: 60608
Source: ESRI

	Base 2000	Current 2005	Projected 2010	% Change 2000-2005	% Change 2005-2010
Total Population:	82,811	80,034	79,801	-3.35	-0.29
0-14 Age Group (%):	28	29	28	-0.50	-4.38
15-34 Age Group (%):	37	35	35	-6.80	-1.03
35-54 Age Group (%):	23	24	24	-0.35	1.31
55+ Age Group (%):	12	12	13	-5.19	8.41
Total Households:	24,691	23,775	23,671	-3.71	-0.44
$0-24K Households (%):	45	40	36	-13.91	-11.61
$25-50K Households (%):	32	32	31	-5.34	-3.01
$50K+ Households (%):	23	28	33	17.73	18.51
Average Household Income:	37,376	42,177	49,237	12.85	16.74
Median Household Income:	28,122	31,242	35,259	11.09	12.86
Per Capita Income:	11,460	12,751	14,851	11.27	16.47

Source: SNL Financial, Charlottesville, VA Page 2 10/28/2005

EXHIBIT II-4
Economic Trends in the Primary Market Area

REGIONAL ECONOMIC PROFILE

Illinois state total [17000]

Item	1999	2000	2001	2002
Place of residence profile				
Personal income (thousands of dollars)	373,384,640	400,373,280	407,253,595	409,140,348
Derivation of personal income				
Net earnings 1/	261,445,076	278,642,365	282,682,545	285,993,474
Personal current transfer receipts	42,080,991	44,817,784	48,289,886	51,972,262
Income maintenance 2/	4,369,566	4,362,527	4,462,959	4,785,048
Unemployment insurance compensation	1,175,897	1,211,667	1,914,531	3,037,494
Retirement and other	36,535,528	39,243,590	41,912,396	44,149,720
Dividends, interest, and rent	69,858,573	76,913,131	76,281,164	71,174,612
Population (persons) 3/	12,359,020	12,439,674	12,518,441	12,585,204
Per capita incomes (dollars) 4/				
Per capita personal income	30,212	32,185	32,532	32,510
Per capita net earnings	21,154	22,399	22,581	22,725
Per capita personal current transfer receipts	3,405	3,603	3,857	4,130
Per capita income maintenance	354	351	357	380
Per capita unemployment insurance benefits	95	97	153	241
Per capita retirement and other	2,956	3,155	3,348	3,508
Per capita dividends, interest, and rent	5,652	6,183	6,094	5,655
Place of work profile				
Earnings by place of work ($000)	294,029,382	313,023,692	318,171,747	321,893,401
Wage and salary disbursements	222,143,189	236,025,503	240,335,369	239,706,528
Supplements to wages and salaries	42,611,074	45,398,966	47,401,599	51,565,151
Employer contrib. for employee pens.& insur. funds	27,137,714	29,170,033	30,764,042	34,763,096
Employer contrib. for government social insurance	15,473,360	16,228,933	16,637,557	16,802,055
Proprietors' income	29,275,119	31,599,223	30,434,779	30,621,722
Nonfarm proprietors' income	28,719,004	30,635,874	29,725,283	30,451,693
Farm proprietors' income	556,115	963,349	709,496	170,029
Total full-time and part-time employment	7,281,872	7,416,309	7,371,122	7,286,019
Wage and salary jobs	6,215,756	6,304,065	6,246,520	6,136,773
Number of proprietors	1,066,116	1,112,244	1,124,602	1,149,246
Number of nonfarm proprietors 5/	984,224	1,031,165	1,046,984	1,072,494
Number of farm proprietors	81,892	81,079	77,618	76,752
Average earnings per job (dollars)	40,378	42,207	43,165	44,180
Average wage and salary disbursements	35,739	37,440	38,475	39,061
Average nonfarm proprietors' income	29,179	29,710	28,391	28,393

See footnotes at end of table.

Table CA30 April 2005 REGIONAL ECONOMIC INFORMATION SYSTEM
BUREAU OF ECONOMIC ANALYSIS

REGIONAL ECONOMIC PROFILE

Illinois state total [17000]

Item	2003
Place of residence profile	
Personal income (thousands of dollars)	416,978,383
Derivation of personal income	
Net earnings 1/	293,475,877
Personal current transfer receipts	54,068,291
Income maintenance 2/	5,201,759
Unemployment insurance compensation	3,020,432
Retirement and other	45,846,100
Dividends, interest, and rent	69,434,215
Population (persons) 3/	12,649,087
Per capita incomes (dollars) 4/	
Per capita personal income	32,965
Per capita net earnings	23,201
Per capita personal current transfer receipts	4,274
Per capita income maintenance	411
Per capita unemployment insurance benefits	239
Per capita retirement and other	3,624
Per capita dividends, interest, and rent	5,489
Place of work profile	
Earnings by place of work ($000)	329,775,307
Wage and salary disbursements	242,132,630
Supplements to wages and salaries	54,703,164
Employer contrib. for employee pens.& insur. funds	37,473,016
Employer contrib. for government social insurance	17,230,148
Proprietors' income	32,939,513
Nonfarm proprietors' income	32,301,560
Farm proprietors' income	637,953
Total full-time and part-time employment	7,248,916
Wage and salary jobs	6,065,742
Number of proprietors	1,183,174
Number of nonfarm proprietors 5/	1,106,430
Number of farm proprietors	76,744
Average earnings per job (dollars)	45,493
Average wage and salary disbursements	39,918
Average nonfarm proprietors' income	29,194

See footnotes at end of table.

Table CA30

April 2005

REGIONAL ECONOMIC INFORMATION SYSTEM
BUREAU OF ECONOMIC ANALYSIS

REGIONAL ECONOMIC PROFILE

Cook, Illinois [17031]

Item	1999	2000	2001	2002
Place of residence profile				
Personal income (thousands of dollars)	169,932,439	182,393,699	185,762,239	186,521,111
Derivation of personal income				
Net earnings 1/	118,278,731	126,066,487	128,688,525	129,064,335
Personal current transfer receipts	20,144,986	21,496,113	22,952,186	24,606,481
Income maintenance 2/	2,673,424	2,682,748	2,695,874	2,856,417
Unemployment insurance compensation	524,798	533,748	876,951	1,397,014
Retirement and other	16,946,764	18,279,617	19,379,361	20,353,050
Dividends, interest, and rent	31,508,722	34,831,099	34,121,528	32,850,295
Population (persons) 3/	5,365,344	5,377,467	5,378,567	5,364,160
Per capita incomes (dollars) 4/				
Per capita personal income	31,672	33,918	34,537	34,772
Per capita net earnings	22,045	23,443	23,926	24,060
Per capita personal current transfer receipts	3,755	3,997	4,267	4,587
Per capita income maintenance	498	499	501	533
Per capita unemployment insurance benefits	98	99	163	260
Per capita retirement and other	3,159	3,399	3,603	3,794
Per capita dividends, interest, and rent	5,873	6,477	6,344	6,124
Place of work profile				
Earnings by place of work ($000)	154,012,315	166,112,910	168,423,843	168,292,082
Wage and salary disbursements	116,388,915	124,694,320	125,676,468	123,328,806
Supplements to wages and salaries	21,589,779	23,135,830	23,909,184	25,528,840
Employer contrib. for employee pens.& insur. funds	13,543,889	14,620,182	15,266,464	16,945,130
Employer contrib. for government social insurance	8,045,890	8,515,648	8,642,720	8,583,710
Proprietors' income	16,033,621	18,282,760	18,838,191	19,434,436
Nonfarm proprietors' income	16,034,152	18,282,453	18,838,134	19,433,596
Farm proprietors' income	-531	307	57	840
Total full-time and part-time employment	3,301,058	3,351,990	3,325,061	3,261,438
Wage and salary jobs	2,892,685	2,921,941	2,865,809	2,790,945
Number of proprietors	408,373	430,049	459,252	470,493
Number of nonfarm proprietors 5/	408,134	429,813	459,026	470,270
Number of farm proprietors	239	236	226	223
Average earnings per job (dollars)	46,655	49,557	50,653	51,601
Average wage and salary disbursements	40,236	42,675	43,854	44,189
Average nonfarm proprietors' income	39,286	42,536	41,039	41,324

See footnotes at end of table.
Table CA30

April 2005

REGIONAL ECONOMIC INFORMATION SYSTEM
BUREAU OF ECONOMIC ANALYSIS

REGIONAL ECONOMIC PROFILE

Cook, Illinois [17031]

Item	2003
Place of residence profile	
Personal income (thousands of dollars)	188,900,818
Derivation of personal income	
Net earnings 1/	131,354,189
Personal current transfer receipts	25,456,609
Income maintenance 2/	3,041,819
Unemployment insurance compensation	1,340,370
Retirement and other	21,074,420
Dividends, interest, and rent	32,090,020
Population (persons) 3/	5,347,614
Per capita incomes (dollars) 4/	
Per capita personal income	35,324
Per capita net earnings	24,563
Per capita personal current transfer receipts	4,760
Per capita income maintenance	569
Per capita unemployment insurance benefits	251
Per capita retirement and other	3,941
Per capita dividends, interest, and rent	6,001
Place of work profile	
Earnings by place of work ($000)	171,011,632
Wage and salary disbursements	123,730,487
Supplements to wages and salaries	26,661,582
Employer contrib. for employee pens.& insur. funds	17,935,489
Employer contrib. for government social insurance	8,726,093
Proprietors' income	20,619,563
Nonfarm proprietors' income	20,622,229
Farm proprietors' income	-2,666
Total full-time and part-time employment	3,226,661
Wage and salary jobs	2,740,883
Number of proprietors	485,778
Number of nonfarm proprietors 5/	485,555
Number of farm proprietors	223
Average earnings per job (dollars)	53,000
Average wage and salary disbursements	45,143
Average nonfarm proprietors' income	42,471

See footnotes at end of table.
Table CA30

April 2005

REGIONAL ECONOMIC INFORMATION SYSTEM
BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30
Regional Economic Profiles

1/ Total earnings less contributions for government social insurance adjusted to place of residence.

2/ Consists largely of supplemental security income payments, family assistance, general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/ Census Bureau midyear population estimates. Estimates for 2000-2003 reflect county population estimates available as of April 2005.

4/ Type of income divided by population yields a per capita measure for that type of income.

5/ Excludes limited partners.

6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

7/ La Paz County, AZ was separated from Yuma County on January 1, 1983. The Yuma, AZ MSA contains the area that became La Paz County, AZ through 1982 and excludes it beginning with 1983.

8/ Estimates for 1979 forward reflect Alaska Census Areas as defined by the Census Bureau; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

9/ Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

10/ Broomfield County, CO, was created from parts of Adams, Boulder, Jefferson, and Weld counties effective November 15, 2001. Estimates for Broomfield county begin with 2002.

o All state and local area dollar estimates are in current dollars (not adjusted for inflation).

(L) Less than $50,000 or less than 10 jobs, as appropriate, but the estimates for this item are included in the totals.

(N) Data not available for this year.

FULL-TIME AND PART-TIME EMPLOYMENT BY NAICS INDUSTRY 1/
(number of jobs)

Illinois state total [17000]

Item	2001	2002	2003
Employment by place of work			
Total employment	7,371,122	7,286,019	7,248,916
By type			
Wage and salary employment	6,246,520	6,136,773	6,065,742
Proprietors employment	1,124,602	1,149,246	1,183,174
Farm proprietors employment	77,618	76,752	76,744
Nonfarm proprietors employment 2/	1,046,984	1,072,494	1,106,430
By industry			
Farm employment	97,702	92,976	95,422
Nonfarm employment	7,273,420	7,193,043	7,153,494
Private employment	6,372,163	6,282,653	6,255,635
Forestry, fishing, related activities, and other 3/	14,375	15,261	15,826
Mining	18,423	16,945	15,791
Utilities	30,156	28,697	25,008
Construction	386,449	381,579	381,785
Manufacturing	834,764	774,478	736,390
Wholesale trade	333,748	321,782	319,374
Retail Trade	766,596	757,925	754,241
Transportation and warehousing	291,744	282,719	280,547
Information	171,025	160,272	149,107
Finance and insurance	444,589	442,997	446,291
Real estate and rental and leasing	225,656	228,935	233,184
Professional and technical services	515,743	498,587	490,424
Management of companies and enterprises	77,234	81,025	82,382
Administrative and waste services	450,674	445,030	448,360
Educational services	141,420	147,104	153,038
Health care and social assistance	708,129	719,888	729,474
Arts, entertainment, and recreation	133,889	138,683	140,805
Accommodation and food services	434,290	434,402	441,227
Other services, except public administration	393,259	406,344	412,381
Government and government enterprises	901,257	910,390	897,859
Federal, civilian	91,302	89,961	89,912
Military	57,465	55,936	53,526
State and local	752,490	764,493	754,421
State government	167,560	166,674	156,017
Local government	584,930	597,819	598,404

See footnotes at end of table.

Table CA25N
April 2005
REGIONAL ECONOMIC INFORMATION SYSTEM
BUREAU OF ECONOMIC ANALYSIS

FULL-TIME AND PART-TIME EMPLOYMENT BY NAICS INDUSTRY 1/
(number of jobs)

Cook, Illinois [17031]

Item	2001	2002	2003
Employment by place of work			
Total employment	3,325,061	3,261,438	3,226,661
By type			
Wage and salary employment	2,865,809	2,790,945	2,740,883
Proprietors employment	459,252	470,493	485,778
Farm proprietors employment	226	223	223
Nonfarm proprietors employment 2/	459,026	470,270	485,555
By industry			
Farm employment	597	523	569
Nonfarm employment	3,324,464	3,260,915	3,226,092
Private employment	2,964,675	2,897,389	2,864,408
Forestry, fishing, related activities, and other 3/	1,209	1,272	1,301
Mining	2,490	2,238	2,116
Utilities	6,855	5,864	4,534
Construction	145,926	142,502	144,371
Manufacturing	328,020	299,572	277,224
Wholesale trade	145,055	136,460	133,429
Retail Trade	293,583	288,667	284,907
Transportation and warehousing	165,760	159,526	155,108
Information	86,799	81,303	75,635
Finance and insurance	236,295	235,758	237,520
Real estate and rental and leasing	118,647	120,110	121,159
Professional and technical services	305,246	289,227	279,029
Management of companies and enterprises	46,844	46,870	47,729
Administrative and waste services	229,678	223,424	222,508
Educational services	86,681	89,276	92,843
Health care and social assistance	337,035	342,349	344,011
Arts, entertainment, and recreation	60,690	62,457	64,646
Accommodation and food services	193,151	190,175	194,388
Other services, except public administration	174,711	180,339	181,950
Government and government enterprises	359,789	363,526	361,684
Federal, civilian	46,092	45,238	45,764
Military	12,032	12,130	11,836
State and local	301,665	306,158	304,084
State government	50,352	50,343	47,183
Local government	251,313	255,815	256,901

See footnotes at end of table.

Table CA25N April 2005 REGIONAL ECONOMIC INFORMATION SYSTEM
BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25 (NAICS)
Full-time and Part-time Employment by Industry

1/ The estimates of employment for 2001-2003 are based on the 2002 North American Industry Classification System (NAICS).

2/ Excludes limited partners.

3/ "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

4/ Broomfield County, CO, was created from parts of Adams, Boulder, Jefferson, and Weld counties effective November 15, 2001. Estimates for Broomfield county begin with 2002.

E The estimate shown here constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information, but the estimates for this item are included in the totals.

(L) Less than 10 jobs, but the estimates for this item are included in the totals.

(N) Data not available for this year.

PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
(thousands of dollars)

Illinois state total [17000]

Item	1996	1997	1998	1999
Income by place of residence ($000)				
Personal income	320,081,011	337,897,021	360,094,542	373,384,640
Population (persons) 2/	12,101,997	12,185,715	12,271,847	12,359,020
Per capita personal income (dollars)	26,449	27,729	29,343	30,212
Derivation of personal income ($000)				
Earnings by place of work	246,060,616	260,523,496	278,207,021	294,029,382
less: Contributions for government social insurance 3/	26,827,486	28,337,787	30,089,319	31,535,801
Employee & self-employed contrib. for govt. soc. ins.	13,595,780	14,400,447	15,278,852	16,062,441
Employer contributions for govt. social insurance	13,231,706	13,937,340	14,810,467	15,473,360
plus: Adjustment for residence 4/	-830,523	-874,209	-852,754	-1,048,505
equals: Net earnings by place of residence	218,402,607	231,311,500	247,264,948	261,445,076
plus: Dividends, interest, and rent 5/	61,828,377	65,873,560	71,524,890	69,858,573
plus: Personal current transfer receipts	39,850,027	40,711,961	41,304,704	42,080,991
Earnings by place of work ($000)				
Components of earnings				
Wage and salary disbursements	182,693,852	195,411,319	209,672,178	222,143,189
Supplements to wages and salaries	36,778,922	37,669,782	40,151,074	42,611,074
Employer contrib. for employee pension & insur. funds	23,547,216	23,732,442	25,340,607	27,137,714
Employer contributions for govt. social insurance	13,231,706	13,937,340	14,810,467	15,473,360
Proprietors' income 6/	26,587,842	27,442,395	28,383,769	29,275,119
Farm proprietors' income	2,035,153	1,830,980	1,096,319	556,115
Nonfarm proprietors' income	24,552,689	25,611,415	27,287,450	28,719,004
Earnings by industry				
Farm earnings	2,345,497	2,167,098	1,487,423	934,981
Nonfarm earnings	243,715,119	258,356,398	276,719,598	293,094,401
Private earnings	210,200,184	223,717,013	240,428,870	255,001,122
Agricultural services, forestry, fishing & other 7/	1,060,525	1,192,182	1,330,134	1,453,704
Agricultural services	1,028,063	1,157,611	1,289,232	1,406,009
Forestry, fishing, and other 7/	32,462	34,571	40,902	47,695
Forestry	2,996	3,570	6,078	7,696
Fishing	3,999	4,700	6,342	7,189
Other 7/	25,467	26,301	28,482	32,810
Mining	839,927	850,746	884,433	956,772
Metal mining	612	445	1,413	2,119
Coal mining	468,146	410,891	382,834	392,773
Oil and gas extraction	154,016	222,142	271,561	311,524
Nonmetallic minerals, except fuels	217,153	217,268	228,625	250,356
Construction	12,812,767	13,556,953	14,738,185	16,603,565
General building contractors	2,787,266	2,902,774	3,233,590	3,549,298
Heavy construction contractors	1,189,889	1,195,645	1,285,845	1,445,121
Special trade contractors	8,835,612	9,458,534	10,218,750	11,609,146
Manufacturing	47,909,838	51,034,036	52,433,443	53,772,896
Durable goods	28,947,959	31,139,264	31,851,417	32,663,112
Lumber and wood products	464,093	480,044	483,544	523,397
Furniture and fixtures	582,361	610,643	655,455	726,896
Stone, clay, and glass products	1,060,128	1,058,806	1,106,566	1,211,361
Primary metal industries	2,398,250	2,427,581	2,452,033	2,481,168
Fabricated metal products	4,959,082	5,295,046	5,474,787	5,690,151
Industrial machinery and equipment	8,422,400	9,491,389	9,285,750	9,082,193
Electronic and other electric equipment	5,662,804	6,187,890	6,321,966	7,008,855
Motor vehicles and equipment	1,971,974	1,955,892	2,253,503	2,193,077
Other transportation equipment	606,606	653,037	682,357	698,317
Instruments and related products	1,668,722	1,788,461	1,923,152	1,929,015
Miscellaneous manufacturing industries	1,151,539	1,190,475	1,212,304	1,118,682
Ordnance 9/	(N)	(N)	(N)	(N)
Nondurable goods	18,961,879	19,894,772	20,582,026	21,109,784
Food and kindred products	4,361,054	4,587,449	4,841,456	4,920,005
Tobacco products	20,566	(D)	(D)	22,477
Textile mill products	95,830	(D)	(D)	92,865
Apparel and other textile products	366,068	387,249	381,450	395,216
Paper and allied products	1,537,030	1,564,009	1,607,335	1,664,339
Printing and publishing	4,685,047	4,977,789	5,097,309	5,270,481
Chemicals and allied products	4,648,215	4,784,341	4,822,695	5,058,956
Petroleum and coal products	615,285	643,385	638,444	674,580
Rubber and miscellaneous plastics products	2,516,913	2,706,427	2,941,060	2,892,763
Leather and leather products	115,871	(D)	115,769	118,102

See footnotes at end of table.
Table CA05

April 2005

REGIONAL ECONOMIC INFORMATION SYSTEM
BUREAU OF ECONOMIC ANALYSIS

PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
(thousands of dollars)

Illinois state total (17000)

Item	1996	1997	1998	1999
Transportation and public utilities	18,898,984	19,248,811	20,155,472	21,593,836
Railroad transportation	1,153,138	1,145,638	1,202,335	1,227,976
Trucking and warehousing	3,838,339	4,193,289	4,535,701	4,873,638
Water transportation	162,965	166,989	172,184	181,306
Other transportation	5,046,690	5,410,562	5,736,313	6,380,674
Local and interurban passenger transit	552,535	634,203	685,837	743,720
Transportation by air	3,067,083	3,225,258	3,376,424	3,747,858
Pipelines, except natural gas	34,408	36,264	37,184	47,344
Transportation services	1,392,664	1,514,837	1,636,868	1,841,752
Communications	4,899,240	4,714,240	4,777,355	5,110,356
Electric, gas, and sanitary services	3,798,612	3,618,093	3,731,584	3,819,886
Wholesale trade	17,427,270	18,327,373	19,768,398	21,183,680
Retail trade	19,202,145	20,127,410	21,226,136	22,548,889
Building materials and garden equipment	1,113,997	1,176,282	1,247,782	1,241,904
General merchandise stores	2,398,452	2,549,907	2,607,051	2,677,210
Food stores	2,469,717	2,612,663	2,740,566	2,830,860
Automotive dealers and service stations	3,076,034	3,204,850	3,320,681	3,631,430
Apparel and accessory stores	880,606	884,975	978,446	950,577
Home furniture and furnishings stores	1,248,804	1,339,539	1,431,336	1,646,252
Eating and drinking places	4,826,816	4,961,564	5,379,343	5,684,433
Miscellaneous retail	3,187,719	3,397,630	3,520,931	3,886,223
Finance, insurance, and real estate	23,565,808	26,109,093	28,830,206	32,038,963
Depository and nondepository institutions	6,378,367	7,010,352	7,789,524	8,317,423
Other finance, insurance, and real estate	17,187,441	19,098,741	21,040,682	23,721,540
Security and commodity brokers	4,376,403	5,126,868	5,723,076	6,733,063
Insurance carriers	5,517,786	5,931,661	6,591,302	6,926,682
Insurance agents, brokers, and services	2,158,428	2,253,275	2,311,161	2,470,855
Real estate	3,496,648	4,082,648	4,512,086	5,242,730
Combined real estate, insurance, etc. 10/	(N)	(N)	(N)	(N)
Holding and other investment offices	1,638,176	1,704,289	1,903,057	2,348,210
Services	68,482,920	73,270,409	81,062,463	84,848,817
Hotels and other lodging places	1,283,986	1,404,801	1,504,757	1,580,815
Personal services	1,798,256	1,869,649	2,038,322	2,113,498
Private households	398,499	404,382	476,069	438,971
Business services	15,978,028	18,035,368	20,995,474	22,505,464
Automotive repair, services, and parking	1,803,703	1,798,091	1,958,361	2,109,682
Miscellaneous repair services	884,932	861,411	1,044,661	917,309
Amusement and recreation services	2,028,603	2,021,940	2,037,737	2,131,738
Motion pictures	530,307	547,464	664,483	594,404
Health services	17,678,556	18,187,490	19,310,137	20,254,240
Legal services	6,247,616	6,916,444	7,509,379	7,728,261
Educational services	2,834,819	2,976,899	3,251,430	3,463,484
Social services 11/	2,264,890	2,401,053	2,608,989	2,670,686
Museums, botanical, zoological gardens	153,884	166,210	177,943	198,737
Membership organizations	2,907,044	3,061,229	3,312,517	3,520,744
Engineering and management services 12/	10,743,611	11,584,681	13,105,131	13,615,117
Miscellaneous services	946,186	1,033,297	1,067,073	1,005,667
Government and government enterprises	33,514,935	34,639,385	36,290,728	38,093,279
Federal, civilian	6,129,083	6,094,895	6,183,558	6,314,985
Military	1,839,947	1,870,375	1,934,042	2,007,022
State and local	25,545,905	26,674,115	28,173,128	29,771,272
State government	6,070,303	6,339,281	6,644,335	7,066,212
Local government	19,475,602	20,334,834	21,528,793	22,705,060

See footnotes at end of table.

Table CA05 April 2005 REGIONAL ECONOMIC INFORMATION SYSTEM
BUREAU OF ECONOMIC ANALYSIS

PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
(thousands of dollars)

Illinois state total [17000]

Item	2000
Income by place of residence ($000)	
Personal income	400,373,280
Population (persons) 2/	12,439,674
Per capita personal income (dollars)	32,185
Derivation of personal income ($000)	
Earnings by place of work	313,023,692
less: Contributions for government social insurance 3/	33,037,918
Employee & self-employed contrib. for govt. soc. ins.	16,808,985
Employer contributions for govt. social insurance	16,228,933
plus: Adjustment for residence 4/	-1,343,409
equals: Net earnings by place of residence	278,642,365
plus: Dividends, interest, and rent 5/	76,913,131
plus: Personal current transfer receipts	44,817,784
Earnings by place of work ($000)	
Components of earnings	
Wage and salary disbursements	236,025,503
Supplements to wages and salaries	45,398,966
Employer contrib. for employee pension & insur. funds	29,170,033
Employer contributions for govt. social insurance	16,228,933
Proprietors' income 6/	31,599,223
Farm proprietors' income	963,349
Nonfarm proprietors' income	30,635,874
Earnings by industry	
Farm earnings	1,337,793
Nonfarm earnings	311,685,899
Private earnings	271,542,179
Agricultural services, forestry, fishing & other 7/	1,573,006
Agricultural services	1,524,039
Forestry, fishing, and other 7/	48,967
Forestry	7,342
Fishing	6,651
Other 7/	34,974
Mining	1,055,400
Metal mining	2,729
Coal mining	312,834
Oil and gas extraction	487,879
Nonmetallic minerals, except fuels	251,958
Construction	17,834,336
General building contractors	3,852,555
Heavy construction contractors	1,582,351
Special trade contractors	12,399,430
Manufacturing	55,608,143
Durable goods	33,964,871
Lumber and wood products	535,934
Furniture and fixtures	767,602
Stone, clay, and glass products	1,194,382
Primary metal industries	2,500,899
Fabricated metal products	5,869,775
Industrial machinery and equipment	9,210,933
Electronic and other electric equipment	7,550,395
Motor vehicles and equipment	2,168,441
Other transportation equipment	700,980
Instruments and related products	2,044,078
Miscellaneous manufacturing industries	1,421,452
Ordnance 9/	(N)
Nondurable goods	21,643,272
Food and kindred products	5,112,112
Tobacco products	(D)
Textile mill products	(D)
Apparel and other textile products	398,665
Paper and allied products	1,681,878
Printing and publishing	5,377,396
Chemicals and allied products	4,982,467
Petroleum and coal products	664,896
Rubber and miscellaneous plastics products	3,196,294
Leather and leather products	111,744

See footnotes at end of table.
Table CA05

April 2005

REGIONAL ECONOMIC INFORMATION SYSTEM
BUREAU OF ECONOMIC ANALYSIS

PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
(thousands of dollars)

Illinois state total [17000]

Item	2000
Transportation and public utilities	22,568,437
Railroad transportation	1,240,976
Trucking and warehousing	4,885,544
Water transportation	199,578
Other transportation	6,911,300
Local and interurban passenger transit	713,687
Transportation by air	4,072,990
Pipelines, except natural gas	37,384
Transportation services	2,087,239
Communications	5,458,405
Electric, gas, and sanitary services	3,872,634
Wholesale trade	22,928,211
Retail trade	23,511,976
Building materials and garden equipment	1,318,928
General merchandise stores	2,872,999
Food stores	2,915,893
Automotive dealers and service stations	3,696,643
Apparel and accessory stores	981,040
Home furniture and furnishings stores	1,802,497
Eating and drinking places	5,852,021
Miscellaneous retail	4,071,955
Finance, insurance, and real estate	34,896,045
Depository and nondepository institutions	8,546,923
Other finance, insurance, and real estate	26,349,122
Security and commodity brokers	7,853,669
Insurance carriers	6,819,190
Insurance agents, brokers, and services	2,591,761
Real estate	6,572,633
Combined real estate, insurance, etc. 10/	(N)
Holding and other investment offices	2,511,869
Services	91,566,625
Hotels and other lodging places	1,841,048
Personal services	2,178,378
Private households	475,566
Business services	25,080,651
Automotive repair, services, and parking	2,286,900
Miscellaneous repair services	976,871
Amusement and recreation services	2,353,536
Motion pictures	576,323
Health services	21,358,879
Legal services	8,696,944
Educational services	3,716,532
Social services 11/	2,904,476
Museums, botanical, zoological gardens	213,629
Membership organizations	3,650,923
Engineering and management services 12/	14,145,565
Miscellaneous services	1,110,404
Government and government enterprises	40,143,720
Federal, civilian	6,758,220
Military	2,069,468
State and local	31,316,032
State government	7,482,438
Local government	23,833,594

See footnotes at end of table.

Table CA05

April 2005

REGIONAL ECONOMIC INFORMATION SYSTEM
BUREAU OF ECONOMIC ANALYSIS

PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
(thousands of dollars)

Cook, Illinois [17031]

Item	1996	1997	1998	1999
Income by place of residence ($000)				
Personal income	146,782,078	154,215,540	165,072,174	169,932,439
Population (persons) 2/	5,306,511	5,322,117	5,345,537	5,365,344
Per capita personal income (dollars)	27,661	28,976	30,880	31,672
Derivation of personal income ($000)				
Earnings by place of work	129,312,248	137,294,184	146,353,531	154,012,315
less: Contributions for government social insurance 3/	14,135,802	14,974,914	15,793,288	16,444,754
Employee & self-employed contrib. for govt. soc. ins.	7,169,375	7,609,170	8,037,889	8,398,864
Employer contributions for govt. social insurance	6,966,427	7,365,744	7,755,399	8,045,890
plus: Adjustment for residence 4/	-16,731,160	-18,056,600	-18,298,599	-19,288,830
equals: Net earnings by place of residence	98,445,286	104,262,670	112,261,644	118,278,731
plus: Dividends, interest, and rent 5/	28,678,513	30,097,862	32,786,966	31,508,722
plus: Personal current transfer receipts	19,658,279	19,855,008	20,023,564	20,144,986
Earnings by place of work ($000)				
Components of earnings				
Wage and salary disbursements	96,856,110	103,881,465	110,535,896	116,388,915
Supplements to wages and salaries	18,948,586	19,453,506	20,475,063	21,589,779
Employer contrib. for employee pension & insur. funds	11,982,159	12,087,762	12,719,664	13,543,889
Employer contributions for govt. social insurance	6,966,427	7,365,744	7,755,399	8,045,890
Proprietors' income 6/	13,507,552	13,959,213	15,342,572	16,033,621
Farm proprietors' income	1,221	2,287	-1,164	-531
Nonfarm proprietors' income	13,506,331	13,956,926	15,343,736	16,034,152
Earnings by industry				
Farm earnings	6,235	7,502	4,892	5,344
Nonfarm earnings	129,306,013	137,286,682	146,348,639	154,006,971
Private earnings	113,345,894	120,958,943	129,388,961	136,308,767
Agricultural services, forestry, fishing & other 7/	307,479	342,495	375,026	417,441
Agricultural services	280,530	314,040	343,431	380,591
Forestry, fishing, and other 7/	26,949	28,455	31,595	36,850
Forestry	495	733	1,780	2,495
Fishing	987	1,421	1,333	1,545
Other 7/	25,467	26,301	28,482	32,810
Mining	85,615	121,694	141,301	169,363
Metal mining	-92	60	(D)	(D)
Coal mining	7,662	9,135	(D)	(D)
Oil and gas extraction	37,234	71,991	90,413	118,386
Nonmetallic minerals, except fuels	40,811	40,508	44,382	41,467
Construction	5,288,339	5,657,572	6,266,470	7,021,483
General building contractors	1,067,776	1,122,341	1,347,057	1,498,893
Heavy construction contractors	360,297	359,775	368,346	415,492
Special trade contractors	3,860,266	4,175,456	4,551,067	5,107,098
Manufacturing	22,885,415	24,674,888	24,455,958	24,594,483
Durable goods	13,063,141	14,283,836	13,993,093	14,084,480
Lumber and wood products	155,871	158,731	153,732	155,195
Furniture and fixtures	313,849	330,762	347,491	401,251
Stone, clay, and glass products	409,068	411,559	440,004	510,836
Primary metal industries	1,012,644	1,017,143	986,578	994,990
Fabricated metal products	2,578,240	2,746,088	2,804,655	2,848,398
Industrial machinery and equipment	2,589,722	3,172,047	2,631,305	2,556,485
Electronic and other electric equipment	3,676,379	4,048,194	4,104,540	4,238,948
Motor vehicles and equipment	520,137	503,311	594,037	549,630
Other transportation equipment	353,871	365,259	379,165	390,671
Instruments and related products	650,482	690,831	703,570	677,149
Miscellaneous manufacturing industries	802,878	839,911	848,016	760,927
Ordnance 9/	(N)	(N)	(N)	(N)
Nondurable goods	9,822,274	10,391,052	10,462,865	10,510,003
Food and kindred products	2,572,553	2,768,039	2,907,148	2,892,436
Tobacco products	20,566	(D)	(D)	22,477
Textile mill products	62,228	(D)	(D)	54,916
Apparel and other textile products	238,583	259,904	255,688	283,724
Paper and allied products	855,555	870,529	889,625	896,454
Printing and publishing	2,962,517	3,197,619	3,168,747	3,189,386
Chemicals and allied products	1,961,148	2,014,885	1,877,795	1,883,837
Petroleum and coal products	198,498	204,406	187,227	200,521
Rubber and miscellaneous plastics products	856,071	889,146	983,621	994,389
Leather and leather products	94,555	96,774	95,200	91,863

See footnotes at end of table.
Table CA05

April 2005

REGIONAL ECONOMIC INFORMATION SYSTEM
BUREAU OF ECONOMIC ANALYSIS

PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
(thousands of dollars)

Cook, Illinois [17031]

Item	1996	1997	1998	1999
Transportation and public utilities	10,817,557	10,563,440	11,150,359	12,047,596
Railroad transportation	615,948	603,669	(D)	(D)
Trucking and warehousing	1,723,821	1,804,791	1,950,779	2,054,818
Water transportation	66,694	70,588	70,102	70,354
Other transportation	3,773,627	3,949,234	(D)	(D)
Local and interurban passenger transit	296,635	307,002	364,776	380,296
Transportation by air	2,702,717	2,854,615	2,928,204	3,252,895
Pipelines, except natural gas	4,311	4,369	(D)	(D)
Transportation services	769,964	783,248	875,322	930,677
Communications	3,644,194	3,306,677	3,414,608	3,778,600
Electric, gas, and sanitary services	993,273	828,481	921,609	929,461
Wholesale trade	9,333,268	9,749,096	10,255,747	10,627,907
Retail trade	8,820,566	9,379,491	9,750,430	10,278,724
Building materials and garden equipment	396,263	428,929	415,106	454,685
General merchandise stores	1,267,805	1,355,303	1,316,952	1,313,364
Food stores	1,256,975	1,341,394	1,419,680	1,450,423
Automotive dealers and service stations	1,132,223	1,185,688	1,200,930	1,323,449
Apparel and accessory stores	579,376	593,585	665,376	616,053
Home furniture and furnishings stores	570,849	600,471	630,572	750,600
Eating and drinking places	2,213,833	2,348,251	2,513,390	2,581,962
Miscellaneous retail	1,403,242	1,525,870	1,588,424	1,788,188
Finance, insurance, and real estate	16,068,270	17,946,111	20,126,815	22,387,301
Depository and nondepository institutions	4,270,899	4,680,025	5,175,006	5,431,915
Other finance, insurance, and real estate	11,797,371	13,266,086	14,951,809	16,955,386
Security and commodity brokers	3,971,976	4,671,910	5,220,055	6,029,042
Insurance carriers	3,113,541	3,336,730	3,703,896	3,909,037
Insurance agents, brokers, and services	1,183,064	1,252,636	1,353,222	1,431,948
Real estate	2,354,365	2,766,853	3,254,877	3,838,070
Combined real estate, insurance, etc. 10/	(N)	(N)	(N)	(N)
Holding and other investment offices	1,174,425	1,237,957	1,419,759	1,747,289
Services	39,739,385	42,524,156	46,866,855	48,764,469
Hotels and other lodging places	893,377	971,084	1,033,019	1,057,651
Personal services	866,073	935,818	1,014,204	1,031,829
Private households	200,493	204,963	243,514	226,228
Business services	8,537,149	9,460,873	10,964,273	11,741,857
Automotive repair, services, and parking	905,123	909,866	988,747	1,007,358
Miscellaneous repair services	379,750	389,178	424,545	409,483
Amusement and recreation services	942,393	933,748	946,614	993,441
Motion pictures	405,169	420,924	520,242	434,669
Health services	8,982,392	9,209,930	9,678,840	10,011,676
Legal services	5,021,218	5,630,040	6,103,000	6,220,758
Educational services	2,030,878	2,133,833	2,332,226	2,467,261
Social services 11/	1,161,648	1,252,391	1,391,174	1,444,417
Museums, botanical, zoological gardens	143,383	154,687	165,437	179,712
Membership organizations	1,716,727	1,791,680	1,943,605	2,029,556
Engineering and management services 12/	6,927,649	7,415,914	8,395,915	8,877,036
Miscellaneous services	625,963	709,227	721,500	631,537
Government and government enterprises	15,960,119	16,327,739	16,959,678	17,698,204
Federal, civilian	3,375,941	3,288,790	3,307,913	3,378,719
Military	184,775	178,270	178,803	185,347
State and local	12,399,403	12,860,679	13,472,962	14,134,138
State government	2,024,644	2,113,829	2,222,362	2,359,477
Local government	10,374,759	10,746,850	11,250,600	11,774,661

See footnotes at end of table.

Table CA05 April 2005 REGIONAL ECONOMIC INFORMATION SYSTEM
BUREAU OF ECONOMIC ANALYSIS

PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
(thousands of dollars)

Cook, Illinois [17031]

Item	2000
Income by place of residence ($000)	
Personal income	182,393,699
Population (persons) 2/	5,377,467
Per capita personal income (dollars)	33,918
Derivation of personal income ($000)	
Earnings by place of work	166,112,910
less: Contributions for government social insurance 3/	17,430,189
Employee & self-employed contrib. for govt. soc. ins.	8,914,541
Employer contributions for govt. social insurance	8,515,648
plus: Adjustment for residence 4/	-22,616,234
equals: Net earnings by place of residence	126,066,487
plus: Dividends, interest, and rent 5/	34,831,099
plus: Personal current transfer receipts	21,496,113
Earnings by place of work ($000)	
Components of earnings	
Wage and salary disbursements	124,694,320
Supplements to wages and salaries	23,135,830
Employer contrib. for employee pension & insur. funds	14,620,182
Employer contributions for govt. social insurance	8,515,648
Proprietors' income 6/	18,282,760
Farm proprietors' income	307
Nonfarm proprietors' income	18,282,453
Earnings by industry	
Farm earnings	6,138
Nonfarm earnings	166,106,772
Private earnings	147,604,210
Agricultural services, forestry, fishing & other 7/	443,010
Agricultural services	404,527
Forestry, fishing, and other 7/	38,483
Forestry	2,176
Fishing	1,333
Other 7/	34,974
Mining	233,971
Metal mining	(D)
Coal mining	(D)
Oil and gas extraction	182,024
Nonmetallic minerals, except fuels	47,028
Construction	7,848,223
General building contractors	1,718,604
Heavy construction contractors	480,647
Special trade contractors	5,648,972
Manufacturing	25,733,256
Durable goods	15,130,078
Lumber and wood products	161,765
Furniture and fixtures	414,011
Stone, clay, and glass products	486,697
Primary metal industries	997,662
Fabricated metal products	2,947,441
Industrial machinery and equipment	2,647,249
Electronic and other electric equipment	4,733,354
Motor vehicles and equipment	553,785
Other transportation equipment	401,524
Instruments and related products	763,649
Miscellaneous manufacturing industries	1,022,941
Ordnance 9/	(N)
Nondurable goods	10,603,178
Food and kindred products	2,964,190
Tobacco products	(D)
Textile mill products	(D)
Apparel and other textile products	283,854
Paper and allied products	869,462
Printing and publishing	3,176,580
Chemicals and allied products	1,929,720
Petroleum and coal products	186,343
Rubber and miscellaneous plastics products	1,030,538
Leather and leather products	80,517

See footnotes at end of table.

Table CA05

April 2005

REGIONAL ECONOMIC INFORMATION SYSTEM
BUREAU OF ECONOMIC ANALYSIS

PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
(thousands of dollars)

Cook, Illinois [17031]

Item	2000
Transportation and public utilities	12,977,456
Railroad transportation	(D)
Trucking and warehousing	2,120,291
Water transportation	80,856
Other transportation	(D)
Local and interurban passenger transit	382,644
Transportation by air	3,553,903
Pipelines, except natural gas	(D)
Transportation services	1,083,992
Communications	3,996,701
Electric, gas, and sanitary services	1,096,491
Wholesale trade	11,274,025
Retail trade	10,761,302
Building materials and garden equipment	471,566
General merchandise stores	1,433,883
Food stores	1,437,429
Automotive dealers and service stations	1,332,530
Apparel and accessory stores	631,403
Home furniture and furnishings stores	829,538
Eating and drinking places	2,819,963
Miscellaneous retail	1,804,990
Finance, insurance, and real estate	24,271,742
Depository and nondepository institutions	5,634,077
Other finance, insurance, and real estate	18,637,665
Security and commodity brokers	6,993,383
Insurance carriers	3,700,561
Insurance agents, brokers, and services	1,417,197
Real estate	4,760,790
Combined real estate, insurance, etc. 10/	(N)
Holding and other investment offices	1,765,734
Services	54,061,225
Hotels and other lodging places	1,248,903
Personal services	1,098,902
Private households	247,471
Business services	14,176,947
Automotive repair, services, and parking	1,104,869
Miscellaneous repair services	435,146
Amusement and recreation services	1,104,107
Motion pictures	434,774
Health services	10,556,704
Legal services	7,154,283
Educational services	2,649,907
Social services 11/	1,593,101
Museums, botanical, zoological gardens	192,450
Membership organizations	2,075,188
Engineering and management services 12/	9,257,842
Miscellaneous services	730,631
Government and government enterprises	18,502,562
Federal, civilian	3,608,043
Military	198,971
State and local	14,695,548
State government	2,478,307
Local government	12,217,241

See footnotes at end of table.

Table CA05 April 2005 REGIONAL ECONOMIC INFORMATION SYSTEM
BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA05 (SIC)
Personal Income by Major Source and Earnings by Industry

1/ The estimates of earnings for 1969-74 are based on the 1967 Standard Industrial classification (SIC). The estimates for 1975-87 are based on the 1972 SIC. the estimates for 1988-2000 are based on the 1987 SIC.

2/ Census Bureau midyear population estimates. Estimates for 2000 reflect county population estimates available as of April 2005.

3/ Contributions for government social insurance are included in earnings by type and industry but they are excluded from personal income.

4/ The adjustment for residence is the net inflow of the earnings of interarea commuters. For the United States, it consists of adjustments for border workers: Wage and salary disbursements to U.S. residents commuting to Canada less wage and salary disbursements to Canadian and Mexican residents commuting into the United States.

5/ Rental income of persons includes the capital consumption adjustment.

6/ Proprietors' income includes the inventory valuation adjustment and capital consumption adjustment.

7/ "Other" consists of wage and salary disbursements to U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

8/ Under the 1972 SIC, ordnance was reclassified to four 2-digit industries: Fabricated metal products, electronic and other electric equipment, transportation equipment, and instruments and related products.

9/ Under the 1987 SIC, combined real estate, insurance, etc., was reclassified to four 2-digit industries: Nondepository credit institutions; insurance agents, brokers, and services; real estate; and legal services.

10/ "Social services" was first recognized under the 1972 SIC; so estimates for 1969-74 do not exist.

11/ "Engineering and management services" was first recognized under the 1987 SIC, so estimates for 1969-87 do not exist.

12/ Estimates for 1979 forward reflect Alaska Census Areas as defined by the Census Bureau; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

14/ Cibola, NM was separated from Valencia in June 1981, but in these estimates, Valencia includes Cibola through the end of 1981.

15/ La Paz County, AZ was separated from Yuma County on January 1, 1983. The Yuma, AZ MSA contains the area that became La Paz County, AZ through 1982 and excludes it beginning with 1983.

16/ Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

o All state and local area dollar estimates are in current dollars (not adjusted for inflation).

E The estimate shown here constitutes the major portion of the true estimate.
(D) Not shown to avoid disclosure of confidential information, but the estimates for this item are included in the totals.
(L) Less than $50,000, but the estimates for this item are included in the totals.
(N) Data not available for this year.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit III-1
Characteristics of Publicly-Traded Thrifts
November 6, 2005(1)

Ticker	Financial Institution	Exchg.	Primary Market	Operating Strat.(2)	Total Assets ($Mil)	Offices	Fiscal Year	Conv. Date	Stock Price ($)	Market Value ($Mil)
California Companies										
NDE	IndyMac Bancorp, Inc. of CA	NYSE	Southern CA	Thrift	19,627	10	12-31	/	36.47	2,341
WES	Westcorp of Irvine CA	NYSE	California	Thrift	16,999	18	12-31	05/86	63.20	3,302
DSL	Downey Financial Corp. of CA	NYSE	Southern CA,AZ	Thrift	16,566	170	12-31	01/71	61.01	1,699
FED	FirstFed Financial Corp. of CA	NYSE	Los Angeles CA	Thrift	9,851	29	12-31	12/83	53.50	886
CCBI	Commercial Capital Bcrp of CA	NASDAQ	Southern CA	Thrift	5,236	3	12-31	12/02	16.19	901
PFB	PFF Bancorp, Inc. of Pomona CA	NYSE	Southern CA	Thrift	3,955	26	03-31	03/96	29.95	732
PROV	Provident Fin. Holdings of CA	NASDAQ	Southern CA	M.B.	1,631	12	06-30	06/96	25.73	178
HWFG	Harrington West Fncl Grp of CA	NASDAQ	South CA,KS,AZ	Thrift	1,109 J	11	12-31	11/02	16.12	86
FPTB	First PacTrust Bancorp of CA	NASDAQ	Southern CA	Thrift	735	9	12-31	08/02	27.08	120
KFED	K-Fed Bancorp MHC of CA (39.7)	NASDAQ	Southern CA	Thrift	703	4	12-31	03/04	12.28	177
PPBI	Pacific Premier Bncrp of CA	NASDAQ	Southern CA	Thrift	663	3	12-31	06/97	11.30	59
BOFI	Bofi Holding, Inc. Of CA	NASDAQ	San Diego, CA	Thrift	609 J	1		/	8.80	73
BYFC	Broadway Financial Corp. of CA	NASDAQ	Los Angeles CA	Thrift	301	4	12-31	01/96	11.15	17
Florida Companies										
BKUNA	BankUnited Fin. Corp. of FL	NASDAQ	Miami FL	Thrift	10,668	41	09-30	12/85	24.04	728
BFCF	BFC Financial Corp. of FL	NASDAQ	Florida	Thrift	6,955 D	73	12-31	/	5.46	184
BBX	BankAtlantic Bancorp of FL	NYSE	Southeastern FL	M.B.	6,353	73	12-31	11/83	14.05	853
FFFL	Fidelity Bankshares, Inc of FL	NASDAQ	Southeast FL	Thrift	3,960	42	12-31	05/01	29.31	736
HARB	Harbor Florida Bancshrs of FL	NASDAQ	EastCentral FL	Thrift	2,935 J	33	09-30	03/98	36.03	864
FDT	Federal Trust Corp of FL	AMEX	Northcentral FL	Thrift	661 J	5	12-31	12/97	10.25	85
FCFL	First Community Bk Corp of FL	NASDAQ	West Central FL	Thrift	299	3	12-31	/	25.11	56
Mid-Atlantic Companies										
SOV	Sovereign Bancorp, Inc. of PA	NYSE	MA,PA,NJ,CT,RI	M.B.	53,454 D	522	12-31	08/86	23.49	8,498
HCBK	Hudson City Bancorp, Inc of NJ (3)	NASDAQ	New Jersey	Thrift	26,551	82	12-31	06/05	11.86	7,088
NYB	New York Community Bcrp of NY (3)	NYSE	NY,NJ	Thrift	25,016	151	12-31	11/93	16.15	4,296
AF	Astoria Financial Corp. of NY	NYSE	New York City NY	Thrift	22,631	86	12-31	11/93	28.25	3,021
ICBC	Independence Comm Bnk Cp of NY (3)	NASDAQ	NY,NJ	Thrift	18,500	81	12-31	03/98	37.81	3,095
NWSB	Northwest Bcrp MHC of PA(39.9) (3)	NASDAQ	PA,NY,OH,MD	Thrift	6,333	146	06-30	11/94	22.04	1,122
PFS	Provident Fin. Serv. Inc of NJ (3)	NYSE	Northern NJ	Thrift	6,289 J	55	12-31	01/03	18.20	1,263
ISBC	Investors Bcrp MHC of NJ(45.7) (3)	NASDAQ	Eastcentral NJ	Thrift	5,409 P	46	06-30	10/05	10.53	1,224
FNFG	First Niagara Fin. Group of NY (3)	NASDAQ	North/Central NY	Thrift	5,086 D	47	12-31	01/03	14.87	1,694
PRTR	Partners Trust Fin. Grp. of NY (3)	NASDAQ	Central NY	Thrift	3,784	17	12-31	07/04	11.99	599
DCOM	Dime Community Bancshars of NY (3)	NASDAQ	New York City NY	Thrift	3,231	20	12-31	06/96	14.71	545
KNBT	KNBT Bancorp, Inc. of PA	NASDAQ	Eastern PA	Thrift	3,117 J	40	12-31	11/03	15.88	462
TRST	TrustCo Bank Corp NY of NY	NASDAQ	NY,FL,VT	Thrift	2,829	61	12-31	/	13.02	973
WSFS	WSFS Financial Corp. of DE (3)	NASDAQ	Wilmington DE,PA	Div.	2,780 J	21	12-31	11/86	62.35	403
PBNY	Provident NY Bncrp, Inc. of NY	NASDAQ	Southeastern NY	Thrift	2,597	20	09-30	01/04	11.09	482
FFIC	Flushing Fin. Corp. of NY (3)	NASDAQ	New York City NY	Thrift	2,306	11	12-31	11/95	16.70	323
PFSB	PennFed Fin. Services of NJ	NASDAQ	Northern NJ	Thrift	2,124	22	06-30	07/94	18.71	247
KRNY	Kearny Fin Cp MHC of NJ (30.0)	NASDAQ	New Jersey	Thrift	2,107 J	25	06-30	02/05	11.92	867
OCFC	OceanFirst Fin. Corp of NJ	NASDAQ	Eastern NJ	Thrift	1,990	17	12-31	07/96	23.12	294
PVSA	Parkvale Financial Corp of PA	NASDAQ	Southwestern PA	Thrift	1,849	39	06-30	07/87	27.35	154
ESBF	ESB Financial Corp. of PA	NASDAQ	Western PA	Thrift	1,832 J	17	12-31	06/90	12.85	171
WGBC	Willow Grove Bancorp Inc of PA	NASDAQ	Philadelphia PA	Thrift	1,605	14	06-30	04/02	15.30	226
FMCO	FMS Fin Corp. of Burlington NJ	NASDAQ	Southern NJ	Thrift	1,213	40	12-31	12/88	16.02	104
SFFS	Sound Fed Bancorp, Inc. of NY	NASDAQ	NY,CT	Thrift	1,083	10	03-31	01/03	16.99	209
SYNF	Synergy Financial Group of NJ	NASDAQ	Central NJ	Thrift	946	18	12-31	01/04	11.94	141
CSBK	Clifton Svg Bp MHC of NJ(45.0)	NASDAQ	Northeast NJ	Thrift	861	10	03-31	03/04	10.39	311
ABBC	Abington Com Bcp MHC PA (45.0)	NASDAQ	Souteastern PA	Thrift	829	8	12-31	12/04	12.08	192
BCSB	BCSB Bankcorp MHC of MD (36.4)	NASDAQ	Northeast MD	Thrift	807 J	16	09-30	07/98	12.65	75
SVBI	Severn Bancorp, Inc. of MD	NASDAQ	Central Maryland	Thrift	792 J	2	12-31	/	18.50	154
HARL	Harleysville Svgs Fin Cp of PA	NASDAQ	Southeastern PA	Thrift	767	5	09-30	08/87	17.40	68
FSBI	Fidelity Bancorp, Inc. of PA	NASDAQ	Southwestern PA	Thrift	671 J	13	09-30	06/88	20.20	59
PBCI	Pamrapo Bancorp, Inc. of NJ	NASDAQ	Northern NJ	Thrift	654	9	12-31	11/89	21.00	104
THRD	TF Fin. Corp. of Newtown PA	NASDAQ	PA,NJ	Thrift	648	14	12-31	07/94	27.50	80

' FINANCIAL, LC.
inancial Services Industry Consultants
!00 North Moore Street, Suite 2210
rlington, Virginia 22209
!03) 528-1700

Exhibit III-1
Characteristics of Publicly-Traded Thrifts
November 4, 2005(1)

icker	Financial Institution	Exchg.	Primary Market	Operating Strat.(2)	Total Assets ($Mil)	Offices	Fiscal Year	Conv. Date	Stock Price ($)	Market Value ($Mil)
id-Atlantic Companies (continued)										
NY	Carver Bancorp, Inc. of NY	AMEX	New York, NY	Thrift	648	5	03-31	10/94	15.10	38
KFS	First Keystone Fin., Inc of PA	NASDAQ	Southeastern PA	Thrift	574 J	7	09-30	01/95	20.50	41
SHC	Ocean Shr Hldg MHC of NJ(45.7)	NASDAQ	Southeastern NJ	Thrift	565	6	12-31	12/04	10.75	94
BNJ	American Bancorp of NJ	NASDAQ	NE New Jersey	Thrift	539 P	2	09-30	10/05	10.01	142
SB	Washington SB, FSB of Bowie MD	AMEX	Southeastern MD	Thrift	529 J	5	07-31	08/88	8.32	62
NFC	Oneida Fincl MHC of NY (43.3) (3)	NASDAQ	Central NY	Thrift	447	9	12-31	12/98	10.60	82
BIP	Prudential Bncp MHC PA (45.0) (3)	NASDAQ	Southeastern PA	Thrift	444 J	6	09-30	03/05	11.75	147
VPC	WVS Financial Corp. of PA	NASDAQ	Pittsburgh PA	Thrift	421 J	6	06-30	11/93	16.16	38
LLB	Alliance Bank MHC of PA (20.0) (3)	NASDAQ	Southeastern PA	Thrift	387 J	8	12-31	03/95	25.75	89
AFC	Greater Atlant. Fin Corp of VA	NASDAQ	North. VA,DC,MD	Thrift	365 J	5	09-30	06/99	5.07	15
FSB	Brooklyn Fed MHC of NY (30.0)	NASDAQ	New York City NY	Thrift	340 J	4	09-30	04/05	11.00	145
SBK	Elmira Svgs Bank, FSB of NY (3)	NASDAQ	NY,PA	Thrift	326 J	6	12-31	03/85	27.00	33
OBK	Colonial Banc MHC of NJ (46.0)	NASDAQ	SW New Jersey	Thrift	318 J	6	12-31	06/05	9.95	45
BNC	Pathfinder BC MHC of NY (35.5) (3)	NASDAQ	Central NY	Thrift	310 J	6	12-31	11/95	13.95	34
OMR	Rome Bancorp, Inc. of Rome NY (3)	NASDAQ	Central NY	Thrift	310	4	12-31	03/05	10.49	101
ARL	Laurel Capital Group Inc of PA	NASDAQ	Southwestern PA	Thrift	310 J	8	06-30	02/87	21.69	43
CBC	Green Co Bcrp MHC of NY (44.0) (3)	NASDAQ	Southeast NY	Thrift	291	6	06-30	12/98	18.25	75
FCO	FedFirst Fin MHC of PA (45.0)	NASDAQ	Southwestern PA	Thrift	286 J	7	12-31	04/05	8.69	57
LFC	Atlantic Liberty Fincl of NY	NASDAQ	Brooklyn, NY	Thrift	177	2	03-31	10/02	26.51	45
FSB	Independence FSB of DC	NASDAQ	Washington DC,MD	Thrift	166 J	4	12-31	06/85	11.50	18
OV	Gouverneur Bcp MHC of NY(42.6)	AMEX	Northern NY	Thrift	118 J	2	09-30	03/99	11.85	27
id-West Companies										
BC	Flagstar Bancorp, Inc. of MI	NYSE	MI,IN	Thrift	14,917 J	95	12-31	04/97	13.97	871
FB	Commercial Federal Corp. of NE	NYSE	CO,NE,IA,KS,OK	M.B.	11,474 D	191	12-31	12/84	34.27	1,312
AFB	MAF Bancorp, Inc. of IL	NASDAQ	Chicago IL	Thrift	10,259	41	12-31	01/90	42.44	1,360
FFN	Capitol Fd Fn MHC of KS (29.9)	NASDAQ	Kansas	Thrift	8,419 J	35	09-30	04/99	34.47	2,564
BCW	Anchor BanCorp Wisconsin of WI	NASDAQ	Wisconsin	M.B.	4,137 J	54	03-31	07/92	32.05	711
KMU	Bank Mutual Corp of WI	NASDAQ	WI,MN	Thrift	3,528 J	69	12-31	10/03	10.47	661
ONE	TierOne Corp. of Lincoln NE	NASDAQ	NE,IA,KS	Thrift	3,246	58	12-31	10/02	28.60	519
FPC	First Place Fin. Corp. of OH	NASDAQ	Northeast OH	Thrift	2,560	24	06-30	01/99	22.90	345
CFC	United Community Fin. of OH	NASDAQ	Youngstown OH,PA	Thrift	2,479	34	12-31	07/98	11.67	362
FIN	BankFinancial Corp. of IL	NASDAQ	Chicago, IL	Thrift	1,787 J	17	12-31	06/05	14.25	349
TEN	Citizens First Bancorp of MI	NASDAQ	Southeast MI	Thrift	1,568 J	15	12-31	03/01	22.05	181
ASB	NASB Fin, Inc. of Grandview MO	NASDAQ	Western MO	Thrift	1,513 J	9	09-30	09/85	38.02	321
AUW	Wauwatosa Hlds MHC of WI(31.7)	NASDAQ	SE Wisconsin	Thrift	1,433 P	7	06-30	10/05	10.95	369
DEF	First Defiance Fin. Corp of OH	NASDAQ	Northwest OH	Thrift	1,418	17	12-31	10/95	29.08	205
ITE	CFS Bancorp, Inc of Munster IN	NASDAQ	IN,IL	Thrift	1,260	19	12-31	07/98	13.99	170
FC	EFC Bancorp, Inc of Elgin IL	AMEX	Southeast IL	Thrift	1,036 J	8	12-31	04/98	34.16	165
CBI	Peoples Community Bcrp. of OH	NASDAQ	Southwest OH	Thrift	992 J	15	09-30	03/00	20.02	79
MNF	HMN Financial, Inc. of MN	NASDAQ	Southeast MN,IA	Thrift	982	13	12-31	06/94	30.35	134
FFC	HF Financial Corp. of SD	NASDAQ	SD,MN	Thrift	898 J	34	06-30	04/92	18.10	65
FSF	MutualFirst Fin. Inc. of IN	NASDAQ	Eastcentral IN	Thrift	858 J	17	12-31	12/99	21.89	100
VFC	PVF Capital Corp. of Solon OH	NASDAQ	Cleveland OH	R.E.	824 J	15	06-30	12/92	11.18	86
NCB	Lincoln Bancorp of IN	NASDAQ	Central IN	Thrift	807 J	9	12-31	12/98	15.40	83
ULB	Pulaski Fin Cp of St. Louis MO	NASDAQ	St. Louis MO	Thrift	770 J	7	09-30	12/98	17.15	145
'ASE	First Midwest Fin., Inc. of IA	NASDAQ	IA,SD	Thrift	769 J	16	09-30	09/93	20.02	50
'FSL	Pocahontas Bancorp, Inc. of AR	NASDAQ	Northeast AR	Thrift	721 J	21	09-30	04/98	12.26	57
'FBC	HopFed Bancorp, Inc. of KY	NASDAQ	Southwest KY	Thrift	591 J	8	12-31	02/98	15.79	58
'FSE	First Federal Bankshares of IA	NASDAQ	IA,NE	Thrift	578	15	06-30	04/99	19.55	69
FBC	MFB Corp. of Mishawaka IN	NASDAQ	Northern IN	Thrift	526 J	7	09-30	03/94	26.75	36
'FDC	Peoples Bancorp of Auburn IN	NASDAQ	Northeast IN,MI	Thrift	494 J	15	09-30	07/87	19.50	65
'FFD	North Central Bancshares of IA	NASDAQ	Central IA	Thrift	484	9	12-31	03/96	38.00	58
'CAP	First Capital, Inc. of IN	NASDAQ	Southern IN	Thrift	438	12	12-31	01/99	17.00	46
.SBI	Ameriana Bancorp of IN	NASDAQ	Eastern IN	Thrift	429 J	9	12-31	03/87	12.80	40
'AYN	Wayne Savings Bancshares of OH	NASDAQ	Central OH	Thrift	407 J	11	03-31	01/03	14.75	51
.SBI	LSB Fin. Corp. of Lafayette IN (3)	NASDAQ	Central IN	Thrift	367 J	5	12-31	02/95	27.19	42
'FBI	First Federal Bancshares of IL	NASDAQ	Westcentrl IL,MO	Thrift	329 J	8	12-31	09/00	19.41	24
:IVR	River Valley Bancorp of IN	NASDAQ	Southeast IN	Thrift	306 J	5	12-31	12/96	19.25	31
'FHS	First Franklin Corp. of OH	NASDAQ	Cincinnati OH	Thrift	282	7	12-31	01/88	16.75	28
'HEV	Cheviot Fin Cp MHC of OH(45.0)	NASDAQ	Cincinnati, OH	Thrift	281 J	4	12-31	01/04	11.50	114

FINANCIAL, LC.
nancial Services Industry Consultants
00 North Moore Street, Suite 2210
lington, Virginia 22209
03) 528-1700

Exhibit III-1
Characteristics of Publicly-Traded Thrifts
November 6, 2005(1)

cker	Financial Institution	Exchg.	Primary Market	Operating Strat.(2)	Total Assets ($Mil)	Offices	Fiscal Year	Conv. Date	Stock Price ($)	Market Value ($Mil)
d-West Companies (continued)										
BI	First Bancorp of Indiana of IN	NASDAQ	Evansville IN	Thrift	277 J	7	06-30	04/99	21.50	34
MK	First Fed of N. Michigan of MI	NASDAQ	Northern MI	Thrift	277	10	12-31	04/05	8.83	27
BF	Monarch Community Bncrp of MI	NASDAQ	Southcentral MI	Thrift	276 J	5	12-31	08/02	11.30	31
FB	KY Fst Fed Bp MHC of KY (45.0)	NASDAQ	Central KY	Thrift	274 J	4	06-30	03/05	9.95	86
BC	Union Community Bancorp of IN	NASDAQ	W.Central IN	Thrift	264 J	6	12-31	12/97	26.49	51
BD	Park Bancorp of Chicago IL	NASDAQ	Chicago IL	Thrift	257 J	3	12-31	08/96	30.00	34
SB	Jcksnville Bcp MHC of IL(47.2)	NASDAQ	Central IL	Thrift	256	8	12-31	04/95	14.74	29
BI	First Bancshares, Inc. of MO	NASDAQ	Southcentral MO	Thrift	244 J	10	06-30	12/93	16.50	26
TC	First BancTrust Corp of IL	NASDAQ	Eastcentral IL	Thrift	234 J	3	12-31	04/01	12.75	31
BI	Blue River Bancshares of IN	NASDAQ	Central IN	Thrift	211 J	4	12-31	06/98	5.12	18
FC	Central Federal Corp. of OH	NASDAQ	Northeast OH	Thrift	158	3	12-31	12/98	8.33	19
FC	Home City Fin. Corp. of OH	NASDAQ	Southwest OH	Thrift	151 J	2	12-31	12/96	14.40	12
DF	FFD Financial Corp of Dover OH	NASDAQ	Northeast OH	Thrift	149 J	3	06-30	04/96	18.16	22
FB	First Fed Serv MHC of IL(45.0)	NASDAQ	West Central IL	Thrift	139 J	1	12-31	06/04	13.25	52
FC	Peoples Sidney Fin. Corp of OH	NASDAQ	WestCentral OH	Thrift	137 J	4	06-30	04/97	16.20	23
HC	PFS Bancorp Inc. of Aurora IN	NASDAQ	Southeastern IN	Thrift	134 J	3	12-31	10/01	22.94	34
FI	First Niles Fin., Inc. of OH	NASDAQ	Central Ohio	Thrift	100 J	1	12-31	10/98	13.78	19
w England Companies										
CT	Peoples Bank MHC of CT (42.0) (3)	NASDAQ	CT	Div.	10,890	155	12-31	07/88	32.86	4,653
AL	NewAlliance Bancshares of CT (3)	NYSE	Connecticut	Thrift	6,567	74	12-31	04/04	14.41	1,638
KL	Brookline Bancorp, Inc. of MA (3)	NASDAQ	Eastern MA	Thrift	2,207	6	12-31	07/02	14.24	877
LB	Berkshire Hills Bancorp of MA (3)	NASDAQ	Western MA	Thrift	2,033	14	12-31	06/00	33.39	286
KB	Rockville Fin MHC of CT (45.0) (3)	NASDAQ	Northcentral CT	Thrift	981 J	17	12-31	05/05	13.04	253
SB	MassBank Corp. of Reading MA (3)	NASDAQ	Eastern MA	Thrift	920	15	12-31	05/86	29.00	125
NK	United Fin Grp MHC of MA(46.6)	NASDAQ	SouthCentral MA	Thrift	861 P	0	12-31	07/05	11.32	195
IL	Newmil Bancorp, Inc. of CT (3)	NASDAQ	Western CT	Thrift	857	20	12-31	02/86	28.89	119
BC	Benjamin Frkln Bncrp Inc of MA (3)	NASDAQ	Southeastern MA	Thrift	856	9	12-31	04/05	13.77	111
FD	Westfield Finl MHC of MA(43.7) (3)	AMEX	Southwestern MA	Thrift	802 J	10	12-31	12/01	24.43	231
GC	Legacy Bancorp, Inc. of MA (3)	NASDAQ	Western MA	Thrift	791 P	10	12-31	10/05	13.25	137
FI	SI Fin Gp Inc MHC of CT (40.0) (3)	NASDAQ	Northeastern CT	Thrift	671	16	12-31	10/04	11.60	146
TB	NH Thrift Bancshares of NH	NASDAQ	Central NH	Thrift	628 J	14	12-31	05/86	13.25	56
FS	Hingham Inst. for Sav. of MA (3)	NASDAQ	Eastern MA	Thrift	604	7	12-31	12/88	38.70	81
BX	LSB Corp of No. Andover MA (3)	NASDAQ	Northeastern MA	Thrift	545 J	6	12-31	05/86	18.75	84
BK	Central Bncrp of Somerville MA (3)	NASDAQ	Eastern MA	Thrift	532 J	10	03-31	10/86	28.01	45
BH	PSB Hldgs Inc MHC of CT (46.3) (3)	NASDAQ	Northeastern CT	Thrift	347	4	06-30	10/04	10.50	73
BL	Naug Vlly Fin MHC of CT (45.0)	NASDAQ	Southwestern CT	Thrift	331	5	12-31	10/04	10.30	78
LR	Mayflower Co-Op. Bank of MA (3)	NASDAQ	Southeastern MA	Thrift	241 J	5	04-30	12/87	15.25	32
orth-West Companies										
FSL	Washington Federal, Inc. of WA	NASDAQ	WA,OR,AZ,ID,UT	Thrift	8,234	118	09-30	11/82	23.32	2,027
MSB	First Mutual Bncshrs Inc of WA (3)	NASDAQ	Western WA	Thrift	1,063	10	12-31	12/85	25.12	135
BNW	FirstBank NW Corp. of WA	NASDAQ	West WA,ID,OR	Thrift	844 J	20	03-31	07/97	27.98	84
PFG	Ranier Pacific Fin Group of WA (3)	NASDAQ	Western WA	Thrift	790	12	12-31	10/03	14.97	102
VSB	Riverview Bancorp, Inc. of WA	NASDAQ	Southwest WA	Thrift	739	13	03-31	10/97	21.89	127
SBK	Timberland Bancorp, Inc. of WA	NASDAQ	Westcentral WA	Thrift	553 J	15	09-30	01/98	23.20	87
outh-East Companies										
TBK	NetBank, Inc. of Alpharetta GA	NASDAQ	Atlanta GA	Thrift	4,955 J	1	12-31	07/97	7.73	358
FCH	First Fin. Holdings Inc. of SC	NASDAQ	Charleston SC,NC	Thrift	2,522	44	09-30	11/83	30.00	363
FCP	Coastal Fin. Corp. of SC	NASDAQ	SC,NC	Thrift	1,486 J	18	09-30	09/90	15.13	267
HFN	Charter Fincl MHC of GA (19.1)	NASDAQ	SW GA, East. AL	Thrift	1,082 J	8	09-30	10/01	36.18	709
FBH	First Fed. Bancshares of AR	NASDAQ	Northern AR	Thrift	841	15	12-31	05/96	25.35	128
CFC	Atl Cst Fed Cp of GA MHC(40.0)	NASDAQ	SE GA, NE FL	Thrift	709 J	13	12-31	10/04	14.39	209
SH	Teche Hlding Cp of N Iberia LA	AMEX	Southern LA	Thrift	677 J	14	09-30	04/95	38.50	88
SBC	Citizens South Banking of NC	NASDAQ	Southwest NC	Thrift	519	9	12-31	10/02	12.20	88
FFC	Community Fin. Corp. of VA	NASDAQ	Central VA	Thrift	405 J	8	03-31	03/88	20.00	42

' FINANCIAL, LC.
nancial Services Industry Consultants
'00 North Moore Street, Suite 2210
'lington, Virginia 22209
'03) 528-1700

Exhibit III-1
Characteristics of Publicly-Traded Thrifts
November 6, 2005(1)

ıcker	Financial Institution	Exchg.	Primary Market	Operating Strat.(2)	Total Assets ($Mil)	Offices	Fiscal Year	Conv. Date	Stock Price ($)	Market Value ($Mil)
outh-East Companies (continued)										
3OS	Heritage Fn Gp MHC of GA(30.0)	NASDAQ	SW Georgia	Thrift	368 J	6	12-31	06/05	10.82	122
'BI	Jefferson Bancshares Inc of TN	NASDAQ	Eastern TN	Thrift	300	1	06-30	07/03	13.09	94
3FC	South Street Fin. Corp. of NC	NASDAQ	South Central NC	Thrift	228 J	2	12-31	10/96	9.25	28
IDE	Great Pee Dee Bancorp of SC	NASDAQ	Northeast SC	Thrift	196 J	2	06-30	12/97	14.88	27
3LA	GS Financial Corp. of LA	NASDAQ	New Orleans LA	Thrift	181	4	12-31	04/97	15.00	19
1B	SouthFirst Bancshares of AL	AMEX	Central AL	Thrift	141 J	3	09-30	02/95	11.75	8
FBI	United Tenn. Bankshares of TN	NASDAQ	Eastern TN	Thrift	119	3	12-31	01/98	21.75	25
outh-West Companies										
3TX	Franklin Bank Corp of TX (3)	NASDAQ	Houston TX	Thrift	4,457	16	12-31	12/03	16.95	396
FSW	First Fed Banc of SW Inc of NM	NASDAQ		Thrift	564 J	0		/	15.11	59
ABC	Access Anytime Bancorp of NM	NASDAQ	Eastern NM	Thrift	374 J	7	12-31	08/86	17.10	29
estern Companies (Excl CA)										
TXC	Matrix Bancorp, Inc. of CO	NASDAQ	NM,CO,AZ	Thrift	1,975 J	4	12-31	10/96	13.00	86
OMX	Home Fed Bncp MHC of ID (41.0)	NASDAQ	Idaho	Thrift	679 J	14	09-30	12/04	12.12	184
ther Areas										

OTES: (1) Or most recent date available (M=March, S=September, D=December, J=June, E=Estimated, and P=Pro Forma)
(2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
(3) BIF insured savings bank.

ource: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

ate of Last Update: 11/04/05

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit III-2
Market Pricing Comparatives
Prices As of November 4, 2005

Financial Institution	Market Capitalization Price/ Share(1) ($)	Market Capitalization Market Value ($Mil)	Per Share Data Core 12-Mth EPS(2) ($)	Per Share Data Book Value/ Share ($)	Pricing Ratios(3) P/E (x)	Pricing Ratios(3) P/B (%)	Pricing Ratios(3) P/A (%)	Pricing Ratios(3) P/TB (%)	Pricing Ratios(3) P/CORE (x)	Dividends(4) Amount/ Share ($)	Dividends(4) Yield (%)	Dividends(4) Payout Ratio(5) (%)	Financial Characteristics(6) Total Assets ($Mil)	Financial Characteristics(6) Equity/ Assets (%)	Financial Characteristics(6) NPAs/ Assets (%)	Reported ROA (%)	Reported ROE (%)	Core ROA (%)	Core ROE (%)
All Public Companies	19.02	401.33	0.94	13.33	19.57	147.61	16.59	165.52	20.53	0.44	2.24	32.60	2,689	11.29	0.48	0.72	7.40	0.69	6.94
Comparable Group Average	14.91	165.67	0.32	8.08	31.97	179.42	27.10	182.81	31.00	0.34	1.90	16.54	1,443	15.43	0.34	0.59	3.98	0.63	4.38
All Public Companies	14.91	165.67	0.32	8.08	31.97	179.42	27.10	182.81	31.00	0.34	1.90	16.54	1,443	15.43	0.34	0.59	3.98	0.63	4.38
Comparable Group																			
ABBC Abington Com Bcp MHC PA (45.0)	12.08	86.28	0.39	7.33	30.97	164.80	23.13	164.80	30.97	0.20	1.66	23.08	829	14.04	NA	0.83	5.79	0.83	5.79
ALLB Alliance Bank MHC of PA (20.0)	25.75	17.72	0.38	10.10	NM	254.95	22.90	254.95	NM	0.36	1.40	NM	387	8.98	1.03	0.31	3.44	0.34	3.73
ACFC Atl Cst Fed Cp of GA MHC(40.0)	14.39	83.74	0.22	6.85	NM	210.07	29.46	216.39	NM	0.28	1.95	NM	709	14.02	NA	0.50	4.11	0.50	4.11
BCSB BCSB Bankcorp MHC of MD (36.4)	12.65	37.15	0.29	7.39	NM	171.18	9.26	182.01	NM	0.50	3.95	NM	807	5.41	0.15	0.13	2.35	0.22	4.01
BFSB Brooklyn Fed MHC of NY (30.0)	11.00	43.65	0.29	5.62	37.93	195.73	42.82	195.73	37.93	0.00	0.00	0.00	340	21.88	NA	1.08	6.81	1.08	6.81
CFFN Capitol Fd Fn MHC of KS (29.9)	34.47	766.03	-1.05	11.64	NM	296.13	30.45	296.13	NM	2.00	5.80	NM	8,419	10.28	0.07	-0.92	-8.94	-0.92	-8.94
CHFN Charter Fincl MHC of GA (19.1)	36.18	135.53	0.35	13.71	NM	263.89	65.58	269.80	NM	1.40	3.87	NM	1,082	24.85	0.57	1.01	4.06	0.63	2.54
CHEV Cheviot Fin Cp MHC of OH(45.0)	11.50	51.32	0.25	7.83	NM	146.87	40.56	146.87	NM	0.24	2.09	NM	281	27.62	0.08	0.89	3.20	0.89	3.20
CSBK Clifton Svg Bp MHC of NJ(45.0)	10.39	142.75	0.18	6.65	NM	156.24	36.19	156.24	NM	0.20	1.92	NM	861	23.16	NA	0.65	2.67	0.65	2.67
COBK Colonial Banc MHC of NJ (46.0)	9.95	20.70	0.44	7.99	22.61	124.53	14.16	124.53	22.61	0.00	0.00	0.00	318	11.37	NA	0.65	7.55	0.65	7.55
FFCO FedFirst Fin MHC of PA (45.0)	8.69	25.86	-0.09	7.04	NM	123.44	20.11	126.31	NM	0.00	0.00	NM	286	16.29	0.18	-0.38	-3.39	-0.20	-1.80
FFFS First Fed Serv MHC of IL(45.0)	13.25	33.37	0.52	9.53	25.48	139.03	37.48	139.03	25.48	0.44	3.32	NM	139	26.96	0.04	1.49	5.58	1.49	5.58
GOV Gouverneur Bcp MHC of NY(42.4)	11.85	11.53	0.38	8.13	28.90	145.76	22.91	145.76	31.18	0.28	2.36	31.39	118	15.72	0.37	0.86	5.15	0.80	4.77
GCBC Green Co Bcrp MHC of NY (44.0)	18.25	33.31	0.68	7.97	26.84	228.98	35.91	228.98	26.84	0.44	2.41	28.58	391	11.32	NA	0.97	8.79	0.97	8.79
HBOS Heritage Fn Gp MHC of GA(30.0)	10.82	36.49	0.25	6.09	NM	177.67	33.02	177.67	NM	0.20	1.85	NM	368	18.58	0.39	0.78	5.22	0.78	5.22
HOME Home Fed Bncp MHC of ID (41.0)	12.12	75.51	0.35	6.82	39.10	177.71	37.14	177.71	34.63	0.20	1.65	23.41	679	15.27	0.16	0.71	4.59	0.80	5.18
ISBC Investors Bcrp MHC of NJ(45.7)	10.53	559.94	0.37	7.34	NM	143.46	22.64	143.46	28.46	0.00	0.00	0.00	5,409	15.78	0.16	-0.02	-0.14	0.80	5.04
JXSB Jcksnville Bcp MHC of IL(47.2)	14.74	13.68	0.40	10.32	34.28	142.83	11.33	166.93	36.85	0.30	2.04	35.37	256	7.93	0.65	0.33	4.15	0.31	3.86
KFED K-Fed Bancorp MHC of CA (39.7)	12.28	71.72	0.33	6.35	37.21	193.39	25.16	203.31	37.21	0.24	1.95	29.49	703	13.01	NA	0.75	5.20	0.75	5.20
KFFB KY Fst Fed Bp MHC of KY (45.0)	9.95	38.49	0.23	7.67	NM	129.73	31.22	169.22	NM	0.40	4.02	NM	274	24.07	0.66	0.62	2.61	0.72	3.01
KRNY Kearny Fin Cp MHC of NJ (30.0)	11.92	260.11	0.18	6.95	NM	171.51	41.15	205.53	NM	0.20	1.68	NM	2,107	23.99	NA	0.98	4.05	0.63	2.60
NVSL Naug Vlly Fin MHC of CT (45.0)	10.30	35.25	0.24	6.87	NM	149.93	33.64	150.58	NM	0.16	1.55	30.00	331	15.77	0.09	0.63	3.67	0.60	3.52
NWSB Northwest Bcrp MHC of PA(39.9)	22.04	447.15	1.09	11.61	20.22	189.84	17.71	255.98	20.22	0.64	2.90	23.41	6,333	9.33	0.70	0.88	9.72	0.88	9.72
OSHC Ocean Shr Hldg MHC of NJ(45.7)	10.75	43.02	0.33	6.82	NM	157.62	16.66	157.62	32.58	0.00	0.00	0.00	565	10.57	0.01	0.29	2.96	0.54	5.42
ONFC Oneida Fincl MHC of NY (43.9)	10.60	35.73	0.51	6.88	24.09	154.07	18.26	211.58	20.78	0.42	3.96	NM	447	11.85	0.06	0.78	6.45	0.91	7.48
PSBH PSB Hldgs Inc MHC of CT (46.3)	10.50	33.74	0.30	7.59	NM	138.34	20.99	138.34	35.00	0.20	1.90	30.85	347	15.17	NA	0.43	3.11	0.62	4.44
PBHC Pathfinder BC MHC of NY (35.5)	13.95	12.14	0.28	8.80	36.71	158.52	11.07	198.44	NM	0.41	2.94	NM	310	6.98	0.94	0.31	4.35	0.23	3.21
PBCT Peoples Bank MHC of CT (42.0)	32.86	1948.20	0.82	8.95	35.72	367.15	42.73	NM	NM	0.88	2.68	NM	10,890	11.64	0.18	1.21	10.65	1.00	9.49
PBIP Prudential Bncp MHC PA (45.0)	11.75	66.43	0.29	7.26	NM	161.85	33.05	161.85	NM	0.16	1.36	24.96	444	20.42	0.31	0.78	3.86	0.81	3.99
RCKB Rockville Fin MHC of CT (45.0)	13.04	114.05	0.22	7.63	NM	170.90	25.82	172.03	NM	0.00	0.00	0.00	981	15.11	0.22	-0.06	-0.54	0.45	3.95
SIFI SI Fin Gp Inc MHC of CT (40.0)	11.60	58.30	0.28	6.41	40.00	180.97	21.73	181.53	NM	0.12	1.03	17.14	671	12.01	0.09	0.57	4.52	0.55	4.36
UBNK United Fin Grp MHC of MA(46.6)	11.32	90.74	0.34	7.50	33.29	150.93	22.62	150.93	33.29	0.00	0.00	0.00	861	14.99	NA	0.68	4.53	0.68	4.53
WAUW Wauwatosa Hlds MHC of WI(31.7)	10.95	116.88	0.32	6.46	NM	169.50	25.78	169.50	34.22	0.00	0.00	0.00	1,433	15.21	0.85	0.64	4.18	0.75	4.95
WFD Westfield Finl MHC of MA(43.7)	24.43	106.20	0.63	12.67	38.17	192.82	28.75	192.82	38.78	0.60	2.46	NM	802	14.91	0.24	0.76	5.12	0.75	5.04

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2005 by RP Financial, LC.

Exhibit III-3

Peer Group Market Area Comparative Analysis

Institution	County	Population 2000 (000)	Population 2005 (000)	Proj. Pop. 2010	2000-2005 % Change	2005-2010 % Change	Per Capita Income Amount	Per Capita Income % State Average	Deposit Market Share(1)
Alliance Bank MHC of PA	Delaware	551	564	581	2.4%	3.1%	31,803	120.9%	3.7%
Cheviot Financial Corp. MHC of OH	Hamilton	845	820	798	-3.0%	-2.7%	30,654	117.9%	0.7%
First Federal Fin. Services MHC of IL	Madison	259	268	280	3.6%	4.3%	23,851	88.0%	2.9%
Gouverneur Bancorp MHC of NY	St. Lawrence	112	115	118	2.4%	3.2%	18,625	64.9%	6.0%
Greene Co. Bancorp MHC of NY	Greene	48	49	50	1.4%	1.3%	22,528	78.6%	34.2%
Jacksonville Bancorp MHC of IL	Morgan	37	36	35	-1.8%	-2.0%	21,668	80.0%	29.9%
Naug. Valley Fin. MHC of CT	New Haven	824	845	870	2.6%	2.9%	29,502	83.5%	1.2%
Oneida Financial MHC of NY	Madison	69	70	71	1.5%	0.6%	23,502	82.0%	42.5%
PSB Holdings, Inc. MHC - CT	Windham	109	114	119	4.2%	4.5%	24,346	68.9%	15.5%
Pathfinder Bancorp MHC of NY	Oswego	122	127	131	3.4%	3.7%	19,988	69.7%	24.1%
	Averages:	**298**	**301**	**305**	**1.7%**	**1.9%**	**24,647**	**85.4%**	**16.1%**
	Medians:	**117**	**121**	**125**	**2.4%**	**3.0%**	**23,677**	**81.0%**	**10.8%**
Mutual Federal Bancorp MHC of IL	**Cook**	**5,377**	**5,423**	**5,471**	**0.9%**	**0.9%**	**27,159**	**100.2%**	**0.0%**

(1) Total institution deposits in headquarters county as percent of total county deposits.

Sources: SNL, FDIC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit IV-1A
Weekly Thrift Market Line - Part One
Prices As Of November 4, 2005

Financial Institution	Market Capitalization: Price/ Share(1) ($)	Shares Outst- anding (000)	Market Capital- ization(9) ($Mil)	Price Change Data: 52 Week (1) High ($)	52 Week (1) Low ($)	Last Week ($)	% Change From: Last Week (%)	52 Wks Ago(2) (%)	Dec 31, 2004(2) (%)	Current Per Share Financials: Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)	Tangible Book Value/ Share(4) ($)	Assets/ Share ($)
Market Averages. All Public Companies(no MHC)														
All Public Companies(141)	20.06	24,619	461.1	23.99	17.74	19.95	0.53	-2.62	-6.67	1.20	1.10	14.66	13.01	165.97
SAIF-Insured Thrifts(115)	19.58	16,562	353.2	23.66	17.35	19.45	0.44	-2.91	-7.24	1.19	1.06	14.46	13.06	168.50
BIF-Insured Thrifts(26)	22.07	58,090	909.5	25.35	19.38	22.03	0.88	-1.43	-4.27	1.26	1.25	15.52	13.81	155.47
NYSE Traded Companies(13)	28.13	106,716	2,372.5	34.50	24.75	27.71	2.20	-2.35	-7.07	2.56	1.70	18.11	15.44	236.64
AMEX Traded Companies(6)	16.78	4,242	56.2	21.41	15.95	17.06	-2.31	-16.09	-18.93	1.01	1.00	14.60	14.10	180.58
NASDAQ Listed OTC Companies(122)	19.45	17,830	300.1	23.12	17.16	19.35	0.49	-2.08	-6.11	1.09	1.05	14.35	12.74	158.76
California Companies(12)	27.03	20,042	644.8	33.51	24.04	27.06	-0.42	-0.97	-5.35	2.59	1.60	17.85	16.94	250.65
Florida Companies(7)	20.61	26,330	500.8	25.77	17.93	20.21	1.41	-8.06	-14.56	1.02	1.00	9.87	8.99	165.32
Mid-Atlantic Companies(38)	18.83	53,119	929.7	22.29	16.15	18.82	0.11	-1.31	-7.13	1.09	1.02	12.73	10.63	144.85
Mid-West Companies(49)	19.32	8,915	171.0	23.43	17.22	19.12	0.89	-3.93	-6.56	1.01	0.96	15.78	14.21	169.43
New England Companies(12)	21.74	18,754	299.1	25.68	19.70	21.71	1.07	-0.47	-2.98	1.08	1.12	16.31	13.96	162.09
North-West Companies(6)	22.75	18,604	426.9	26.56	21.02	22.71	0.14	-3.69	-4.11	1.51	1.47	16.36	14.05	161.00
South-East Companies(13)	18.05	8,298	118.2	21.04	16.12	17.86	0.58	-3.26	-7.09	0.97	0.89	14.09	13.46	138.17
South-West Companies(3)	16.95	23,375	396.2	19.75	14.66	16.80	0.89	1.56	-7.12	1.22	1.10	14.06	8.87	190.66
Western Companies (Excl CA)(1)	13.00	6,621	86.1	15.50	11.75	13.10	-0.76	10.64	3.92	3.23	6.28	14.68	14.68	298.29
Thrift Strategy(134)	19.69	22,134	398.9	23.64	17.44	19.60	0.43	-2.71	-6.72	1.16	1.07	14.63	12.96	164.39
Mortgage Banker Strategy(5)	23.83	112,908	2,560.2	27.21	21.19	23.15	3.13	-1.55	-6.49	1.85	1.40	13.65	11.45	168.55
Real Estate Strategy(1)	11.18	7,735	86.4	15.65	10.26	11.00	1.64	-8.88	-10.92	0.72	0.63	8.60	8.60	106.65
Diversified Strategy(1)	62.25	6,470	402.8	63.49	49.50	61.00	2.05	9.77	3.75	4.14	4.04	29.86	29.63	417.29
Companies Issuing Dividends(127)	20.64	26,056	491.3	24.59	18.23	20.50	0.69	-3.02	-6.99	1.23	1.10	15.01	13.26	166.16
Companies Without Dividends(14)	14.74	11,253	179.9	18.43	13.16	14.86	-0.97	1.06	-3.69	1.00	1.08	11.48	10.66	164.14
Equity/Assets <6%(13)	18.30	15,061	273.1	23.07	15.07	18.29	0.26	-10.70	-13.11	1.28	1.37	13.43	12.75	268.28
Equity/Assets 6-12%(91)	21.71	15,463	359.2	25.84	19.26	21.55	0.49	-2.72	-7.01	1.40	1.21	15.00	13.80	179.32
Equity/Assets >12%(37)	16.57	50,658	778.9	19.43	14.59	16.54	0.72	0.39	-3.60	0.70	0.75	14.27	11.13	97.69
Converted Last 3 Mths (no MHC)(2)	11.63	12,240	139.2	12.34	9.22	11.68	-0.37	49.95	37.14	0.28	0.29	11.47	11.32	57.04
Actively Traded Companies(11)	26.75	51,350	1,272.9	31.04	24.02	26.08	3.33	-6.28	-8.47	1.75	1.70	18.03	15.96	199.60
Market Value Below $20 Million(9)	10.68	1,784	16.2	13.86	9.87	11.04	-2.62	-15.81	-15.05	-0.02	-0.11	11.50	11.23	127.61
Holding Company Structure(135)	20.15	25,597	480.4	24.03	17.82	20.02	0.65	-2.36	-6.49	1.21	1.11	14.75	13.02	166.50
Assets Over $1 Billion(58)	22.68	54,496	1,033.2	26.53	19.55	22.40	1.43	-1.71	-6.13	1.56	1.35	14.50	11.86	173.76
Assets $500 Million-$1 Billion(42)	19.61	5,232	89.0	23.73	17.70	19.58	0.12	-0.89	-6.06	1.10	1.08	15.16	13.80	175.42
Assets $250-$500 Million(24)	18.46	2,719	43.0	22.88	17.11	18.38	0.52	-7.62	-9.65	1.04	1.02	15.33	14.53	167.11
Assets less than $250 Million(17)	14.45	1,740	23.1	17.44	12.49	14.67	-1.50	-3.32	-5.98	0.47	0.43	13.04	12.83	113.39
Goodwill Companies(99)	21.55	20,683	431.3	25.61	19.13	21.40	0.69	-3.11	-7.07	1.31	1.16	15.60	13.39	176.12
Non-Goodwill Companies(38)	16.61	22,907	290.1	20.28	14.51	16.63	-0.19	-0.86	-5.19	0.96	0.99	12.73	12.73	141.94
Acquirors of FSLIC Cases(5)	27.16	29,875	946.2	33.65	23.42	26.86	0.78	-4.44	-2.97	2.48	1.55	19.81	19.57	233.04

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 2005 or within the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2005 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit IV-1A (continued)
Weekly Thrift Market Line - Part One
Prices As Of November 4, 2005

Financial Institution	Market Capitalization: Price/ Share(1) ($)	Shares Outst-anding (000)	Market Capital-ization(9) ($Mil)	Price Change Data: 52 Week (1): High ($)	Low ($)	Last Week ($)	% Change From: Last Week (%)	52 Wks Ago(2) (%)	Dec 31, 2004(2) (%)	Current Per Share Financials: Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)	Tangible Book Value/ Share(4) ($)	Assets/ Share ($)
Market Averages. MHC Institutions														
All Public Companies(34)	14.91	22,928	165.7	17.94	13.12	14.78	0.79	1.14	-3.73	0.30	0.32	8.08	7.69	61.66
SAIF-Insured Thrifts(22)	13.71	17,826	100.0	16.15	12.43	13.62	0.68	0.01	-4.90	0.23	0.23	7.80	7.53	54.87
BIF-Insured Thrifts(12)	17.11	32,281	286.1	21.21	14.38	16.91	1.00	3.22	-1.60	0.44	0.49	8.60	7.99	74.11
AMEX Traded Companies(2)	18.14	5,063	58.9	21.25	16.93	17.75	1.35	-12.40	-12.93	0.53	0.51	10.40	10.40	68.35
NASDAQ Listed OTC Companies(32)	14.71	23,995	172.3	17.73	12.88	14.60	0.76	1.98	-3.16	0.29	0.31	7.94	7.52	61.24
California Companies(1)	12.20	14,403	71.7	15.25	10.95	12.36	-0.65	-15.66	-17.91	0.33	0.33	6.35	6.04	48.81
Mid-Atlantic Companies(16)	13.26	22,330	114.6	17.15	11.78	13.22	0.43	-2.24	-7.36	0.34	0.37	7.74	7.22	67.22
Mid-West Companies(6)	15.81	22,083	168.3	18.37	14.68	15.59	1.97	-2.69	-4.35	0.10	0.11	8.91	8.36	63.57
New England Companies(7)	16.29	30,685	340.9	18.00	13.70	16.02	0.89	10.10	6.12	0.37	0.40	8.23	8.11	58.49
South-East Companies(3)	20.46	15,122	85.3	23.52	17.18	20.23	1.33	4.80	-1.51	0.34	0.27	8.88	8.72	45.60
Western Companies (Excl CA)(1)	12.12	15,209	75.5	13.42	11.00	12.29	-1.38	21.20	-3.43	0.31	0.35	6.82	6.82	44.66
Thrift Strategy(33)	14.36	19,332	111.7	17.46	12.79	14.27	0.71	0.44	-4.66	0.28	0.31	8.06	7.67	61.20
Diversified Strategy(1)	32.86	141,600	1,948.2	33.75	23.99	31.76	3.46	24.19	26.73	0.92	0.82	8.95	8.20	76.91
Companies Issuing Dividends(26)	16.18	21,530	177.6	19.72	14.17	16.02	0.94	-0.91	-6.56	0.35	0.34	8.40	7.89	65.51
Companies Without Dividends(8)	10.78	27,471	126.9	12.15	9.71	10.75	0.31	7.79	5.46	0.16	0.28	7.05	7.02	49.16
Equity/Assets <6%(1)	12.65	5,903	27.1	18.00	12.32	12.75	-0.78	-20.94	-24.48	0.17	0.29	7.39	6.95	136.64
Equity/Assets 6-12%(10)	19.34	29,984	333.8	24.67	16.68	19.12	1.42	-2.86	-7.80	0.39	0.39	9.11	8.22	94.65
Equity/Assets >12%(23)	13.08	20,600	98.6	15.00	11.60	12.98	0.59	3.84	-1.06	0.27	0.30	7.67	7.49	44.06
Holding Company Structure(30)	14.65	19,369	113.5	17.83	13.08	14.55	0.73	0.83	-4.62	0.29	0.31	8.19	7.78	63.55
Assets Over $1 Billion(7)	22.71	72,743	604.8	25.26	19.61	22.49	1.15	6.37	3.87	0.29	0.30	9.52	8.78	69.67
Assets $500 Million-$1 Billion(11)	13.19	14,845	81.8	15.31	11.61	13.07	0.55	5.56	-3.97	0.27	0.32	7.49	7.40	60.30
Assets $250-$500 Million(14)	12.70	7,204	33.2	16.63	11.18	12.58	1.01	-2.23	-5.75	0.31	0.32	7.72	7.21	61.32
Assets less than $250 Million(2)	12.55	3,102	17.5	15.94	12.21	12.63	-0.63	-17.92	-14.86	0.47	0.45	8.83	8.83	43.54
Goodwill Companies(15)	15.68	25,773	220.5	19.51	13.36	15.44	1.45	-1.59	-4.44	0.36	0.36	8.23	7.34	70.44
Non-Goodwill Companies(19)	14.30	20,682	122.4	16.70	12.92	14.26	0.27	3.29	-3.17	0.26	0.30	7.97	7.97	54.73
MHC Institutions(34)	14.91	22,928	165.7	17.94	13.12	14.78	0.79	1.14	-3.73	0.30	0.32	8.08	7.69	61.66
MHC Converted Last 3 Months(2)	10.74	75,000	338.4	11.27	10.12	10.69	0.51	7.40	7.40	0.13	0.35	6.90	6.90	44.50

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 2005 or within the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2005 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit IV-1A (continued)
Weekly Thrift Market Line - Part One
Prices As Of November 4, 2005

		Market Capitalization			Price Change Data						Current Per Share Financials				
					52 Week (1)			% Change From							
	Financial Institution	Price/ Share(1) ($)	Shares Outst- anding (000)	Market Capital- ization(9) ($Mil)	High ($)	Low ($)	Last Week ($)	Last Week (%)	52 Wks Ago(2) (%)	Dec 31, 2004(2) (%)	Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)	Tangible Book Value/ Share(4) ($)	Assets/ Share ($)
	NYSE Traded Companies														
AF	Astoria Financial Corp. of NY	28.25	106,930	3,020.8	31.20	23.80	27.56	2.50	5.92	6.00	2.12	2.20	12.97	11.24	211.64
BBX	BankAtlantic Bancorp of FL	14.05	60,739	853.4	20.12	13.29	13.75	2.18	-23.39	-29.40	1.28	1.29	8.62	7.21	104.59
CFB	Commercial Federal Corp. of NE(8)	34.27	38,288	1,312.1	34.39	24.17	34.18	0.26	20.12	15.35	2.00	2.02	20.66	16.07	299.67
DSL	Downey Financial Corp. of CA	61.01	27,854	1,699.4	80.84	52.30	60.26	1.24	8.14	7.04	7.97	4.84	42.06	41.95	594.74
FED	FirstFed Financial Corp. of CA	53.50	16,556	885.7	65.32	47.84	53.36	0.26	5.27	3.14	4.83	4.83	32.57	32.34	595.01
FBC	Flagstar Bancorp, Inc. of MI	13.97	62,368	871.3	23.17	12.62	13.01	7.38	-34.13	-38.19	1.01	1.17	12.11	12.11	239.17
NDE	IndyMac Bancorp, Inc. of CA	36.47	64,184	2,340.8	46.25	31.75	37.38	-2.43	11.53	5.86	4.42	-1.41	23.06	21.80	305.80
NYB	New York Community Bcrp of NY*	16.15	266,011	4,296.1	20.95	15.69	16.39	-1.46	-13.96	-21.49	1.27	1.29	12.23	4.64	94.04
NAL	NewAlliance Bancshares of CT*	14.41	113,637	1,637.5	15.76	12.98	14.30	0.77	2.86	-5.82	0.46	0.47	12.09	7.87	57.79
PFB	PFF Bancorp, Inc. of Pomona CA	29.95	24,433	731.8	32.41	26.09	29.71	0.81	7.73	-3.04	1.94	1.92	14.09	14.04	161.87
PFS	Provident Fin. Serv. Inc of NJ*	18.20	69,373	1,262.6	19.70	15.85	17.50	4.00	-2.41	-6.04	0.85	0.85	15.87	9.56	90.65
SOV	Sovereign Bancorp, Inc. of PA	23.49	361,786	8,498.4	24.79	20.05	21.56	8.95	6.58	4.17	1.23	1.26	13.53	7.07	147.75
WES	Westcorp of Irvine CA(8)	63.20	52,251	3,302.3	65.00	39.98	61.99	1.95	50.44	37.60	4.75	4.75	29.30	29.30	325.34
	AMEX Traded Companies														
CNY	Carver Bancorp, Inc. of NY	15.10	2,513	37.9	20.83	15.00	15.25	-0.98	-20.53	-24.50	1.09	1.19	18.90	18.90	257.74
EFC	EFC Bancorp, Inc of Elgin IL(8)	34.16	4,838	165.3	35.24	24.60	33.37	2.37	33.96	31.13	1.34	1.67	18.43	18.43	214.04
FDT	Federal Trust Corp of FL	10.25	8,299	85.1	12.55	9.85	10.50	-2.38	-2.38	0.49	0.46	0.48	5.06	5.06	79.69
GOV	Gouverneur Bcp MHC of NY(42.6)	11.85	2,284	11.5	16.50	11.76	12.00	-1.25	-24.76	-20.47	0.41	0.38	8.13	8.13	51.72
SZB	SouthFirst Bancshares of AL	11.75	709	8.3	15.95	11.50	12.00	-2.08	-23.45	-23.70	-0.14	0.01	14.77	14.00	198.26
TSH	Teche Hlding Cp of N Iberia LA	38.50	2,290	88.2	41.25	35.51	38.75	-0.65	0.65	0.65	2.57	2.57	26.78	25.03	295.75
WSB	Washington SB, FSB of Bowie MD	8.32	7,399	61.6	16.45	7.90	8.80	-5.45	-34.75	-47.61	1.08	0.77	7.51	7.51	71.46
WFD	Westfield Finl MHC of MA(43.7)*	24.43	9,442	106.2	26.00	22.10	23.50	3.96	-0.04	-5.38	0.64	0.63	12.67	12.67	84.97
	NASDAQ Listed OTC Companies														
ABBC	Abington Com Bcp MHC PA (45.0)	12.08	15,870	86.3	13.75	10.30	12.00	0.67	20.80	-9.65	0.39	0.39	7.33	7.33	52.22
AABC	Access Anytime Bancorp of NM(8)	17.10	1,724	29.5	17.87	12.70	17.00	0.59	22.14	14.15	0.85	0.25	13.01	7.15	217.13
ALLB	Alliance Bank MHC of PA (20.0)*	25.75	3,441	17.7	41.50	21.50	25.75	0.00	-16.26	-34.88	0.35	0.38	10.10	10.10	112.45
ASBI	Ameriana Bancorp of IN	12.80	3,162	40.5	16.10	11.75	12.28	4.23	-17.37	-20.20	0.44	0.60	12.32	12.15	135.58
ABNJ	American Bancorp of NJ	10.01	14,170	141.8	10.98	5.88	10.01	0.00	67.39	41.78	0.16	0.17	8.87	8.87	37.35
ABCW	Anchor BanCorp Wisconsin of WI	32.05	22,175	710.7	32.98	25.80	31.28	2.46	21.13	9.95	2.09	2.07	14.22	13.32	186.55
ACFC	Atl Cst Fed Cp of GA MHC(40.0)	14.39	14,521	83.7	15.15	10.69	13.85	3.90	11.29	4.50	0.22	0.22	6.85	6.65	48.85
ALFC	Atlantic Liberty Fincl of NY	26.51	1,682	44.6	30.00	18.80	27.65	-4.12	42.76	12.81	1.02	1.02	17.09	17.09	105.30
BCSB	BCSB Bankcorp MHC of MD (36.4)	12.65	5,903	27.1	18.00	12.32	12.75	-0.78	-20.94	-24.48	0.17	0.29	7.39	6.95	136.64
BFCF	BFC Financial Corp. of FL	5.46	33,705	184.0	11.34	5.21	5.41	0.92	-37.31	-46.05	0.33	0.33	3.27	0.65	206.34
BKMU	Bank Mutual Corp of WI	10.47	63,130	661.0	12.47	10.00	10.20	2.65	-14.53	-13.97	0.48	0.47	8.90	8.00	55.89
BFIN	BankFinancial Corp. of IL	14.25	24,466	348.6	15.00	12.99	13.73	3.79	42.50	42.50	0.36	0.36	13.17	12.35	73.03
BKUNA	BankUnited Fin. Corp. of FL	24.04	30,271	727.7	32.95	20.18	23.45	2.52	-22.23	-24.76	0.90	0.76	16.55	15.62	352.41
BFBC	Benjamin Frkln Bncrp Inc of MA*	13.77	8,067	111.1	14.40	9.91	13.46	2.30	37.70	37.70	-0.30	0.18	13.35	8.61	106.13
BHLB	Berkshire Hills Bancorp of MA*	33.39	8,566	286.0	38.15	30.97	35.57	-6.13	-11.46	-10.12	0.77	1.27	20.68	17.03	237.34
BRBI	Blue River Bancshares of IN	5.12	3,507	18.0	5.65	4.51	5.04	1.59	-0.58	-1.16	-0.05	0.05	4.72	3.73	60.14
BOFI	Bofi Holding, Inc. Of CA	8.80	8,300	73.0	12.00	7.80	8.98	-2.00	10.00	10.00	0.31	0.29	7.47	7.47	73.43
BYFC	Broadway Financial Corp. of CA	11.15	1,520	16.9	13.94	10.20	10.99	1.46	-10.08	-10.73	0.92	0.90	9.48	9.48	197.80
BRKL	Brookline Bancorp, Inc. of MA*	14.24	61,585	877.0	16.71	13.96	14.06	1.28	-8.60	-12.75	0.33	0.33	9.77	9.03	35.84
BFSB	Brooklyn Fed MHC of NY (30.0)	11.00	13,225	43.6	12.30	9.11	10.80	1.85	10.00	10.00	0.29	0.29	5.62	5.62	25.69
CITZ	CFS Bancorp, Inc of Munster IN	13.99	12,135	169.8	14.99	12.90	13.80	1.38	1.30	-1.96	-0.13	-0.07	11.84	11.73	103.85
CFFN	Capitol Fd Fn MHC of KS (29.9)	34.47	74,372	766.0	37.31	32.70	34.80	-0.95	1.62	-4.25	-1.05	-1.05	11.64	11.64	113.20
CEBK	Central Bncrp of Somerville MA*	28.01	1,590	44.5	32.25	25.20	28.00	0.04	-12.47	-3.41	1.71	1.43	24.67	23.26	334.51
GCFC	Central Federal Corp. of OH	8.33	2,244	18.7	13.73	8.07	8.90	-6.40	-26.99	-37.84	-1.56	-1.62	7.66	7.66	70.34
CHFN	Charter Fincl MHC of GA (19.1)	36.18	19,604	135.5	44.15	30.60	35.98	0.56	-5.09	-17.25	0.56	0.35	13.71	13.41	55.17
CHEV	Cheviot Fin Cp MHC of OH(45.0)	11.50	9,919	51.3	13.24	10.86	11.50	0.00	1.05	-8.73	0.25	0.25	7.83	7.83	28.35
CTZN	Citizens First Bancorp of MI	22.05	8,193	180.7	26.40	19.50	21.71	1.57	-11.76	-8.81	1.04	1.06	20.22	18.60	191.33
CSBC	Citizens South Banking of NC	12.20	7,216	88.0	14.35	11.41	12.24	-0.33	-3.17	-14.51	0.42	0.52	9.77	8.77	71.92
CSBK	Clifton Svg Bp MHC of NJ(45.0)	10.39	29,975	142.7	12.90	9.98	10.32	0.68	-12.10	-14.49	0.18	0.18	6.65	6.65	28.71
CFCP	Coastal Fin. Corp. of SC	15.13	17,677	267.5	18.44	13.18	15.00	0.87	10.92	-13.15	0.93	0.89	5.42	5.42	84.07
COBK	Colonial Banc MHC of NJ (46.0)	9.95	4,522	20.7	11.35	9.31	10.04	-0.90	-0.50	-0.50	0.44	0.44	7.99	7.99	70.27
CCBI	Commercial Capital Bcrp of CA	16.19	55,640	900.8	24.43	14.62	16.00	1.19	-27.30	-30.16	1.43	1.38	12.23	5.05	94.10
CFFC	Community Fin. Corp. of VA	20.00	2,091	41.8	24.55	18.91	19.43	2.93	0.25	-9.87	1.93	1.99	15.57	15.57	193.63
DCOM	Dime Community Bancshars of NY*	14.71	37,027	544.7	19.00	13.21	14.46	1.73	-14.18	-17.87	1.01	1.09	7.82	6.32	87.25
ESBF	ESB Financial Corp. of PA	12.85	13,315	171.1	15.65	11.00	12.35	4.05	-11.07	-11.07	0.85	0.85	10.23	6.75	137.61
ESBK	Elmira Svgs Bank, FSB of NY*	27.00	1,204	32.5	33.82	23.62	27.29	-1.06	2.35	-4.19	2.19	1.98	19.01	18.67	270.40

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit IV-1A (continued)
Weekly Thrift Market Line - Part One
Prices As Of November 4, 2005

Financial Institution	Market Capitalization: Price/ Share(1) ($)	Shares Outst- anding (000)	Market Capital- ization(9) ($Mil)	Price Change Data: 52 Week (1) High ($)	52 Week (1) Low ($)	Last Week ($)	% Change From: Last Week (%)	52 Wks Ago(2) (%)	Dec 31, 2004(2) (%)	Current Per Share Financials: Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)	Tangible Book Value/ Share(4) ($)	Assets/ Share ($)
NASDAQ Listed OTC Companies (continued)														
FFDF FFD Financial Corp of Dover OH	18.16	1,190	21.6	19.20	13.50	17.00	6.82	29.71	13.43	0.91	0.60	14.65	14.65	124.87
FMCO FMS Fin Corp. of Burlington NJ	16.02	6,503	104.2	23.00	13.03	17.85	-10.25	-6.86	-23.71	1.13	1.12	11.42	11.11	186.60
FFCO FedFirst Fin MHC of PA (45.0)	8.63	6,613	25.9	9.56	8.35	8.62	0.81	-13.10	-13.10	-0.17	-0.09	7.04	6.88	43.22
FSBI Fidelity Bancorp, Inc. of PA	20.20	2,927	59.1	26.00	18.04	19.90	1.51	-1.70	-11.83	1.35	1.32	14.45	13.48	229.13
FFFL Fidelity Bankshares, Inc of FL	29.31	25,101	735.7	33.07	22.27	27.75	5.62	9.90	2.81	1.16	1.19	11.14	10.30	156.96
FBTC First BancTrust Corp of IL	12.75	2,407	30.7	13.15	10.85	12.75	0.00	6.34	7.50	0.57	0.44	11.06	11.06	97.25
FBEI First Bancorp of Indiana of IN	21.50	1,587	34.1	22.50	18.90	21.95	-2.05	8.04	10.82	0.97	0.95	18.85	17.63	174.78
FBSI First Bancshares, Inc. of MO	16.50	1,552	25.6	22.75	15.95	16.51	-0.06	-11.24	-19.51	0.85	0.85	17.28	17.01	157.22
FCAP First Capital, Inc. of IN	17.00	2,597	44.1	21.00	16.67	17.10	-0.58	-19.05	-19.05	1.38	1.32	16.11	13.85	168.52
FCFL First Community Bk Corp of FL	25.11	2,216	55.6	30.40	22.77	25.67	-2.18	7.68	-9.09	1.14	1.11	11.47	11.28	136.82
FDEF First Defiance Fin. Corp of OH	29.08	7,060	205.3	31.44	25.29	26.45	9.94	7.23	0.00	1.70	1.63	21.15	15.55	200.79
FFSW First Fed Banc of SW Inc of NM(8)	15.11	3,930	59.4	20.00	14.00	15.10	0.07	7.93	7.93	0.81	0.72	12.27	10.97	143.47
FFFS First Fed Serv MHC of IL(45.0)	13.25	3,920	23.4	15.37	12.65	13.25	0.00	-11.07	-9.25	0.52	0.52	9.53	9.53	35.35
FFNM First Fed of N. Michigan of MI	8.83	3,111	27.5	15.02	8.30	9.13	-3.29	-3.18	-36.66	0.09	0.21	11.76	10.58	88.99
FFBH First Fed. Bancshares of AR	25.35	5,063	128.3	28.00	21.16	23.71	6.92	16.55	12.57	1.57	1.51	15.33	15.33	166.09
FFBI First Federal Bancshares of IL	19.41	1,244	24.1	26.99	17.02	17.49	10.98	-16.16	-9.76	1.25	1.06	18.07	16.81	264.83
FFSX First Federal Bankshares of IA	19.55	3,549	69.4	25.00	17.30	17.30	13.01	-15.59	-14.25	0.81	0.72	19.95	14.72	162.84
FFCH First Fin. Holdings Inc. of SC	30.00	12,116	363.5	34.14	24.75	28.95	3.63	-3.23	-8.37	2.16	2.24	14.12	12.23	208.39
FFHS First Franklin Corp. of OH	16.75	1,654	27.7	24.25	15.25	16.50	1.52	-17.69	-14.97	0.64	0.84	14.81	14.81	170.45
FKFS First Keystone Fin., Inc of PA	20.50	2,022	41.5	24.70	16.37	21.00	-2.38	-6.83	-13.14	0.37	0.35	14.56	14.56	283.67
CASH First Midwest Fin., Inc. of IA	20.03	2,504	50.1	26.00	16.51	20.00	0.10	-17.51	-13.71	-0.39	-0.44	17.19	15.83	306.98
FMSB First Mutual Bncshrs Inc of MA*	25.12	5,356	134.5	26.95	23.91	25.82	-2.71	0.68	-2.22	1.88	1.68	12.40	12.40	198.47
FNFG First Niagara Fin. Group of NY*	14.87	113,929	1,694.1	15.16	12.05	14.54	2.27	5.31	6.59	0.48	0.50	8.16	5.32	44.64
FNFI First Niles Fin., Inc. of OH	13.78	1,385	19.1	19.90	13.73	13.85	-0.51	-27.47	-24.66	0.82	0.56	12.01	12.01	72.44
FPTB First PacTrust Bancorp of CA	27.08	4,420	119.7	27.97	23.90	27.12	-0.15	-0.81	-0.99	1.06	1.06	17.38	17.38	166.28
FPFC First Place Fin. Corp. of OH	22.90	15,077	345.3	23.51	16.66	22.00	4.09	13.93	2.28	1.35	1.33	16.02	11.41	169.81
FBNW FirstBank NW Corp. of WA	27.98	2,999	83.9	29.44	25.00	28.00	-0.07	-3.85	-1.51	2.19	2.00	24.66	18.18	281.41
FFIC Flushing Fin. Corp. of NY*	16.70	19,337	322.9	21.49	13.95	15.94	4.77	-18.81	-16.75	1.18	1.20	8.86	8.66	119.25
FBTX Franklin Bank Corp of TX*	16.95	23,375	396.2	19.75	14.66	16.80	0.89	1.56	-7.12	1.22	1.10	14.06	8.87	190.66
GSLA GS Financial Corp. of LA	15.00	1,284	19.3	19.66	12.86	15.20	-1.32	-18.92	-16.67	0.12	0.71	22.35	22.35	141.12
PEDE Great Pee Dee Bancorp of SC	14.88	1,802	26.8	20.00	13.90	14.88	0.00	-3.88	-1.00	0.65	0.67	14.57	14.09	108.63
GAFC Greater Atlant. Fin Corp of VA	5.07	3,021	15.3	6.90	5.00	5.10	-0.59	-20.16	-18.88	-0.84	-1.76	5.70	5.39	120.83
GCBC Green Co Bcrp MHC of NY (44.0)*	18.25	4,132	33.3	19.00	14.80	18.61	-1.93	10.94	30.74	0.68	0.68	7.97	7.97	70.43
HFFC HF Financial Corp. of SD	18.10	3,572	64.7	27.00	17.00	18.50	-2.16	3.43	-0.82	1.45	1.31	15.02	13.63	251.36
HMNF HMN Financial, Inc. of MN	30.35	4,408	133.8	33.50	28.55	30.48	-0.43	1.23	-8.00	2.20	2.05	19.97	19.05	222.85
HARB Harbor Florida Bancshrs of FL	36.03	23,977	863.9	39.94	31.91	34.91	3.21	11.34	4.10	1.89	1.85	13.00	12.83	122.42
HARL Harleysville Svgs Fin Cp of PA	17.40	3,901	67.9	26.00	16.00	17.60	-1.14	4.00	-3.65	1.28	1.26	12.20	12.20	196.61
HWFG Harrington West Fncl Grp of CA	16.12	5,364	86.5	19.32	14.76	16.06	0.37	-7.36	-14.48	1.56	1.53	10.46	9.19	206.80
HBOS Heritage Fn Gp MHC of GA(30.0)	10.82	11,241	36.5	11.27	10.26	10.87	-0.46	8.20	8.20	0.25	0.25	6.09	6.09	32.77
HIFS Hingham Inst. for Sav. of MA*	38.70	2,094	81.0	45.00	34.55	39.25	-1.40	-3.25	-11.85	2.94	2.94	22.72	22.72	288.54
HCFC Home City Fin. Corp. of OH	14.40	836	12.0	16.65	14.40	16.30	-11.66	-8.40	-6.49	0.87	1.13	15.60	15.28	180.44
HOME Home Fed Bncp MHC of ID (41.0)	12.12	15,209	75.5	13.42	11.00	12.29	-1.38	21.20	-3.43	0.31	0.35	6.82	6.82	44.66
HFBC HopFed Bancorp, Inc. of KY	15.79	3,648	57.6	22.00	15.00	16.30	-3.13	-7.12	-7.71	1.13	0.97	13.81	12.37	162.03
HCBK Hudson City Bancorp, Inc of NJ*	11.86	597,602	7,087.6	12.79	10.09	11.87	-0.08	0.17	3.31	0.44	0.44	8.85	8.85	44.43
ICBC Independence Comm Bnk Cp of NY*	37.81	81,860	3,095.1	43.38	30.67	39.41	-4.06	-3.45	-11.20	2.70	2.73	27.55	12.13	226.00
IFSB Independence FSB of DC	11.50	1,552	17.8	12.40	8.53	11.99	-4.09	-6.28	4.64	-0.36	-0.98	11.18	11.18	107.10
ISBC Investors Bcrp MHC of NJ(45.7)*	10.53	116,276	559.9	10.80	9.89	10.60	-0.66	5.30	5.30	-0.01	0.37	7.34	7.34	46.52
JXSB Jcksnville Bcp MHC of IL(47.2)	14.74	1,968	13.7	20.75	11.02	13.22	11.50	-16.72	-12.88	0.43	0.40	10.32	8.03	130.14
JFBI Jefferson Bancshares Inc of TN	13.09	7,151	93.6	13.49	12.16	12.95	1.08	-0.83	-0.46	0.46	0.46	11.30	11.30	41.98
KFED K-Fed Bancorp MHC of CA (39.7)	12.28	14,403	71.7	15.25	10.95	12.36	-0.65	-15.66	-17.91	0.33	0.33	6.35	6.04	48.81
KNBT KNBT Bancorp, Inc. of PA	15.88	29,087	461.9	17.65	13.24	15.83	0.32	-7.67	-6.04	0.66	0.66	13.90	9.21	107.16
KFFB KY Fst Fed Bp MHC of KY (45.0)	9.95	8,596	38.5	11.84	9.70	9.99	-0.40	-0.50	-0.50	0.20	0.23	7.67	5.88	31.87
KRNY Kearny Fin Cp MHC of NJ (30.0)	11.92	72,738	260.1	12.75	10.00	11.47	3.92	19.20	19.20	0.28	0.18	6.95	5.00	28.97
LSBX LSB Corp of No. Andover MA*	18.75	4,463	83.7	21.89	15.90	16.30	15.03	0.00	1.24	0.71	0.70	13.15	13.15	122.22
LSBI LSB Fin. Corp. of Lafayette IN*	27.19	1,540	41.9	29.03	23.81	27.25	-0.22	8.07	9.81	2.24	2.02	20.67	20.67	238.56
LARL Laurel Capital Group Inc of PA	21.69	1,985	43.1	25.95	20.18	21.00	3.29	-15.31	0.70	1.03	1.02	14.01	12.33	156.07
LEGC Legacy Bancorp, Inc. of MA*	13.25	10,309	136.6	13.70	12.55	13.35	-0.75	32.50	32.50	0.40	0.40	14.07	13.77	76.72
LNCB Lincoln Bancorp of IN	15.40	5,402	83.2	19.75	15.08	15.62	-1.41	-19.96	-20.17	0.23	0.49	18.55	13.45	149.36
MAFB MAF Bancorp, Inc. of IL	42.44	32,054	1,360.4	47.25	38.38	40.99	3.54	-1.28	-5.31	3.16	2.95	30.14	20.30	330.05
MFBC MFB Corp. of Mishawaka IN	26.75	1,353	36.2	34.00	24.05	27.30	-2.01	-4.80	-10.83	1.12	1.17	27.81	24.34	389.11
MASB MassBank Corp. of Reading MA*	29.00	4,321	125.3	39.00	28.50	29.05	-0.17	-21.62	-22.56	1.69	1.62	24.38	24.13	213.01
MTXC Matrix Bancorp, Inc. of CO	13.00	6,621	86.1	15.50	11.75	13.10	-0.76	10.64	3.92	3.23	6.28	14.68	14.68	298.29
MFLR Mayflower Co-Op. Bank of MA*	15.25	2,072	31.6	18.70	13.38	15.05	1.33	-17.57	-13.60	0.91	0.78	9.00	8.97	116.10
MCBF Monarch Community Bncrp of MI	11.30	2,709	30.6	14.33	10.50	11.06	2.17	-19.29	-13.08	-0.72	-0.73	14.77	10.65	102.04
MFSF MutualFirst Fin. Inc. of IN	21.89	4,580	100.3	24.91	21.00	21.50	1.81	-10.21	-10.10	1.10	1.43	19.13	18.94	187.36

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit IV-1A (continued)
Weekly Thrift Market Line - Part One
Prices As Of November 4, 2005

		Market Capitalization			Price Change Data						Current Per Share Financials				
					52 Week (1)			% Change From							
	Financial Institution	Price/ Share(1) ($)	Shares Outst- anding (000)	Market Capital- ization(9) ($Mil)	High ($)	Low ($)	Last Week ($)	Last Week (%)	52 Wks Ago(2) (%)	Dec 31, 2004(2) (%)	Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)	Tangible Book Value/ Share(4) ($)	Assets/ Share ($)
	NASDAQ Listed OTC Companies (continued)														
MASB	MASB Fin, Inc. of Grandview MO	38.02	8,445	321.1	47.88	28.50	37.05	2.62	-4.95	-4.95	3.04	1.84	17.20	16.84	179.11
NHTB	NH Thrift Bancshares of NH	13.25	4,221	55.9	20.25	12.50	13.15	0.76	-6.89	-19.70	1.12	1.20	10.75	7.87	148.85
NVSL	Naug Vlly Fin MHC of CT (45.0)	10.30	7,604	35.2	13.09	9.80	10.70	-3.74	-3.01	-4.28	0.25	0.24	6.87	6.84	43.57
NTBK	NetBank, Inc. of Alpharetta GA	7.73	46,298	357.9	10.55	7.41	7.73	0.00	-19.56	-25.74	-0.29	-1.88	8.84	7.08	107.02
NMIL	Newmil Bancorp, Inc. of CT*	28.89	4,121	119.1	32.33	26.00	28.97	-0.28	3.18	-7.40	2.16	2.14	13.04	11.06	208.02
FFFD	North Central Bancshares of IA	38.00	1,518	57.7	45.99	37.25	37.70	0.80	2.01	-8.41	3.40	3.70	28.93	25.66	318.84
NWSB	Northwest Bcrp MHC of PA(39.9)*	22.04	50,890	447.1	26.32	19.77	22.03	0.05	-10.15	-12.16	1.09	1.09	11.61	8.61	124.44
OSHC	Ocean Shr Hldg MHC of NJ(45.7)	10.75	8,763	43.0	13.05	9.86	10.80	-0.46	7.50	-11.16	0.18	0.33	6.82	6.82	64.51
OCFC	OceanFirst Fin. Corp of NJ	23.12	12,721	294.1	25.99	20.20	22.70	1.85	-8.07	-6.21	1.54	0.99	10.73	10.63	156.40
ONFC	Oneida Fincl MHC of NY (43.9)*	10.60	7,693	35.7	17.20	10.00	10.25	3.41	-9.63	-22.91	0.44	0.51	6.88	5.01	58.05
FBNC	FFS Bancorp Inc. of Aurora IN(8)	22.94	1,474	33.8	22.94	14.77	22.63	1.37	44.73	29.90	0.62	0.60	14.00	14.00	90.90
PSBH	PSB Hldgs Inc MHC of CT (46.3)*	10.50	6,943	33.7	12.25	9.50	10.25	2.44	0.48	-12.50	0.21	0.30	7.59	7.59	50.03
PVFC	PVF Capital Corp. of Solon OH	11.18	7,725	86.4	15.65	10.26	11.00	1.64	-8.88	-10.92	0.72	0.63	8.60	8.60	106.65
PPBI	Pacific Premier Bncrp of CA	11.30	5,259	59.4	15.13	9.63	11.80	-4.24	2.73	-14.78	1.30	1.29	9.38	9.38	126.04
PBCI	Pamrapo Bancorp, Inc. of NJ	21.00	4,976	104.5	24.75	20.03	21.49	-2.28	-7.85	-15.08	1.60	1.60	11.61	11.61	131.38
PFED	Park Bancorp of Chicago IL	30.00	1,123	33.7	40.50	29.00	30.00	0.00	-3.23	-2.28	1.78	2.33	27.25	27.25	228.87
PVSA	Parkvale Financial Corp of PA	27.35	5,632	154.0	33.20	26.00	27.75	-1.44	4.19	-5.00	2.18	2.12	20.43	14.59	328.24
PRTR	Partners Trust Fin. Grp. of NY*	11.99	49,996	599.5	12.21	9.31	11.30	6.11	15.07	2.92	0.61	0.65	11.02	5.70	75.69
PBHC	Pathfinder BC MHC of NY (35.3)*	13.95	2,463	12.1	26.50	13.00	13.95	0.00	-19.60	-16.72	0.38	0.28	8.80	7.03	126.05
PFSB	PennFed Fin. Services of NJ	18.71	13,211	247.2	20.28	13.02	19.49	-4.00	7.90	16.36	1.20	1.21	9.53	9.53	160.75
PFDC	Peoples Bancorp of Auburn IN	19.50	3,344	65.2	23.03	18.50	19.50	0.00	-10.88	-8.36	1.35	1.40	19.64	18.83	147.63
PBCT	Peoples Bank MHC of CT (42.0)*	32.86	141,600	1,948.2	33.75	23.99	31.76	3.46	24.19	26.73	0.92	0.82	8.95	8.20	76.91
PCBI	Peoples Community Bcrp. of OH	20.02	3,923	78.5	24.25	18.50	20.07	-0.25	-15.46	-15.28	0.73	0.60	19.46	16.45	252.77
PSFC	Peoples Sidney Fin. Corp of OH	16.20	1,433	23.2	18.24	13.03	16.20	0.00	10.58	12.81	0.68	0.68	12.39	12.39	95.39
PFSL	Pocahontas Bancorp, Inc. of AR	12.26	4,642	56.9	16.27	11.70	12.30	-0.33	-22.50	-20.44	0.46	0.23	11.33	8.22	155.38
PROV	Provident Fin. Holdings of CA	25.73	6,932	178.4	30.96	25.60	26.01	-1.08	-10.50	-10.69	2.80	1.01	18.22	18.21	235.32
PBNY	Provident NY Bncrp, Inc. of NY	11.09	43,506	482.5	13.80	10.00	10.86	2.12	-9.84	-15.92	0.49	0.50	9.08	5.14	59.70
PBIP	Prudential Bncp MHC PA (45.0)*	11.75	12,497	66.4	12.90	8.50	11.57	1.56	17.50	17.50	0.28	0.29	7.26	7.26	35.55
PULB	Pulaski Fin Cp of St. Louis MO	17.15	8,446	144.8	18.74	12.50	18.07	-5.09	35.25	25.46	0.88	0.69	5.53	5.47	91.20
RPFG	Rainier Pacific Fin Group of WA*	14.97	6,783	101.5	18.30	14.26	15.32	-2.28	-14.65	-16.37	0.49	0.46	12.60	12.57	116.40
RIVR	River Valley Bancorp of IN	19.25	1,589	30.6	24.30	17.90	20.00	-3.75	-11.49	-14.44	1.47	1.34	14.47	14.45	192.53
RVSB	Riverview Bancorp, Inc. of WA	21.89	5,812	127.2	22.50	20.25	21.01	4.19	1.81	-2.71	1.17	1.30	15.34	10.63	127.15
RCKB	Rockville Fin MHC of CT (45.0)*	13.04	19,435	114.0	15.79	9.72	13.07	-0.23	30.40	30.40	-0.03	0.22	7.63	7.58	50.50
ROME	Rome Bancorp, Inc. of Rome NY*	10.49	9,659	101.3	15.09	9.27	10.40	0.87	-14.09	-17.98	0.35	0.33	9.64	9.64	32.14
SIFI	SI Fin Gp Inc MHC of CT (40.0)*	11.60	12,564	58.3	12.49	9.74	11.60	0.00	5.45	-5.31	0.29	0.28	6.41	6.39	53.38
SVBI	Severn Bancorp, Inc. of MD	18.50	8,318	153.9	24.39	16.55	18.28	1.20	9.02	-23.24	1.61	1.54	7.92	7.88	95.18
SFFS	Sound Fed Bancorp, Inc. of NY	16.99	12,310	209.1	17.48	14.35	16.75	1.43	13.42	4.55	0.41	0.43	10.41	9.28	87.98
SSFC	South Street Fin. Corp. of NC	9.25	3,038	28.1	10.44	8.85	9.57	-3.34	-5.13	-8.42	0.46	0.46	8.49	8.49	75.19
SYNF	Synergy Financial Group of NJ	11.94	11,816	141.1	13.69	10.65	12.15	-1.73	10.56	-11.16	0.38	0.38	8.28	8.21	80.02
THRD	TF Fin. Corp. of Newtown PA	27.50	2,923	80.4	33.00	26.25	27.57	-0.25	-5.98	-14.06	2.13	2.09	21.35	19.76	321.59
TONE	TierOne Corp. of Lincoln NE	28.60	18,147	519.0	29.94	22.15	28.62	-0.07	22.75	15.09	1.66	1.58	16.45	13.54	178.89
TSBK	Timberland Bancorp, Inc. of WA	23.20	3,739	86.7	24.90	21.60	23.20	0.00	-3.89	1.53	1.63	1.65	19.52	17.49	147.87
TRST	TrustCo Bank Corp NY of NY	13.02	74,739	973.1	14.19	10.73	12.75	2.12	-5.17	-5.58	0.78	0.72	3.07	3.07	37.85
UCBC	Union Community Bancorp of IN(8)	26.49	1,939	51.4	26.85	15.60	26.46	0.11	47.17	44.36	0.82	0.78	17.45	16.07	136.30
UCFC	United Community Fin. of OH	11.67	31,026	362.1	11.95	10.00	11.34	2.91	-0.68	4.20	0.80	0.77	8.43	7.27	73.89
UBNK	United Fin Grp MHC of MA(46.6)	11.32	17,206	90.7	12.61	11.06	11.28	0.35	13.20	13.20	0.34	0.34	7.50	7.50	50.05
UTBI	United Tenn. Bankshares of TN	21.75	1,143	24.9	22.65	18.00	21.79	-0.18	7.41	6.10	1.74	1.44	15.89	15.31	104.39
WSFS	WSFS Financial Corp. of DE*	62.25	6,470	402.8	63.49	49.50	61.00	2.05	9.77	3.75	4.14	4.04	29.86	29.63	417.29
WVFC	WVS Financial Corp. of PA	16.16	2,357	38.1	18.14	15.66	16.25	-0.55	-9.21	-7.34	1.23	1.14	12.39	12.39	178.64
WFSL	Washington Federal, Inc. of WA	23.32	86,933	2,027.3	25.25	21.11	22.92	1.75	-2.26	-3.36	1.68	1.72	13.66	13.00	94.72
WAUW	Wauwatosa Hlds MHC of WI(31.7)	10.95	33,724	116.9	11.73	10.35	10.77	1.67	9.50	9.50	0.27	0.32	6.46	6.46	42.48
WAYN	Wayne Savings Bancshares of OH	14.75	3,429	50.6	18.00	13.83	15.30	-3.59	-8.10	-7.81	-0.05	0.26	11.00	10.34	118.57
WGBC	Willow Grove Bancorp Inc of PA	15.30	14,739	225.5	19.55	14.16	15.46	-1.03	-9.89	-19.13	0.40	0.48	13.37	6.16	108.88

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit IV-1B
Weekly Thrift Market Line - Part Two
Prices As Of November 4, 2005

Financial Institution	Key Financial Ratios: Equity/ Assets (%)	Tang. Equity/ Assets (%)	Reported Earnings ROA(5) (%)	Reported Earnings ROE(5) (%)	Reported Earnings ROI(5) (%)	Core Earnings ROA(5) (%)	Core Earnings ROE(5) (%)	Asset Quality Ratios: NPAs Assets (%)	Resvs/ NPAs (%)	Resvs/ Loans (%)	Pricing Ratios: Price/ Earning (X)	Price/ Book (%)	Price/ Assets (%)	Price/ Tang. Book (%)	Price/ Core Earnings (x)	Dividend Data(6): Ind. Div./ Share ($)	Divi- dend Yield (%)	Payout Ratio(7) (%)
Market Averages. All Public Companies(no MHCs)																		
SAIF-Insured Thrifts(115)	9.64	8.70	0.72	8.26	5.25	0.66	7.42	0.60	202.53	0.92	17.41	138.48	13.10	155.50	18.66	0.46	2.33	35.01
BIF-Insured Thrifts(26)	12.76	10.41	0.86	8.31	5.21	0.87	8.28	0.26	310.70	0.95	19.54	143.60	17.34	184.47	20.34	0.48	2.28	39.64
NYSE Traded Companies(13)	9.89	7.22	1.12	13.70	8.29	0.86	10.01	0.17	246.32	0.72	14.45	155.98	14.58	209.71	15.85	0.59	2.64	28.84
AMEX Traded Companies(4)	8.14	7.94	0.68	8.06	6.03	0.62	7.59	0.62	120.57	0.96	14.71	123.31	9.86	126.20	14.96	0.38	1.94	25.76
NASDAQ Listed OTC Companies(122)	10.37	9.25	0.72	7.78	4.92	0.69	7.36	0.55	227.15	0.94	18.34	138.62	14.04	158.11	19.47	0.45	2.31	37.17
California Companies(12)	7.95	7.15	1.04	13.79	8.84	0.72	9.42	0.16	258.66	0.64	13.46	147.22	11.68	167.32	16.41	0.43	1.65	19.97
Florida Companies(7)	6.73	6.20	0.81	11.05	5.30	0.81	10.97	0.14	358.19	0.78	20.41	205.28	14.64	223.22	21.02	0.21	0.86	16.95
Mid-Atlantic Companies(38)	10.74	8.92	0.84	8.91	5.06	0.79	8.06	0.24	316.21	0.96	18.11	146.17	15.69	184.02	18.93	0.44	2.36	39.30
Mid-West Companies(49)	10.02	9.10	0.56	6.08	4.34	0.53	5.64	1.01	92.53	0.98	18.31	124.87	12.15	138.38	19.75	0.51	2.71	41.27
New England Companies(12)	12.49	10.61	0.68	6.80	4.49	0.73	7.11	0.09	397.14	1.01	19.95	136.53	16.30	162.18	21.16	0.51	2.25	42.16
North-West Companies(6)	10.92	9.57	1.08	9.83	6.36	1.07	9.60	0.20	353.54	1.11	17.25	144.52	15.50	165.59	17.66	0.59	2.56	41.96
South-East Companies(13)	11.66	11.20	0.74	7.14	4.31	0.65	5.99	0.60	230.49	0.86	18.47	134.77	14.60	141.84	18.43	0.46	2.54	37.83
South-West Companies(3)	7.37	4.65	0.73	9.72	7.20	0.66	8.76	0.56	36.38	0.23	13.89	120.55	8.89	191.09	15.41	0.00	0.00	0.00
Western Companies (Excl CA)(1)	4.92	4.92	1.14	24.29	24.85	2.23	47.22	1.74	31.96	0.76	4.02	88.56	4.36	88.56	2.07	0.00	0.00	0.00
Thrift Strategy(134)	10.35	9.13	0.74	8.03	5.14	0.69	7.41	0.52	220.26	0.93	18.04	137.86	13.93	158.96	19.09	0.47	2.36	36.80
Mortgage Banker Strategy(5)	8.19	6.64	1.13	14.51	7.94	0.93	11.93	0.26	335.68	0.86	13.65	175.80	14.36	227.26	17.70	0.40	1.57	20.46
Real Estate Strategy(1)	8.06	8.06	0.70	8.58	6.44	0.61	7.51	1.66	31.53	0.64	15.53	130.00	10.48	130.00	17.75	0.30	2.68	41.67
Diversified Strategy(1)	7.16	7.10	1.06	14.13	6.65	1.03	13.79	0.17	545.94	1.44	15.04	208.47	14.92	210.09	15.41	0.28	0.45	6.76
Companies Issuing Dividends(127)	10.39	9.11	0.77	8.40	5.27	0.72	7.67	0.51	230.37	0.93	17.78	141.16	14.29	164.30	19.00	0.51	2.57	39.72
Companies Without Dividends(14)	8.87	8.29	0.55	7.05	4.96	0.51	6.89	0.58	171.38	0.85	18.51	123.92	10.49	130.21	19.03	0.00	0.00	0.00
Equity/Assets <6%(13)	4.91	4.63	0.45	8.69	6.02	0.45	8.63	0.54	187.38	0.79	12.96	134.60	6.57	136.98	13.94	0.28	1.74	18.40
Equity/Assets 6-12%(91)	8.62	7.98	0.77	9.46	5.71	0.68	8.29	0.62	197.90	0.93	16.61	148.98	12.84	163.26	17.94	0.51	2.36	35.66
Equity/Assets >12%(37)	16.11	13.16	0.80	5.19	3.81	0.84	5.50	0.31	290.19	0.98	23.06	118.00	19.13	163.76	23.27	0.41	2.43	44.05
Converted Last 3 Mths (no MHC)(2)	21.04	20.85	0.47	2.32	2.31	0.49	2.38	0.12	439.34	0.64	33.13	103.51	22.04	104.54	33.13	0.07	0.70	0.00
Actively Traded Companies(11)	9.52	8.54	0.96	10.19	6.30	0.95	10.04	0.13	302.92	0.88	16.65	152.78	14.44	180.57	17.22	0.76	3.04	41.11
Market Value Below $20 Million(9)	9.69	9.41	-0.12	-1.70	-2.17	-0.22	-3.58	0.66	112.44	0.96	15.16	97.82	9.39	102.29	17.72	0.27	2.21	36.16
Holding Company Structure(135)	10.30	9.04	0.75	8.25	5.21	0.71	7.64	0.52	223.88	0.93	17.94	139.66	14.02	162.40	19.07	0.47	2.37	36.66
Assets Over $1 Billion(58)	10.11	8.02	0.96	11.03	6.40	0.86	9.92	0.38	241.30	0.89	17.04	157.88	15.70	199.42	18.65	0.46	2.17	32.08
Assets $500 Million-$1 Billion(42)	9.50	8.72	0.70	7.89	5.43	0.69	7.65	0.51	247.58	0.95	18.59	135.91	12.43	148.20	19.27	0.47	2.26	38.31
Assets $250-$500 Million(24)	10.83	10.30	0.59	5.94	4.23	0.58	5.34	0.74	171.75	0.90	17.41	120.04	12.62	126.17	17.47	0.50	2.63	41.79
Assets less than $250 Million(17)	11.79	11.58	0.40	2.99	2.17	0.34	2.51	0.79	172.36	1.04	19.74	113.24	13.43	116.10	21.99	0.37	2.60	37.51
Goodwill Companies(99)	9.98	8.40	0.78	8.40	5.18	0.71	7.42	0.46	220.18	0.96	17.64	140.26	13.75	168.22	18.91	0.50	2.36	36.86
Non-Goodwill Companies(38)	11.00	11.00	0.69	7.92	5.44	0.67	7.95	0.67	216.18	0.83	17.94	134.55	14.09	134.55	18.98	0.39	2.30	35.28
Acquirors of FSLIC Cases(5)	10.25	10.04	0.85	8.86	5.53	0.59	5.39	0.24	168.86	0.77	13.85	130.63	13.76	133.26	15.83	0.46	2.27	26.33

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 2001 or in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2005 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit IV-1B (continued)
Weekly Thrift Market Line - Part Two
Prices As Of November 4, 2005

Financial Institution	Key Financial Ratios: Equity/ Assets (%)	Tang. Equity/ Assets (%)	Reported Earnings ROA(5) (%)	Reported Earnings ROE(5) (%)	Reported Earnings ROI(5) (%)	Core Earnings ROA(5) (%)	Core Earnings ROE(5) (%)	Asset Quality Ratios: NPAs Assets (%)	Resvs/ NPAs (%)	Resvs/ Loans (%)	Pricing Ratios: Price/ Earning (X)	Price/ Book (%)	Price/ Assets (%)	Price/ Tang. Book (%)	Price/ Core Earnings (x)	Dividend Data(6): Ind. Div./ Share ($)	Divi-dend Yield (%)	Payout Ratio(7) (%)
Market Averages, MHC Institutions																		
SAIF-Insured Thrifts(22)	16.86	16.27	0.60	3.46	2.06	0.60	3.63	0.31	245.70	0.68	32.20	170.84	28.63	176.94	32.45	0.33	1.89	38.50
BIF-Insured Thrifts(12)	12.79	12.11	0.59	4.94	2.41	0.70	5.77	0.38	271.95	0.83	31.68	195.15	24.30	194.54	28.35	0.35	1.92	55.49
AMEX Traded Companies(2)	15.32	15.32	0.81	5.14	3.04	0.77	4.91	0.31	232.18	1.14	33.54	169.29	25.83	169.29	34.98	0.44	2.41	68.29
NASDAQ Listed OTC Companies(32)	15.43	14.77	0.58	3.91	2.13	0.63	4.35	0.34	259.49	0.71	31.75	180.06	27.18	183.68	30.47	0.33	1.87	41.04
California Companies(1)	13.01	12.37	0.75	5.20	2.69	0.75	5.20	0.00	0.00	0.43	37.21	193.39	25.16	203.31	37.21	0.24	1.95	72.73
Mid-Atlantic Companies(16)	14.19	13.46	0.57	4.40	2.38	0.63	4.99	0.38	188.07	0.65	28.54	168.90	23.62	182.11	27.95	0.24	1.66	41.29
Mid-West Companies(6)	18.68	17.55	0.51	1.80	1.74	0.54	1.94	0.39	236.86	0.49	29.88	170.68	29.47	181.28	32.18	0.56	2.88	34.88
New England Companies(7)	14.23	14.06	0.60	4.44	2.16	0.67	5.05	0.16	439.60	0.95	36.80	193.01	26.61	164.37	35.69	0.28	1.38	35.13
South-East Companies(3)	19.15	18.83	0.76	4.47	1.80	0.64	3.96	0.48	163.07	1.30	NM	217.21	42.68	221.29	NM	0.63	2.55	0.00
Western Companies (Excl CA)(1)	15.27	15.27	0.71	4.59	2.56	0.80	5.18	0.16	275.69	0.66	39.10	177.71	27.14	177.71	34.63	0.20	1.65	64.52
Thrift Strategy(33)	15.54	14.93	0.57	3.78	2.17	0.62	4.23	0.34	252.29	0.73	31.72	173.73	26.63	182.81	31.00	0.32	1.88	42.75
Diversified Strategy(1)	11.64	10.66	1.21	10.65	2.80	1.08	9.49	0.18	363.18	0.87	35.72	367.15	42.73	0.00	NM	0.88	2.68	0.00
Companies Issuing Dividends(26)	15.51	14.71	0.66	4.36	2.40	0.65	4.33	0.35	279.87	0.77	32.13	187.09	28.11	191.70	30.72	0.44	2.49	62.18
Companies Without Dividends(8)	15.15	15.09	0.36	2.74	1.49	0.59	4.56	0.28	149.02	0.61	31.28	154.52	23.82	155.02	31.52	0.00	0.00	0.00
Equity/Assets <6%(1)	5.41	5.09	0.13	2.35	1.34	0.22	4.01	0.15	223.45	0.63	NM	171.18	9.26	182.01	NM	0.50	3.95	0.00
Equity/Assets 6-12%(10)	10.03	9.11	0.48	4.91	2.57	0.50	5.03	0.46	221.54	0.81	28.64	207.46	21.12	210.57	26.65	0.55	2.41	38.64
Equity/Assets >12%(23)	18.21	17.70	0.66	3.65	2.05	0.71	4.12	0.29	275.96	0.71	34.56	167.59	30.48	171.97	33.38	0.24	1.59	44.62
Holding Company Structure(30)	15.21	14.55	0.56	3.77	2.16	0.61	4.26	0.35	261.47	0.77	31.33	174.06	26.14	183.71	30.61	0.33	1.89	39.58
Assets Over $1 Billion(7)	15.87	14.74	0.54	3.37	1.57	0.55	3.63	0.42	119.53	0.72	27.97	228.78	35.15	223.40	27.63	0.73	2.42	43.38
Assets $500 Million-$1 Billion(11)	13.86	13.73	0.53	3.75	2.06	0.61	4.57	0.15	344.05	0.69	36.46	175.15	24.17	177.76	34.58	0.21	1.51	38.32
Assets $250-$500 Million(14)	15.59	14.74	0.59	4.27	2.38	0.62	4.50	0.43	244.68	0.79	30.41	163.39	24.93	175.14	30.00	0.24	1.82	42.60
Assets less than $250 Million(2)	21.34	21.34	1.18	5.37	3.69	1.15	5.18	0.21	514.74	0.62	27.19	142.40	30.20	142.40	28.33	0.36	2.84	68.29
Goodwill Companies(15)	14.15	12.73	0.55	4.13	2.12	0.55	4.35	0.37	290.05	0.84	32.60	185.16	26.28	193.55	28.77	0.40	2.30	63.00
Non-Goodwill Companies(19)	16.43	16.43	0.62	3.87	2.24	0.70	4.41	0.30	221.18	0.65	31.48	174.89	27.75	174.89	31.69	0.29	1.59	30.59
MHC Institutions(34)	15.43	14.80	0.59	3.98	2.18	0.63	4.38	0.34	257.12	0.73	31.97	179.42	27.10	182.81	31.00	0.34	1.90	42.75
MHC Converted Last 3 Months(2)	15.49	15.49	0.31	2.02	1.19	0.77	5.00	0.51	52.12	0.33	NM	156.48	24.21	156.48	31.34	0.00	0.00	0.00

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 2001 or in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2005 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit IV-1B (continued)
Weekly Thrift Market Line - Part Two
Prices As Of November 4, 2005

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)		
		Equity/	Tang. Equity/	Reported Earnings			Core Earnings		NPAs/	Resvs/	Resvs/	Price/	Price/	Price/	Price/ Tang.	Price/ Core	Ind. Div./	Divi- dend	Payout
	Financial Institution	Assets (%)	Assets (%)	ROA(5) (%)	ROE(5) (%)	ROI(5) (%)	ROA(5) (%)	ROE(5) (%)	Assets (%)	NPAs (%)	Loans (%)	Earning (X)	Book (%)	Assets (%)	Book (%)	Earnings (x)	Share ($)	Yield (%)	Ratio(7) (%)
	NYSE Traded Companies																		
AF	Astoria Financial Corp. of NY	6.13	5.31	0.99	16.42	7.50	1.02	17.04	0.17	209.23	0.58	13.33	217.81	13.35	251.33	12.84	0.80	2.83	37.74
BBX	BankAtlantic Bancorp of FL	8.24	6.89	1.23	15.90	9.11	1.34	16.02	NA	NA	0.89	10.98	162.99	13.43	194.07	10.89	0.15	1.07	11.72
CFB	Commercial Federal Corp. of NE(8)	6.89	5.36	0.66	10.21	5.84	0.67	10.32	0.80	110.22	1.12	17.14	165.88	11.44	213.25	16.97	0.58	1.69	29.00
DSL	Downey Financial Corp. of CA	7.07	7.05	1.36	20.88	13.06	0.83	12.68	0.18	118.62	0.23	7.65	145.05	10.26	145.44	12.61	0.40	0.66	5.02
FED	FirstFed Financial Corp. of CA	5.47	5.44	0.96	16.08	9.03	0.96	16.08	0.07	NA	1.00	11.08	164.26	8.99	165.43	11.08	0.00	0.00	0.00
FBC	Flagstar Bancorp, Inc. of MI	5.06	5.06	0.84	15.37	12.96	0.54	9.93	NA	NA	0.27	7.72	115.36	5.84	115.36	11.94	1.00	7.16	55.25
NDE	IndyMac Bancorp, Inc. of CA	7.54	7.13	1.58	21.19	12.12	-0.50	-6.76	0.36	78.97	0.42	8.25	158.15	11.93	167.29	NM	1.68	4.61	38.01
NYB	New York Community Bcrp of NY*	13.01	4.93	1.38	10.53	7.86	1.40	10.70	0.14	218.98	0.49	12.72	132.05	17.17	348.06	12.52	1.00	6.19	NM
NAL	NewAlliance Bancshares of CT*	20.92	13.62	0.81	3.71	3.19	0.83	3.79	0.14	378.39	1.10	31.33	119.19	24.94	183.10	30.66	0.22	1.53	47.83
PFB	PFF Bancorp, Inc. of Pomona CA	8.70	8.67	1.20	13.94	6.48	1.19	13.79	NA	NA	0.98	15.44	212.56	18.50	213.32	15.60	0.60	2.00	30.93
PFS	Provident Fin. Serv. Inc of NJ*	17.51	10.55	0.99	5.56	4.67	0.99	5.56	0.11	473.73	0.89	21.41	114.68	20.08	190.38	21.41	0.36	1.98	42.35
SOV	Sovereign Bancorp, Inc. of PA	9.16	4.79	0.93	11.17	5.24	0.94	11.26	NA	NA	1.02	19.10	173.61	15.90	332.25	18.94	0.24	1.02	19.51
WES	Westcorp of Irvine CA(8)	9.01	9.01	1.54	17.68	7.53	1.54	17.68	NA	NA	2.42	13.31	215.70	19.43	215.70	13.31	0.60	0.95	12.63
	AMEX Traded Companies																		
CNY	Carver Bancorp, Inc. of NY	7.33	7.33	0.44	5.98	7.22	0.48	6.53	0.42	149.96	0.89	13.85	79.89	5.86	79.89	12.69	0.32	2.12	29.36
EFC	EFC Bancorp, Inc of Elgin IL(8)	8.61	8.61	0.65	7.65	3.92	0.81	9.53	0.32	151.21	0.60	25.49	185.35	15.96	185.35	20.46	0.65	1.90	48.51
FDT	Federal Trust Corp of FL	6.35	6.35	0.64	10.18	4.49	0.67	10.62	0.35	179.94	0.72	22.28	202.57	12.86	202.57	21.35	0.16	1.56	34.78
GOV	Gouverneur Bcp MHC of NY(42.6)	15.72	15.72	0.86	5.15	3.46	0.80	4.77	0.37	190.25	0.87	28.90	145.76	22.91	145.76	31.18	0.28	2.36	68.29
SZB	SouthFirst Bancshares of AL	7.45	7.06	-0.07	-0.96	-1.19	0.01	0.07	1.10	31.00	0.51	NM	79.55	5.93	83.93	NM	0.40	3.40	NM
TSH	Teche Hlding Cp of N Iberia LA	9.05	8.46	0.90	9.82	6.68	0.90	9.82	NA	NA	1.04	14.98	143.76	13.02	153.82	14.98	1.00	2.60	38.91
WSB	Washington SB, FSB of Bowie MD	10.51	10.51	1.48	15.30	12.98	1.06	10.91	NA	NA	1.63	7.70	110.79	11.64	110.79	10.81	0.00	0.00	0.00
WFD	Westfield Finl MHC of MA(43.7)*	14.91	14.91	0.76	5.12	2.62	0.75	5.04	0.24	274.11	1.41	38.17	192.82	28.75	192.82	38.78	0.60	2.46	NM
	NASDAQ Listed OTC Companies																		
ABBC	Abington Com Bcp MHC PA (45.0)	14.04	14.04	0.83	5.79	3.23	0.83	5.79	NA	NA	0.27	30.97	164.80	23.13	164.80	30.97	0.20	1.66	51.28
AABC	Access Anytime Bancorp of NM(8)	5.99	3.29	0.43	7.30	4.97	0.13	2.15	0.14	323.15	0.81	30.12	131.44	7.88	239.16	NM	0.00	0.00	0.00
ALLB	Alliance Bank MHC of PA (20.0)*	8.98	8.98	0.31	3.44	1.36	0.34	3.73	1.03	67.98	1.25	NM	254.95	22.90	254.95	NM	0.36	1.40	NM
ASBI	Ameriana Bancorp of IN	9.09	8.96	0.47	5.19	5.00	0.44	4.87	NA	NA	1.60	20.00	103.90	9.44	105.35	21.33	0.64	5.00	NM
ABNJ	American Bancorp of NJ	23.75	23.75	0.43	1.80	1.60	0.46	1.92	0.07	536.25	0.49	NM	112.85	26.80	112.85	NM	0.14	1.40	NM
ABCW	Anchor BanCorp Wisconsin of WI	7.62	7.14	1.12	14.70	6.52	1.11	14.56	0.41	155.80	0.78	15.33	225.39	17.18	240.62	15.48	0.64	2.00	30.62
ACFC	Atl Cst Fed Cp of GA MHC(40.0)	14.02	13.61	0.50	4.11	1.53	0.50	4.11	NA	NA	0.76	NM	210.07	29.46	216.39	NM	0.28	1.95	NM
ALFC	Atlantic Liberty Fincl of NY	16.23	16.23	0.94	6.14	3.85	0.94	6.14	0.05	836.67	0.60	25.99	155.12	25.18	155.12	25.99	0.32	1.21	31.37
BCSB	BCSB Bankcorp MHC of MD (36.4)	5.41	5.09	0.13	2.35	1.34	0.22	4.01	0.15	223.45	0.63	NM	171.18	9.26	182.01	NM	0.50	3.95	NM
BFCF	BFC Financial Corp. of FL	1.58	0.32	0.13	8.42	6.04	0.13	8.42	0.10	606.32	0.92	16.55	166.97	2.65	NM	16.55	0.00	0.00	0.00
BKMU	Bank Mutual Corp of WI	15.92	14.31	0.91	4.68	4.58	0.89	4.58	0.21	162.01	0.60	21.81	117.64	18.73	130.88	22.28	0.26	2.48	54.17
BFIN	BankFinancial Corp. of IL	18.03	16.91	0.54	4.18	2.53	0.54	4.18	0.38	154.17	0.95	39.58	108.20	19.51	115.38	39.58	0.00	0.00	0.00
BKUNA	BankUnited Fin. Corp. of FL	4.70	4.43	0.29	5.51	3.74	0.24	4.65	0.08	288.31	0.32	26.75	145.26	6.82	153.91	31.63	0.02	0.08	2.22
BFBC	Benjamin Frkln Bncrp Inc of MA*	12.58	8.11	-0.28	-2.23	-2.18	0.17	1.34	NA	NA	0.93	NM	103.15	12.97	159.93	NM	0.12	0.87	NM
BHLB	Berkshire Hills Bancorp of MA*	12.08	7.18	0.41	3.75	2.31	0.68	6.19	NA	NA	0.93	NM	116.42	14.07	196.07	26.29	0.56	1.68	72.73
BRBI	Blue River Bancshares of IN	7.85	6.20	-0.08	-1.09	-0.98	0.08	1.09	1.73	48.39	1.14	NM	108.47	8.51	137.27	NM	0.00	0.00	NM
BOFI	Bofi Holding, Inc. Of CA	10.17	10.17	0.45	4.18	3.52	0.42	3.91	NA	NA	0.29	28.39	117.80	11.98	117.80	30.34	0.00	0.00	0.00
BYFC	Broadway Financial Corp. of CA	4.79	4.79	0.49	10.13	8.25	0.48	9.91	0.04	NA	0.62	12.12	117.62	5.64	117.62	12.39	0.20	1.79	21.74
BRKL	Brookline Bancorp, Inc. of MA*	27.26	25.20	1.02	3.39	2.32	1.02	3.39	0.08	NA	1.35	NM	145.75	39.73	157.70	NM	0.34	2.39	NM
BFSB	Brooklyn Fed MHC of NY (30.0)	21.88	21.88	1.08	6.81	2.64	1.08	6.81	NA	NA	0.51	37.93	195.73	42.82	195.73	37.93	0.00	0.00	0.00
CITZ	CFS Bancorp, Inc of Munster IN	11.40	11.30	-0.12	-1.07	-0.93	-0.06	-0.58	2.33	46.75	1.45	NM	118.16	13.47	119.27	NM	0.48	3.43	NM
CFFN	Capitol Fd Fn MHC of KS (29.3)	10.28	10.28	-0.92	-8.94	-3.05	-0.92	-8.94	0.07	72.80	0.08	NM	296.13	30.45	296.13	NM	2.00	5.80	NM
CEBK	Central Bncrp of Somerville MA*	7.37	6.95	0.53	6.90	6.10	0.44	5.77	0.03	NA	0.91	16.38	113.54	8.37	120.42	19.59	0.72	2.57	42.11
GCFC	Central Federal Corp. of OH	10.89	10.89	-2.17	-19.12	-18.73	-2.25	-19.85	0.40	191.71	1.13	NM	108.75	11.84	108.75	NM	0.36	4.32	NM
CHFN	Charter Fincl MHC of GA (19.1)	24.85	24.31	1.01	4.06	1.55	0.63	2.54	0.57	103.61	1.83	NM	263.89	65.58	269.80	NM	1.40	3.07	NM
CHEV	Cheviot Fin Cp MHC of OH(45.0)	27.62	27.62	0.89	3.20	2.17	0.89	3.20	0.08	326.50	0.37	NM	146.07	40.56	146.07	NM	0.24	2.09	NM
CTZN	Citizens First Bancorp of MI	10.57	9.72	0.60	5.24	4.72	0.61	5.34	1.03	86.10	1.04	21.20	109.05	11.52	118.55	20.80	0.36	1.63	34.62
CSBC	Citizens South Banking of NC	13.58	12.19	0.59	4.26	3.44	0.73	5.27	0.43	156.19	0.98	29.05	124.87	16.96	139.11	23.46	0.28	2.30	66.67
CSBK	Clifton Svg Bp MHC of NJ(45.0)	23.16	23.16	0.65	2.67	1.73	0.65	2.67	NA	NA	0.31	NM	156.24	36.19	156.24	NM	0.20	1.92	NM
CFCP	Coastal Fin. Corp. of SC	6.45	6.45	1.19	18.75	6.15	1.14	17.94	0.22	344.03	1.25	16.27	279.15	18.00	279.15	17.00	0.20	1.32	21.51
COBK	Colonial Banc MHC of NJ (46.0)	11.37	11.37	0.65	7.55	4.42	0.65	7.55	NA	NA	0.83	22.61	124.53	14.16	124.53	22.61	0.00	0.00	0.00
CCBI	Commercial Capital Bcrp of CA	13.00	5.37	1.55	12.30	8.83	1.49	11.87	0.17	321.47	0.70	11.32	132.38	17.21	320.59	11.73	0.30	1.85	20.98
CFFC	Community Fin. Corp. of VA	8.04	8.04	1.06	13.08	9.65	1.09	13.48	0.14	552.02	0.91	10.36	128.45	10.33	128.45	10.05	0.44	2.20	22.80
DCOM	Dime Community Bancshars of NY*	8.96	7.24	1.12	13.15	6.87	1.21	14.19	0.14	335.55	0.60	14.56	188.11	16.86	232.75	13.50	0.56	3.81	55.45
ESBF	ESB Financial Corp. of PA	7.43	4.91	0.73	10.29	6.61	0.73	10.29	NA	NA	0.86	15.12	125.61	9.34	190.37	15.12	0.40	3.11	47.06
ESBK	Elmira Svgs Bank, FSB of NY*	7.03	6.90	0.83	12.11	8.11	0.75	10.95	NA	NA	1.03	12.33	142.03	9.99	144.62	13.64	0.80	2.96	36.53
FFDF	FFD Financial Corp of Dover OH	11.73	11.73	0.77	6.37	5.01	0.51	4.20	0.46	111.82	0.58	19.96	123.96	14.54	123.96	30.27	0.48	2.64	52.75

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit IV-1B (continued)
Weekly Thrift Market Line - Part Two
Prices As Of November 4, 2005

	Financial Institution	Key Financial Ratios: Equity/ Assets (%)	Tang. Equity/ Assets (%)	Reported Earnings: ROA(5) (%)	Reported Earnings: ROE(5) (%)	Reported Earnings: ROI(5) (%)	Core Earnings: ROA(5) (%)	Core Earnings: ROE(5) (%)	Asset Quality Ratios: NPAs Assets (%)	Resvs/ NPAs (%)	Resvs/ Loans (%)	Pricing Ratios: Price/ Earning (X)	Price/ Book (%)	Price/ Assets (%)	Price/ Tang. Book (%)	Price/ Core Earnings (x)	Dividend Data(6): Ind. Div./ Share ($)	Divi- dend Yield (%)	Payout Ratio(7) (%)
	NASDAQ Listed OTC Companies (continued)																		
FMCO	FMS Fin Corp. of Burlington NJ	6.12	5.95	0.60	10.26	7.05	0.59	10.17	NA	NA	1.13	14.18	140.28	8.59	144.19	14.30	0.12	0.75	10.62
FFCO	FedFirst Fin MHC of PA (45.0)	16.29	15.92	-0.38	-3.39	-1.96	-0.20	-1.80	0.18	143.68	0.44	NM	123.44	20.11	126.31	NM	0.00	0.00	NM
FSBI	Fidelity Bancorp, Inc. of PA	6.31	5.88	0.61	9.55	6.68	0.60	9.34	NA	NA	0.77	14.96	139.79	8.82	149.85	15.30	0.52	2.57	38.52
FFFL	Fidelity Bankshares, Inc of FL	7.10	6.56	0.80	11.55	3.96	0.82	11.85	NA	NA	0.54	25.27	263.11	18.67	284.56	24.63	0.32	1.09	27.59
FBTC	First BancTrust Corp of IL	11.37	11.37	0.60	5.10	4.47	0.46	3.94	1.00	101.07	1.79	22.37	115.28	13.11	115.28	28.98	0.24	1.08	42.11
FBEI	First Bancorp of Indiana of IN	10.78	10.09	0.56	5.22	4.51	0.55	5.11	NA	NA	0.47	22.16	114.06	12.30	121.95	22.63	0.60	2.79	61.86
FBSI	First Bancshares, Inc. of MO	10.99	10.82	0.51	4.76	5.15	0.51	4.76	1.37	85.31	1.77	19.41	95.49	10.49	97.00	19.41	0.16	0.97	18.82
FCAP	First Capital, Inc. of IN	9.56	8.22	0.83	8.54	8.12	0.79	8.17	NA	NA	0.68	12.32	105.52	10.09	122.74	12.88	0.64	3.76	46.38
FCFL	First Community Bk Corp of FL	8.51	8.37	0.97	10.43	4.54	0.94	10.16	0.01	NA	1.24	22.03	218.92	18.62	222.61	22.62	0.00	0.00	0.00
FDEF	First Defiance Fin. Corp of OH	10.53	7.74	0.95	8.63	5.85	0.91	8.27	0.49	197.79	1.18	17.11	137.49	14.48	187.01	17.84	0.88	3.03	51.76
FFSW	First Fed Banc of SW Inc of NM(8)	8.55	7.65	0.69	7.63	5.36	0.61	6.79	NA	NA	0.93	18.65	123.15	10.53	137.74	20.99	0.28	1.85	34.57
FFFS	First Fed Serv MHC of IL(45.0)	26.96	26.96	1.49	5.58	3.92	1.49	5.58	0.04	839.22	0.37	25.48	139.03	37.48	139.03	25.48	0.44	3.32	NM
FFNM	First Fed of N. Michigan of MI	13.21	11.89	0.10	0.96	1.02	0.24	2.25	NA	NA	0.67	NM	75.09	9.92	83.46	NM	0.20	2.27	NM
FFBH	First Fed. Bancshares of AR	9.23	9.23	1.02	10.48	6.19	0.98	10.08	1.64	15.22	0.29	16.15	165.36	15.26	165.36	16.79	0.52	2.05	33.12
FFBI	First Federal Bancshares of IL	6.82	6.35	0.49	6.75	6.44	0.42	5.73	NA	NA	0.54	15.53	107.42	7.33	115.47	18.31	0.48	2.47	38.40
FFBX	First Federal Bankshares of IA	12.25	9.04	0.50	4.02	4.14	0.44	3.58	NA	NA	1.49	24.14	97.99	12.01	132.81	27.15	0.40	2.05	49.38
FFCH	First Fin. Holdings Inc. of SC	6.78	5.87	1.05	15.45	7.20	1.09	16.02	0.29	192.43	0.74	13.89	212.46	14.41	245.30	13.39	0.96	3.20	44.44
FFHS	First Franklin Corp. of OH	8.69	8.69	0.39	4.37	3.82	0.51	5.74	2.00	30.00	0.73	26.17	113.10	9.83	113.10	19.94	0.32	1.91	50.00
FKFS	First Keystone Fin., Inc of PA	5.13	5.13	0.13	2.56	1.80	0.12	2.42	1.00	60.72	1.13	NM	140.80	7.23	140.80	NM	0.44	2.15	NM
CASH	First Midwest Fin., Inc. of IA	5.60	5.16	-0.12	-2.16	-1.95	-0.14	-2.43	0.70	135.19	1.63	NM	116.46	6.52	126.47	NM	0.52	2.60	NM
FMSB	First Mutual Bncshrs Inc of WA*	6.25	6.25	0.98	16.28	7.48	0.88	14.55	0.06	NA	1.13	13.36	202.58	12.66	202.58	14.95	0.40	1.59	21.28
FNFG	First Niagara Fin. Group of NY*	18.28	11.47	1.10	6.04	3.23	1.15	6.29	0.29	308.35	1.40	30.98	182.33	33.31	290.43	29.74	0.40	2.69	NM
FNFI	First Niles Fin., Inc. of OH	16.58	16.58	1.15	7.06	5.95	0.79	4.82	0.76	97.89	1.56	16.80	114.74	19.02	114.74	24.61	0.64	4.64	NM
FPTB	First PacTrust Bancorp of CA	10.45	10.45	0.67	5.95	3.91	0.67	5.95	NA	NA	0.69	25.55	155.81	16.29	155.81	25.55	0.54	1.99	50.94
FPFC	First Place Fin. Corp. of OH	9.43	6.72	0.83	8.75	5.90	0.82	8.62	0.72	104.07	0.95	16.96	143.95	13.49	200.70	17.22	0.56	2.45	41.48
FBNW	FirstBank NW Corp. of WA	8.76	6.46	0.85	9.19	7.83	0.77	8.39	0.28	331.57	1.29	12.78	113.46	9.94	153.91	13.99	0.80	2.86	36.53
FFIC	Flushing Fin. Corp. of NY*	7.43	7.26	1.06	13.95	7.07	1.08	14.18	0.09	318.33	0.35	14.15	188.49	14.00	192.86	13.92	0.40	2.40	33.90
FBTX	Franklin Bank Corp of TX*	7.37	4.65	0.73	9.72	7.28	0.66	8.76	0.56	36.38	0.23	13.89	120.55	8.89	191.09	15.41	0.00	0.00	0.00
GSLA	GS Financial Corp. of LA	15.84	15.84	0.08	0.54	0.80	0.47	3.17	0.19	365.90	1.07	NM	67.11	10.63	67.11	21.13	0.40	2.67	NM
PEDE	Great Pee Dee Bancorp of SC	13.41	12.97	0.67	4.44	4.37	0.69	4.58	NA	NA	1.00	22.89	102.13	13.70	105.61	22.21	0.64	4.30	NM
GAFC	Greater Atlant. Fin Corp of VA	4.72	4.46	-0.61	-14.26	-16.57	-1.28	-29.88	0.59	76.14	0.77	NM	88.95	4.20	94.06	NM	0.00	0.00	NM
GCBC	Green Co Bcrp MHC of NY (44.0)*	11.32	11.32	0.97	8.79	3.73	0.97	8.79	NA	NA	0.74	26.84	228.98	25.91	228.98	26.84	0.44	2.41	64.71
HFFC	HF Financial Corp. of SD	5.98	5.42	0.60	9.71	8.01	0.56	8.77	0.94	61.36	0.77	12.48	120.51	7.20	132.80	13.82	0.45	2.49	31.03
HMNF	HMN Financial, Inc. of MN	8.96	8.55	0.99	11.39	7.25	0.93	10.62	NA	NA	1.04	13.80	151.98	13.62	159.32	14.80	0.96	3.16	43.64
HARB	Harbor Florida Bancshrs of FL	10.62	10.48	1.63	15.38	5.25	1.60	15.05	NA	NA	0.86	19.06	277.15	29.43	280.83	19.48	0.80	2.22	42.33
HARL	Harleysville Svgs Fin Cp of PA	6.21	6.21	0.67	10.86	7.36	0.66	10.69	0.03	756.92	0.53	13.59	142.62	8.05	142.62	13.81	0.64	3.68	50.00
HWFG	Harrington West Fncl Grp of CA	5.06	4.44	0.77	15.85	9.68	0.76	15.55	NA	NA	0.85	10.33	154.11	7.79	175.41	10.54	0.50	3.10	32.05
HBOS	Heritage Fn Gp MHC of GA(30.0)	18.58	18.58	0.78	5.22	2.31	0.78	5.22	0.39	222.53	1.31	NM	177.67	33.02	177.67	NM	0.20	1.85	NM
HIFS	Hingham Inst. for Sav. of MA*	7.87	7.87	1.09	13.54	7.60	1.09	13.54	0.12	439.70	0.69	13.16	170.33	13.41	170.33	13.16	0.80	2.07	27.21
HCFC	Home City Fin. Corp. of OH	8.65	8.47	0.47	5.73	6.04	0.61	7.44	NA	NA	1.06	16.55	93.31	7.98	94.24	12.74	0.44	3.06	50.57
HOME	Home Fed Bncp MHC of ID (41.0)	15.27	15.27	0.71	4.59	2.56	0.80	5.18	0.16	275.69	0.66	39.10	177.71	27.14	177.71	34.63	0.20	1.65	64.52
HFBC	HopFed Bancorp, Inc. of KY	8.52	7.63	0.70	8.33	7.16	0.60	7.15	NA	NA	1.01	13.97	114.34	9.75	127.65	16.28	0.48	3.04	42.48
HCBK	Hudson City Bancorp, Inc of NJ*	19.92	19.92	1.16	8.78	3.71	1.16	8.78	0.06	164.10	0.20	26.95	134.01	26.69	134.01	26.95	0.28	2.36	63.64
ICBC	Independence Comm Bnk Cp of NY*	12.19	5.37	1.23	9.71	7.14	1.24	9.81	0.26	214.85	0.82	14.00	137.24	16.73	311.71	13.85	1.08	2.86	40.00
IFSB	Independence FSB of DC	10.44	10.44	-0.31	-3.28	-3.13	-0.85	-8.94	0.43	75.28	0.82	NM	102.86	10.74	102.86	NM	0.00	0.00	NM
ISBC	Investors Bcrp MHC of NJ(45.7)*	15.78	15.78	-0.02	-0.14	-0.09	0.80	5.04	0.16	72.40	0.28	NM	143.46	22.64	143.46	28.46	0.00	0.00	NM
JXSB	Jcksnville Bcp MHC of IL(47.2)	7.93	6.79	0.33	4.15	2.92	0.31	3.86	0.65	111.64	1.30	34.28	142.83	11.33	166.93	36.85	0.30	2.04	69.77
JFBI	Jefferson Bancshares Inc of TN	26.92	26.92	1.10	3.85	3.51	1.10	3.85	0.16	475.21	1.05	28.46	115.84	31.18	115.84	28.46	0.24	1.83	52.17
KFED	K-Fed Bancorp MHC of CA (39.7)	13.01	12.37	0.75	5.20	2.69	0.75	5.20	NA	NA	0.43	37.21	193.39	25.16	203.31	37.21	0.24	1.95	72.73
KNBT	KNBT Bancorp, Inc. of PA	12.97	8.59	0.77	5.02	4.16	0.77	5.02	0.28	178.94	1.07	24.06	114.24	14.83	172.42	24.06	0.28	1.76	42.42
KFFB	KY Fst Fed Bp MHC of KY (45.0)	24.07	18.45	0.62	2.61	2.01	0.72	3.01	0.66	39.18	0.46	NM	129.73	31.22	169.22	NM	0.40	4.02	NM
KRNY	Kearny Fin Cp MHC of NJ (30.0)	23.99	20.02	0.58	4.05	2.35	0.63	2.60	NA	NA	0.91	NM	171.51	41.15	205.52	NM	0.20	1.68	71.43
LSBX	LSB Corp of No. Andover MA*	10.76	10.76	0.61	5.48	3.79	0.60	5.41	0.01	NA	1.77	26.41	142.59	15.34	142.59	26.79	0.56	2.99	NM
LSBI	LSB Fin. Corp. of Lafayette IN*	8.66	8.66	0.97	11.35	8.24	0.87	10.23	2.34	26.32	0.68	12.14	131.54	11.40	131.54	13.46	0.64	2.35	28.57
LARL	Laurel Capital Group Inc of PA	8.98	7.90	0.67	7.44	4.75	0.66	7.36	0.25	254.00	0.93	21.06	154.82	13.90	175.91	21.26	0.80	3.69	NM
LEGC	Legacy Bancorp, Inc. of MA*	18.34	17.95	0.52	2.84	3.02	0.52	2.84	0.17	342.43	0.79	33.13	94.17	17.27	96.22	33.13	0.00	0.00	0.00
LNCB	Lincoln Bancorp of IN	13.43	9.01	0.16	1.28	1.49	0.34	2.73	NA	NA	0.96	NM	83.02	10.31	114.50	31.43	0.56	3.64	NM
MAFB	MAF Bancorp, Inc. of IL	9.42	6.34	1.03	10.60	7.45	0.96	9.90	0.35	100.47	0.51	13.43	140.81	13.26	209.06	14.39	0.92	2.17	29.11
MFBC	MFB Corp. of Mishawaka IN	7.15	6.26	0.30	4.15	4.19	0.31	4.33	1.06	115.70	1.59	23.88	96.19	6.87	109.90	22.86	0.50	1.87	44.64
MASB	MassBank Corp. of Reading MA*	11.45	11.33	0.76	6.74	5.83	0.73	6.46	0.03	469.29	0.54	17.16	118.95	13.61	120.18	17.90	1.08	3.72	63.91
MTXC	Matrix Bancorp, Inc. of CO	4.92	4.92	1.14	24.29	24.85	2.23	47.22	1.74	31.96	0.76	4.02	88.56	4.36	88.56	2.07	0.00	0.00	0.00
MFLR	Mayflower Co-Op. Bank of MA*	7.75	7.73	0.81	10.31	5.97	0.70	8.83	NA	NA	1.25	16.76	169.44	13.14	170.01	19.55	0.40	2.62	43.96
MCBF	Monarch Community Bncrp of MI	14.47	10.44	-0.69	-4.81	-6.37	-0.70	-4.88	1.17	98.48	1.47	NM	76.51	11.07	106.10	NM	0.20	1.77	NM
MFSF	MutualFirst Fin. Inc. of IN	10.21	10.11	0.60	5.66	5.03	0.78	7.36	0.90	93.88	0.98	15.90	114.43	11.48	115.58	15.31	0.52	2.38	47.27
NASB	NASB Fin, Inc. of Grandview MO	9.60	9.40	1.81	18.44	8.02	1.09	11.16	0.85	58.26	0.58	12.51	221.05	21.23	225.77	20.66	0.90	2.37	39.61
NHTB	NH Thrift Bancshares of NH	7.22	5.29	0.78	10.89	8.45	0.84	11.67	NA	NA	0.86	11.83	123.36	8.90	160.36	11.04	0.50	3.77	44.64

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit IV-1B (continued)
Weekly Thrift Market Line - Part Two
Prices As Of November 4, 2005

	Financial Institution	Key Financial Ratios: Equity/ Assets (%)	Tang. Equity/ Assets (%)	Reported Earnings: ROA(5) (%)	ROE(5) (%)	ROI(5) (%)	Core Earnings: ROA(5) (%)	ROE(5) (%)	Asset Quality Ratios: NPAs Assets (%)	Resvs/ NPAs (%)	Resvs/ Loans (%)	Pricing Ratios: Price/ Earning (X)	Price/ Book (%)	Price/ Assets (%)	Price/ Tang. Book (%)	Price/ Core Earnings (x)	Dividend Data(6): Ind. Div./ Share ($)	Divi-dend Yield (%)	Payout Ratio(7) (%)
	NASDAQ Listed OTC Companies (continued)																		
NVSL	Naug Vlly Fin MHC of CT (45.0)	15.77	15.70	0.63	3.67	2.43	0.60	3.52	0.09	613.73	0.78	NM	149.93	23.64	150.58	NM	0.16	1.55	64.00
NTBK	NetBank, Inc. of Alpharetta GA	8.26	6.62	-0.28	-3.21	-3.75	-1.81	-20.80	1.25	41.62	0.72	NM	87.44	7.22	109.18	NM	0.08	1.03	NM
NMIL	Newmil Bancorp, Inc. of CT*	6.27	5.32	1.13	16.28	7.48	1.12	16.13	0.16	355.89	0.99	13.38	221.55	13.89	261.21	13.50	0.80	2.77	37.04
FFFD	North Central Bancshares of IA	9.07	8.05	1.10	12.11	8.95	1.19	13.18	NA	NA	0.77	11.18	131.35	11.92	148.09	10.27	1.16	3.05	34.12
NWSB	Northwest Bcrp MHC of PA(39.9)*	9.33	6.92	0.88	9.72	4.95	0.88	9.72	0.70	73.34	0.72	20.22	189.04	17.71	255.98	20.22	0.64	2.90	58.72
OSHC	Ocean Shr Hldg MHC of NJ(45.7)	10.57	10.57	0.29	2.96	1.67	0.54	5.42	0.01	NA	0.42	NM	157.62	16.66	157.62	32.58	0.00	0.00	0.00
OCFC	OceanFirst Fin. Corp of NJ	6.86	6.80	1.01	14.38	6.66	0.65	9.24	0.09	611.63	0.61	15.01	215.47	14.78	217.50	23.35	0.80	3.46	51.95
ONFC	Oneida Fincl MHC of NY (43.9)*	11.85	8.63	0.78	6.45	4.15	0.91	7.48	0.06	797.21	0.85	24.09	154.07	18.26	211.58	20.78	0.42	3.96	NM
PBNC	PFS Bancorp Inc. of Aurora IN(8)	15.40	15.40	0.70	3.93	2.70	0.68	3.81	NA	NA	0.71	37.00	163.86	25.24	163.86	38.23	0.30	1.31	48.39
PSBH	PSB Hldgs Inc MHC of CT (46.3)*	15.17	15.17	0.43	3.11	2.00	0.62	4.44	NA	NA	0.85	NM	138.34	20.99	138.34	35.00	0.20	1.90	NM
PVFC	PVF Capital Corp. of Solon OH	8.06	8.06	0.70	8.58	6.44	0.61	7.51	1.66	31.53	0.64	15.53	130.00	10.48	130.00	17.75	0.30	2.68	41.67
PPBI	Pacific Premier Bncrp of CA	7.44	7.44	1.17	14.91	11.50	1.16	14.79	NA	NA	0.50	8.69	120.47	8.97	120.47	8.76	0.00	0.00	0.00
PBCI	Pamrapo Bancorp, Inc. of NJ	8.84	8.84	1.24	14.22	7.62	1.24	14.22	NA	NA	0.58	13.13	180.88	15.98	180.88	13.13	0.88	4.19	55.00
PFED	Park Bancorp of Chicago IL	11.91	11.91	0.75	6.54	5.93	0.99	8.57	1.71	31.34	0.83	16.85	110.09	13.11	110.09	12.88	0.72	2.40	40.45
PVSA	Parkvale Financial Corp of PA	6.22	4.44	0.67	11.10	7.97	0.65	10.79	0.36	328.44	1.25	12.55	133.87	8.33	187.46	12.90	0.80	2.93	36.70
PRTR	Partners Trust Fin. Grp. of NY*	14.56	7.53	0.82	5.62	5.09	0.88	5.99	0.20	491.95	1.73	19.66	108.00	15.84	210.35	18.45	0.28	2.34	45.90
PBHC	Pathfinder BC MHC of NY (35.5)*	6.98	3.58	0.31	4.35	2.72	0.23	3.21	0.94	64.64	1.00	36.71	158.52	11.07	198.44	NM	0.41	2.94	NM
PFSB	PennFed Fin. Services of NJ	5.93	5.93	0.78	12.78	6.41	0.79	12.89	0.12	239.03	0.39	15.59	196.33	11.64	196.33	15.46	0.28	1.50	23.33
PFDC	Peoples Bancorp of Auburn IN	13.30	12.75	0.92	6.96	6.92	0.95	7.22	0.47	84.42	0.55	14.44	99.29	13.21	103.56	13.93	0.76	3.90	56.30
PBCT	Peoples Bank MHC of CT (42.0)*	11.64	10.66	1.21	10.65	2.80	1.08	9.49	0.18	363.18	0.87	35.72	367.15	42.73	NM	NM	0.88	2.68	NM
PCBI	Peoples Community Bcrp. of OH	7.70	6.51	0.32	3.79	3.65	0.26	3.11	1.40	92.06	1.82	27.42	102.88	7.93	121.70	33.37	0.60	3.00	NM
PSFC	Peoples Sidney Fin. Corp of OH	12.99	12.99	0.72	5.53	4.20	0.72	5.53	1.22	50.15	0.69	23.82	130.75	16.98	130.75	23.82	0.60	3.70	NM
PFSL	Pocahontas Bancorp, Inc. of AR	7.29	5.29	0.29	4.12	3.75	0.15	2.06	0.62	71.90	0.82	26.65	108.21	7.89	149.15	NM	0.32	2.61	69.57
PROV	Provident Fin. Holdings of CA	7.74	7.74	1.24	16.25	10.88	0.45	5.86	0.11	515.56	0.73	9.19	141.22	10.93	141.30	25.48	0.56	2.18	20.00
PBNY	Provident NY Bncrp, Inc. of NY	15.21	8.61	0.88	5.38	4.42	0.90	5.49	0.07	NA	1.62	22.63	122.14	18.58	215.76	22.18	0.20	1.80	40.82
PBIP	Prudential Bncp MHC PA (45.0)*	20.42	20.42	0.78	3.86	2.38	0.81	3.99	0.21	59.68	0.33	NM	161.85	33.05	161.85	NM	0.16	1.36	57.14
PULB	Pulaski Fin Cp of St. Louis MO	6.06	6.00	1.10	17.32	5.13	0.86	13.58	NA	NA	0.97	19.49	310.13	18.80	313.53	24.86	0.32	1.87	36.36
RPFG	Ranier Pacific Fin Group of WA*	10.82	10.80	0.44	3.57	3.27	0.41	3.35	0.02	NA	1.61	30.55	118.81	12.86	119.09	32.54	0.24	1.60	48.98
RIVR	River Valley Bancorp of IN	7.52	7.51	0.82	10.40	7.64	0.74	9.48	NA	NA	0.99	13.10	133.03	10.00	133.22	14.37	0.78	4.05	53.06
RVSB	Riverview Bancorp, Inc. of WA	12.06	8.36	1.09	8.90	5.34	1.21	9.89	0.14	647.36	1.15	18.71	142.70	17.22	205.93	16.84	0.68	3.11	58.12
RCKB	Rockville Fin MHC of CT (45.0)*	15.11	15.01	-0.06	-0.54	-0.23	0.45	3.95	0.22	348.16	0.97	NM	170.90	25.82	172.03	NM	0.00	0.00	NM
ROME	Rome Bancorp, Inc. of Rome NY*	29.99	29.99	1.15	4.83	3.34	1.09	4.56	0.45	161.71	0.89	29.97	108.82	32.64	108.82	31.79	0.26	2.48	74.29
SIFI	SI Fin Gp Inc MHC of CT (40.0)*	12.01	11.97	0.57	4.52	2.50	0.55	4.36	0.09	598.83	0.72	40.00	180.97	21.73	181.53	NM	0.12	1.03	41.38
SVBI	Severn Bancorp, Inc. of MD	8.32	8.28	1.89	22.30	8.70	1.80	21.33	0.25	331.17	0.89	11.49	233.59	19.44	234.77	12.01	0.24	1.30	14.91
SFFS	Sound Fed Bancorp, Inc. of NY	11.83	10.55	0.49	3.92	2.41	0.52	4.11	0.12	245.99	0.47	NM	163.21	19.31	183.08	39.51	0.30	1.77	73.17
SSFC	South Street Fin. Corp. of NC	11.29	11.29	0.64	5.44	4.97	0.64	5.44	NA	NA	0.37	20.11	108.95	12.30	108.95	20.11	0.40	4.32	NM
SYNF	Synergy Financial Group of NJ	10.35	10.26	0.50	4.41	3.18	0.50	4.41	NA	NA	0.78	31.42	144.20	14.92	145.43	31.42	0.20	1.68	52.63
THRD	TF Fin. Corp. of Newtown PA	9.63	8.92	0.97	10.21	7.75	0.96	10.01	0.20	197.48	0.53	12.91	128.81	12.41	139.17	13.16	0.72	2.62	33.80
TONE	TierOne Corp. of Lincoln NE	9.20	7.57	0.98	10.64	5.88	0.93	10.13	NA	NA	1.02	17.23	173.86	15.99	211.23	18.10	0.24	0.84	14.46
TSBK	Timberland Bancorp, Inc. of WA	13.20	11.83	1.21	8.38	7.03	1.22	8.49	0.61	132.55	1.05	14.23	118.85	15.69	132.65	14.06	0.64	2.76	39.26
TRST	TrustCo Bank Corp NY of NY	8.11	8.11	2.04	25.57	5.99	1.89	23.61	NA	NA	3.43	16.69	NM	34.40	NM	18.08	0.60	4.61	NM
UCBC	Union Community Bancorp of IN(8)	12.80	11.79	0.61	4.73	3.10	0.58	4.50	NA	NA	0.46	32.30	151.81	19.44	164.84	33.96	0.60	2.27	73.17
UCFC	United Community Fin. of OH	10.55	9.10	1.06	9.78	6.86	1.02	9.41	1.18	52.36	0.72	14.59	138.43	14.61	160.52	15.16	0.33	2.83	41.25
UBNK	United Fin Grp MHC of MA(46.6)	14.99	14.99	0.68	4.53	3.00	0.68	4.53	NA	NA	1.05	33.29	150.93	22.62	150.93	33.29	0.00	0.00	0.00
UTBI	United Tenn. Bankshares of TN	15.22	14.67	1.65	10.83	8.00	1.37	8.96	NA	NA	1.23	12.50	136.88	20.84	142.06	15.10	0.40	1.84	22.99
WSFS	WSFS Financial Corp. of DE*	7.16	7.10	1.06	14.13	6.65	1.03	13.79	0.17	545.94	1.44	15.04	208.47	14.92	210.09	15.41	0.28	0.45	6.76
WVFC	WVS Financial Corp. of PA	6.94	6.94	0.69	9.95	7.61	0.64	9.22	NA	NA	1.75	13.14	130.43	9.05	130.43	14.18	0.64	3.96	52.03
WFSL	Washington Federal, Inc. of WA	14.42	13.72	1.90	12.66	7.20	1.94	12.96	0.18	312.69	0.41	13.88	170.72	24.62	179.38	13.56	0.80	3.43	47.62
WAUW	Wauwatosa Hlds MHC of WI(31.7)	15.21	15.21	0.64	4.18	2.47	0.75	4.95	0.05	31.84	0.38	NM	169.50	25.78	169.50	34.22	0.00	0.00	0.00
WAYN	Wayne Savings Bancshares of OH	9.28	8.73	-0.04	-0.44	-0.34	0.22	2.29	0.34	99.56	0.64	NM	134.09	12.44	142.65	NM	0.48	3.25	NM
WGBC	Willow Grove Bancorp Inc of PA	12.28	5.66	0.53	4.76	2.61	0.64	5.71	NA	NA	1.27	38.25	114.44	14.05	248.38	31.88	0.48	3.14	NM

Exhibit IV-2
Historical Stock Price Indices(1)

Year/Qtr. Ended		DJIA	S&P 500	NASDAQ Composite	SNL Thrift Index	SNL Bank Index
1998:	Quarter 1	8799.8	1101.8	1,835.7	869.3	456.1
	Quarter 2	8952.0	1133.8	1,894.7	833.5	457.7
	Quarter 3	7842.6	1017.0	1,693.8	651.3	363.5
	Quarter 4	9181.4	1229.2	2,192.7	705.9	439.6
1999:	Quarter 1	9786.2	1286.4	2,461.4	707.6	448.4
	Quarter 2	10970.8	1372.7	2,686.1	695.6	479.3
	Quarter 3	10337.0	1282.7	2,746.2	609.1	409.9
	Quarter 4	11497.1	1469.3	4,069.3	562.4	416.7
2000:	Quarter 1	10921.9	1498.6	4,572.8	545.6	421.2
	Quarter 2	10447.9	1454.6	3,966.1	567.8	387.4
	Quarter 3	10650.9	1436.5	3,672.8	718.3	464.6
	Quarter 4	10786.9	1320.3	2,470.5	874.3	479.4
2001:	Quarter 1	9878.8	1160.3	1,840.3	885.2	459.2
	Quarter 2	10502.4	1224.4	2,160.5	964.5	493.7
	Quarter 3	8847.6	1040.9	1,498.8	953.9	436.6
	Quarter 4	10021.5	1148.1	1,950.4	918.2	473.7
2002:	Quarter 1	10403.9	1147.4	1,845.4	1006.7	498.3
	Quarter 2	9243.3	989.8	1,463.2	1121.4	468.9
	Quarter 3	7591.9	815.3	1,172.1	984.3	396.8
	Quarter 4	8341.6	879.8	1,335.5	1073.2	419.1
2003:	Quarter 1	7992.1	848.2	1,341.2	1096.2	401.0
	Quarter 2	8985.4	974.5	1,622.8	1266.6	476.1
	Quarter 3	9275.1	996.0	1,786.9	1330.9	490.9
	Quarter 4	10453.9	1112.0	2,003.4	1482.3	548.6
2004:	Quarter 1	10357.7	1126.2	1,994.2	1585.3	562.2
	Quarter 2	10435.5	1140.8	2,047.8	1437.8	546.6
	Quarter 3	10080.3	1114.6	1,896.8	1495.1	556.0
	Quarter 4	10783.0	1211.9	2,175.4	1605.6	595.1
2005:	Quarter 1	10503.8	1180.6	1,999.2	1516.6	551.0
	Quarter 2	10275.0	1191.3	2,057.0	1577.1	563.3
	Quarter 3	10568.7	1228.8	2,151.7	1527.2	546.3
As of November 4, 2005		10530.8	1220.1	2,169.4	1551.1	565.3

(1) End of period data.
Sources: SNL Securities and Wall Street Journal.

EXHIBIT IV-3
Historical Thrift Stock Indices

Index Values

	Index Values				Price Appreciation (%)		
	09/30/05	08/31/05	12/31/04	09/30/04	1 Month	YTD	LTM
All Pub. Traded Thrifts	1,527.2	1,584.1	1,605.6	1,495.1	-3.59	-4.88	2.15
MHC Index	2,864.2	2,896.6	2,929.4	2,717.8	-1.12	-2.23	5.39
Stock Exchange Indexes							
AMEX Thrifts	604.0	606.3	639.0	606.6	-0.37	-5.48	-0.43
NYSE Thrifts	948.1	992.1	995.4	925.2	-4.44	-4.75	2.48
OTC Thrifts	1,913.1	1,954.8	2,014.1	1,881.8	-2.13	-5.02	1.66
Geographic Indexes							
Mid-Atlantic Thrifts	3,532.5	3,673.1	3,793.4	3,587.7	-3.83	-6.88	-1.54
Midwestern Thrifts	3,307.7	3,365.6	3,493.6	3,281.4	-1.72	-5.32	0.80
New England Thrifts	1,721.3	1,732.1	1,658.2	1,555.2	-0.62	3.80	10.68
Southeastern Thrifts	1,463.5	1,480.9	1,634.4	1,445.5	-1.17	-10.46	1.24
Southwestern Thrifts	1,121.5	1,195.2	1,232.3	1,189.2	-6.17	-8.99	-5.69
Western Thrifts	1,404.4	1,468.3	1,463.2	1,353.6	-4.35	-4.02	3.75
Asset Size Indexes							
Less than $250M	1,311.1	1,315.7	1,351.5	1,338.0	-0.35	-2.99	-2.01
$250M to $500M	3,295.2	3,320.8	3,583.3	3,421.8	-0.77	-8.04	-3.70
$500M to $1B	1,773.4	1,808.4	1,910.0	1,773.2	-1.93	-7.15	0.01
$1B to $5B	2,389.1	2,422.4	2,486.9	2,287.9	-1.37	-3.93	4.42
Over $5B	902.9	941.3	949.1	885.0	-4.08	-4.87	2.03
Pink Indexes							
Pink Thrifts	423.0	410.6	410.6	391.4	3.02	3.02	8.08
Less than $75M	503.1	498.5	476.1	467.5	0.93	5.67	7.62
Over $75M	438.2	425.1	426.0	405.7	3.07	2.87	8.02
Comparative Indexes							
Dow Jones Industrials	10,568.7	10,481.6	10,783.0	10,080.3	0.83	-1.99	4.85
S&P 500	1,228.8	1,220.3	1,211.9	1,114.6	0.69	1.39	10.25

All SNL indexes are market-value weighted; i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indexes, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1,164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;
New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;
Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

RP® Financial, LC.

Exhibit IV-4
Pricing Characteristics and After-Market Trends
Bulletin Board MHC Offerings Completed in 2005

Institutional Information				Pre-Conversion Data: Financial Info.		Pre-Conversion Data: Asset Quality		Offering Information				Contribution to Char. Found.	
Institution	ST.	Conversion Date	Ticker	Assets ($Mil)	Equity/ Assets (%)	NPAs/ Assets (%)	Res. Cov. (%)	Gross Proc. ($Mil.)	% Offered (%)	% of Mid. (%)	Exp./ Proc. (%)	Form	% of Offering (%)
Bulletin Board Mutual Holding Companies													
Ottawa Savings Bancorp, Inc. (1)	IL	7/14/05	OTTW-OTCBB	$ 173	6.26%	0.42%	92%	$ 10.0	45%	86%	9.8%	N.A	N.A
North Penn Bancorp, Inc. (1)	PA	6/2/05	NPEN-OTCBB	$ 93	8.33%	1.46%	69%	$ 6.4	44%	85%	8.0%	C/S	1.6%/4.4%
Home Federal Bancorp, Inc. of LA*	LA	1/21/05	HFBL-OTCBB	$ 98	19.39%	0.00%	NM	$ 14.7	40%	105%	4.2%	N.A	N.A
BV Financial, Inc.	MD	1/14/05	BVFL-OTCBB	$ 100	8.10%	0.62%	56%	$ 11.9	45%	132%	5.5%	N.A	N.A
Georgetown Bancorp, Inc.*	MA	1/6/05	GTWN-OTCBB	$ 143	5.75%	0.73%	86%	$ 12.5	45%	132%	4.9%	N.A	N.A
Averages - Mutual Holding Companies:				**$ 122**	**9.57%**	**0.65%**	**76%**	**$ 11.1**	**44%**	**108%**	**6.5%**	**N.A.**	**N.A.**
Medians - Mutual Holding Companies:				**$ 100**	**8.10%**	**0.62%**	**77%**	**$ 11.9**	**45%**	**105%**	**5.5%**	**N.A.**	**N.A.**

Institution	Insider Purchases: Benefit Plans ESOP (%)	Benefit Plans Recog. Plans (%)	Mgmt.& Dirs. (%)(2)	Initial Dividend Yield (%)	Pro Forma Data: Pricing Ratios(3) P/TB (%)	Core P/E (x)	P/A (%)	Financial Charac. Core ROA (%)	TE/A (%)	Core ROE (%)	IPO Price ($)	Post-IPO Pricing Trends, Closing Price: First Trading Day ($)	% Change (%)	After First Week(4) ($)	% Change (%)	After First Month(5) ($)	% Change (%)
Bulletin Board Mutual Holding Companies																	
Ottawa Savings Bancorp, Inc. (1)	8.7%	4.4%	11.7%	0.00%	75.9%	NM	11.6%	-0.1%	10.2%	-0.7%	$10.00	$10.40	4.0%	$10.50	5.0%	$10.70	7.0%
North Penn Bancorp, Inc. (1)	8.4%	4.2%	8.9%	0.00%	73.6%	42.0x	13.8%	0.4%	13.0%	2.8%	$10.00	$11.00	10.0%	$10.25	2.5%	$10.15	1.5%
Home Federal Bancorp, Inc. of LA*	8.0%	4.9%	4.3%	0.00%	72.4%	76.9x	28.3%	0.5%	28.3%	1.6%	$10.00	$9.90	-1.0%	$10.05	0.5%	$9.92	-0.8%
BV Financial, Inc.	8.7%	4.4%	4.2%	0.00%	88.4%	48.9x	21.7%	0.4%	16.2%	2.3%	$10.00	$9.35	-6.5%	$9.50	-5.0%	$9.93	-0.7%
Georgetown Bancorp, Inc.*	8.0%	4.4%	6.2%	0.00%	86.8%	72.9x	16.6%	0.2%	12.1%	1.7%	$10.00	$10.20	2.0%	$9.95	-0.5%	$10.05	0.5%
Averages - Mutual Holding Companies:	**8.4%**	**4.4%**	**7.1%**	**0.00%**	**79.4%**	**60.2x**	**18.4%**	**0.3%**	**16.0%**	**1.5%**	**$10.00**	**$10.17**	**1.7%**	**$10.05**	**0.5%**	**$10.15**	**1.5%**
Medians - Mutual Holding Companies:	**8.4%**	**4.4%**	**6.2%**	**0.00%**	**75.9%**	**60.9x**	**16.6%**	**0.4%**	**13.0%**	**1.7%**	**$10.00**	**$10.20**	**2.0%**	**$10.05**	**0.5%**	**$10.05**	**0.5%**

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available; C/S-Cash/Stock.

(1) Non-OTS regulated thrift.
(2) As a percent of MHC offering for MHC transactions.
(3) Does not take into account the adoption of SOP 93-6.
(4) Latest price if offering is less than one week old.
(5) Latest price if offering is more than one week but less than one month old.
(6) Mutual holding company pro forma data on full conversion basis.
(7) Simultaneously completed acquisition of another financial institution.
(8) Simultaneously converted to a commercial bank charter.
(9) Former credit union.

November 4, 2005

Exhibit IV-5
Illinois Thrift Acquisitions 2002-Present

						Target Financials at Announcement						Deal Terms and Pricing at Announcement						
Announce Date	Complete Date	Buyer Short Name		Target Name		Total Assets ($000)	E/A (%)	ROAA (%)	ROAE (%)	NPAs/ Assets (%)	Rsrvs/ NPLs (%)	Deal Value ($M)	Value/ Share ($)	P/B (%)	P/TB (%)	P/E (x)	P/A (%)	Prem/ Cdeps (%)
08/09/2005	Pending	Hometown Community Bncp Inc	IL	Progressive Bancorp, Inc.	IL	121,064	8.41	0.78	8.96	0.45	121.67	11.4	82.000	147.77	147.77	16.35	9.59	4.36
06/29/2005	Pending	MAF Bancorp Inc.	IL	EFC Bancorp, Inc.	IL	1,011,546	8.51	0.56	6.55	0.29	160.52	177.5	34.921	194.22	194.22	25.68	17.55	17.16
04/18/2005	10/03/2005	First BancTrust Corp.	IL	Rantoul First Bank, SB	IL	30,926	7.56	-0.34	-4.76	1.98	523.81	4.2	22.100	180.51	180.51	NM	13.65	7.89
03/25/2005	08/23/2005	Founders Group Inc.	IL	Vermilion Bancorp, Inc.	IL	49,967	9.63	0.77	8.53	0.29	269.57	8.7	NA	180.72	180.72	22.54	17.41	15.45
11/08/2004	04/01/2005	Main Street Trust Inc.	IL	Citizens First Financial Corp.	IL	327,103	10.46	0.79	8.00	NA	NA	57.0	34.629	151.68	151.68	32.98	17.41	11.19
08/31/2004	12/31/2004	First FS&LA Mattoon	IL	Okaw Building & Loan, SB	IL	15,802	19.95	0.45	2.40	0.46	NA	NA	NA	NA	NA	NA	NA	NA
06/05/2004	10/31/2004	MAF Bancorp Inc.	IL	Chesterfield Financial Corp.	IL	360,899	20.72	0.58	2.89	0.10	344.71	128.5	31.500	163.21	164.23	52.50	35.60	26.50
04/08/2004	08/31/2004	Northbrook Investments	IL	North Bancshares, Inc.	IL	133,746	10.09	0.28	2.71	0.00	NM	23.9	22.750	192.96	192.96	NM	19.74	20.43
01/09/2004	05/28/2004	MB Financial Inc.	IL	First SecurityFed Financial, Inc.	IL	490,842	16.55	1.74	10.50	NA	NA	150.2	35.250	156.96	157.09	15.81	30.59	30.28
12/17/2002	07/21/2003	MAF Bancorp Inc.	IL	Fidelity Bancorp Inc.	IL	698,915	8.01	1.20	15.39	0.23	150.04	101.4	30.999	170.61	170.61	12.45	14.51	12.42
07/22/2002	01/03/2003	Midwest Banc Holdings Inc.	IL	Big Foot Financial Corporation	IL	219,628	12.96	0.47	3.72	NA	NA	33.6	21.274	112.80	112.80	27.63	15.30	4.74
06/27/2002	10/17/2002	Bement Bancshares Inc.	IL	CGB&L Financial Group, Inc.	IL	9,626	14.93	0.18	1.15	1.98	NA	2.1	20.500	128.52	128.52	NM	21.82	8.65
				Average:		289,172	12.32	0.62	5.50	0.64	261.72			161.81	161.92	25.74	19.38	14.46
				Median:		176,687	10.28	0.57	5.14	0.29	215.05			163.21	164.23	24.11	17.41	12.42

Source: SNL Financial, LC.

EXHIBIT IV-6
Mutual Federal Savings and Loan Association of Chicago
Director and Senior Management Summary Resumes

Stephen M. Oksas. Mr. Oksas has served as a director of the Bank since January 1997 and was appointed President of the Bank in March 1998 and Chairman in March 2000. In addition, he has served as President and Chief Executive Officer of Mutual MHC since November 2001. Prior to joining the bank, he was a senior examiner with the Federal Reserve Bank of Chicago and held various positions in finance and credit administration with First Interstate Bancorp and its subsidiary First Interstate Bank of California. He currently is a director of the Illinois League of Financial Institutions. Mr. Oksas is the spouse of Julie H. Oksas.

Stephanie Simonaitis. Ms. Simonaitis is currently retired. Previously, she was employed by the Bank for 69 years, including several years as a consultant following her retirement in 1996. Ms. Simonaitis acted as Secretary/Treasurer of the Bank and managed its daily operations.

Leonard F. Kosacz. Mr. Kosacz, currently retired, was with Metropolitan Bank in Chicago from 1949 to 1989, most recently as Senior Vice President. During his 40 years with Metropolitan Bank, his responsibilities included commercial lending, operations and marketing.

Robert P. Kazan, M.D. Dr. Kazan is a neurosurgeon and has served as the president of West Suburban Neurosurgical Associates, P.C., in Hinsdale, Illinois since 2000. He is the nephew of Stephanie Simonaitis.

Stanley Balzekas III. Mr. Balzekas, an attorney, has been the general manager of Balzekas Motor Sales, Inc. in Chicago, Illinois for over 20 years. He is actively involved in the Chicago Lithuanian community, including serving as a director of the Balzekas Museum of Lithuanian Culture and the Lithuanian Chamber of Commerce.

Julie H. Oksas. Ms. Oksas was appointed Executive Vice President of Mutual MHC in March 2005 and has served as director of the Bank and Mutual MHC since January 2002. Prior to joining the Bank, Ms. Oksas served as Vice President at Bank of America in its commercial real estate lending and loan workout departments. Since 2002, she has been an Illinois-licensed insurance salesperson.

John L. Garlanger. Mr. Garlanger, a certified public accountant, has served as Executive Vice President, Chief Financial Officer and Treasurer of Mutual MHC and the Bank since May 2005. Mr. Garlanger served as a securities and financial reporting consultant to Chesterfield Financial Corp., the holding company for Chesterfield Federal Savings and Loan based in Chicago, Illinois, from December 2001 until the completion of Chesterfield's acquisition in December 2004. From December 1999 until December 2001, he was the Chief Financial Officer of Recruiter Toolbox, Inc., an Internet-based recruitment advertising agency. From December 1974 until May 1999, Mr. Garlanger was with Calumet Federal Savings and Loan Association of Chicago and its publicly traded holding company, Calumet Bancorp, Inc., most recently as Senior Vice President and Chief Financial Officer.

Source: Mutual Federal Savings and Loan Association of Chicago's prospectus.

EXHIBIT IV-7
Mutual Federal Savings and Loan Association of Chicago
Pro Forma Regulatory Capital Ratios

	Historical at September 30, 2005		Pro Forma at September 30, 2005 Based Upon the Sale of: 701,250 Shares at Minimum of Offering Range		825,000 Shares at Midpoint of Offering Range		948,750 Shares at Maximum of Offering Range		1,091,062 Shares at Adjusted Maximum of Offering Range[1]	
	Amount	Percent of Assets[2][3]	Amount	Percent of Assets[3]	Amount	Percent of Assets[3]	Amount	Percent of Assets[3]	Amount	Percent of Assets[3]
					(dollars in thousands)					
GAAP capital	$18,224	27.90%	$20,369	30.19%	$20,800	30.63%	$21,233	31.07%	$21,728	31.57%
Tangible capital:										
Actual level[3][4][7]	$18,166	27.80%	$20,311	30.10%	$20,742	30.54%	$21,175	30.98%	$21,670	31.48%
Requirement	980	1.50	1,012	1.50	1,019	1.50	1,025	1.50	1,033	1.50
Excess	$17,186	26.30%	$19,299	28.60%	$19,723	29.04%	$20,150	29.48%	$20,637	29.98%
Core capital:										
Actual level[3][4][7]	$18,166	27.80%	$20,311	30.10%	$20,742	30.54%	$21,175	30.98%	$21,670	31.48%
Requirement[5]	2,614	4.00	2,699	4.00	2,717	4.00	2,734	4.00	2,754	4.00
Excess	$15,552	23.80%	$17,612	26.10%	$18,025	26.54%	$18,441	26.98%	$18,916	27.48%
Tier 1 Risk-based capital:										
Actual level[3][4][6][7]	$18,166	75.20%	$20,311	82.62%	$20,742	84.08%	$21,175	85.53%	$21,670	87.18%
Requirement	966	4.00	983	4.00	987	4.00	990	4.00	994	4.00
Excess	$17,200	71.20%	$19,328	78.62%	$19,755	80.08%	$20,185	81.53%	$20,676	83.18%
Total Risk-based capital:										
Actual level[3][4][6][7]	$18,509	76.62%	$20,654	84.01%	$21,085	85.47%	$21,518	86.91%	$22,013	88.56%
Requirement	1,932	8.00	1,967	8.00	1,974	8.00	1,981	8.00	1,989	8.00
Excess	$16,577	68.62%	$18,687	76.01%	$19,111	77.47%	$19,537	78.91%	$20,024	80.56%

(1) As adjusted to give effect to a 15% increase in the number of shares of common stock outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general economic conditions following the commencement of the offering.

(2) Based on adjusted total assets of $65,340 for the purposes of the tangible and core capital requirements, and risk-weighted assets of $24,156 for the purposes of the risk-based capital requirement.

(3) Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(4) Pro forma capital levels assume that we fund the recognition and retention plan with purchases of shares of common stock in the open market equal to 1.96% of the total number of shares issued in the offering and to Mutual MHC, and that the ESOP purchases 8% of the shares of common stock sold in the offering with funds borrowed from us.

(5) The current core capital requirement for savings institutions that receive the highest supervisory rating for safety and soundness is 3% of total adjusted assets and 4% to 5% of total adjusted assets for all other savings institutions. See "Supervision and Regulation—Federal Banking Regulation—Capital Requirements."

(6) Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

(7) Pro forma capital levels assume receipt by the Bank of 50% of the net proceeds from the sale of common stock in the offering.

Source: Mutual Federal Savings and Loan Association of Chicago's prospectus.

EXHIBIT IV-8
PRO FORMA ANALYSIS SHEET
Mutual FS&LA, Chicago, IL
Prices as of November 4, 2005

Valuation Pricing Multiples		Symbol	Subject at Midpoint (1)	Peer Group Mean	Peer Group Median	Illinois Companies Mean	Illinois Companies Median	All Public Thrifts Mean	All Public Thrifts Median
Price-earnings multiple	=	P/E	17.59 x	27.98x	27.35x	21.55x	16.85x	19.57x	17.03x
Price-core earnings multiple	=	P/CE	40.56 x	29.38x	30.00x	22.83x	18.31x	20.53x	19.18x
Price-book ratio	=	P/B	66.29%	88.41%	86.63%	116.36%	110.09%	147.61%	138.69%
Price-tangible book ratio	=	P/TB	66.29%	91.91%	88.21%	133.06%	115.28%	165.52%	155.47%
Price-assets ratio	=	P/A	31.04%	20.86%	20.66%	13.26%	13.11%	16.59%	14.00%

Valuation Parameters

					As a % of Offering + Foundation
Pre-Conversion Earnings (Y)	$1,382,000	(Yr End 9/05)	ESOP Stock as % of Offering (I	8.00%	8.00%
Pre-Conversion Core Earnings	$496,890	(Yr End 9/05)	Cost of ESOP Borrowings (S)	0.00%	
Pre-Conversion Book Value (B)	$18,224,000	(9/05)	ESOP Amortization (T)	20.00 years	
Pre-Conv. Tang. Book Value (B)	$18,224,000	(9/05)	RRP Stock as % of Offering (M	4.00%	4.00%
Pre-Conversion Assets (A)	$65,324,000		Stock Programs Vesting (N)	5.00 years	
Reinvestment Rate: (9/05 1 Yr. T-Bill)	4.010%		Fixed Expenses	$604,285	
Tax rate (TAX)	39.00%		Variable Expenses (Midpoint)	$334,800	1.35%
A-T Reinvestment Rate(R)	2.45%		Percent Sold (PCT)	100.00%	
Est. Conversion Expenses (2)(X)	3.41%		MHC Assets	$0	
Insider Purchases	$500,000		Options as % of Offering (O1)	10.00%	10.00%
Price/Share	$10.00		Estimated Option Value (O2)	37.60%	
Foundation Cash Contrib. (FC)	$0		Option Vesting Period (O3)	5.00 years	
Foundation Stock Contrib. (FS)	0.00%		% of Options taxable (O4)	25.00%	
Foundation Tax Benefit (Z)	$0				

Calculation of Pro Forma Value After Conversion

1. V= P/E * (Y) / 1 - P/E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3) V= $27,500,000

1. V= P/E * (Y) / - P/Core E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O: V= $27,500,000

2. V= P/B * (B+Z) / 1 - P/B * PCT * (1-X-E-M-FC-FS) V= $27,500,000

2. V= P/TB * (TB+Z) / - P/TB * PCT * (1-X-E-M-FC-F: V= $27,500,000

3. V= P/A * (A+Z) / 1 - P/A * PCT * (1-X-E-M-FC-F: V= $27,500,000

Valuation Conclusion	Shares Issued to MHC	Shares Sold to Public	Foundation Shares	Total Shares Issued	Price Per Share	Market Value of Stock Sold in Offering	Market Value of Stock Issued in Offering
Supermaximum	0	3,636,875	0	3,636,875	$10.00	$36,368,750	$36,368,750
Maximum	0	3,162,500	0	3,162,500	10.00	31,625,000	$31,625,000
Midpoint	0	2,750,000	0	2,750,000	10.00	27,500,000	$27,500,000
Minimum	0	2,337,500	0	2,337,500	10.00	23,375,000	$23,375,000

Valuation Conclusion	Shares Issued to MHC	Shares Sold to Public	Foundation Shares	Total Shares Issued
Supermaximum	0.000%	100.000%	0.000%	100.000%
Maximum	0.000%	100.000%	0.000%	100.000%
Midpoint	0.000%	100.000%	0.000%	100.000%
Minimum	0.000%	100.000%	0.000%	100.000%

(1) Pricing ratios shown reflect the midpoint value.
(2) Estimated offering expenses at midpoint of the offering.

Exhibit IV-9
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Mutual FS&LA, Chicago, IL
At the Minimum of the Range

1.	**Market Value of Shares Sold In Offering:**	**$23,375,000**
	Market Value of Shares Issued to Foundation:	**0**
	Total Market Value of Company:	**$23,375,000**
2.	Offering Proceeds of Shares Sold In Offering	$23,375,000
	Less: Estimated Offering Expenses	887,853
	Net Conversion Proceeds	$22,487,148
3.	Estimated Additional Equity and Income from Offering Proceeds	
	Net Conversion Proceeds	$22,487,148
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash ESOP/MRP Stock Purchases (1)	(2,805,000)
	Net Conversion Proceeds Reinvested	$19,682,148
	Estimated net incremental rate of return	2.45%
	Earnings Increase	$481,445
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(57,035)
	Less: Stock Programs Vesting (3)	(114,070)
	Less: Option Plan Vesting (4)	(158,641)
	Net Earnings Increase	$151,699

4.	Pro Forma Earnings	Before Conversion	Net Earnings Increase	After Conversion
	12 Months ended September 30, 2005 (reported)	$1,382,000	$151,699	$1,533,699
	12 Months ended September 30, 2005 (core)	$496,890	$151,699	$648,589

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	September 30, 2005	$18,224,000	$19,682,148	$0	$37,906,148
	September 30, 2005 (Tangible)	$18,224,000	$19,682,148	$0	$37,906,148

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	September 30, 2005	$65,324,000	$19,682,148	$0	$85,006,148

(1) Includes ESOP purchases equal to 8.00% of the offering, and stock program purchases equal to 4.00% of the offering.
(2) ESOP stock amortized over 20 years, and amortization expense is tax effected at 39%.
(3) Stock programs amortized over 5 years, and amortization expense is tax effected at 39%.
(4) Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

Exhibit IV-9
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Mutual FS&LA, Chicago, IL
At the Midpoint of the Range

1.	**Market Value of Shares Sold In Offering:**	**$27,500,000**
	Market Value of Shares Issued to Foundation:	**0**
	Total Market Value of Company:	**$27,500,000**
2.	Offering Proceeds of Shares Sold In Offering	$27,500,000
	Less: Estimated Offering Expenses	939,085
	Net Conversion Proceeds	$26,560,915
3.	Estimated Additional Equity and Income from Offering Proceeds	
	Net Conversion Proceeds	$26,560,915
	Less: Cash Contribution to MHC	0
	Less: Non-Cash ESOP/MRP Stock Purchases (1)	(3,300,000)
	Net Conversion Proceeds Reinvested	$23,260,915
	Estimated net incremental rate of return	2.45%
	Earnings Increase	$568,985
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(67,100)
	Less: Stock Programs Vesting (3)	(134,200)
	Less: Option Plan Vesting (4)	(186,637)
	Net Earnings Increase	$181,048

4.	Pro Forma Earnings	Before Conversion	Net Earnings Increase	After Conversion
	12 Months ended September 30, 2005 (reported)	$1,382,000	$181,048	$1,563,048
	12 Months ended September 30, 2005 (core)	$496,890	$181,048	$677,938

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	September 30, 2005	$18,224,000	$23,260,915	$0	$41,484,915
	September 30, 2005 (Tangible)	$18,224,000	$23,260,915	$0	$41,484,915

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	September 30, 2005	$65,324,000	$23,260,915	$0	$88,584,915

(1) Includes ESOP purchases equal to 8.00% of the offering, and stock program purchases equal to 4.00% of the offering.
(2) ESOP stock amortized over 20 years, and amortization expense is tax effected at 39%.
(3) Stock programs amortized over 5 years, and amortization expense is tax effected at 39%.
(4) Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

Exhibit IV-9
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Mutual FS&LA, Chicago, IL
At the Maximum of the Range

1.	**Market Value of Shares Sold In Offering:**	**$31,625,000**
	Market Value of Shares Issued to Foundation:	**0**
	Total Market Value of Company:	**$31,625,000**
2.	Offering Proceeds of Shares Sold In Offering	$31,625,000
	Less: Estimated Offering Expenses	990,318
	Net Conversion Proceeds	$30,634,683
3.	Estimated Additional Equity and Income from Offering Proceeds	
	Net Conversion Proceeds	$30,634,683
	Less: Cash Contribution to MHC	0
	Less: Non-Cash ESOP/MRP Stock Purchases (1)	(3,795,000)
	Net Conversion Proceeds Reinvested	$26,839,683
	Estimated net incremental rate of return	2.45%
	Earnings Increase	$656,525
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(77,165)
	Less: Stock Programs Vesting (3)	(154,330)
	Less: Option Plan Vesting (4)	(214,633)
	Net Earnings Increase	$210,398

4.	Pro Forma Earnings	Before Conversion	Net Earnings Increase	After Conversion
	12 Months ended September 30, 2005 (reported)	$1,382,000	$210,398	$1,592,398
	12 Months ended September 30, 2005 (core)	$496,890	$210,398	$707,288

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	September 30, 2005	$18,224,000	$26,839,683	$0	$45,063,683
	September 30, 2005 (Tangible)	$18,224,000	$26,839,683	$0	$45,063,683

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	September 30, 2005	$65,324,000	$26,839,683	$0	$92,163,683

(1) Includes ESOP purchases equal to 8.00% of the offering, and stock program purchases equal to 4.00% of the offering.
(2) ESOP stock amortized over 20 years, and amortization expense is tax effected at 39%.
(3) Stock programs amortized over 5 years, and amortization expense is tax effected at 39%.
(4) Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

Exhibit IV-9
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Mutual FS&LA, Chicago, IL
At the Supermaximum Value

1.	**Market Value of Shares Sold In Offering:**	**$36,368,750**
	Market Value of Shares Issued to Foundation:	**0**
	Total Market Value of Company:	**$36,368,750**
2.	Offering Proceeds of Shares Sold In Offering	$36,368,750
	Less: Estimated Offering Expenses	1,049,235
	Net Conversion Proceeds	$35,319,515
3.	Estimated Additional Equity and Income from Offering Proceeds	
	Net Conversion Proceeds	$35,319,515
	Less: Cash Contribution to MHC	0
	Less: Non-Cash ESOP/MRP Stock Purchases (1)	(4,364,250)
	Net Conversion Proceeds Reinvested	$30,955,265
	Estimated net incremental rate of return	2.45%
	Earnings Increase	$757,197
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(88,740)
	Less: Stock Programs Vesting (3)	(177,480)
	Less: Option Plan Vesting (4)	(246,827)
	Net Earnings Increase	$244,150

4.	Pro Forma Earnings	Before Conversion	Net Earnings Increase	After Conversion
	12 Months ended September 30, 2005 (reported)	$1,382,000	$244,150	$1,626,150
	12 Months ended September 30, 2005 (core)	$496,890	$244,150	$741,040

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	September 30, 2005	$18,224,000	$30,955,265	$0	$49,179,265
	September 30, 2005 (Tangible)	$18,224,000	$30,955,265	$0	$49,179,265

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	September 30, 2005	$65,324,000	$30,955,265	$0	$96,279,265

(1) Includes ESOP purchases equal to 8.00% of the offering, and stock program purchases equal to 4.00% of the offering.
(2) ESOP stock amortized over 20 years, and amortization expense is tax effected at 39%.
(3) Stock programs amortized over 5 years, and amortization expense is tax effected at 39%.
(4) Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

EXHIBIT IV-10
Mutual Federal Savings and Loan Association of Chicago
Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Core Earnings Analysis
Comparable Institution Analysis
For the Twelve Months Ended September 30, 2005

		Net Income to Common ($000)	Less: Net Gains(Loss) ($000)	Tax Effect @ 34% $000)	Less: Extd Items ($000)	Estimated Core Income to Common ($000)	Shares ($000)	Estimated Core EPS ($)
Comparable Group								
ALLB	Alliance Bank MHC of PA (20.0)(1)	1,203	166	-56	0	1,313	3,441	0.38
CHEV	Cheviot Fin Cp MHC of OH(45.0)(1)	2,493	-28	10	0	2,475	9,919	0.25
FFFS	First Fed Serv MHC of IL(45.0)(1)	2,026	0	0	0	2,026	3,920	0.52
GOV	Gouverneur Bcp MHC of NY(42.6)(1)	927	-79	27	0	875	2,284	0.38
GCBC	Green Co Bcrp MHC of NY (44.0)	2,799	0	0	0	2,799	4,132	0.68
JXSB	Jcksnville Bcp MHC of IL(47.2)	845	-101	34	0	778	1,968	0.40
NVSL	Naug Vlly Fin MHC of CT (45.0)	1,888	-47	16	0	1,857	7,604	0.24
ONFC	Oneida Fincl MHC of NY (43.9)	3,414	726	-247	0	3,893	7,693	0.51
PSBH	PSB Hldgs Inc MHC of CT (46.3)	1,456	994	-338	0	2,112	6,943	0.30
PBHC	Pathfinder BC MHC of NY (35.5)(1)	943	-374	127	0	696	2,463	0.28

(1) Financial information is for the quarter ending June 30, 2005.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2005 by RP Financial, LC.

EXHIBIT IV-11
PRO FORMA ANALYSIS SHEET
Mutual FS&LA, Chicago, IL
Prices as of November 4, 2005

				Peer Group		Illinois Companies		All Public Thrifts	
Final Valuation Pricing Multiple		Symbol	Subject at Midpoint	Mean	Median	Mean	Median	Mean	Median
Price-earnings multiple	=	P/E	20.22 x	**29.38x**	**27.87x**	21.55x	16.85x	19.57x	17.03x
Price-core earnings multiple	=	P/CE	57.91 x	**29.36x**	**29.01x**	22.83x	18.31x	20.53x	19.18x
Price-book ratio	=	P/B	111.90%	**165.93%**	**148.40%**	116.36%	110.09%	147.61%	138.69%
Price-tangible book ratio	=	P/TB	111.90%	**178.15%**	**158.76%**	133.06%	115.28%	165.52%	155.47%
Price-assets ratio	=	P/A	38.37%	**23.51%**	**22.91%**	13.26%	13.11%	16.59%	14.00%

Valuation Parameters (2)

					As a % of Offering + Foundation
Pre-Conversion Earnings (Y)	$1,382,000	(Yr End 9/05)	ESOP Stock Purchases (E)	8.000%	8.00%
Pre-Conversion Core Earnings	$496,890	(Yr End 9/05)	Cost of ESOP Borrowings (S)	0.00%	
Pre-Conversion Book Value (B	$18,224,000		ESOP Amortization (T)	20.00 years	
Pre-Conv. Tang. Book Value (I	$18,224,000		Stock Programs Amount (M)	6.533%	6.53%
Pre-Conversion Assets (A)	$65,324,000		Stock Programs Vesting (N)	5.00 years	
Reinvestment Rate:	4.01%		Fixed Expenses	**$604,285**	
Tax rate (TAX)	39.00%		Variable Expenses	**1.35%**	
A-T Reinvestment Rate(R)	2.45%		Percent Sold (PCT)	**30.0000%**	
Est. Conversion Expenses (1)(	8.48%		MHC Assets	$0	
Insider Purchases	**$500,000**		Options as % of Offering (O1)	16.33%	16.33%
Price/Share	$10.00		Estimated Option Value (O2)	37.60%	
Foundation Cash Contrib. (FC	$0		Option Vesting Period (O3)	5.00 years	
Foundation Stock Contrib. (FS	0.00%		% of Options taxable (O4)	25.00%	
Foundation Tax Benefit (Z)	$0				

Calculation of Pro Forma Value After Conversion

1. $$V = \frac{P/E * (Y)}{1 - P/E * PCT * ((1-X-E-M-C-D)*R - (1-TAX)*E/T - (1-TAX)*M/N)}$$ V= $27,500,000

1. $$V = \frac{P/E * (Y)}{P/Core\ E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/}$$ V= $27,500,000

2. $$V = \frac{P/B * B}{1 - P/B * PCT * (1-X-E-M-FC-FS)}$$ V= $27,500,000

2. $$V = \frac{P/TB * TB}{1 - P/B * PCT * (1-X-E-M-FC-FS)}$$ V= $27,500,000

3. $$V = \frac{P/A * (A+Z)}{1 - P/A * PCT * (1-X-E-M-FC-FS)}$$ V= $27,500,000

Valuation Conclusion	Shares Issued to MHC	Shares Sold to Public	Foundation Shares	Total Shares Issued	Price Per Share	Mark. Val of Stock Sold in Offering+Issued to Foundation	Full Value of Total Shares
Supermaximum	2,545,813	1,091,063	0	3,636,875	$10.00	$10,910,625	$36,368,757
Maximum	2,213,750	948,750	0	3,162,500	10.00	9,487,500	$31,624,997
Midpoint	1,925,000	825,000	0	**2,750,000**	10.00	8,250,000	$27,500,000
Minimum	1,636,250	701,250	0	2,337,500	10.00	7,012,500	$23,375,003

Valuation Conclusion	Shares Issued to MHC	Shares Sold to Public	Foundation Shares	Total Shares Issued
Supermaximum	70.000%	30.000%	0.000%	100.000%
Maximum	70.000%	30.000%	0.000%	100.000%
Midpoint	70.000%	30.000%	0.000%	100.000%
Minimum	70.000%	30.000%	0.000%	100.000%

(1) Estimated offering expenses at midpoint of the offering.

Exhibit IV-12
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Mutual FS&LA, Chicago, IL
At the Minimum of the Range

1.	**Market Value of Shares Sold In Offering:**	**$7,012,500**
	Market Value of Shares Issued to Foundation:	**0**
	Market Value of Shares Issued to MHC:	**16,362,500**
	Total Market Value of Company:	**$23,375,000**
2.	Offering Proceeds of Shares Sold In Offering	$7,012,500
	Less: Estimated Offering Expenses	684,623
	Net Conversion Proceeds	$6,327,877
3.	Estimated Additional Equity and Income from Offering Proceeds	
	Net Conversion Proceeds	$6,327,877
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash ESOP/MRP Purchases (1)	(1,019,150)
	Net Proceeds Reinvested	$5,308,727
	Estimated net incremental rate of return	2.45%
	Earnings Increase	$129,857
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(17,111)
	Less: Stock Programs Vesting (3)	(55,894)
	Less: Option Plan Vesting (4)	(77,734)
	Net Earnings Increase	($20,882)

		Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings			
	12 Months ended September 30, 2005 (reported)	$1,382,000	($20,882)	$1,361,118
	12 Months ended September 30, 2005 (core)	$496,890	($20,882)	$476,008

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Net Worth				
	September 30, 2005	$18,224,000	$5,308,727	$0	$23,532,727
	September 30, 2005 (Tangible)	$18,224,000	$5,308,727	$0	$23,532,727

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
6.	Pro Forma Assets				
	September 30, 2005	$65,324,000	$5,308,727	$0	$70,632,727

(1) Includes ESOP purchases equal to 8.00% of the offering, and stock program purchases equal to 4.36% of the offering.
(2) ESOP stock amortized over 20 years, and amortization expense is tax effected at 39%.
(3) Stock programs amortized over 5 years, and amortization expense is tax effected at 39%.
(4) Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

Exhibit IV-12
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Mutual FS&LA, Chicago, IL
At the Midpoint of the Range

1.	**Market Value of Shares Sold In Offering:**	**$8,250,000**
	Market Value of Shares Issued to Foundation:	**0**
	Market Value of Shares Issued to MHC:	**19,250,000**
	Total Market Value of Company:	**$27,500,000**
2.	Offering Proceeds of Shares Sold In Offering	$8,250,000
	Less: Estimated Offering Expenses	700,000
	Net Conversion Proceeds	$7,550,000
3.	Estimated Additional Equity and Income from Offering Proceeds	
	Net Conversion Proceeds	$7,550,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash ESOP/MRP Purchases (1)	(1,199,000)
	Net Proceeds Reinvested	$6,351,000
	Estimated net incremental rate of return	2.45%
	Earnings Increase	$155,352
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(20,130)
	Less: Stock Programs Vesting (3)	(65,758)
	Less: Option Plan Vesting (4)	(91,452)
	Net Earnings Increase	($21,988)

4. Pro Forma Earnings	Before Conversion	Net Earnings Increase	After Conversion
12 Months ended September 30, 2005 (reported)	$1,382,000	($21,988)	$1,360,012
12 Months ended September 30, 2005 (core)	$496,890	($21,988)	$474,902

5. Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
September 30, 2005	$18,224,000	$6,351,000	$0	$24,575,000
September 30, 2005 (Tangible)	$18,224,000	$6,351,000	$0	$24,575,000

6. Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
September 30, 2005	$65,324,000	$6,351,000	$0	$71,675,000

(1) Includes ESOP purchases equal to 8.00% of the offering, and stock program purchases equal to 4.36% of the offering.
(2) ESOP stock amortized over 20 years, and amortization expense is tax effected at 39%.
(3) Stock programs amortized over 5 years, and amortization expense is tax effected at 39%.
(4) Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

Exhibit IV-12
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Mutual FS&LA, Chicago, IL
At the Maximum of the Range

1.	**Market Value of Shares Sold In Offering:**	**$9,487,500**
	Market Value of Shares Issued to Foundation:	**0**
	Market Value of Shares Issued to MHC:	**22,137,500**
	Total Market Value of Company:	**$31,625,000**
2.	Offering Proceeds of Shares Sold In Offering	$9,487,500
	Less: Estimated Offering Expenses	715,377
	Net Conversion Proceeds	$8,772,123
3.	Estimated Additional Equity and Income from Offering Proceeds	
	Net Conversion Proceeds	$8,772,123
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash ESOP/MRP Purchases (1)	(1,378,850)
	Net Proceeds Reinvested	$7,393,273
	Estimated net incremental rate of return	2.45%
	Earnings Increase	$180,847
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(23,150)
	Less: Stock Programs Vesting (3)	(75,622)
	Less: Option Plan Vesting (4)	(105,170)
	Net Earnings Increase	($23,094)

4.	Pro Forma Earnings	Before Conversion	Net Earnings Increase	After Conversion
	12 Months ended September 30, 2005 (reported)	$1,382,000	($23,094)	$1,358,906
	12 Months ended September 30, 2005 (core)	$496,890	($23,094)	$473,796

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	September 30, 2005	$18,224,000	$7,393,273	$0	$25,617,273
	September 30, 2005 (Tangible)	$18,224,000	$7,393,273	$0	$25,617,273

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	September 30, 2005	$65,324,000	$7,393,273	$0	$72,717,273

(1) Includes ESOP purchases equal to 8.00% of the offering, and stock program purchases equal to 4.36% of the offering.
(2) ESOP stock amortized over 20 years, and amortization expense is tax effected at 39%.
(3) Stock programs amortized over 5 years, and amortization expense is tax effected at 39%.
(4) Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

Exhibit IV-12
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Mutual FS&LA, Chicago, IL
At the Supermaximum Value

1.	Market Value of Shares Sold In Offering:	**$10,910,630**
	Market Value of Shares Issued to Foundation:	**0**
	Market Value of Shares Issued to MHC:	**25,458,130**
	Total Market Value of Company:	**$36,368,760**
2.	Offering Proceeds of Shares Sold In Offering	$10,910,630
	Less: Estimated Offering Expenses	733,061
	Net Conversion Proceeds	$10,177,569
3.	Estimated Additional Equity and Income from Offering Proceeds	
	Net Conversion Proceeds	$10,177,569
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash ESOP/MRP Purchases (1)	(1,585,678)
	Net Proceeds Reinvested	$8,591,891
	Estimated net incremental rate of return	2.45%
	Earnings Increase	$210,166
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(26,622)
	Less: Stock Programs Vesting (3)	(86,965)
	Less: Option Plan Vesting (4)	(120,945)
	Net Earnings Increase	($24,366)

		Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings			
	12 Months ended September 30, 2005 (reported)	$1,382,000	($24,366)	$1,357,634
	12 Months ended September 30, 2005 (core)	$496,890	($24,366)	$472,524

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Net Worth				
	September 30, 2005	$18,224,000	$8,591,891	$0	$26,815,891
	September 30, 2005 (Tangible)	$18,224,000	$8,591,891	$0	$26,815,891

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
6.	Pro Forma Assets				
	September 30, 2005	$65,324,000	$8,591,891	$0	$73,915,891

(1) Includes ESOP purchases equal to 8.00% of the offering, and stock program purchases equal to 4.36% of the offering.
(2) ESOP stock amortized over 20 years, and amortization expense is tax effected at 39%.
(3) Stock programs amortized over 5 years, and amortization expense is tax effected at 39%.
(4) Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

EXHIBIT V-1
RP Financial, LC.
Firm Qualifications Statement

RP FINANCIAL, LC.

Financial Services Industry Consultants

FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

RP Financial's Key Personnel

Gregory E. Dunn, Senior Vice President
James P. Hennessey, Senior Vice President
James J. Oren, Senior Vice President
William E. Pommerening, Managing Director
Ronald S. Riggins, Managing Director

Washington Headquarters

Rosslyn Center
1700 North Moore Street, Suite 2210
Arlington, VA 22209
www.rpfinancial.com

Telephone: (703) 528-1700
Fax No.: (703) 528-1788
Toll-Free No.: (866) 723-0594
E-Mail: mail@rpfinancial.com